SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

|X|   Definitive Proxy Statement

|_|   Definitive Additional Materials

|_|   Solicitation Material Pursuant to Rule 14a-11(c) or rule 14a-12

                     Millennium Biotechnologies Group, Inc.
                (Name of Registrant as Specified in its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|_|   No fee required.


|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies:


      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


      4) Proposed maximum aggregate value of transaction:


      5) Total fee paid:



|X| Fee paid previously with preliminary materials.


|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

      (2) Form, Schedule or Registration Statement No.:

      (3) Filing Party:

      (4) Date Filed:

                      MILLENNIUM BIOTECHNOLOGIES GROUP, INC

                        665 Martinsville Road, Suite 219
                             Basking Ridge, NJ 07920


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON February 13, 2007

To the Stockholders of Millennium Biotechnologies Group, Inc.:

            You are cordially invited to attend the Annual Meeting of Stockholders of Millennium Biotechnologies Group, Inc. (the "Company"), a Delaware corporation, to be held at The Somerset Hills Hotel, located at 20 Liberty Corner Road, Warren, NJ 07059 on the 13th day of February, 2007, at 8:00 a.m. local time, for the following purposes:

      1. To authorize the sale by Millennium Biotechnology, Inc. (the "Subsidiary"), the Company's wholly-owned subsidiary, of its nutraceuticals business, which sale will constitute substantially all of the Company's and the Subsidiary's assets under Delaware law, pursuant to an Asset Purchase Agreement among the Company, the Subsidiary, RAC Nutrition Corporation and RAC Nutrition Holdings LLC;

      2. To amend the Certificate of Incorporation of the Company to increase the number of authorized shares of the Company's common stock from 200,000,000 to 400,000,000;


      3. To ratify and approve Bagell, Josephs Levine & Company, L.L.C., as our independent registered public accountants, to audit our financial statements for the fiscal year ending December 31, 2006; and

      4. To transact such other matters as may properly come before the meeting or any adjournment thereof.


            Only stockholders of record at the close of business on January 10, 2007 are entitled to notice of and to vote at the meeting.

            A proxy statement and proxy are enclosed. If you are unable to attend the meeting in person you are urged to sign, date and return the enclosed proxy promptly in the self addressed stamped envelope provided. If you attend the meeting in person, you may withdraw your proxy and vote your shares.

                                             By Order of the Board of Directors,


                                             Frank Guarino, Secretary

Basking Ridge, New Jersey
January 17, 2007

                                   ----------
                             YOUR VOTE IS IMPORTANT
                    We urge you to promptly vote your shares
                  by completing, signing, dating and returning
                    your proxy card in the enclosed envelope.
                                   ----------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

INTRODUCTION............................................................       2
SUMMARY OF ASSET SALE...................................................       2
The Parties to the Asset Sale...........................................       2
Assets to be Sold to RAC Corp. by Subsidiary............................       2
Liabilities to be Assumed by RAC Corp. .................................       2
Sale Price; No Cash Proceeds............................................       2
RAC Nutrition Corporation...............................................       2
RAC Nutrition Holdings LLC..............................................       2
Common Stock Purchase Warrants of RAC Corp. ............................       3
RAC Corp. Funding.......................................................       3
Series A Convertible Preferred Stock of RAC Corp. ......................       3
Ancillary Agreements....................................................       3
Private Placement of Securities of the Company..........................       4
New Series E Convertible Preferred Stock of the Company ................       4
New Series F Convertible Preferred Stock of the Company ................       5
Board of Directors of the Company Following the Asset Sale and
  Private Placement.....................................................       5
Recommendation of the Company's Board and Reasons for Asset Sale........       5
Conduct of Business Following the Asset Sale and Private Placement......       5
Conditions to Completion of Asset Sale; Votes Required to Authorize
  Asset Sale............................................................       6
Expenses and Termination Fees...........................................       6
No Appraisal Rights.....................................................       6
QUESTIONS AND ANSWERS ABOUT THE ASSET SALE AND THE ANNUAL MEETING.......       6
Why did I receive this proxy statement?.................................       6
What am I being asked to vote on at the annual meeting?.................       6
Why are the Company's stockholders being asked to authorize the sale
  of substantially all the assets of its Subsidiary's assets?...........       7
What are the estimated proceeds of the Asset Sale?......................       7
What business will the Company conduct after the Asset Sale?............       7
What will happen if the Asset Sale is not authorized by the Company's
  stockholders? ........................................................       8
When is the Asset Sale expected to be completed?........................       8
Am I entitled to appraisal rights in connection with the Asset Sale?....       8
What will happen to my shares of the Company if the Asset Sale is
  authorized?...........................................................       8
Why is the Company seeking to increase the number of shares of common
  stock that it is authorized to issue?.................................       8

How will the increase in authorized shares of common stock affect my
  ownership of Company's common stock?..................................       9
How does the Company's board of directors recommend that I vote on
  the proposal to be presented at the annual meeting?...................       9
How do I vote? .........................................................       9
Can I change my vote? ..................................................       9
How many votes do I have?...............................................       9
What vote is required to approve the proposals? ........................       9
What happens if I abstain or withhold authority to vote? ...............      10
How will voting on any other business be conducted? ....................      10
How may the annual meeting be adjourned?................................      10
Who will bear the cost of this solicitation? ...........................      11
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS...............      11
PROPOSAL TO STOCKHOLDERS................................................      11
Proposal 1 - The Asset Sale.............................................      11
Background of the Asset Sale............................................      11
Recommendation of the Company's Board of Directors; Reasons for the
  Asset Sale; Vote Required.............................................      12
Fairness Opinion of Berwin Capital......................................      13
Certain Interested Persons..............................................      15
Sale Price; No Cash Proceeds............................................      18
Conduct of Business Following the Asset Sale............................      18
Financial Statements....................................................      18
Selected Financial Data.................................................      19
Selected Pro-Forma Financial Data.......................................      20
Accounting Treatment....................................................      23
Certain Income Tax Consequences.........................................      23
THE ASSET SALE..........................................................      23
The Parties to the Asset Sale...........................................      23
The Effective Time......................................................      23
Assets to be Sold by the Subsidiary.....................................      23
Assets to be Retained by Subsidiary.....................................      23
Liabilities to be Assumed by RAC Corp. .................................      24
Liabilities to be Retained by Subsidiary................................      24
Sale Price; No Cash Proceeds............................................      24
RAC Nutrition Corporation...............................................      24
Common Stock Purchase Warrants of RAC Corp. ............................      24

Series A Convertible Preferred Stock of RAC Corp. ......................      24
RAC Nutrition Holdings LLC..............................................      25
Representations and Warranties..........................................      25
Covenants...............................................................      26
Closing Conditions......................................................      26
Termination; Expenses; Termination Fees.................................      27
Indemnification.........................................................      27
Agreements Related to the Asset Sale....................................      27
Business and Plan of Operation of RAC Nutrition Corporation.............      27
PRIVATE PLACEMENT.......................................................      28
Securities Purchase Agreement...........................................      28
Series E Preferred Stock................................................      29
Series F Preferred Stock................................................      29
Warrants................................................................      30
Additional Investment Rights............................................      30
Registration Rights Agreement...........................................      30
Proposal 2 - Amendment to Certificate of Incorporation to Increase
  the Number of Authorized Shares of Common Stock.......................      30
Reasons for the Change to the Company's Common Stock....................      30
General Effect of the Changes to the Company's Common Stock.............      31
Proposal 3 - Ratification of Selection of Independent Registered
  Public Accountants....................................................      32
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..........................      33
PRINCIPAL STOCKHOLDERS..................................................      34
AVAILABLE INFORMATION...................................................      35
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.........................      35
STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING...........................      35
OTHER BUSINESS..........................................................      35


ANNEX I   - Asset Purchase Agreement, among the Company, the Subsidiary, RAC
            Nutrition Corporation and RAC Nutrition Holdings LLC, dated October 25, 2006.

ANNEX II  - Fairness opinion of Berwyn Capital dated November 1, 2006.

EXHIBIT A - Amendment to the Company's Certificate of Incorporation.

EXHIBIT B - The Company's Quarterly Report on Form 10-QSB for the quarter Ended September 30, 2006

EXHIBIT C - The Company's Annual Report on Form 10-KSB for the year ended December 31, 2005

                                 PROXY STATEMENT

                     MILLENNIUM BIOTECHNOLOGIES GROUP, INC.

                        665 Martinsville Road, Suite 219
                             Basking Ridge, NJ 07920

                                  INTRODUCTION

      This proxy statement is furnished in connection with the solicitation of proxies for use at an annual meeting of stockholders of Millennium Biotechnologies Group, Inc. (the "Company") to be held at The Somerset Hills Hotel, located at 20 Liberty Corner Road, Warren, NJ 07059 on the 13th day of February, 2007, at 8:00 a.m. local time, and at any adjournments. The accompanying proxy is solicited by the Board of Directors of the Company and is revocable by the stockholder by notifying the Company's Secretary, Frank Guarino, at any time before it is voted, or by voting in person at the annual meeting. This proxy statement and accompanying proxy are being distributed to stockholders beginning on or about January 17, 2007. The principal executive offices of the Company are located at 665 Martinsville Road, Suite 219, Basking Ridge, NJ 07920, telephone (908) 604-2500.

      Stockholders are to consider and vote upon the following matters, which are more fully described in this proxy statement:

            1. Authorization of the sale by Millennium Biotechnology, Inc. (the "Subsidiary"), the Company's wholly-owned subsidiary, of its nutraceuticals business (the "Asset Sale"), which sale will constitute substantially all of the Company's and the Subsidiary's assets under Delaware law, pursuant to an Asset Purchase Agreement to be entered into among the Company, the Subsidiary, RAC Nutrition Corporation and RAC Nutrition Holdings LLC;

            2. Authorization to amend the Company's certificate of incorporation to increase the number of authorized shares of common stock from 200,000,000 to 400,000,000;


            3. Ratification and approval of Bagell, Josephs Levine & Company, L.L.C., as our independent registered public accountants, to audit our financial statements for the fiscal year ending December 31, 2006; and

            4. Transaction of such other matters as may properly come before the meeting or any adjournment thereof.


      Only stockholders of record at the close of business on January 10, 2007, the record date, are entitled to receive notice of, and vote at the annual meeting. As of the record date, the number and class of stock outstanding and entitled to vote at the meeting was 69,498,680 shares of common stock, par value $.001 per share. Each share of common stock is entitled to one vote on all matters. No other class of securities will be entitled to vote at the meeting. There are no cumulative voting rights. The required quorum for the transaction of business at the annual meeting is a majority of the shares of common stock entitled to vote at the annual meeting, in person or by proxy. Abstentions and broker "non-votes" are counted for purposes of determining a quorum. An abstention is a properly signed proxy card that is marked "abstain." A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

      Stockholders are encouraged to vote their shares, either by voting in person at the meeting or by granting a proxy. If a stockholder executes the attached proxy card, the individuals designated on that card will vote the stockholder's shares according to the stockholder's instructions. If any matter other than proposals 1 through 3 above is properly presented at the meeting, the designated individuals will have the authority to vote all proxies on such matters in their discretion in the manner they perceive to be in the best interests of the Company.

      If a stockholder executes the enclosed proxy card but does not give instructions, the proxy will be voted as follows: (1) FOR the authorization of the Asset Sale; (2) FOR the authorization to amend the certificate of incorporation to increase the number of authorized shares of common stock; (3) FOR the ratification of the appointment of Bagell, Josephs Levine & Company, L.L.C. as the Company's independent registered public accountants; and (4) in accordance with the best judgment of the persons appointed as proxies with respect to any other matters which properly come before the Annual Meeting.


      Information on how a stockholder may vote at the Annual Meeting (such as granting a proxy that directs how such stockholder's shares should be voted or attending the meeting in person), as well as how a stockholder can revoke a proxy, is contained in this proxy statement below under the heading QUESTIONS AND ANSWERS ABOUT THE ASSET SALE AND THE ANNUAL MEETING. The cost of this proxy statement and of solicitation of proxies will be borne by the Company.

                         SUMMARY TERMS OF THE ASSET SALE

      This summary highlights selected information contained in this proxy statement and the asset purchase agreement, dated as of October 25, 2006, among us, our wholly owned subsidiary, Millennium Biotechnologies, Inc., RAC Nutrition Corporation ("RAC Corp.") and RAC Nutrition Holdings LLC ("RAC LLC") (the "Asset Purchase Agreement") concerning the sale of our Subsidiary's nutraceuticals business, its principal asset. To understand the Asset Sale fully and for a more complete description of the terms of the Asset Sale, please carefully read this proxy statement, the Asset Purchase Agreement, which is attached hereto as Annex I, and the other documents described herein.

The Parties to the Asset Sale (page 23)

      o Us, our wholly owned subsidiary, Millennium Biotechnologies, Inc., RAC Nutrition Corporation and RAC Nutrition Holdings LLC.

Assets to be Sold to RAC Corp. by the Subsidiary (page 23)

      o Substantially all of its assets related to its nutraceuticals business.

Liabilities to be Assumed by RAC Corp. (page 24)

      o Certain liabilities related to the operation of the business to be acquired not to exceed $500,000.

Sale Price For Assets; No Cash Proceeds (page 24)

      o RAC Corp. will issue up to 10,000,000 shares of its common stock in exchange for our assets. The number of shares of common stock to be issued by RAC Corp. shall be reduced by one share per $1.00 of liabilities assumed by RAC Corp. in excess of $300,000. RAC Corp. also will issue performance vesting warrants to purchase up to 2.5 million shares of its common stock. These securities will be issued to the Subsidiary and immediately distributed to RAC LLC, a limited liability company whose sole member will be us as our designee, pursuant to the liquidation of the Subsidiary in connection with these transactions. Neither we nor our Subsidiary will receive any cash proceeds from the Asset Sale.

Tax Treatment (page 23)

RAC Nutrition Corporation (page 24)

      o RAC Nutrition Corporation, a newly formed Delaware corporation that, at the closing of the Asset Sale, will acquire our Subsidiary's assets and will be funded with $15 million.

RAC Nutrition Holdings LLC (page 25)

      o RAC Nutrition Holdings LLC, a newly formed Delaware limited liability company ("RAC LLC"), whose sole member will be us and which will be the holder of the RAC Corp. shares and warrants to be issued for the Subsidiary's assets and that will be RAC LLC as our designee, pursuant to the liquidation of the Subsidiary.

      o Pursuant to the operating agreement of RAC LLC, the manager of RAC LLC will be RAC Corp. Subject to certain limitations requiring the consent of the members of RAC LLC, the manager will be responsible for the day-to-day management of RAC LLC.

      o RAC Corp. will have the right to purchase all of the membership interest in RAC LLC from us at their fair value if we are not in compliance with the Investment Company Act of 1940 or if our cash losses for each of two consecutive quarters exceeds four times our cash on hand at the end of such quarters.

Common Stock Purchase Warrants of  RAC Corp. (page 24)

      o The Warrants will have the following terms:

            o Exercisable. If and when RAC Corp. meets certain financial benchmarks.

            o     Term. Five years.

            o     Exercise Price. $1.00 per share.

RAC Corp. Funding (page 24)

      o Pursuant to a Series A Preferred Stock Purchase Agreement, among RAC Corp., Aisling Capital II, LP ("Aisling"), Menemsha Capital Partners, Ltd. ("Menemsha") and us, RAC Corp. will be initially funded by the sale of 15,000,000 shares of its Series A Convertible Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock") at an aggregate purchase price of $15 million.

      o At any time prior to the second anniversary of the closing, Aisling and Menemsha will have the option to purchase up to an additional $12 million of the Series A Preferred Stock. At that time, we will have the option to participate up to $2 million in such subsequent funding.

Series A Convertible Preferred Stock of RAC Corp. (page 24)

      o The RAC Corp. Series A Preferred Stock will have the following terms:

            o Voting. With the common stock on an as converted to common stock basis.

            o Conversion Price. The original purchase price of $1.00 plus accrued but unpaid dividends is convertible at the rate of $1.00 per share, subject to adjustment for anti-dilution.

            o Anti-Dilution. If RAC Corp. issues shares at a price below the then conversion price, during the first 36 months after closing, the conversion price will be reduced to such subsequent issue price. Thereafter the conversion price will be reduced based on a weighted-average formula.

            o Liquidation Preference. Over all other equity securities to the extent of $1.00 per share, plus accrued but unpaid dividends.

            o Dividends. Accrued at the rate of $0.10 per year. Any earned but unpaid dividend will be compounded at a rate of 10% per annum.

            o Election of Directors. The right to elect, as a separate class, three of the five members of RAC Corp.'s board of directors and to elect, together with the holders of common stock, one member of RAC Corp.'s board of directors.

            o Protective Provisions. The consent of a majority of the holders of the Series A Preferred Stock will be required for a number of actions related to issuing securities; amending RAC Corp.'s certificate of incorporation; selling or licensing RAC Corp.'s assets; payment of dividends; materially changing RAC Corp.'s business; changing the size of the board of directors; granting registration rights; incurring indebtedness; acquiring another entity; or merger or similar transactions.

Ancillary Agreements (page 27)

      o In connection with the Asset Sale, we also will enter into the following agreements:

            o Co-Sale and First Refusal Agreement. (page 27) The Co-Sale and First Refusal Agreement among RAC Corp., the holders of the Series A Preferred Stock and the holders of RAC Corp.'s common stock, provides the following terms:

                  o Subject to certain limitations, the holders of RAC Corp.'s common stock, including RAC LLC, may not sell, assign, pledge or transfer their shares of common stock unless such holder first offers to RAC Corp. and the holders of Series A Preferred Stock the right to purchase such shares upon the same terms as being offered by the proposed transferee.

                  o If RAC Corp. and/or the holders of Series A Preferred stock do not elect to purchase all of the shares being offered by such holder of common stock, the non-participating holders of Series A Preferred Stock will have the option to sell a proportionate number of shares of common stock to the proposed transferee upon the same terms and conditions as being sold by such holder of common stock.

            o Voting Agreement. (page 27) The Voting Agreement among RAC Corp., the holders of the Series A Preferred Stock and the holders of RAC Corp.'s common stock, provides the parties will vote all of their shares of RAC Corp. to elect:

                  o     three directors nominated by Aisling Capital II, LP;

                  o one director nominated by RAC LLC so long as RAC LLC is the holder of not less than 50% of common stock held by it at the closing of the Asset Sale;

                  o one director designated by all of the directors, which director may not be an employee of RAC Corp., in the event RAC LLC is no longer the holder of at least 50% of common stock held by it at the closing of the Asset Sale; and

                  o one director who shall be the Chief Executive Officer of RAC Corp.

            o Investor Rights Agreement. (page 28) The Investor Rights Agreement among RAC Corp., the holders of the Series A Preferred Stock and the holders of RAC Corp.'s common stock, grants to the holders of the Series A Preferred Stock demand and piggyback registration rights and to RAC LLC piggy back registration rights. The Investor Rights Agreement also provides holders of Series A Preferred Stock preemptive rights with respect to future stock issuances.

Private Placement of Securities of the Company (page 28)

      o In August 2006, we entered into a purchase agreement for the private placement of 13,000 Units for anticipated gross proceeds of $2.6 million.

      o     Each Unit consists of

            o     one  share  of a new  Series E  Senior  Convertible  Preferred
                  Stock,

            o five-year warrants to acquire 800 shares of common stock at an exercise price of $0.25 per share, and

            o an additional investment right to acquire one additional share of Series E Preferred Stock and five-year warrants to acquire 800 shares of common stock at an exercise price of $0.25 per share.

      o The lead investor, Iroquois Master Fund, Ltd., agreed to purchase 100 shares of a new Series F Senior Convertible Preferred Stock for $100.

      o     The Purchase Agreement contemplates the issuance of

            o approximately 14,630 additional Units to convert not less than $2.926 million of our existing indebtedness by the holders of such indebtedness, and

            o 2,000 additional Units upon the same terms as set forth in the Purchase Agreement.

      o The private placement is scheduled to close simultaneously with the Asset Sale and is contingent upon

            o     the conversion of indebtedness discussed above, and

            o     the issuance of 2,000 additional Units as discussed above,

      o We have agreed to register the shares of common stock issuable upon conversion of the preferred stock and exercise of the warrants discussed above for public resale.

New Series E Convertible Preferred Stock of the Company (page 29)

      o Each share of Series E Preferred Stock will have the following terms:

            o     Stated Value. $200.

            o Voting. With the common stock on an as converted to common stock basis, subject to certain conversion limitations, on all matters other than the election of directors.

            o Dividends. At the rate of 10% per annum, payable quarterly in cash or, subject to certain conditions, our common stock.

            o Conversion Price. The stated value price plus accrued but unpaid dividends is convertible at the rate of $0.25 per share, subject to adjustment for anti-dilution.

            o Liquidation Preference. Over all other equity securities to the extent of the stated value price plus accrued but unpaid dividends.

            o     Redemption.

                  o At the option of the holder at a price equal to the stated value price plus accrued but unpaid dividends

                        o     on and after three years, and

                        o upon the happening of certain triggering events such as bankruptcy or breaches by us of certain covenants or representations.

                  o Mandatory on the fifth anniversary at a price equal to the stated value price plus accrued but unpaid dividends.

New Series F Convertible Preferred Stock of the Company (page 29)

      o Each share of Series F Preferred Stock will have the following terms:

            o     Stated Value. $1.00.

            o     Voting.

                  o With the common stock on an as converted to common stock basis, subject to certain conversion limitations, on all matters other than the election of directors, and

                  o as a separate class, to elect three of the five members of our board of directors.

            o     Dividends. None.

            o     Conversion   Price.  On  a  one-for-one   basis,   subject  to
                  adjustment for anti-dilution.

            o Liquidation Preference. Over all other equity securities other than Series E Convertible Preferred Stock to the extent of the stated value.

            o Redemption. At the option of the holder at a price equal to the stated value upon the happening of certain triggering events such as bankruptcy or breaches by us of certain covenants or representations.

Board of Directors of the Company Following the Asset Sale and Private Placement (page 29)


      o Three to Five Directors. If the Private Placement closes, Proposal No. 1 passes and the Asset Sale is consummated, the Lead Investor will have the right to elect three directors. If, as is anticipated, the Lead Investor chooses to elect three directors, one of the Company's then current directors will resign. The Lead Investor has not determined, as of the date hereof, who the three directors will be (see "Private Placement" below).


Recommendation of the Company's Board of Directors and Reasons for Asset Sale (page 12)

      o Vote FOR the proposal to authorize the Asset Sale. The Board believes that the Asset Sale is in the best interest of the Company because, among other things, it would align the Company with a major biotechnology fund with a successful track record, provide funding for the nutraceuticals business from one source, result in new experienced management to accelerate the growth opportunity of the Resurgex products and enable the Company the ability to pay off all its liabilities from the proceeds of the $2.6 million private placement of Series E Preferred Stock and related warrants and additional investment rights scheduled to close simultaneously with the Asset Sale.

Conduct of Business Following the Asset Sale and Private Placement (page 18)

      o The Subsidiary will liquidate and the Company will have approximately 40% beneficial ownership interest in the outstanding capital stock of RAC Corp. and approximately $700,000 in cash and will seek to acquire a new business and, possibly, make a further investment in RAC Corp. through the exercise of the Warrants (if the performance conditions to their vesting are met) or exercise of its options to purchase the Series A Preferred Stock. There can be no assurance that the Company will be able to locate or consummate appropriate acquisition opportunities or that such acquisitions will be profitable. In addition, future issuance of capital stock by RAC Corp. may occur, reducing the percentage of our beneficial ownership of RAC Corp.

Conditions to Completion of the Asset Sale, Vote Required to Authorize the Asset Sale (page 26)

      o     In addition to customary closing conditions,

            o     Approval by Company stockholders,

            o Consummation of a private placement of at least $15 million by RAC Corp.,

            o Execution of employment, confidentiality and other relevant agreements with senior management and employees,

            o Termination of royalty agreements between us and certain individuals,

            o     Repayment, conversion or release of all our indebtedness, and

            o     Receipt of fairness and solvency opinions.

      o Stockholder approval requires a majority of the votes entitled to be cast by stockholders at the meeting.

            o The Company's Board members and executive officers, who collectively own approximately 8.5% shares of the Company's common stock have indicated that they intend to vote for the Asset Sale.

Expenses and Termination Fees (page 27)

      o     Each party is responsible for its own expenses.

      o If RAC Corp. terminates the Asset Purchase Agreement due to material breach by the Company of any of its representations, warranties or covenants, the closing not occurring by February 15, 2007, the failure to obtain stockholder approval of the Asset Sale, the Company's Board of Directors withdrawing or modifying its approval of the Asset Sale or the Company failing to have operating revenues for the fourth quarter 2006 of at least $175,000, the Company will be responsible for reimbursement of RAC Corp.'s expenses in connection with the Asset Purchase Agreement in an amount up to $350,000.

No Appraisal Rights (page 8)

      o Company stockholders do not have appraisal rights in connection with the Asset Sale under Delaware law or the Company's Certificate of Incorporation or Bylaws.

        QUESTIONS AND ANSWERS ABOUT THE ASSET SALE AND THE ANNUAL MEETING

Following are some commonly asked questions that may be raised by stockholders and answers to each of those questions.

Why did I receive this proxy statement?

            This proxy statement and the enclosed proxy card have been sent to the Company's stockholders as of the record date for the annual meeting, because the Company's Board of Directors is soliciting their vote at the annual meeting. This proxy statement summarizes the information stockholders need to vote in an informed manner on the proposals to be considered at the meeting. However, stockholders do not need to attend the meeting to vote their shares. Instead stockholders may simply complete, sign and return the enclosed proxy card.

What am I being asked to vote on at the Annual Meeting?

            The Company's stockholders will consider and vote upon the following proposals:

                  o Authorization of the sale by the Subsidiary of its nutraceuticals business, which sale will constitute substantially all of the Company's and the Subsidiary's assets under Delaware law;

                  o Amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of its common stock from 200,000,000 to 400,000,000;

                  o Ratification and approval of Bagell, Josephs Levine & Company, L.L.C., as our independent registered public accountants, to audit our financial statements for the fiscal year ending December 31, 2006; and

                  o Transaction of such other matters as may properly come before the meeting or any adjournment thereof.

Why are the Company's stockholders being asked to authorize the sale of substantially all of its Subsidiary's assets?

            Under Delaware law, the sale of substantially all of the Subsidiary's assets constitutes the sale of substantially all of the Company's assets and, therefore, requires the authorization of the Company's stockholders.

What are the estimated proceeds of the Asset Sale?

            Following the closing of the Asset Sale and payment, or establishment of a reserve for payment, of Subsidiary's retained liabilities and other estimated expenses and costs incurred in connection with the Asset Sale and making the other assumptions set forth in the unaudited Selected Pro-Forma Financial Data below, the Company will receive beneficial ownership of 10,000,000 shares of common stock of RAC Corp which will be initially valued at $10,000,000 based on the initial capitalization and valuation of RAC Corp. The acquisition of the 10,000,000 shares of common stock in RAC Corp. which will be acquired in exchange for the Subsidiary's Assets should qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Service Code of 1986 as amended. In the event that the Internal Revenue Service makes a determination that the transaction does not qualify as a tax-free reorganization under Code
Section 368(a), the maximum combined federal and state tax exposure should be below $1,000,000. This estimate does not include current year losses from operations that may be available to reduce this exposure.

            Although the Company will not receive any funds from the Asset Sale, it anticipates simultaneously (i) closing the Private Placement of Units discussed below in "Private Placement" for gross proceeds of approximately $3.0 million and (ii) converting approximately $2.9 million of its indebtedness into the Units. The closing of the Private Placement is contingent upon the consummation of the Asset Sale; however, the closing of the Asset Sale is not contingent upon the closing of the sale of the Private Placement. Nevertheless, we are unable to satisfy our closing conditions to the Asset Sale without receipt of the proceeds of the Private Placement.

What business will the Company conduct after the Asset Sale?

            If the Asset Sale is authorized by the Company's stockholders, the Subsidiary will sell substantially all of its assets to RAC Corp. under the terms of the Asset Purchase Agreement. Following the Asset Sale, the Company will have approximately 40% beneficial ownership interest in RAC Corp. and performance vesting warrants to purchase up to an additional 2.5 million shares of RAC Corp. common stock through RAC LLC, and the Subsidiary will completely liquidate. Neither the Company nor the Subsidiary will have any active business. The actual percentage retained and subsequently owned will depend on certain factors including (i) whether the Company participates in subsequent rounds of Series A Preferred Stock issuances anticipated during the two years after closing and (ii) whether the RAC Corp. Warrants to be issued upon closing of the Asset Sale are exercised.

            Although no specific acquisition opportunities have been identified, the Company anticipates that it will explore and consider using its available liquid assets, including the net proceeds, if any, received by the Company from the Private Placement, for business acquisition opportunities. There can be no assurance that the Company will be able to locate or consummate one or more appropriate acquisition opportunities, will have sufficient funds to acquire a business or that such acquisitions will be profitable.

What will happen if the Asset Sale is not authorized by the Company's stockholders?

            If the Asset Sale is not authorized by the Company's stockholders, the Subsidiary will not sell its assets to RAC Corp. and the Company and the Subsidiary will continue to conduct their business in the ordinary course and continue to evaluate all available strategic alternatives. In addition, pursuant to the Asset Purchase Agreement, the Company will be required to reimburse RAC Corp.'s expenses in an amount up to $350,000.

            In addition, if the Asset Sale is not authorized by the Company's stockholders, it will not be able to consummate the Private Placement of the Units.

            In either event, the Company will be in need of significant funds. If it is unable to raise significant funds on acceptable terms, its financial condition will be materially adversely affected and it may need to limit or curtail operations.

When is the Asset Sale expected to be completed?

            It is expected that the Asset Sale will be completed as soon as practicable after it is authorized at the annual meeting, subject to the satisfaction or waiver of the other conditions to be contained in the Asset Purchase Agreement. It is currently expected that all such conditions will be satisfied soon after the annual meeting.

Am I entitled to appraisal rights in connection with the Asset Sale?

            No. The holders of the Company's common stock and preferred stock are not entitled to appraisal rights in connection with the Asset Sale under the Delaware General Corporation Law, the Company's Certificate of Incorporation or the Company's Bylaws.

What will happen to my shares of the Company if the Asset Sale is authorized?

            Except as discussed in the next paragraph, the Asset Sale will not alter the rights, privileges or nature of the Company's common stock or preferred stock. A stockholder who owns shares of the Company's common stock or preferred stock immediately prior to the closing of the Asset Sale will continue to hold the same number of shares immediately thereafter.

            The closing of the Private Placement is contingent upon the Asset Sale. In the event the Private Placement is consummated, the Series E Preferred Stock and the Series F Preferred Stock grants to the holders thereof liquidation preferences senior to those of the holders of the common stock. In addition, the holders of Series F Preferred Stock will be entitled to elect three of the five members of the Company's Board of Directors.

Why is the Company seeking to increase the number of shares of common stock that it is authorized to issue?

            Only approximately 74,000,000 shares of the Company's authorized shares of common stock have not been issued or reserved for issuance under presently outstanding options and warrants and pursuant to the amendments to employment agreements and the terminations of the royalty agreements discussed below (see "Certain Interested Persons"). In the event all of the Preferred Shares and related Warrants to be issued in connection with the Private Placement are converted or exercised, the Company will issue approximately 97,000,000 shares of its common stock. Should the Company issue the 97,000,000 shares of its common stock it would receive total aggregate cash in the amount of $24,250,000 under the current terms of the Private Placement. Accordingly, the increase in the number of its authorized common stock is required in order for the Company to fulfill its obligations under the terms of the Private Placement.

            In addition, the Company believes that an increase in the number of authorized shares of common stock will benefit the Company by providing flexibility to issue common stock for a variety of business and financial objectives in the future without the necessity of delaying such activities for further stockholder approval. These objectives include, but are not limited to, raising additional capital for business and asset acquisitions, current and future employee compensation and benefits and other corporate purposes. The Company anticipates that it may be issuing shares and/or options in the near future to raise additional needed capital, and/or compensate employees and officers. As of the date hereof, the Company is actively seeking to raise additional funds through the sale of equity or convertible debt securities that would require utilizing authorized but unissued/unreserved shares. However, other than the Private Placement, it has no definitive plans at this time. Aside from the foregoing, the Company has no current plans to issue any of the shares that would be authorized should this proposal be approved by our stockholders.

How will the increase in authorized shares of common stock affect my ownership of Company common stock?

            You will not realize any dilution in your percentage of ownership of the Company or your voting rights as a result of the foregoing change. However, issuances of significant numbers of additional shares of common stock in the future (i) will dilute your percentage ownership of the Company and, (ii) if such shares are issued at prices below what you paid for your shares, may dilute the value of your shares.

How does the Company's Board of Directors recommend that I vote on the proposals to be presented at the annual meeting?

            The Company's Board of Directors recommends that you vote FOR the proposal (i) to authorize the Asset Sale, (ii) to amend the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's common stock from 200,000,000 to 400,000,000, and (iii) to ratify the appointment of Bagell, Josephs Levine & Company, L.L.C. as the Company's independent registered public accountants.

How do I vote?

            Sign and date each proxy card you receive and return it in the enclosed envelope prior to the annual meeting.

            You also may vote in person by attending the annual meeting at The Somerset Hills Hotel, located at 20 Liberty Corner Road, Warren, NJ 07059 on the 13th day of February, 2007, at 8:00 a.m. The Company will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a power of attorney executed by the broker, bank or other nominee that owns the shares of record for your benefit, authorizing you to vote the shares.

Can I change my vote?

            Yes. You may change your proxy instructions at any time before your proxy is voted at the annual meeting. Proxies may be revoked by taking any of the following actions:

                  o by filing, with the Secretary of the Company at its principal offices, 665 Martinsville Road, Suite 219, Basking Ridge, NJ 07920, a written notice of revocation or a duly executed proxy bearing a later date; or

                  o by attending the annual meeting and voting in person (although attendance at the meeting will not, by itself, revoke a proxy).

How many votes do I have?

            Stockholders who owned the Company's common stock at the close of business on January 10, 2007 are entitled to vote on all matters properly brought before the annual meeting. Each share of common stock is entitled to one vote per share.

What vote is required to approve the proposals?

The Asset Sale

            The affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of common stock on the record date is required to authorize the sale of substantially all the assets of the Subsidiary, which sale will also constitute a sale of substantially all of the Company' s assets.

Amendment to the Certificate of Incorporation

            The affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of common stock on the record date is required to authorize the amendment to the Certificate of Incorporation to increase the number of authorized common stock from 200,000,000 to 400,000,000.



Ratification of the Independent Registered Public Accountants

            Ratification of the appointment of Bagell, Josephs Levine & Company, L.L.C. as the Company's independent registered public accountants for the year ended December 31, 2006 requires the affirmative vote of a majority of the shares present and entitled to vote at the annual meeting.

            Members of the Company's Board and the Company's executive officers, who collectively own 5,846,901 shares of the Company's common stock, or approximately 8.5% of the total votes, have indicated that they intend to vote for (i) the Asset Sale; (ii) amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's common stock from 200,000,000 to 400,000,000; and (iii) the approval of the appointment of the independent registered public accountants.

What happens if I abstain or withhold authority to vote?

            Proxies marked "abstain" will be counted as shares present for the purpose of determining the presence of a quorum. For purposes of determining the outcome of a proposal, abstentions will have the same effect as a vote against the proposal.

            Broker "non-votes" occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. Broker "non-votes" will be counted as shares present for purposes of determining the presence of a quorum. However, broker "non-votes" will not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Where a proposal, such as approval of the Asset Sale and of the amendment to our Certificate of Incorporation, requires the vote of a majority of the shares entitled to vote rather than a majority of the votes present and voting at a meeting, the general effect of a broker "non-vote" is a vote against the proposal.

How will voting on any other business be conducted?

            Although the Company does not know of any other business to be considered at the annual meeting, if any other business is properly presented at the annual meeting, the proxy holders named on the proxy card, have the authority to vote on such matters at their discretion such shares for which a signed proxy card has been received.

How may the annual meeting be adjourned?

            The chair of the meeting may adjourn the meeting from time to time to reconvene at the same or some other time, date and place. The proxy holder may vote your shares to adjourn the meeting from time to time and will be authorized to vote your shares at any adjournment or postponement of the meeting. Notice need not be given of any such adjournment meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken. If the time, date and place of the adjournment meeting are not announced at the meeting which the adjournment is taken, then the Secretary of the Company will give written notice of the time, date and place of the adjournment meeting not less than ten (10) days prior to the date of the adjournment meeting. Notice of the adjournment meeting also shall be given if the meeting is adjourned in a single adjournment to a date more than thirty(30) days or in successive adjournments to a date more than 120 days after the original date fixed for the meeting.

Who will bear the cost of this solicitation?

            The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. The Company will provide copies of these proxy materials to banks, brokerages, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others so that they may forward these proxy materials to the beneficial owners. The Company may solicit proxies by personal interview, mail, telephone and electronic communications. The Company has not retained a proxy solicitor to assist with the solicitation of proxies for the annual meeting. The Company's directors, officers and employees (acting without additional compensation) may assist in soliciting proxies. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to the beneficial owners.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

            Those statements herein that involve expectations or intentions (including those related to the closing of the transactions contemplated by the Asset Sale and the Company's plans or intentions following such closing, if any) are forward-looking statements within the meaning of the U.S. securities laws, involving risks and uncertainties, and are not guarantees of future performance. You are cautioned that these statements are only predictions and that forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause actual results to differ materially from those projected in such forward-looking statements. These risks, assumptions and uncertainties include, but are not limited to, future decisions by the Securities and Exchange Commission (the "SEC") or other governmental or regulatory bodies; the vote of the Company's stockholders on the Asset Sale; business disruptions resulting from the announcement of the Asset Sale; uncertainties related to litigation; economic and political conditions in the U.S. and abroad; and other risks outlined in the Company's filings with the SEC. All forward-looking statements are effective only as of the date they are made and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                            PROPOSAL TO STOCKHOLDERS

                                   PROPOSAL 1
                                 THE ASSET SALE

Background of the Asset Sale

            Historically, we have had insufficient funds to operate our business and have continuously looked for sources of capital to meet our financial needs. We have obtained funds to finance operations from the sale of our securities and from the proceeds of convertible loans.

            In early September 2004, while searching for a source of financing, Jerry E. Swon, our Chief Executive Officer, was introduced to a New York based private equity fund ("the Private Equity Fund"), a biotechnology fund and a predecessor of Aisling Capital II, LP ("Aisling").

            On September 21, 2004, Mr. Swon and Carl Germano, our Executive Vice President of Research and Product Development, first met with the Private Equity Fund to discuss a possible investment in the Company. Between October 2004 and July 2005, we continued to have further discussions in person and by telephone with the Private Equity Fund, regarding a potential investment in the Company by the Private Equity Fund in the form of preferred stock. However, in early July 2005, the Private Equity Fund decided not to proceed with the potential investment and all further discussions ceased.

            On August 11, 2005, Messrs Swon and Germano met with a large pharmaceutical company to discuss whether the pharmaceutical company had an interest in our Company or business. On October 5, 2005, our management met with the Private Equity Fund in their New York office to get advice on the then pending negotiations with the large pharmaceutical company. During this meeting, we discussed with the Private Equity Fund our new product line. The new product line was well received, and the Private Equity Fund renewed their interest in investing in the Company. In mid-January 2006, the large pharmaceutical company decided not to move forward with any transaction with the Company.

            After additional discussions between our management and Aisling, on March 10, 2006, we received a draft term sheet from Aisling proposing the exchange of our nutraceuticals business for an equity interest in a new private company to be funded by Aisling and others with $15 million. Following negotiations between our management, Aisling, and our respective counsels, the term sheet was finalized and executed on April 5, 2006.

            Thereafter, a financial and legal due diligence review of the Company was conducted by Aisling and its legal counsel. The parties, with assistance of their respective legal counsels, began preparing and negotiating the definitive asset purchase agreement and other ancillary agreements. During this period the "no shop" provision in the term sheet was due to expire and the parties determined that the term sheet needed to be amended. On August 24, 2006, after additional negotiation, the term sheet was amended to: (i) extend the "no shop" period through December 1, 2006; (ii) clarify the anti-dilution provisions of the Preferred Stock of RAC Corp; and (iii) increase the dividends on the Preferred Stock to 10%.

            On October 23, 2006, our Board unanimously approved the Asset Sale, giving management authority to finalize the Asset Purchase Agreement and related documents, including any changes to the terms set forth in the term sheet as amended, and recommended to our stockholders that the sale be approved.

            On October 25, 2006, after additional negotiation, the term sheet was amended so that the dividends on the Preferred Stock were compounding and to change the Company's rights to participate with the investors in RAC Corp. Initially, the Company had the right to purchase up to $2 million of Preferred Stock in the initial issuance by RAC Corp. which required the Company to invest up to $5 million in a subsequent issuance or be penalized. As amended, the Company has no right to participate in the initial issuance, but has the right to purchase up to $2 million of Preferred Stock in the subsequent issuance without any penalty.

            On October 25, 2006, the Asset Purchase Agreement was executed by the relevant parties.

            Between September 2004 and October 23, 2006, Mr. Swon and other members of management had numerous discussions, in person and by telephone, about the proposed transactions with the Private Equity Fund/Aisling. The Board noted that the Company had reviewed a number of possible convertible debt financings and had determined not to proceed with any of them because they were too expensive, too dilutive to stockholders and, possibly, too disruptive to the trading market of the Company's common stock. The board members believed that a possible transaction with the Private Equity Fund/Aisling was a better option for the reasons discussed below in "Recommendation of the Company's Board; Reasons for the Asset Sale, Vote Required." In a telephonic meeting on April 3, 2006, the board discussed retaining a firm to value the proposed Aisling transaction and to deliver a valuation report and fairness opinion. Mr. Martin suggested Berwyn Capital. Mr. Martin forwarded a contract from Berwyn Capital to Jerry Swon on April 19, 2006 and, shortly thereafter Frank Guarino contacted Berwyn Capital and retained them to provide the foregoing services.

Recommendation of the Company's Board; Reasons for the Asset Sale, Vote Required

            The Company's Board of Directors has considered the financial and business aspects of the Asset Sale and believes that the Asset Sale is in the best interest of the Company and its stockholders.

            In making its determination, the Company's Board considered the following factors:

      o All other available options for obtaining financing for the Company's business were unacceptable because they were too expensive, too dilutive to stockholders and, possibly, too disruptive to the trading market of the Company's common stock.

      o The Asset Sale would align the Company with a major biotechnology fund with a successful track record.

      o The Asset Sale would provide funding for the nutraceuticals business from one source.

      o The Asset Sale would result in new experienced management to accelerate the growth opportunity of the Resurgex products.

      o After reviewing the valuation report of Berwyn Capital, the consideration to be received by the Company for the nutraceuticals business was determined to be fair.

      o As a result of the Asset Sale, the Company will have the ability to pay off all its liabilities from the proceeds of the $2.6 million private placement of Series E Preferred Stock and warrants scheduled to close simultaneously with the Asset Sale.

            After taking into consideration all of the factors set forth above, the Board unanimously determined that the Asset Sale was in the best interests of the Company and its stockholders, and that the Company should consummate the Asset Sale.

            The foregoing discussion of the information and factors considered by the Company's Board is not intended to be exhaustive, but includes all material factors considered by the Company's Board. In view of the wide variety of factors considered in connection with its evaluation of the Asset Sale, the Company's Board did not find it practicable to assign relative weights to the factors considered in reaching its decision. In addition, individual directors may have given different weights to different factors and may have viewed some factors more positively or negatively than others.

            Based on the foregoing, the Company's Board recommends that stockholders vote FOR the proposal to authorize the Asset Sale.

            If the Company fails to obtain the requisite stockholders' authorization for the Asset Sale, the Subsidiary will not be able to consummate the Asset Sale. The holders of the Company's common stock are not entitled to appraisal rights in connection with the Asset Sale under the Delaware General Corporation Law, the Company's Certificate of Incorporation or the Company's Bylaws.

            Members of the Company's Board and the Company's executive officers, who collectively own 5,846,901 shares of the Company's common stock, or approximately 8.5% of the total votes, have indicated that they intend to vote in favor of the Asset Sale.

Fairness Opinion of Berwyn Capital

            In a telephonic meeting of April 3, 2006, the board discussed retaining a firm to value the proposed Aisling transaction. During the call, Michael Martin, one of the independent board members, suggested Berwyn Capital. Mr. Martin thereafter contacted and forwarded a proposed retainer to Jerry Swon, our Chief Executive Officer, on April 19, 2006. Shortly thereafter, Frank Guarino, our Chief Financial Officer, contacted Berwyn Capital and retained them to issue a fairness opinion. Curtis Financial Group, LLC was also considered as a candidate to render the fairness opinion. The Board of Directors elected to retain Berwyn Capital due to the increased cost effectiveness and efficiency advantages Berwyn Capital offered as compared to Curtis Financial Group, LLC, without compromising the quality of the opinion.

            The principals of Berwyn Capital, Jack McAleer and Conrad Huss, have over 50 years of investment banking experience.

            No material relationship existed during the past two years nor is a material relationship mutually understood to be contemplated between the Company and/or its affiliates and Berwyn Capital and/or its affiliates.

            The Company paid an aggregate fee of $47,500 for delivery of the fairness opinion. No portion of the fee is contingent upon the closing of the Asset Sale.

            Berwyn Capital delivered a written opinion dated November 1, 2006 to our Board to the effect that, based upon the assumptions made, matters considered and limits of the review undertaken, the Asset Sale from a financial point of view is fair to the Company's stockholders. Berwyn Capital did not recommend or determine the consideration to be paid with respect to the Asset Sale. A copy of the opinion letter is attached as Appendix II and is incorporated herein by reference. Berwyn Capital's opinion should be read in its entirety by the stockholders of the Company for information with respect to assumptions made and matters considered.

            In arriving at its opinion, Berwyn Capital reviewed (a) the Asset Purchase Agreement and other transaction documents; (b) the Company's audited financial statements for the years ended December 31, 2004 and December 31, 2005 and unaudited financial statements for the periods ended March 31, 2006 and June 30, 2006, (c) internal operating and financial information, including projections, provided to Berwyn Capital by the Company, (d) historical stock prices and reported events of the Company and (e) publicly available data and stock performance data of public companies Berwyn Capital deemed comparable to the Company. Berwyn Capital also held discussions with members of the Company's management regarding the Company's operations, historical financial results and future prospects. In rendering its opinion, Berwyn Capital relied upon the accuracy and completeness of all of the financial and other information reviewed.

            The following is a summary of the financial analysis performed by Berwyn Capital in arriving at its opinion regarding the Asset Sale.

            The information is presented in both tabular and text summary. One must consider, not only, the analysis, methodologies and assumptions underlining the analysis, but also information presented by management to get a better understanding of the analyses. Without considering all information presented, including management discussion, it could create an incomplete view of the financial analyses.

Income Approach

            In reviewing a discounted cash flow analysis, it was determined that a high-growth model was more appropriate. This model takes into consideration rapid revenue growth, periods of negative earnings and equity capital investments, to estimate the enterprise value.

            Based on various studies, where growth rates are expected to exceed 10% per year, discounts of 22.5% - 30% are applied. The revenue projections provided by management were reviewed based on the infusion of $15 million new capital. Expense projections where reviewed which assumed reasonable increases in gross margin which would result in moderate increases in net margins. As mentioned, any model used assumes that the Company achieves forecasted targets. The model reflects an expected debt to capital ratio of 20% debt to 80% equity, and an average cost of borrowing consistent with capital structures other public companies looked at.

            Based on these assumptions and forecasts presented by management, the following ranges for the enterprise value has been estimated:

Low    $50.25 million
Mid    $57.75 million
High   $66.0 million

Quoted Market Method

            Based on market price over the last year, the 52-week high of $0.51 and 52-week low of $0.27, the market valuation has fluctuated from:

Low    $17.8 million
Mid    $25.8 million
High   $33.7 million

            In reviewing the proposed transactions, the following factors had to be considered for valuing RAC Corp.:

            o RAC Corp. will own all the Resurgex Technology (Technology transfer equal value)

            o RAC Corp. will have new Senior Management and New Board of Directors

            o RAC Corp. will have $15 million new capital and a reduction of debt

            A conservative market approach could give a 20% premium for the new investment. Based on these assumptions, it was determined that the following ranges for the enterprise value of RAC Corp. are:

Low    $53.5 million
Mid    $63. million
High   $72.5 million

            Taking into consideration that the Investors may make additional $12 million additional working contributions, and with no premium value, the following ranges of enterprise value were determined:

Low    $56.5 million
Mid    $64.4 million
High   $72.4 million

            The range of enterprise value would be supported by the total consideration set forth for the transaction described.

            A market approach method is to compare other similar public companies to use as a guideline based upon actual and projected revenues. Berwyn focused on those companies that either had market caps and sales under $100 million and/or were not yet profitable. The market cap to sales multiple ranges for those companies was 1x - 6.9x eliminating the high and low multiples adjusted the forward-looking range to 2.5x -3.1x with a medium of 2.68 x. Reliance on forward revenue multiples assumes that the Company achieves its forecasted targets. For the purpose of valuation, Berwyn used this range of trading multiples and applied them to the corresponding forecasted financials and estimated revenues for the first full complete operations after RAC Corp. transaction is complete.

            Based on the foregoing, the following ranges for the enterprise value has been estimated:

Low    $33.8 million
Mid    $60.4 million
High   $69.8 million

            Several companies were looked at that fit the above criteria even though some data points were eliminated, the enterprise value estimate still had a fairly wide range. These estimates may have limited reliability, due to factors unknown to us for each of the companies looked at, but provide a range that is fairly consistent with the other methods used above.

Black Scholes Option Pricing Model

            Does not apply at all as options cannot be written on "penny stocks" trading on the Bulletin Board.

Remarks & Conclusions

            An opinion as to what may be fair from a financial point of view to the stockholders of the Company has to rely on both a realistic business approach as well as on specific financial/economic models.

            The plan proposed offers in our opinion, several positive business factors that would benefit the stockholders and far outweigh the negative factors. In addition, the proposed transaction includes the consideration that the Company will have the opportunity to pursue other potential situations.

            Even with the existing stockholders having additional dilution resulting from the transaction, the value would be potentially enhanced by RAC Corp. that will have capital and the ability for growth in sales and profits.

            It is Berwyn's opinion that, as of the present date, this proposed transaction based on information presented and various assumptions, is fair from a financial point of view, to the Millennium stockholders.

Certain Interested Persons

Consulting Agreement

            In connection with the Asset Sale, Jerry E. Swon, our Chief Executive Officer and Chairman of the Board, will enter into a consulting agreement with RAC Corp. Pursuant to the consulting agreement, Mr. Swon will agree to provide such consulting services as may be requested by RAC Corp. and will be compensated $150,000 annually (payable monthly) for his services. In addition, he will be entitled to participate in medical coverage on substantially the same basis such coverage is provided to officers of RAC Corp.

Amendments to Employment Agreement

            Pursuant to the terms of employment agreements with various employees of the Company, such employees were entitled to certain benefits and payments upon a change of control of the Company and/or termination of their employments. The consummation of the Asset Sale and the private placement of our Series E and Series F Preferred Stock would have triggered such provisions. Accordingly, the Company entered into amendments to the employment agreements as described below.

Jerry E. Swon

            The employment agreement between the Company and Mr. Swon had provided that Mr. Swon will continue as an employee of the Company until December 31, 2010, at an annual salary of $300,000. In the event Mr. Swon's employment is terminated by the Company without cause, he was entitled to receive certain termination benefits including a payment of 2.5 times his base salary. In addition, options to purchase 5,000,000 shares of Common Stock at an exercise of $.50 per share was to vest automatically upon, among other things, a change of control.

            Pursuant to the amendment to his employment agreement, upon the closing of the Asset Sale and the private placement, Mr. Swon's employment term will be reduced to one year from the date of such closing, and his salary will be reduced to $100,000 per year. The 5,000,000 options referred above will automatically vest upon the closing and the exercise price thereof will be reduced to $.25 per share. In addition, Mr. Swon was granted warrants to purchase 2,000,000 shares of Common Stock, exercisable for a period of five years commencing January 1, 2007 at an exercise price of $.25 per share. Mr. Swon further agreed not to sell, assign or transfer any such options or warrants and not to sell, assign or transfer the underlying shares of Common Stock for a period of one year after exercise thereof.

Frank Guarino

            The employment agreement between the Company and Frank Guarino (our Chief Financial Officer) had provided that Mr. Guarino will continue as an employee of the Company until December 31, 2010, at an annual starting salary of $98,000, subject to certain increases. In the event Mr. Guarino's employment was terminated by the Company without cause, he was entitled to receive certain termination benefits, including payment of his salary through the normal expiration date of this employment term. In addition, options to purchase 200,000 shares of Common Stock at an exercise of $.01 per share was to vest automatically upon, among other things, a change of control.

            Pursuant to the amendment to his employment agreement, upon the closing of the Asset Sale and the private placement, Mr. Guarino's employment term will be reduced to one year from the date of such closing at a salary of $150,000 per year, less any amounts to be paid to him by the purchaser of the Company's nutraceutical business for consulting services, if any. The 200,000 options referred above will automatically vest upon the closing and the exercise price of 334,000 options which had previously vested will be reduced from $.37 per share to $.25 per share. In addition, Mr. Guarino was granted warrants to purchase 1,200,000 shares of Common Stock, exercisable for a period of five years commencing January 1, 2007 at an exercise price of $.25 per share. Mr. Guarino further agreed not to sell, assign or transfer the 200,000 options or 1,200,000 warrants and not to sell, assign or transfer the underlying shares of Common Stock for a period of one year after exercise thereof.

John Swon

            The employment agreement between the Company and John Swon (the son of our Chief Executive Officer) had provided that Mr. Swon will continue as an employee of the Company until December 31, 2010. In the event Mr. Swon's employment was terminated by the Company without cause, he was entitled to receive certain termination benefits, including 2.5 times his base salary. In addition, options to purchase 200,000 shares of Common Stock at an exercise of $.01 per share was to vest automatically upon, among other things, a change of control.

            Pursuant to the amendment to his employment agreement, in the event Mr. Swon is employed by RAC Corp. following the closing of the Asset Sale, Mr. Swon's employment term will terminate, and he shall not be entitled to any termination benefits other than his accrued but unpaid salary. The 200,000 options referred above will automatically vest upon such closing. Mr. Swon further agreed not to sell, assign or transfer such options and not to sell, assign or transfer the underlying shares of Common Stock for a period of one year after exercise thereof.

Jerry T. Swon

            The employment agreement between the Company and Jerry T. Swon (a son of our Chief Executive Officer) had provided that Mr. Swon will continue as an employee of the Company until December 31, 2010. In the event Mr. Swon's employment was terminated by the Company without cause, he was entitled to receive certain termination benefits, including 2.5 times his base salary. In addition, options to purchase 200,000 shares of Common Stock at an exercise of $.01 per share was to vest automatically upon, among other things, a change of control.

            Pursuant to the amendment to his employment agreement, in the event Mr. Swon is employed by RAC Corp. following the closing of the Asset Sale, Mr. Swon's employment term will terminate, and he shall not be entitled to any termination benefits other than his accrued but unpaid salary. The 200,000 options referred above will automatically vest upon such closing. Mr. Swon further agreed not to sell, assign or transfer such options and not to sell, assign or transfer the underlying shares of Common Stock for a period of one year after exercise thereof.

Christopher Swon

            The employment agreement between the Company and Christopher Swon (a son of our Chief Executive Officer) had provided that Mr. Swon will continue as an employee of the Company until December 31, 2010. In the event Mr. Swon's employment was terminated by the Company without cause, he was entitled to receive certain termination benefits, including payment of his salary through the normal expiration date of this employment term. In addition, options to purchase 100,000 shares of Common Stock at an exercise of $.01 per share was to vest automatically upon, among other things, a change of control.

            Pursuant to the amendment to his employment agreement, in the event Mr. Swon is employed by RAC Corp. following the closing of the Asset Sale, Mr. Swon's employment term will terminate, and he shall not be entitled to any termination benefits other than his accrued but unpaid salary. The 100,000 options referred above will automatically vest upon such closing. Mr. Swon further agreed not to sell, assign or transfer such options and not to sell, assign or transfer the underlying shares of Common Stock for a period of one year after exercise thereof.

Carl Germano

            The employment agreement between the Company and Carl Germano (our Executive Vice President of Research and Product Development) had provided that Mr. Germano will continue as an employee of the Company until May 18, 2011. In the event Mr. Germano's employment was terminated by the Company without cause, he was entitled to receive certain termination benefits, including payment of his salary for twelve months.

            Pursuant to the amendment to his employment agreement, in the event Mr. Germano is employed by RAC Corp. following the closing of the Asset Sale, Mr. Germano's employment term will terminate, and he shall not be entitled to any termination benefits other than his accrued but unpaid salary.

Cancellation of Royalty Agreements

            Pursuant to Investment Agreements between the Subsidiary and certain stockholders, consisting of P. Elayne Wisart, Jane Swon (our Chief Executive Officer's spouse), Jerry T. Swon, John Swon, David Miller and Carl Germano, such stockholders agreed to assign to the Subsidiary all formulations, patents, copyrights and technology invented or developed by such stockholder with respect to nutraceutical supplements, including Resurgex in exchange for, among other things, the right to receive royalty payments based upon the gross sales of Resurgex and gross profits of any additional products of the Subsidiary. One of the conditions to RAC Corp.'s obligation to consummate the Asset Sale is the termination of such royalty payment obligations of the Subsidiary. Accordingly, the Company and the Subsidiary plan to enter into Exchange Agreements with each such stockholder whereby such stockholders will agree to forever release and waive all rights to any past, present or future royalty payments in exchange for 4,655,000 shares of the Company's common stock in the aggregate. The Asset Purchase Agreement provides RAC the right to close with a percentage of the royalty agreements still in place solely at RAC's discretion.

Sale Price; No Cash Proceeds

            Neither the Company nor the Subsidiary will receive any cash proceeds from the Asset Sale. Instead, RAC Corp. will issue up to 10 million shares of its common stock. The number of shares of common stock to be issued by RAC Corp. shall be reduced by one share per $1.00 of liabilities assumed by RAC Corp. in excess of $300,000. It also will issue performance vesting warrants to purchase up to 2.5 million shares of its common stock. These shares and warrants will be issued to RAC LLC, a limited liability company whose sole member will be us. The Company will have the right to have the common stock that it beneficially owns included in any registration statement that RAC Corp. files with the SEC to register its common stock, subject to limitations in connection with an underwritten public offering.

Conduct of Business Following the Asset Sale

            If the Asset Sale is authorized by the Company's stockholders, the Subsidiary will sell substantially all of its assets to RAC Corp. under the terms of the Asset Purchase Agreement. Following the Asset Sale, The Subsidiary will liquidate and the Company will have approximately 40% beneficial ownership interest in the outstanding capital stock of RAC Corp. and warrants to purchase up to an additional 2.5 million shares of RAC Corp. common stock through RAC LLC but neither the Company nor the Subsidiary will have any active business. The actual percentage retained and subsequently owned will depend on certain factors including (i) whether the Company exercises its right to purchase up to $2.0 million of RAC Corp. Series A Preferred Stock in subsequent rounds of Series A Preferred Stock issuances anticipated during the two years after closing; (ii) whether the RAC Corp. Warrants to be issued upon closing of the Asset Sale (if the performance conditions to their vesting are met) are exercised; and (iii) whether RAC Corp. issues additional capital stock in the future transactions.

            Following the Asset Sale, the Company anticipates that it will explore business acquisition opportunities. No specific acquisition opportunities have been identified at this time. The Company anticipates that it will fund any acquisition from the net proceeds, if any, of the Private Placement. The Private Placement is scheduled to close upon the consummation of the Asset Sale (see "Private Placement" below). As of December 31, 2006, the Company's consolidated cash and cash equivalents and marketable securities were approximately $50,000. The Company anticipates approximately $500,000 in net proceeds from the Private Placement following the payment of existing liabilities of the Subsidiary.

            There can be no assurance that the Company will be able to locate or consummate one or more appropriate acquisition opportunities, have the funds to acquire a business or that such acquisitions will be profitable.

            If the Company is unable to acquire and/or commence substantive business operations other than its investment in RAC Corp. within one year of the closing of the Asset Sale, it most likely will be deemed to be an investment company under the Investment Company Act of 1940. Upon the sale of the Assets, the value of the securities of RAC Corp. to be owned by the Company will exceed 40% of the value of the Company's total assets. Under the Investment Company Act, an issuer, such as the Company, that owns investment securities with a value in excess of 40% of its total assets, is an investment company, unless it has a bona fide intent to be engaged primarily, as soon as is reasonably possible (in any event within one year), in a business other than that of investing, reinvesting, owning, holding or trading in securities. As noted above, the Company is exploring business acquisition opportunities for after the closing of the Asset Sale. However, if the Company is deemed to be an investment company, it would be subject to costly and burdensome compliance requirements, including registration under that Act and compliance with reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations. In addition, its activities, including consummation of any business acquisition, issuance of securities and types of investments, would be restricted.

Financial Statements

            Please see the Company's unaudited financial statements as of and for the nine months ended September 30, 2006 contained in the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006 attached hereto as Exhibit B and the Company's audited financial statements as of and for the year ended December 31, 2005 contained in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005 attached hereto as Exhibit C.

Selected Financial Data

            Please reference the attached Exhibits referenced immediately below and attached hereto as Exhibits B and C:

EXHIBIT B - The Company's Quarterly Report on Form 10-QSB for the quarter Ended September 30, 2006

EXHIBIT C - The Company's Annual Report on Form 10-KSB for the year ended December 31, 2005

Selected Pro-Forma Financial Data

              MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                                    PRO-FORMA
                           CONSOLIDATED BALANCE SHEET

            The following unaudited pro forma combined balance sheet, and statement of operations as of September 30, 2006, is based on the historical financial statements of the Company and the Subsidiary and gives effect to the pro forma adjustments described herein as though the Asset Sale and the Private Placement had been consummated at September 30, 2006.

            The unaudited pro forma combined balance sheet should be read in conjunction with the notes thereto and with the historical financial statements of the Company, as filed in its annual report on Form 10-KSB for the year ended December 31, 2005 and in its quarterly report on Form 10-QSB for the quarter ended September 30, 2006 included in Exhibits B and C attached hereto. The unaudited pro forma combined balance sheet is not necessarily indicative of the Company's combined financial position that would have been achieved had the Asset Sale and Private Placement been consummated at September 30, 2006.

                                 Priv.Plcmt     Priv.Plcmt  Sale                             Pay-off      Conv.Debt
                                   13,000          2,000     "F"  Settlement     Asset         Liab        14,981        Pro-Forma
                    30-Sep-06       units          units     shs  Royalties      Sale      Liabilities      units         Balance
                 -------------  ------------    ----------  ----  ----------  -----------  -----------  ------------   ------------
Cash             $      45,193   $ 2,392,000(a) $  400,000  $100                           ($2,300,000)               $     537,293
Accts Rec        $     186,690                                                  ($186,690)                            $           0
Inventories      $     553,025                                                  ($553,025)                            $           0
PPd expenses     $      83,462                                                   ($83,462)                            $           0
Misc
  receivables    $     105,131                                                  ($105,131)                            $           0
                 -------------                                                                                        -------------
Total current
  assets         $     973,501                                                                                        $     537,293

PPE              $      13,672                                                   ($13,672)                            $           0
Patents          $       8,542                                                    ($8,542)                            $           0
Deposits         $      18,352                                                   ($18,352)                            $           0
Securities       $           0                                                $10,000,000                             $  10,000,000
                 -------------                                                                                        -------------
Total Assets     $   1,014,067                                                                                        $  10,537,293
                 =============                                                                                        =============

Accts Pay /Accr  $   3,249,212                                     ($134,323)              ($2,300,000)               $     814,889
ST Debt          $   4,106,267                                                                           ($2,946,267) $   1,160,000
Currt Mat of LT
  Debt           $      50,000                                                                              ($50,000) $           0
                 -------------                                                                                        -------------
Tot crrt
  liabilities    $   7,405,479                                                                                        $   1,974,889
Accr roy lT
  portion        $      16,250                                      ($17,500)                                               ($1,250)
                 -------------                                                                                        -------------
Total
  liabilities    $   7,421,729                                                                                        $   1,973,639
Pref stck B      $     130,283                                                                                        $     130,283
Pref stck C      $      64,762                                                                                        $      64,762
Pref stck E,
  par $1                         $    13,000    $    2,000                                               $    14,981  $      29,981
Pref stck F,
  par $1                                                    $100                                                      $         100
Common stck      $      68,618                                    $    4,655                                          $      73,273
APIC             $  26,646,819   $ 2,587,000    $  398,000        $  147,168                             $ 2,981,286  $ 32,760,273
Dec Comp              ($26,094)                                                                                            ($26,094)
Accum Deficit     ($33,292,050)    ($208,000)                                 $ 9,031,126                              ($24,468,924)
                 -------------                                                                                        -------------
Stockh equity      ($6,407,662)                                                                                       $   8,563,654
Tot liabil &
  stckh equity   $   1,014,067                                                                                        $  10,537,293
                 =============                                                                                        =============

          ctrl   $           0                                                                                        $           0

Comm Sh Equiv
  (b)               67,959,000    10,400,000     1,600,000   400   4,655,000                              11,985,068     96,599,468

(a) net of 8% Finders Fee

(b) no consideration for investment rights or warrants

Notes to Pro-Forma Balance Sheet for Millennium Biotechnologies Group and Subsidiary

Assets

All of the Company's assets except for cash will be transferred in exchange for 10,000,000 shares of common stock in RAC Nutrition Corp. which will be initially valued at $1.00 per share at closing of the Asset Sale pursuant to the terms of the Asset Purchase Agreement signed on October 25, 2006 between Aisling Capital, LLC and the Company.

Liabilities

The Company is required to satisfy all outstanding liabilities prior to the closing of the Asset Sale, the Company plans on converting existing convertible notes to retire existing debt and use the funds acquired from the Private Placement Agreement which was entered into on August 16, 2006 whereby the Company will sell Series E Preferred Stock.

Stockholders Equity

The changes to the Stockholders Equity section of the Balance Sheet provide for the addition and issuance of Series E and F preferred stock as contemplated in the Private Placement Purchase Agreement.

              MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY

                                    PRO FORMA

                          CONSOLIDATED INCOME STATEMENT

                                   9 Months Ended               9 Months Ended
                                    September 30,   Pro-Forma     Pro-Forma
                            2006 Adjustments Balances
                                   --------------  -----------  --------------
                                     (Unaudited)
Net Sales .......................   $    658,632             0       658,632
Cost of goods sold ..............        477,392             0       477,392
                                    ------------    ----------    ----------
Gross Profit ....................        181,240             0       181,240

Research and development costs ..         51,917             0        51,917
Selling, general and
  administrative expenses .......      8,081,575             0     8,081,575
                                    ------------    ----------    ----------
Profit (Loss) from Operations ...     (7,952,252)            0    (7,952,252)

Other Income (Expense)

  Extraordinary Gain from Asset
  Sale ..........................                    9,031,126     9,031,126
  Interest expense ..............     (2,500,661)            0    (2,500,661)
  Miscell Expense ...............         (2,395)            0        (2,395)
                                    ------------    ----------    ----------
Total Other Income (Expense) ....     (2,503,056)    9,031,126     6,528,070

Prov income tax .................          2,351             0         2,351
                                    ------------    ----------    ----------
Total Net Profit (Loss) .........   $(10,457,659)    9,031,126    (1,426,533)
                                    ============    ==========    ==========

Net Gain (Loss) per share .......   $      (0.16)         0.32         (0.01)
                                    ============    ==========    ==========
  Weighted average number
  of common shares outstanding ..     65,465,851    28,640,468    96,599,468

Accounting Treatment

The Company is taking the position that the acquisition of the Company's assets by RAC Nutrition Corporation should qualify as a tax-free reorganization and therefore recognizing the net proceeds associated with the reorganization of $9,031,126 as extraordinary income. The Company will not accrue for income taxes related to this extraordinary income pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended.

Certain Income Tax Consequences

The acquisition of Millennium's assets by RAC Nutrition Corporation should qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

In the event that the Internal Revenue Service makes a determination that the transaction does not qualify as a tax-free reorganization under Code Section 368(a), the maximum combined federal and state tax exposure should be below $1,000,000. This estimate does not include current year losses from operations that may be available to reduce this exposure.

                                 THE ASSET SALE

The Parties to the Asset Sale

            The parties to the Asset Sale will be the Company, its wholly owned subsidiary, Millennium Biotechnologies, Inc., RAC Corp. and RAC LLC.

The Effective Time

            The Asset Sale will become effective as promptly as practicable following the authorization of the Asset Sale by the stockholders of the Company and upon the satisfaction or waiver, where permissible, of the other conditions to consummation of the Asset Sale.

Assets to be Sold by the Subsidiary

            Subject to the terms and conditions to be set forth in the Asset Purchase Agreement, the Asset Purchase Agreement provides that the Subsidiary will sell to RAC Corp. substantially all of its assets related to its nutraceuticals business, including the following:

      o All rights, title and interest in contracts, agreements, commitments and purchase orders with customers, distributors, resellers, service providers and manufacturers relating to its nutraceuticals business;

      o     All inventory;

      o Marketing and sales material relating to its nutraceuticals business;

      o All licenses, permits, certificates and registrations relating to its nutraceuticals business ;

      o All rights, title and interest in patents, trademarks, trade names, service marks, brand marks and names, copy rights and trade secrets;

      o Machinery, equipment, fixtures and tangible personal property relating to its nutraceuticals business;

      o     All leases of equipment, machinery and tangible personal property;
            and

      o     All accounts receivables.

Assets to be Retained by the Subsidiary

            The Asset Purchase Agreement provides that the Subsidiary will retain all of its assets not sold to RAC Corp., including the following:

      o     All property and assets not related to its nutraceuticals business;

      o     All cash, cash equivalents, bank accounts and marketable securities;
            and

      o     All tax credits and refunds.

Liabilities to be Assumed by RAC Corp.

            The closing of the Private Placement is contingent upon the Company's ability to have the holders of $2.926 million of the Company's indebtedness convert such indebtedness into Units in the Private Placement. The Asset Purchase Agreement provides that RAC Corp. will assume liabilities related to the Subsidiary's business, including the following:

      o Obligations under contracts, agreements and licenses which are part of the assets being purchased; and

      o Other obligations and liabilities up to $500,000; provided, subject to certain exceptions, the number of shares of RAC Corp. common stock to be issued to the Subsidiary and immediately distributed to RAC LLC is reduced by one share for each $1.00 of such obligation or liability in excess of $300,000.

Liabilities to be Retained by the Subsidiary

            The Asset Purchase Agreement provides that RAC Corp. will not assume any liabilities other than as described in the immediately preceding paragraph, including the following:

      o     Any indebtedness which is convertible into equity interest;

      o Any obligations and liabilities arising out of a breach of contract, breach of warranty, tort, infringement or violation of law;

      o     Any liabilities with respect to taxes;

      o All liabilities and obligations arising out of royalty agreements between the Subsidiary and certain individuals; and

      o Any liabilities and obligations for severance pay or employee benefits.

Sale Price; No Cash Proceeds

            Neither the Company nor the Subsidiary will receive any cash proceeds from the Asset Sale. Instead, RAC Corp. will issue up to 10,000,000 shares of its common stock. The number of shares of common stock to be issued by RAC Corp. shall be reduced by one share per $1.00 of liabilities assumed by RAC Corp. in excess of $300,000. It also will issue performance vesting warrants to purchase up to 2.5 million shares of its common stock. These securities will be issued to the Subsidiary and immediately distributed to RAC LLC, a limited liability company whose sole member will be us, as our designee, pursuant to the liquidation of the Subsidiary in connection with these transactions.

RAC Nutrition Corporation.

            RAC Nutrition Corporation is a newly formed Delaware corporation. Pursuant to the Series A Preferred Stock Purchase Agreement, RAC Corp. will initially be funded through the issuance of $15 million of shares of its Series A Preferred Stock. Investors will include Aisling Capital II, LP, Menemsha Capital Partners, Ltd. and, possibly, other qualified investors.

            During the two years after the closing of the Asset Sale, RAC Corp. may raise up to an additional $12.0 million through the issuance of additional Series A Preferred Stock. The Company has the right to purchase up to $2.0 million of these additional shares in the subsequent rounds of issuance of Series A Preferred Stock.

Common Stock Purchase Warrants of RAC Corp.

            The Warrants to be issued as partial consideration for the Assets will be exercisable for a period of five years at an initial exercise price of $1.00 per share. The Warrants are not exercisable unless and until (i) RAC Corp. has aggregate net revenues for the preceding four quarters equal to or exceeding $50.0 million and (ii) RAC Corp.has aggregate pre-tax net income (before dividends) of at least $5.0 million for the preceding four fiscal quarters. The exercise price is subject to adjustments in the event of stock splits or combinations, but not in the event of future issuances of equity securities.

Series A Convertible Preferred Stock of RAC Corp.

            As discussed above, RAC Corp. will be funded initially by the issuance of Series A Preferred Stock. This Preferred Stock will have the following terms:

                  o Voting. Each share will entitle the holder thereof to such number of votes as the number of shares of common stock into which one share of such Preferred Stock is convertible. Holders will vote along with the holders of RAC Corp. common stock.

                  o Conversion Price. The original purchase price of $1.00 plus any accrued but unpaid dividends is convertible at any time after issuance, into RAC Corp. common stock at the rate of $1.00 per share, subject to adjustment for anti dilution.

                  o Anti-Dilution. Subject to certain customary exclusions such as common stock issuances to officers, directors and consultants pursuant to Board approved plans, the conversion price adjusts upon the happening of certain specified events. If RAC Corp. issues shares at a price below the then conversion price during the first 36 months after closing, the conversion price is reduced to the issue price of such newly issued shares. Thereafter, upon the issuance of shares at prices below the then conversion price, the conversion price is reduced based on a weighted-average formula. In addition, the conversion price is subject to anti-dilution protection in the event of (i) subdivision or combination of common stock; (ii) dividends or distributions of common stock;
                        (iii) reclassification of the common stock into a security other than the common stock; or (iv)
                        consolidation or merger of RAC Corp. with or into another corporation.

                  o Liquidation Preference. Each share has a preference over all other equity securities in the event of liquidation to the extent of $1.00 plus accrued but unpaid dividends. Thereafter, holders will share ratably with holders of common stock on an as converted basis.

                  o Dividends. Holders will be entitled to receive a preferred accrued dividend, before dividends on common stock, at the rate of $0.10 per annum when, as and if declared by RAC Corp.'s Board, but in any event upon liquidation, redemption or conversion. In addition, holders will be entitled to participate, pro rata, on an as converted basis, in any dividends paid on RAC Corp. common stock. Any earned but unpaid dividends on the Series A Preferred Stock will be compounded at a rate of 10% per annum.

                  o Election of Directors. Holders will have the right to elect three of the five members of RAC Corp.'s board of directors.

                  o Protective Provisions. The consent of a majority of the holders will be required for a number of actions related to offering, issuing, repurchasing or changing RAC Corp.'s securities; amending RAC Corp.'s certificate of incorporation; selling or licensing RAC Corp.'s intellectual property; payment of dividends or other distributions to holder of RAC Corp.'s capital stock; materially changing RAC Corp.'s business; changing the size of the board of directors; granting registration rights; incurring indebtedness in excess of $750,000; acquiring another entity; selling or licensing all or substantially all of RAC Corp.'s assets; or merger or similar transactions.

RAC Nutrition Holdings LLC

            RAC Nutrition Holdings LLC, a Delaware limited liability company, was newly formed to hold the RAC Corp. shares and warrants to be issued by RAC Corp. in consideration for the Assets. These securities will be held by the RAC LLC for the benefit of the Company.

            The sole member of RAC LLC will be the Company. Pursuant to the operating agreement of RAC LLC, the manager of RAC LLC will be RAC Corp. The manager will be responsible for the day-to-day management of RAC LLC, subject to certain limitations which require the consent of the majority of the members of RAC LLC.

            In addition, pursuant to the operating agreement, RAC Corp. will have the right to purchase all of the membership interest in RAC LLC from all of its members at the fair value if the Company is not in compliance with the Investment Company Act of 1940 or if the Company's cash losses for each of two consecutive quarters exceeds four times our cash on hand at the end of such quarters. RAC Corp.'s right to purchase the membership interest of RAC LLC will terminate on the fourth anniversary of the closing of the Asset Sale.

Representations and Warranties

            The Asset Purchase Agreement contains customary representations and warranties by the parties thereto, including representations and warranties regarding the following: (i) organization; (ii) authority regarding the Asset Sale; (iii) accuracy of financial statements; (iv) absence of litigations; and
(v) consents and approvals and absence of violations of or conflicts with certain laws and agreements.

            In addition, the Company and the Subsidiary make numerous representations to RAC Corp., including regarding the following: (i) adequacy of rights to the Assets; (ii) contracts, permits, intellectual property, inventory, accounts receivables and other assets of the Subsidiary; (iii) absence of material events and undisclosed liabilities; (iv) taxes; (v) employees and employee benefit plans; and (vi) solvency.

            In addition, RAC Corp. makes numerous representations to the Company and the Subsidiary, including regarding the following: (i) capitalization; and
(ii) absence of liabilities.

Covenants

            The Asset Purchase Agreement contains customary covenants by the parties. In addition, the Asset Purchase Agreement provides that during the period from the date of the Asset Purchase Agreement and continuing until the closing, the Company and the Subsidiary will (i) not lease, sell, dispose, mortgage or encumber any of the Assets except in the ordinary course of business; (ii) use best efforts to maintain relationships with customers, suppliers and employees; (iii) not do any act or omit to do any act that will cause a material breach of any agreement; (iv) maintain insurance coverage; (v) not settle any material litigation; and (vi) timely file all tax returns.

            In addition, the Company has agreed to take all necessary action to call and hold a stockholder meeting for the purpose of obtaining stockholder approval of the Asset Sale, including the preparation and filing of this Proxy Statement with the Company's Board of Director's recommendation to approve the Asset Sale.

            The Company also has agreed to not invest in, own, manage, operate or assist any person engaged in a business which competes with the Subsidiary's nutraceuticals business for a period of five years and to not solicit, directly or indirectly, for a period of two years, any employee or consultant of RAC Corp.

            The Company and the Subsidiary also agreed that pending the closing or the termination of the Asset Purchase Agreement, they will not directly or indirectly, initiate, solicit, encourage, consider or respond to any proposal, inquiry or offer, nor enter into any agreement or arrangement, regarding any sale of Assets other than sales in the ordinary course of business. However, the Company may participate in negotiations or discussions with, or furnish information to any person in connection with a merger or acquisition proposal if such proposal is not solicited by the Company and such person submits the proposal in writing to the Company. Prior to any such negotiation, discussion or furnishing of information, the Company's Board of Directors must reasonably determine in good faith that such proposal is capable of being completed and would, if consummated, result in a superior transaction and that failure to participate in such negotiations, discussions or furnishing of information would be inconsistent with the Board's fiduciary duties. If prior to the closing of the Asset Sale, a majority of the Board determines that it has received a superior proposal and that consummating the Asset Sale would be inconsistent with its fiduciary duties, the Board may withhold or withdraw its recommendation of the Asset Sale; provided, the Company provide RAC Corp. six business days notice of such determination during which time RAC Corp. shall have the opportunity to modify the terms of the Asset Sale to provide substantially equivalent value to the Company as contemplated in the superior proposal. In the event the Asset Sale is not consummated due to such superior proposal, the Company will be obligated to pay RAC Corp. $300,000 upon the consummation of such superior transaction. In addition, the Company is not prohibited from complying with Rule 14e-2 and Rule 14d-9 under the Securities Exchange Act of 1934, as amended, with respect to any tender offer.

Closing Conditions

            The Company's and the Subsidiary's obligations to consummate the Asset Sale are subject to the prior satisfaction or waiver of certain customary conditions and additional conditions, including: (i) the representations and warranties of RAC Corp. in the Asset Purchase Agreement shall be true in material respects as of the closing and as if made at the time of the closing;
(ii) all organizational approvals necessary to authorize the Asset Sale shall have been obtained by the Company, the Subsidiary and RAC Corp.; (iii) RAC Corp. shall have performed in all material respects its obligations contained in the Asset Purchase Agreement; (iv) the Company shall have received all of the membership interest in RAC LLC; (v) RAC Corp. shall have issued the shares of its common stock and warrants to acquire up to 2.5 million shares of its common stock to the Subsidiary and be immediately distributed to RAC LLC; (vi) no proceeding shall have been commenced or threatened against RAC Corp. challenging the Asset Sale; (vii) RAC Corp. shall not have conducted any business nor have any liabilities other than in connection with the Asset Sale; (viii) RAC Corp. shall have received financing in an amount not less than $15 million through the sale of its Series A Preferred Stock; and (ix) there shall not have been any material adverse change to RAC Corp.

            RAC Corp.'s obligation to consummate the Asset Sale is subject to the prior satisfaction or waiver of certain customary conditions and additional conditions, including: (i) the representations and warranties of the Company and the Subsidiary in the Asset Purchase Agreement shall be true in material respects as of the closing and as if made at the time of the closing; (ii) all organizational approvals necessary to authorize the Asset Sale shall have been obtained by the Company, the Subsidiary and RAC Corp.; (iii) the Company and the Subsidiary shall have performed in all material respects its obligations contained in the Asset Purchase Agreement; (iv) the receipt of all consents from governmental agencies and third parties required to consummate the Asset Sale;
(v) no proceeding shall have been commenced or threatened against RAC Corp. challenging the Asset Sale; (vi) RAC Corp. shall have received financing in an amount not less than $15 million through the sale of its Series A Preferred Stock; (vii) royalty agreements between the Subsidiary and certain individuals shall have been terminated, (viii) the Company and the Subsidiary shall have satisfied or converted all of its indebtedness, (ix) receipt of opinions that the Asset Sale is fair from a financial point of view to the Company's stockholders and that the Company and the Subsidiary are solvent and the Asset Sale will not cause them to be insolvent; (x) entry into employment agreement with a certain key employee; (xi) the Asset Sale shall have been approved by Aisling Capital II, L.P.'s investment committee; (xii) there shall not have been any material adverse change to RAC Corp.; and (xiii) the Company shall have had operating revenues for the fourth quarter of 2006 of at least $175,000.

Termination; Expenses; Termination Fees

            Each party is responsible for its own expenses. However, if RAC Corp. terminates the Asset Purchase Agreement due to (i) any material breach of any representation, warranty or covenant by the Company or the Subsidiary, (ii) the closing not occurring prior to February 15, 2007 unless due to RAC Corp.'s failure to fulfill its obligations; (iii) the failure to obtain stockholder approval of the Asset Sale; (iv) the Company's Board of Directors' withdrawing or modifying in an adverse manner to RAC Corp. its approval of the Asset Sale; or (v) failure of the Company to have operating revenues for the fourth quarter of 2006 of at least $175,000, the Company is responsible for reimbursement of the RAC Corp.'s expenses in connection with the Asset Purchase Agreement in an amount up to $350,000.

Indemnification

            The Asset Purchase Agreement will contain customary provisions pursuant to which the Company will indemnify the RAC Corp. and its affiliates.

Agreements Related to the Asset Sale

Co-Sale and First Refusal Agreement.

            Pursuant to the Co-Sale and First Refusal Agreement, among RAC Corp., the holders of the Series A Preferred Stock and the holders of RAC Corp.'s common stock, subject to certain limitations, the holders of the common stock, including RAC LLC, may not sell, assign, pledge or transfer their shares of common stock unless such holder first offers to RAC Corp. the right to purchase such shares upon the same terms as being offered by a proposed transferee. To the extent RAC Corp. does not exercise its right to purchase the holders of the Series A Preferred Stock will have the option to purchase such shares of common stock upon the same terms.

            If RAC Corp. and/or the holders of Series A Preferred stock do not elect to purchase all of the shares being offered by such holder of common stock, the non-participating holders of Series A Preferred Stock will have the option to sell a proportionate number of shares of common stock to the proposed transferee upon the same terms and conditions as being sold by such holder of common stock.

Voting Agreement.

            The Voting Agreement among RAC Corp., the holders of the Series A Preferred Stock and the holders of RAC Corp.'s common stock (including RAC LLC), provides the parties will vote all of their shares of RAC Corp. to elect:

                  o     three directors nominated by Aisling Capital II, LP,

                  o one director nominated by RAC LLC, who initially will be Andrew Schiff, so long as RAC LLC is the holder of not less than 50% of Common stock held by it at the closing of the Asset Sale;

                  o one director who is not an employee of RAC Corp. nominated by all of the directors in the event RAC LLC is longer the holder of at least 50% of common stock held by it at the closing of the Asset Sale; and

                  o one director who shall be the Chief Executive Officer of RAC Corp., who initially will be Lynne Millheiser Swanbeck.

            The Voting Agreement will terminate at the earlier of (i) the holders who are party thereto ceasing to own at least a majority of the voting power of RAC Corp. or (ii) an underwritten public offering at a price per share of $3.00 resulting in an aggregate net proceeds of $30,000,000 to RAC Corp.

Investor Rights Agreement.

            Pursuant to the Investor Rights Agreement among RAC Corp., the holders of the Series A Preferred Stock and the holders of RAC Corp.'s common stock, the holders of the Series A Preferred Stock will be granted the right to demand RAC Corp. to file, at its expense, a registration statement with the Securities and Exchange Commission covering the shares of Common Stock issuable upon conversion of their Series A Preferred Stock. In addition, RAC LLC and the holders of the Series A Preferred Stock will be granted piggyback registration rights whereby such holder may request RAC Corp. to include the shares of Common Stock held by them in a registration statement filed by RAC Corp. The registration rights granted by the Investor Rights Agreement are subject to customary underwriter cutbacks.

Business and Plan of Operation of RAC Nutrition Corporation

         RAC Corp. will have had no substantive business activities prior to the closing of the Asset Sale. Its sole activities will have consisted of organizing, raising funds and entering into the Asset Purchase Agreement. Following the closing of the Asset Sale, RAC Corp. plans to operate the nutraceuticals business previously conducted by the Company. Its new management plans to develop and effectuate a business plan to expand the marketing and distribution of the Resurgex(R) line of products. As discussed above in "RAC Nutrition Corporation," it is anticipated that RAC Corp. will be funded with $15,000,000 of working capital under the terms of the Series A Preferred Stock Purchase Agreement. It is RAC Corp. management's belief that this capital will be sufficient to sustain operations for the next twelve months and, possibly, to a point where RAC Corp. will generate positive cash flow. In the event that additional funds are needed, the Series A Preferred Stock Purchase Agreement provides for the sale of up to an additional $12,000,000 through the issuance of additional Series A Preferred Stock. No assurance can be given that RAC Corp. will not need in excess of this additional $12,000,000.

                          RAC NUTRITION CORP. PRO FORMA

                                  BALANCE SHEET

                                                                                       (Unaudited)

                                                                              Beginning    Adjustments     Closing
                                                                             ---------------------------------------
Assets
    Current Assets
        Cash ............................................................    $        --   $15,000,000   $15,000,000
        Accounts receivable net of allowance for
         doubtful accounts of $20,000
                                                                                      --       186,690       186,690
        Inventories
                                                                                      --       553,025       553,025
        Prepaid expenses
                                                                                      --        83,462        83,462
        Miscellaneous receivables
                                                                                      --       105,131       105,131
                                                                             ---------------------------------------
    Total Current Assets .................................................            --    15,928,308    15,928,308

    Property and equipment,
       net of accumulated depreciation of $116,656 .......................            --        13,672        13,672
    Other Intangibles
                                                                                      --     9,339,668     9,339,668
    Deposits .............................................................            --        18,352        18,352
                                                                             ---------------------------------------
Total Assets .............................................................            --    25,300,000    25,300,000
                                                                             =======================================

Liabilities and Stockholders' Equity
    Current Liabilities
         Accounts payable and accrued expenses ...........................            --       300,000       300,000
         Short term debt .................................................            --            --            --
         Current maturities of long term debt ............................            --            --            --
                                                                             ---------------------------------------
    Total Current Liabilities ............................................            --       300,000       300,000

    Accrued royalties, long-term portion .................................            --            --            --
    Total Liabilities ....................................................            --       300,000       300,000
                                                                             ---------------------------------------

Stockholders' Equity
    Preferred stock, $.001 par value, $1 stated value, 15,000,000 shares
     (authorized, issued and outstanding) ................................            --        15,000        15,000
    Common stock, $0.001 par value,
     (10,000,000 shares authorized, issued and outstanding) ..............            --        10,000        10,000
    Additional paid-in capital ...........................................            --    24,975,000    24,975,000
                                                                             ---------------------------------------
Total Stockholders' Equity ...............................................            --    25,000,000    25,000,000

                                                                             ---------------------------------------
     Total Liabilities and Stockholders' Equity ..........................    $       --   $25,300,000   $25,300,000
                                                                             =======================================

                                PRIVATE PLACEMENT

            On August 16, 2006, the Company entered into a Securities Purchase Agreement ("Purchase Agreement") with six accredited investors for the sale of 13,000 Units (the "Private Placement"). Each Unit consists of (a) one share of the Company's new Series E Senior Convertible Preferred Stock (the "Series E Preferred Stock"), (b) warrants to acquire 800 shares of common stock (the "Warrants") and (d) additional investment rights to acquire one share of Series E Preferred Stock and Warrants to acquire 800 shares of common stock. In addition, the lead investor, Iroquois Master Fund, Ltd. (the "Lead Investor") agreed to purchase 100 shares of the Company's new Series F Senior Convertible Preferred Stock (the "Series F Preferred Stock").

Securities Purchase Agreement

            Pursuant to the terms of the Purchase Agreement, the purchase price of each Unit is $200 and the purchase price of each share of Series F Preferred Stock is $1.00, for an aggregate purchase price of $2.6 million for the Units and of $100 for the Series F Preferred Stock. In addition, the Purchase Agreement contemplates the issuance of approximately 14,630 Units to convert not less than $2,926,000 of the Company's existing indebtedness by execution of a Supplemental Purchase Agreement by the holders of such indebtedness and the issuance of 2,000 additional Units upon the same terms as set forth in the Purchase Agreement. The closing of the transactions contemplated in the Purchase Agreement is to occur simultaneous with the consummation of the Asset Sale.

            Pursuant to the Purchase Agreement, the Company may not (a) subject to certain exceptions, offer or sell any equity securities or other rights convertible or exchangeable into equity securities (a "Subsequent Placement") until the effective date (the "Effective Date") of the registration statement covering the common stock underlying the securities purchased pursuant to the Purchase Agreement (see "Registration Rights Agreement" below); (b) subject to certain exceptions, make any Subsequent Placement, at any time from the Effective Date until the later of the date no Series E Preferred Stock is outstanding or the second anniversary of the Effective Date, without first offering the purchasers of the Units the opportunity to participate in such Subsequent Placement; (c) so long as the Series E Preferred Stock is outstanding, without the consent of the Lead Investor, issue or incur any debt or equity that is senior to or pari passu with the Series E Preferred Stock; or
(d) so long as the Lead Investor is the holder of at least 3,000 shares of Series E Preferred Stock, without the consent of the Lead Investor, (i) change the number of directors of the Company from five, (ii) redeem any capital stock of the Company (subject to certain exceptions), (iii) acquire another entity,
(iv) enter into any merger or consolidation, (v) sell all or substantially all of its assets, (vi) make a tender offer for or exchange its common stock, or
(vii) incur indebtedness in excess of $250,000. In addition, in the event of a change of control of the Company (as defined in the Purchase Agreement), a holder of the Series E Preferred Stock may require the Company to repurchase such holder's Series E Preferred Stock; provided, however, so long as the Lead Investor is the holder of at least 3,000 shares of Series E Preferred Stock, all of the holders' right to such redemption may be waived by the Lead Investor.

            In addition to customary closing conditions, the purchasers' obligation to consummate the transactions contemplated by the Purchase Agreement is contingent upon the Company effectuating the conversion of at least $2.926 million of its debt into the Units, the closing of the Asset Sale and the Company issuing 2,000 additional Units upon the same terms as set forth in the Purchase Agreement.

Series E Preferred Stock

            The Stated Value of each share of the Series E Preferred Stock is $200, and the holder thereof is entitled to receive cash dividends at the rate of 10% per annum payable quarterly; provided, subject to certain conditions, the Company may, at its option, pay such dividends in the form of its common stock.

            In all matters other than the election of directors, the holders of the Series E Preferred Stock are entitled to vote together with the holders of the common stock as a single class. Each share of Series E Preferred Stock is entitled to such number of votes equal to the number of shares of common stock into which the Series E Preferred Stock is convertible, subject to the conversion limitations described below.

            The Series E Preferred Stock, including any accrued but unpaid dividend, is convertible into shares of common stock at a conversion price of $.25 per share. Such conversion price is subject to anti-dilution and adjustment provisions.

            In the event of a liquidation, dissolution or winding up of the Company, the Series E Preferred Stock is entitled to a liquidation preference (senior to all other capital stock of the Company) in an amount equal to the Stated Value plus all accrued but unpaid dividends. At the option of the Lead Investor, a merger, consolidation, recapitalization, reorganization or sale of substantially all of the assets may be deemed a liquidation event.

            The Series E Preferred Stock is redeemable, at the option of the holder thereof, at any time on and after the three year anniversary of the issue date thereof at a price equal to the Stated Value plus all accrued but unpaid dividends. The Series E Preferred Stock also is subject to mandatory redemption on the five year anniversary of the issue date at a price equal to the Stated Value plus all accrued but unpaid dividends. In addition, in the event of certain triggering events, such as bankruptcy of the Company or a breach by the Company of certain of its covenants or representations, a holder may require the Company to repurchase such holder's Series E Preferred Stock.

Series F Preferred Stock

            The holders of the Series F Preferred Stock are not entitled to receive any dividends.

            In all matters other than the election of directors, the holders of the Series F Preferred Stock are entitled to vote together with the holders of the common stock as a single class. Each share of Series F Preferred Stock is entitled to such number of votes equal to the number of shares of common stock into which the Series F Preferred Stock is convertible, subject to the conversion limitations described below. In addition, the holders of the Series F Preferred Stock, as a separate class, are entitled to elect three of the five members of the Board of Directors of the Company.

            Each share of Series F Preferred Stock is convertible into one share of common stock of the Company, subject to anti-dilution and adjustment provisions.

            In the event of a liquidation, dissolution or winding up of the Company, the Series F Preferred Stock is entitled to a liquidation preference (senior to all other capital stock of the Company other than the Series E Preferred Stock) in an amount equal to the Stated Value of $1.00 per share. At the option of the Lead Investor, a merger, consolidation, recapitalization, reorganization or sale of substantially all of the assets may be deemed a liquidation event.

            In the event of certain triggering events, such as bankruptcy of the Company or a breach by the Company of certain of its covenants or representations, a holder may require the Company to repurchase such holder's Series F Preferred Stock.

Warrants

            The Warrants are exercisable by the holder at a price of $.25 per share (subject to anti-dilution and adjustment provisions) for a period of five years from the date such Warrants are issued. The Warrants, the Series E Preferred Stock and the Series F Preferred Stock may not be exercised or converted by the holder if following such exercise or conversion the holder will beneficially own more than 4.99% of the total number of outstanding common stock of the Company.

Additional Investment Rights

            The Additional Investment Rights contained in the Units are exercisable by the holder at a price equal to the Stated Value of the Series E Preferred Stock (subject to anti-dilution and adjustment provisions) for a period of three years.

Registration Rights Agreement

            In connection with the Purchase Agreement, the Company also entered into a Registration Rights Agreement whereby the Company has agreed to file a registration statement to register the re-sale of the shares of common stock issuable upon conversion of the Series E Preferred Stock and the Series F Preferred Stock and exercise of the Warrants. Under the Registration Rights Agreement, the Company is obligated to file the registration statement within 30 days of the Closing and to use its best efforts to cause such registration statement declared effective within 90 days (120 days in the event that the Company receives comments from the Securities and Exchange Commission) of the Closing and to keep such registration statement effective for a period of five years. If the Company fails to comply with these or certain other provisions, the Company will be required to pay as liquidated damages of 2% of the aggregate purchase price paid by the purchasers plus 1% of the aggregate purchase price for each month the failure continues.

                                   PROPOSAL 2
                    AMENDMENT TO CERTIFICATE OF INCORPORATION
           TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

            The Board of Directors of the Company has unanimously determined that it is advisable to amend the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's common stock from 200,000,000 to 400,000,000.

            The amendment to the Company's Certificate of Incorporation adopting the above change is set forth in Exhibit A to this Proxy Statement.

            Reasons for the Change to the Company's Common Stock

            As of January 10, 2007, the Company had 64,498,680 shares of common stock outstanding and approximately 51,000,000 shares reserved for future issuance under presently outstanding options and warrants and pursuant to the amendments to employment agreements and the terminations of the royalty agreements discussed above (see "Certain Interested Persons"). In the event all of the Preferred Shares and related Warrants to be issued in connection with the Private Placement are converted or exercised, the Company will issue approximately 97,000,000 shares of its common stock in connection with the Private Placement. In the event the Company does issue the 97,000,000 shares of common stock the Company would receive aggregate cash in the amount of $24,250,000. Accordingly, in the event the Private Placement is consummated, the Company will have an insufficient number of its authorized shares. Pursuant to the terms of the Private Placement, the Company is required to increase the number of shares of its authorized common stock to 400,000,000 within 60 days of the closing of the Private Placement. The proposed amendment to the Certificate of Incorporation increasing the number of authorized shares thus is required in order for the Company to fulfill its obligations under the terms of the Private Placement.

            In addition, the Company believes that the increase in the number of authorized shares of common stock will benefit the Company by providing flexibility to issue common stock for a variety of business and financial objectives in the future without the necessity of delaying such activities for further stockholder approval. These objectives include, but are not limited to, raising additional capital for business and asset acquisitions, current and future employee compensation and benefits and other corporate purposes. We anticipate that we may be issuing shares and/or options in the near future to raise additional needed capital and/or compensate employees and officers. As of the date hereof, the Company is actively seeking to raise additional funds through the sale of equity or convertible debt securities that would require utilizing authorized but unissued/unreserved shares. However, other than the Private Placement, it has no definitive plans at this time. Aside from the foregoing, the Company has no current plans to issue any of the shares that would be authorized should this proposal be approved by our stockholders.

General Effect of the Changes to the Company's Common Stock

            Stockholders will not realize any dilution in their percentage of ownership of the Company or their voting rights as a result of the foregoing change. However, issuances of significant numbers of additional shares of common stock in the future (i) will dilute stockholders' percentage ownership of the Company and, (ii) if such shares are issued at prices below what current stockholders paid for their shares, may dilute the value of current stockholders' shares. In addition, the authorization of additional capital, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and our stockholders. The increased authorized capital therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the increased capital may limit the opportunity for the Company stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The increased authorized capital may have the effect of permitting the Company's management, including the Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company's business. However, the Board of Directors did not approve the increase in the Company's authorized capital with the intent that it be utilized as a type of anti-takeover device.

            If stockholders do not approve the amendment to the Company's Certificate of Incorporation, The Company will not be able to close the Private Placement. Without the receipt of the funds from the Private Placement, the Company will not be able to complete the Asset Sale and, if the Company is unable to raise significant funds on acceptable terms, its financial condition will be materially adversely affected and it may need to limit or curtail operations.

            Members of the Company's Board and the Company's executive officers, who collectively own 5,846,901 shares of the Company's common stock, or approximately 8.5% of the total votes, have indicated that they intend to vote in favor of the Amendment to the Company's Certificate of Incorporation.

                                   PROPOSAL 3
     RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS


            The Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of Bagell, Josephs Levine & Company, L.L.C. as independent registered public accountants of the Company for the fiscal year ending December 31, 2006 subject to ratification by the stockholders. Bagell, Josephs Levine & Company, L.L.C. has served as the Company's independent auditors since March 31, 2005.

            The total fees billed by Bagell, Josephs Levine & Company, L.L.C. were $15,000 in 2004, and $26,000 in 2005. The Company was also billed $61,684 in 2004 by its prior Independent Registered Public Accountants, Rosenberg, Rich, Baker and Berman, LLC. The following table shows the aggregate fees billed to us by Bagell, Josephs Levine & Company, L.L.C. and Rosenberg, Rich, Baker and Berman for professional services rendered during the year ended December 31, 2004 and aggregate fees billed by only Bagell, Josephs Levine & Company in 2005.

                          Amount ($)
                      -----------------
Description of Fees    2004      2005
-------------------   -------   -------
Audit Fees            $76,684   $26,000
Audit-Related Fees    $  0.00   $     0
Tax Fees              $ 3,433   $     0
All Other Fees        $     0   $     0
                      -------   -------
Total                 $80,117   $26,000
                      =======   =======

Audit Fees

            Represents fees for professional services provided for the audit of the Company's annual financial statements and review of its financial statements included in its quarterly reports and services in connection with statutory and regulatory filings.

Audit-Related Fees

            Represents the fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements.

            Although the Company established an Audit Committee, the Audit Committee has not met or performed Audit Committee functions on a regular basis (please see "Audit Committee and Audit Committee Expert" in "Meetings And Committees Of The Board" below).

            Representatives of Bagell, Josephs Levine & Company, L.L.C. will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            The Company has employment agreements with its executive officers and has granted its officers and directors options and warrants to purchase its common stock, as discussed under the headings "Executive Compensation" and "Principal Stockholders" below and "Certain Interested Persons; Amendments to Employment Agreement" above in Proposal No. 1.

            On January 11, 2001, the Subsidiary entered into an Investment and Assignment Agreement with David Miller, a founding stockholder of the Company. Pursuant to the agreement, Mr. Miller assigned to the Subsidiary all of his rights, title and interest to all formulations, material and technologies made, invented or developed by him which relate in any way to nutraceutical supplements and also granted the Subsidiary the exclusive right to patent and trademark any such inventions. In consideration of the assignment, the Subsidiary issued 2,671,729 shares of its common stock to Mr. Miller and granted to him a perpetual royalty equal to 3.33% of the gross sales of Resurgex(R) and Resurgex Plus(R) and 3.3% of the gross profit from the sale of any additional products of the Subsidiary. During the first quarter of 2005, Mr. Miller and Jane Swon entered into an agreement whereby among others Miller transferred $93,650 in accrued royalties and a promissory note for $50,000 to Jane Swon (spouse of Jerry E. Swon). In accordance with instructions by Jane Swon, the Company subsequently settled this note with payment of the principal to the Company's chief executive officer.

            On January 11, 2001 the Subsidiary entered into Royalty and Investment Agreements with Jane Swon and P. Elayne Wishart (spouse of former Chief Operating Officer and Director Bruce Deichl). Pursuant to such agreements, Ms. Swon and Ms. Wishart were each issued 4,007,594 shares of the Subsidiary's common stock for consideration of $25,000 each. In addition, Ms. Swon and Ms. Wishart each paid the Subsidiary $25,000 for a perpetual royalty pursuant to which they are each entitled to 3.3% of the gross sales of Resurgex(R) and Resurgex Plus(R) and 3.3% of the gross profit from the sale of any additional products. The $50,000 consideration is being amortized over 10 years to additional paid-in-capital.

            Upon the consummation of the Asset sale, the above discussed royalty arrangements will be exchanged for shares of the Company's common stock (see "Certain Interested Persons; Cancellation of Royalty Agreements" above in Proposal No. 1).

                             PRINCIPAL STOCKHOLDERS

            The following table sets forth as of January 10, 2007, the number and percentage of outstanding shares of common stock beneficially owned by (i) each person, individually or as a group, known to us to be deemed the beneficial owners of five percent or more of our issued and outstanding common stock; (ii) each director and nominee, (iii) each executive officer named in the Summary Compensation table appearing herein, and (iv) all present executive officers and directors as a group. In addition, the table sets forth information with respect to the beneficial ownership of the voting securities, assuming the Asset Sale and the Private Placement had closed as of January 10, 2007.

                        Amount and Nature                  Amount and Nature
Name and Address          of Beneficial       Percent        of Beneficial        Percent
of Beneficial Owner         Ownership       Of Class (1)     Ownership (2)     of Class (2)
---------------------   -----------------   ------------   -----------------   ------------
Jerry E. Swon (3)           1,870,390           2.7%           3,870,390           2.3%
c/o the Company
Frank Guarino (4)             914,000           1.3%           2,314,000           1.4%
c/o the Company
Carl Germano (5)            2,092,313           3.0%           2,092,313           1.3%
c/o the Company
Michael G. Martin (6)         479,099           0.7%             479,099           0.3%
c/o the Company
David Sargoy (7)              491,099           0.7%             491,099           0.3%
c/o the Company
Jane Swon (8)               3,295,177           4.8%           3,295,177           2.0%
c/o the Company
All Directors and           5,846,901           8.5%           9,246,901           5.6%
Executive Officers as
a Group (5 persons)

* Address: c/o the Company.

----------
(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock which such person has the right to acquire within 60 days of January 10, 2007. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within such date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnote to this table and pursuant to applicable community property laws, the Company believes based on information supplied by such persons, that the persons named in this table have sole voting and investment power with respect to all shares of common stock which they beneficially own.

(2) These columns assume that the Asset Sale and the Private Placement had closed on January 10, 2007, and as a result, that 29,800 shares of Series E Preferred Stock, 1 share of Series F Preferred Stock, the related Private Placement Warrants and the Additional Investment Rights had been issued. For purposes of calculating the "beneficial ownership" and the percentage ownership by each person or group of persons named above, these columns assume that all the shares of Series E Preferred Stock and Series F Convertible Stock and all the Private Placement Warrants to be issued to such person or group of persons, including upon exercise of the Additional Investment Rights, have been converted or exercised for shares of common stock, without any limitation on conversion or exercise.

(3) Includes 183,333 shares issuable upon exercise of options and warrants. These options and warrants have a cashless exercise provision and include certain piggyback registration rights. Does not include any securities owned by Jane Swon, Mr. Swon's spouse, as to which securities Mr. Swon disclaims beneficial ownership.

(4)   Includes 764,000 shares issuable upon exercise of warrants.

(5) Mr. Germano holds options to purchase 1,708,979 shares of the Company's common stock. Also included are shares issuable upon exercise of warrants to purchase 241,667 shares of Company common stock. All of these options and warrants have a cash-less exercise provision.

(6) Includes 183,333 shares issuable upon exercise of warrants. These warrants have a cash-less exercise provision and include certain piggyback registration rights.

(7) Includes 183,333 shares issuable upon exercise of warrants. These warrants have a cash-less exercise provision and include certain piggyback registration rights.

(8) Includes warrants to purchase 1,068,692 shares of the Company's common stock. Jerry E. Swon, Ms. Swon's husband, disclaims beneficial ownership of all Company securities owned by Ms. Swon.

----------
**    Less than 1%

Change in Control Following the Closing of the Private Placement

            If and when the Private Placement closes, the Lead Investor will have the power to elect three of the five members of the Company's board of directors. Please see "Private Placement" above.

                              AVAILABLE INFORMATION

            The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files periodic reports, proxy statements, and other information with the SEC, which may be inspected and copied at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Stockholders can obtain copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. These filings are also vailable to stockholders on the SEC's website at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            The following documents filed with the SEC by the Company pursuant to the Securities Exchange Act of 1934, as amended, are incorporated by reference in this proxy statement: None.

            Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such document so modified or superseded, shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

                  STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

            Any stockholder proposal intended to be presented at the 2006 Annual Meeting of Stockholders must be received by the Company's Secretary at its principal executive offices not later than March 16, 2007 for inclusion in the Board of Directors' Proxy Statement and form of Proxy relating to that meeting. Each proposal submitted should be accompanied by the name and address of the stockholder submitting the proposal and the number of shares of common stock owned. If the proponent is not a stockholder of record, proof of beneficial ownership also should be submitted. All proposals must be a proper subject for action and comply with the Proxy Rules of the Securities and Exchange Commission.

            The Company may use its discretion in voting Proxies with respect to stockholder proposals not included in the Proxy Statement for the fiscal year ended December 31, 2006, unless the Company receives notice of such proposals prior to May 21, 2007.

                                 OTHER BUSINESS

            The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of common stock will be voted in accordance with the specification so made.

            IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

                                             By Order of the Board of Directors,


                                             Frank Guarino, Secretary

Basking Ridge, New Jersey
January 17, 2007

                                    ANNEX I

                            ASSET PURCHASE AGREEMENT

      This Asset Purchase Agreement ("Agreement") is made and entered into as of the 25th day of October, 2006 (the "Effective Date"), by and among RAC Nutrition Corporation, a Delaware corporation, (the "Buyer"), and Millennium Biotechnologies Group, Inc., a Delaware corporation (the "Parent" or the "Company"), together with its wholly owned subsidiary Millennium
Biotechnologies, Inc., a Delaware corporation (the "Seller" or the "Subsidiary"), and RAC Nutrition Holdings LLC, a Delaware limited liability company ("LLC") and their respective successors and assigns.

                                    RECITALS:

      (A) WHEREAS, Seller is engaged in the distribution and sale of nutraceuticals under the "Resurgex" name and mark (the "Business"), and;

      (B) WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, substantially all of the assets used in connection with the Business, as provided herein, together with certain liabilities as defined herein (the sale of such assets of the Business and certain liabilities by Seller to Buyer referred to herein as the "Transaction").

      (C) WHEREAS, for United States Federal income tax purposes, it is intended that the Transaction shall qualify as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the "Code"), and that this Agreement shall be, and hereby is, adopted as a plan of reorganization for purposes of Section 368 of the Code.

      NOW, THEREFORE, in consideration of the premises above and of the mutual covenants, representations, warranties, and agreements set forth herein, the parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      Section 1.1 Certain Definitions. As used herein, the following capitalized terms have the following meanings:

      "Accounts Receivable" has the meaning set forth in Section 2.1(k).

      "Adjustment Report" has the meaning set forth in Section 2.7(b).

      "Affiliate" means, as to any Person, (a) any subsidiary of such Person and
(b) any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person and includes, in the case of a Person other than an individual, each officer, director, general partner or member of such Person, and each Person who is the beneficial owner of twenty-five percent (25%) or more of such Person's outstanding stock having ordinary voting power of such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

      "Agreement" has the meaning set forth in the Preamble.

      "Assignment Agreement" has the meaning set forth in Section 2.10(a)(ii).

      "Assumed Obligations" has the meaning set forth in Section 2.3.

      "Big Four" means Ernst & Young, Deloitte Touche Tohmatsu,
PricewaterhouseCoopers and KPMG, collectively.

      "Bill of Sale" has the meaning set forth in Section 2.10(a)(i).

      "Business" has the meaning set forth in the Recitals.

      "Business Day" means any day other than Saturday, Sunday, and any day on which commercial banks in the State of New York are authorized by Law to be closed.

      "Business Employees" means, collectively, the individuals who are employed by Seller (or an Affiliate of Seller) on a full-time or permanent basis principally at or with respect to the business of the Company immediately prior to the Closing and who are identified on Schedule 3.27(c).

      "Business Intellectual Property" has the meaning set forth in Section 2.1(h). "Buyer" has the meaning set forth in the Preamble.

      "Buyer Common Stock" means shares of common stock of Buyer, par value $0.001 per share.

      "Buyer Common Stock Issuance Calculation" means an amount equal to 10,000,000 shares of Buyer Common Stock less the number of shares equal to Estimated Qualified Liabilities divided by $1.00.

      "Certificate of Good Standing" means a certificate of good standing issued by a Secretary of State of a competent jurisdiction evidencing the good standing of the Company or the Subsidiary.

      "Claim" means any demand, suit, claim or other assertion of liability by third parties.

      "Closing" has the meaning set forth in Section 2.9.

      "Closing Date" has the meaning set forth in Section 2.9.

      "Closing Statement" has the meaning set forth in Section 2.7(b).

      "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code.

      "Code" has the meaning set forth in the Recitals.

      "Collected Receivables" has the meaning set forth in Section 2.6.

      "Company" has the meaning set forth in the Preamble.

      "Company Common Stock" has the meaning set forth in Section 5.8(a).

      "Company Stockholders" has the meaning set forth in Section 5.8(a).

      "Confidentiality Agreements" has the meaning set forth in Section 2.10(a)(xii).

      "Consent Contract" has the meaning set forth in Section 2.5.

      "Contract" and "Contracts" have the meaning given to them in Section
2.1(f).

      "Current Liabilities" shall include all Accounts Payable, accrued expenses and accrued Tax liabilities of the Company on the Closing Date net of any and all accrued interest on any long-term or short-term debt obligations of Seller.

      "Damages" has the meaning set forth in Section 9.1.

      "Distributor Contracts" has the meaning set forth in Section 2.1(a).

      "Domain Names" means URL addresses and all other internet and world wide web addresses and designations.

      "Effective Date" has the meaning set forth in the Preamble.

      "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement; (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan; (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan); (d) Employee Welfare Benefit Plan; (e) material fringe benefit including vacation pay or paid sick leave; and
(f) other retirement, bonus, severance, change in control, vacation, incentive, profit sharing, equity-incentive, employee group insurance, hospitalization, disability or other employee benefit plan, program policy or agreement, whether formal or informal, and whether or not subject to ERISA in each case that is sponsored, contributed to or maintained by Seller or to which Seller has an obligation to contribute.

      "Employer" means the entity designated by Buyer (which may be the Buyer, its Affiliate or other entity) that employs the Transferred Employees as of the Transfer Date.

      "Encumbrances" has the meaning set forth in Section 3.7.

      "Environmental, Health and Safety Requirements" has the meaning set forth in Section 3.23.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations adopted pursuant thereto.

      "ERISA Affiliate" means with respect to the Seller, any trade or business (whether or not incorporated) under common control with Seller or which, together with the Seller is treated as a single employer within the meaning of Sections 414(b),(c) or (m) of the Code.

      "Estimated Qualified Liabilities" has the meaning set forth in Section 2.7(a).

      "Exchange Act" means the Securities Exchange Act of 1934, as amended and the rules and regulations adopted pursuant hereto.

      "Excluded Assets" has the meaning set forth in Section 2.2.

      "Exclusivity Period" has the meaning set forth in Section 10.1(a).

      "Fairness Advisor Opinion" has the meaning set forth in Section 7.2(k).

      "Fee" has the meaning set forth in Section 10.1(a).

      "Financial Statements" has the meaning set forth in Section 3.5.

      "401(k) Plan" means an Employee Pension Benefit Plan that is intended to meet the requirements of a qualified cash or deferred arrangement under section 401(k) of the Code.

      "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board.

      "Governmental Authority" means any federal, state, local or foreign government or governmental regulatory body and any of their respective subdivisions, agencies, instrumentalities, authorities, courts or tribunals.

      "Headquarters Lease" means the Lease Agreement, dated October __, 2001, for the commercial real estate located at 664 Martinsville Road, Suite 219, Basking Ridge, New Jersey 07920.

      "Indebtedness" shall mean (a) obligations for borrowed money; (b) obligations evidenced by bonds, debentures, notes or other similar instrument;
(c) obligations under a lease that are required to be classified and accounted as capital lease obligation under GAAP; (d) obligations for reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction; and (e) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (a) through (d) above.

      "Indemnitee" has the meaning set forth in Section 9.5.

      "Indemnitor" has the meaning set forth in Section 9.5.

      "Independent Auditors" has the meaning set forth in Section 2.7(d).

      "Intellectual Property" has the meaning set forth in Section 2.1(h).

      "Inventory" has the meaning set forth in Section 2.1(d).

      "Key Employee" means the employee listed in Schedule 2.10(a)(xi).

      "Key Employment Agreement" has the meaning set forth Section 2.10(a)(xi).

      "Law" means any federal, state, local or foreign law, ordinance, order, rule, regulation, license or permit, and any order, writ, judgment, award, injunction, or decree of any court or arbitrator or any Governmental Authority of the United States of America, any state or political subdivision thereof or any foreign Governmental Authority.

      "Letter of Intent" means that certain Letter of Intent by and among the Company, the Subsidiary and Aisling Capital II, L.P., dated April 5, 2006.

      "Lien" means any charge, claim, community property interest, condition, equitable interest, lien (including any Tax lien), mortgage, option, pledge, security interest, right of first refusal, easement, servitude, right of way, or other encumbrance or restriction of any kind, including any restrictions on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

      "LLC" has the meaning set forth in Section 7.1(e).

      "LLC Interest" means a one hundred percent (100%) membership interest in the LLC.

      "Material Adverse Effect" means, when used with respect to Seller, any event, condition, change, occurrence or circumstance which has a material adverse effect on the Purchased Assets, operations, business, assets, liabilities, results of operations, financial condition or prospects of the Business on the whole, as now conducted by Seller.

      "Operating Agreement" has the meaning set forth in Section 7.1(e).

      "Organizational Documents" has the meaning set forth in Section 3.1.

      "Other Businesses" has the meaning set forth in Section 9.1(b).

      "Other Contracts" has the meaning set forth in Section 2.1(f).

      "Parent" has the meaning set forth in the Preamble.

      "Patent Assignment Agreement" has the meaning set forth in Section 2.10(a)(xv).

      "Permits" has the meaning set forth in Section 2.1(g).

      "Permitted Encumbrances" has the meaning set forth in Section 3.7.

      "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, or unincorporated association, or any Governmental Authority, officer, department, commission, board, bureau or instrumentality thereof.

      "Personal Property Leases" has the meaning set forth in Section 2.1(j).

      "Proxy Statement" has the meaning set forth in Section 5.8(c).

      "Purchase Price" has the meaning set forth in Section 2.6.

      "Purchased Assets" has the meaning set forth in Section 2.1.

      "Qualified Liabilities" has the meaning set forth in Section 2.4.

      "Representatives" has the meaning set forth in Section 10.1(a)

      "Restricted Area" has the meaning set forth in Section 6.3(a).

      "Royalty Agreement" has the meaning set forth in Section 2.10(a)(xiii).

      "SEC" has the meaning set forth in Section 5.8(c).

      "SEC Reports" has the meaning set forth in Section 3.4.

      "Securities Act" has the meaning set forth in Section 5.8(c).

      "Seller" has the meaning set forth in the Preamble.

      "Solvency Opinion" has the meaning set forth in Section 7.2(l).

      "Solvent" has the meaning set forth in Section 3.33.

      "Stock Purchase Agreement" has the meaning set forth in Section
2.10(b)(x).

      "Straddle Period" has the meaning set forth in Section 5.9(c)(ii).

      "Stockholders' Meeting" has the meaning set forth in Section 5.8(a).

      "Sublease" has the meaning set forth in Section 2.10(a)(xiv).

      "Subsidiary" has the meaning set forth in the Preamble.

      "Superior Proposal" has the meaning set forth in Section 10.1(b).

      "Superior Transaction" has the meaning set forth in Section 10.1(b).

      "Survival Period" has the meaning set forth in Section 9.4(a).

      "Tax Audit" has the meaning set forth in Section 3.20(a)(v).

      "Tax Deficiency" has the meaning set forth in Section 3.20(a)(vii).

      "Tax" (including, with correlative meaning, "Taxes" and "Taxable") means
(i)(A) any net income, gross income, business and occupation, admissions, gross receipts, sales, use, value added, ad valorem, transfer, transfer gains, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, rent, recording, occupation, premium, real or personal property, intangibles, environmental or windfall profits tax, alternative or add-on minimum tax, customs duty or other tax, fee, duty, levy, impost, assessment or charge of any kind whatsoever (including but not limited to taxes assessed to or on real property and water and sewer rents relating thereto), together with (B) all interest, any penalties, additions to tax or additional amounts imposed by any taxing or other governmental body, authority or jurisdiction (domestic or foreign) (a "Tax Authority"); (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of being a member of an affiliated, unitary, consolidated or combined group with any other corporation at any time prior to the Closing Date; and (iii) any liability for the payment of an amount of the type described in the preceding clause (i) by reason of a contractual obligation to any other Person.

      "Tax Return" means any report, return, document, declaration or other information (including any attached schedules or amendments thereto) required to be supplied to or filed with any Tax Authority) with respect to any Tax, including an information return, any document with respect to or accompanying Tax payments or estimated Taxes, or with respect to or accompanying requests for an extension of time in which to file any such report, return document, declaration or other information.

      "Terminated Employees" has the meaning set forth in Section 6.1(a).

      "Third Party" has the meaning set forth in Section 10.1(a).

      "Third Party Acquisition" has the meaning set forth in Section 10.1(a).

      "Third Party Licenses" has the meaning set forth in Section 2.1(c).

      "Third Party Proposal" has the meaning set forth in Section 10.1(b).

      "Trademark and Domain Name Assignment Agreement" has the meaning set forth in Section 2.10(a)(xvi).

      "Transaction" has the meaning set forth in the Recitals.

      "Transaction Documents" has the meaning set forth in Section 2.2(b).

      "Transferred Employees" has the meaning set forth in Section 6.1(a).

      "Transfer Date" has the meaning set forth in Section 6.1(b).

      "Transfer Taxes" means all excise, sales, value added, use, registration, stamp, transfer, gains, real estate transfer and other taxes imposed with respect to a change in the ownership of any asset or of its direct or indirect owners.

      "UCC" means the Uniform Commercial Code in effect from time to time in the jurisdiction in which a security interest is located.

      "Unassumed Liabilities" has the meaning set forth in Section 2.4.

      "Uniform Resource Locator" or "URL" means a string of characters that refers to a resource on the internet by its location.

      "Updated Schedules" has the meaning set forth in Section 5.2.

      "Vendor Contracts" has the meaning set forth in Section 2.1(b).

      "Warrant" has the meaning set forth in Section 2.6.

      "Warrant Shares" has the meaning set forth in Section 2.6.

      "Working Capital Adjustment Payment" has the meaning set forth in Section 2.7.

                                   ARTICLE II
                      PURCHASE AND SALE OF PURCHASED ASSETS

      Section 2.1 Purchase and Sale. Except for the Excluded Assets, as of the Closing Date, Seller will sell, assign, transfer, convey, and deliver to Buyer, and Buyer will purchase, accept and assume from Seller, all of Seller's right, title and interest in and to all of the Seller's property and assets, real or personal, tangible or intangible, relating to, reasonably necessary in and/or used in connection with the Business as set forth below (collectively, the "Purchased Assets"), free and clear of all Encumbrances other than Permitted Encumbrances. The Purchased Assets shall consist of:

            (a) All of Seller's right, title and interest in and to all written customer contracts, distributor contracts, reseller contracts, and contracts with sales agents or representatives, to which either Seller is a party that are related to the Business and that are listed in Schedule 2.1(a), including, but not limited to, contracts, agreements, outstanding proposals and commitments with such distributors, reseller, dealers and sales agents (the "Distributor Contracts");

            (b) All of Seller's right, title and interest in and to the vendor purchase orders and contracts, that are related to the Business and that are listed in Schedule 2.1(b) (the "Vendor Contracts");

            (c) All of Seller's right, title and interest in and to third party commercial computer software and related maintenance contracts relating to the Business to which either Seller is a party and that are listed in
      Schedule 2.1(c) (the "Third Party Licenses");

            (d) All of Seller's inventory items relating to the Business whether new, used, excess or obsolete, both in and out of service, inventory held for sale, if any, including, but not limited to, all inventory currently being held to supply Seller's contractual commitments to customers, and all other similar items of inventory all of which are listed in Schedule 2.1(d) (the "Inventory");

            (e) Seller's marketing and sales materials relating to the Business;

            (f) All of Seller's right, title and interest in and to any written contracts (including any solicitation or outstanding offers for contract), agreements, outstanding price quotes, commitments from service providers, customers and/or manufacturers, other than the Distributor Contracts, Vendor Contracts and Third Party Licenses that relate to the Business to which either Seller is a party and that are listed in Schedule 2.1(f) (the "Other Contracts") (the Distributor Contracts, Vendor Contracts, Third Party Licenses, and Other Contracts are sometimes referred to collectively as the "Contracts" and individually as a "Contract");

            (g) All of Seller's right, title and interest in and to the licenses, permits, certificates, approvals, exemptions, franchises, registrations, variances, accreditations or authorizations that relate to the Business and are listed in Schedule 2.1(g) (the "Permits");

            (h) All of Seller's right, title and interest in and to the "Intellectual Property," (as such term is hereinafter defined) that relate to the Business and as set forth in Schedule 2.1(h) (the "Business Intellectual Property"). "Intellectual Property" shall mean, for purposes of this Agreement: patents, patent rights, patent applications, patent disclosures, and inventions and designs that are not disclosed in any patent, patent application, or patent disclosure; registered and unregistered trademarks, trade names, and service marks, brand marks, brand names, copyrights, copyright registrations, and any applications therefore; all designs, diagrams, specifications, schematics, molds, tooling and assembly, installation and other key processes; licenses granted by or to a party; trade secrets relating to or arising from any monetary process; proprietary computer software, hardware and databases, including source code and documentation corresponding thereto and any software and source or object code; symbols and logos and all applications therefor, registrations thereof and licenses and sublicenses or agreements in respect thereof; improvements to any of the foregoing (whether or not completed); all filings, registrations or issuances of any of the foregoing with or by any federal, state, local or foreign regulatory, administrative or governmental office; and other tangible and intangible proprietary information owned or licensed by a party; including goodwill and going concern value; technology, and know-how related to, reasonably necessary in and used to support the Business and not embodied in any of the foregoing; and other tangible and intangible proprietary information owned or licensed by a party;

            (i) The machinery, equipment, furniture, fixtures, furnishings, supplies, office equipment, accessories, vehicles, personal computers, notebook computers, cellular phones, pagers, copiers, calculators, workstations, office automation software, printers, facsimile machines, and other property relating to the Business, and as listed in Schedule 2.1(i);

            (j) All leases of equipment, machinery or other tangible personal property to which either Seller is a party, solely used in conducting the Business as listed in Schedule 2.1(j) (the "Personal Property Leases");

            (k) All accounts, notes, contracts or other receivables of Seller generated in connection with the Business existing as of the Closing Date that are listed in Schedule 2.1(k) and are not listed as Excluded Assets herein, and rights and benefits of any security interests and corresponding financing statements filed under the UCC (the "Accounts Receivable");

            (l) All of Seller's books and records relating exclusively to the Business (other than Seller's Tax returns and Seller's organizational books and records) including, without limitation, lists of customers, vendors and suppliers, records with respect to pricing, volume, billing and payment history, cost, inventory, machinery and equipment, mailing lists, distribution lists, sales, purchasing and materials, technical processes, production and testing techniques and procedures, marketing research, design and manufacturing drawings and specifications and other engineering data, promotional or sales literature, training, operations, equipment and other manuals, quotation, correspondence, and other miscellaneous information, including any such records which are maintained on computer or any storage media;

            (m) All service manuals, databases, and knowledge bases, in their current forms, listed in Schedule 2.1(m) relating to the operation of the Business as currently operated by Seller;

            (n) Seller's backlog on orders relating to the Business;

            (o) Seller's claims, demands, actions or causes of actions, which either Seller has or may have against any other person or entity relating to the Business, rights to judgments, and proceeds resulting from the matters listed in Schedule 2.1(o); and

            (p) All of Seller's domain names, internet names, web addresses and internet locations, links to other relevant sites and applicable related registrations related to the Business, and as listed on Schedule 2.1(p).

      Section 2.2 Excluded Assets. Notwithstanding anything to the contrary contained in Section 2.1 or elsewhere in this Agreement, the following assets of Seller (collectively, the "Excluded Assets") are not part of the sale and purchase contemplated hereunder, are excluded from the Purchased Assets and shall remain the property of Seller after the Closing Date:

            (a) All property and assets of Seller that are not related to the Business;

            (b) All rights of either Seller under this Agreement and the other documents, agreements and instruments executed or delivered in connection with this Agreement (together with this Agreement, the "Transaction Documents") including all monies to be received by either Seller, and all other rights of Seller under the Transaction Documents, including without limitation, the Purchase Price (as defined herein);

            (c) all real estate and real property leases, including the Headquarters Lease;

            (d) all minute books, transfer records and corporate seals of Seller;

            (e) all cash, cash equivalents, bank accounts, certificates of deposit, commercial paper, annuities, treasury notes, bills and other marketable securities of Seller;

            (f) all rights of Seller relating to claims, refunds, causes of action, rights of recovery, rights of set-off, deposits and prepaid expenses and claims for refunds and rights to offset of every kind and nature whether or not related to the Business and related to time periods prior to the Closing Date, except for Accounts Receivable claims pertaining to the Business and other matters set out in Schedule 2.1(o);

            (g) all insurance policies of Seller and rights thereunder, including, without limitation, all rights to receive proceeds of insurance policies and all rights of offset, counterclaims and insurance coverage thereunder;

            (h) any tax credits and refunds;

            (i) Intellectual Property of the Seller not related to the Business and any rights or obligations associated therewith;

            (j) all severance, pension, retirement and other Employee Benefit Plans and administration and services contracts related thereto, or funding arrangements,

            (k) all of Seller's distributor contracts, purchase contracts and other contracts that are not related to the Business; and

            (l) all of Seller's Domain Names not related to the Business.

      Section 2.3 Assumed Obligations. At the Closing, Purchaser shall assume, and agree to pay, perform, fulfill and discharge, the following obligations of Seller that relate to or arise out of the Purchased Assets (the "Assumed Obligations"). The Assumed Obligations shall include, but not be limited to, the following:

            (a) Obligations which are required to be performed under the Contracts, Permits, Personal Property Leases and Intellectual Property, except where (i) such obligations are not fully disclosed in accordance with the Agreement or arise in contravention of this Agreement, or (ii) such obligations arise due to any breach of contract, breach of warranty, tort, infringement, or violation of Law or arose out of any Claim, provided, such breach, tort, infringement, violation or Claim arose out of events occurring prior to the Closing, or (iii) the consent of any third party is required for the assignment of such Contract, Permit or Personal Property Lease and such consent has not been obtained;

            (b) Obligations and liabilities set forth on the face of the balance sheet as of June 30, 2006 included in the Financial Statements (rather than in any notes thereto), and all liabilities which have arisen after June 30, 2006 in the ordinary course of business of the Business; provided that such Assumed Obligations (i) do not include any Indebtedness; (ii) are reflected in the calculation of the Purchase Price; (iii) are fully disclosed to Buyer pursuant to this Agreement and do not arise in contravention of this Agreement; and (iv) do not relate to any breach of contract, breach of warranty, tort, infringement, or violation of Law or arise out of any Claim,; it being understood that the number of shares of Buyer Common Stock to be delivered to the LLC pursuant to Section 2.6 shall be reduced in the manner specified in Section 2.6 and 2.7 to the extent that the value of Qualified Liabilities exceeds zero; and

            (c) Obligations arising after the Closing Date with respect to Transferred Employees as set forth in Section 6.1.

      Section 2.4 No Other Liabilities Assumed. Anything in this Agreement to the contrary notwithstanding, neither Buyer nor any of its Affiliates shall assume, and shall not be deemed to have assumed, any debt, claim, obligation or other liability of Seller or any of its Affiliates, whether known or unknown, now or hereafter existing, accrued or contingent, other than as specifically set forth in Section 2.3 including, but not limited to (i) any environmental costs and liabilities, (ii) any of Seller's liabilities in respect of Taxes, (iii) any income, transfer, sales, use, and other Taxes arising in connection with the consummation of the transactions contemplated hereby (other than as expressly provided in this Agreement), (iv) any brokers or finders' fees, or other liability of Seller for costs and expenses (including legal fees and expenses) incurred in connection with this Agreement or the consummation of the transactions contemplated hereby, (vi) any liabilities or obligations arising out of the Royalty Agreements, (vii) any liability or obligation of Seller under this Agreement, (viii) any Indebtedness, (ix) any obligations or liabilities, including severance, for Seller's employees who are not Transferred Employees,
(x) any liabilities of the Seller or any of its ERISA affiliates relating to any Employee Benefit Plan to which any of the Seller or its ERISA Affiliates contributes or has any obligation to contribute, or with respect to which any of the Seller or Seller's Affiliates has any liability or potential liability (including, without limitation any such liability (a) relating to benefits payable under any Employee Benefit Plan, (b) relating to Title IV of ERISA (c) relating to a multiemployer plan, (d) with respect to noncompliance with the notice and benefit continuation requirements of COBRA, or (e) with respect to any noncompliance with ERISA or any other applicable laws), (xi) any liability or obligation of Seller in respect of pending or threatened claims listed on
Schedule 3.14, (xii) any obligation or liability arising as a result of or whose existence is a breach of Seller's representations, warranties, agreements or covenants, or (xiii) any Qualified Liabilities (as defined below) to the extent that the aggregate value of the Qualified Liabilities is greater than $500,000 (collectively, "Unassumed Liabilities"). Each of the Seller and Parent hereby agrees to pay, perform and discharge all of the obligations that are Unassumed Liabilities hereunder. "Qualified Liabilities" shall mean liabilities assumed by Purchaser pursuant to Section 2.3(b).

      Section 2.5 Non-Assignment of Certain Property. To the extent that the assignment hereunder of any of the Permits, Personal Property Leases or Contracts shall require the consent of any other party (or in the event that any of the same shall be nonassignable) (each, a "Consent Contract"), neither this Agreement nor any action taken pursuant to its provisions shall constitute an assignment or an agreement to assign if such assignment or attempted assignment would constitute a breach thereof; provided, however, that in each such case, Seller shall use its commercial reasonable efforts to obtain the consents of such other party to an assignment to Buyer on or prior to the Closing. If any such consent has not been obtained as of the Closing Date, the parties shall continue to use its commercially reasonable efforts to obtain such consent after the Closing Date. Pending the receipt of any such consents, the Seller shall cooperate with the Buyer in any commercially reasonable arrangement designed to provide for the Buyer all of the benefits under all of the Consent Contracts, and for the Buyer to discharge the corresponding obligations. At the Buyer's request and expense, the Seller shall take all commercially reasonable best efforts requested by the Buyer to enforce, for the benefit of the Buyer, any and all rights of the Seller under any Consent Contract. Seller agrees to remit promptly, and to cause their Affiliates to remit promptly (but in no event later than three (3) Business Days after receipt), to the Buyer all collections or payments received by them or their Affiliates in respect of all Consent Contracts following the Closing Date, and shall hold all such collections or payments for the benefit of and in trust and as a fiduciary for and promptly pay the same over to, the Buyer. When such consents to the transfer, conveyance and assignment of a Consent Contract have been obtained, if ever, such Consent Contract shall thereupon automatically be transferred, conveyed and assigned to Buyer, and the obligations and liabilities of either Seller under such Consent Contract shall automatically cease to be excluded from the Assignment Agreement (as hereinafter defined) by reason of this Section 2.5, without the payment of any additional consideration.

      Section 2.6 Purchase Price. In consideration for the sale, transfer and assignment by the Seller of the Purchased Assets, the Buyer shall: (i) assume the Assumed Obligations; provided, however, in no event shall the value of the Qualified Liabilities assumed by the Buyer exceed Five Hundred Thousand Dollars ($500,000.00); (ii) issue a certificate evidencing the LLC Interest to the Parent; and (iii) issue to the LLC a performance vesting warrant to purchase up to an additional Two Million Five Hundred Thousand (2,500,000) shares of Buyer Common Stock (the "Warrant Shares") upon the terms and conditions set forth in the form of warrant reasonably agreed by Buyer and Seller (the "Warrant"). The Warrant shall be exercisable for a period of five years at an exercise price of $1.00 and shall further provide that the holder may not exercise the Warrant unless and until Buyer has (i) aggregate net revenues for the preceding four quarters of at least $50.0 million and (ii) pre-tax net income of at least $5.0 million for the preceding four quarters. For purposes of this Agreement, the term "Purchase Price" shall mean, initially, $10,000,000, consisting of (y) the value of Assumed Obligations (provided, pursuant to the terms of this Agreement, Qualified Liabilities to be assumed by the Buyer may range from zero to $500,000), and (z) the LLC Interest (having an assumed value equal to the $10,000,000, less the value of the Qualified Liabilities). At the Closing, the Buyer shall deliver to the LLC a number of shares of Buyer Common Stock equal to
(i) 10,000,000, less (ii) a number of shares equal to (A) the Estimated Qualified Liabilities (as defined below) less $300,000, divided by (B) $1.00.

      Section 2.7 Purchase Price Payment Adjustment.

            (a) At least ten (10) days prior to the Closing, the Sellers shall provide to the Buyer an estimate as of the Closing Date, which, absent manifest error, shall be the basis for calculating, on a preliminary basis, of the value of the Qualified Liabilities for purposes of determining the number of shares of Buyer Common Stock to be issued to the LLC at Closing (the "Estimated Qualified Liabilities").

            (b) Not later than sixty (60) days after the Closing, the Buyer at its own cost, shall prepare and deliver to the Sellers a statement of the value of the Qualified Liabilities as of the Closing Date (the "Closing Statement"), prepared in accordance with GAAP, applied consistently with the Sellers' past practices. A failure by the Buyer to deliver the Closing Statement within the required sixty (60) day period shall constitute its acceptance of the Estimated Qualified Liabilities. Within fifteen (15) days after the Closing Statement is delivered to the Sellers pursuant to this Section 2.7(b), the Sellers at their own cost, shall complete its examination thereof, and provide for the examination thereof by its accountants, if necessary, and shall deliver to the Buyer either (i) a written acknowledgment accepting the determination of the value of the Qualified Liabilities or (ii) a written report of an independent accounting firm engaged by the Sellers setting forth in reasonable detail any proposed adjustments to the value of the Qualified Liabilities ("Adjustment Report"). A failure by the Sellers to deliver the Adjustment Report within the required fifteen (15) day period shall constitute its acceptance of the Closing Statement. The Buyer shall, and shall cause its independent auditors to, cooperate with the Sellers and its accountants in the course of the preparation of the Adjustment Report.

            (c) Following the Closing, the number of shares of Common Stock issued to the LLC in satisfaction of the Purchase Price shall be decreased by a number of shares equal to (i) the amount, if any, by which the value of the Qualified Liabilities as specified on the Closing Statement exceeds the Estimated Qualified Liabilities, divided by (ii) $1.00; provided, if the Qualified Liabilities as specified in the Closing Statement is less than $300,000, there shall be no adjustment to the number of shares of Common Stock pursuant to this Section 2.7(c).

            (d) During a period of fifteen (15) days following the receipt by the Buyer of the Adjustment Report, the Buyer and Sellers shall attempt to resolve any difference they may have with respect to the matters raised in the Adjustment Report. In the event the Buyer and Sellers fail to agree on all of the proposed adjustments contained in the Adjustment Report within such fifteen (15) day period, then the Buyer and the Sellers mutually agree that the New York office of KPMG, or such other "Big Four" accounting firm mutually acceptable to the Buyer and the Sellers (the "Independent Auditors"), shall make the final determination with respect to the correctness of the proposed adjustments in the Adjustment Report in light of the terms and provisions of this Agreement. The decision of the Independent Auditors shall be final and binding on the Buyer and Sellers, and may be used in a court of law by either the Buyer or the Sellers for the purpose of enforcing such decision. The costs and expenses of the Independent Auditors and their services rendered pursuant to this clause
      (d) shall be borne by the non-prevailing party or, if neither party prevails, equally by the Buyer and the Sellers.

      Section 2.8 Prorations. At Closing, the parties hereto shall determine the proration of any expenses, if necessary.

      Section 2.9 Closing. The closing of the transactions contemplated in this Agreement (the "Closing") shall take place at the offices of Andrews Kurth LLP, 450 Lexington Avenue, 15th Floor, New York, NY, 10017, or such other location as the parties may select, within thirty (30) calendar days of the clearance of the Proxy Statement by the SEC or at such other time and place as the Purchaser, in its sole discretion, may agree (the "Closing Date").

      Section 2.10 Deliveries at Closing

            (a) Deliveries by Seller. At the Closing, Seller shall deliver or cause to be delivered to Buyer the following documents, instruments, certificates and agreements (which shall be in form and substance reasonably satisfactory to Buyer and its counsel):

                  (i) an executed counterpart to the Bill of Sale in a form to be mutually agreed upon (the "Bill of Sale"), duly executed by Seller;

                  (ii) an executed counterpart to the Assignment and Assumption
            Agreement in a form to be mutually agreed upon (the "Assignment Agreement"), duly executed by Seller;

                  (iii) such other deeds, bills of sale, assignments and other instruments of sale, in form and substance reasonably satisfactory to Buyer's counsel, as shall be required or as may be desirable to vest in Buyer good and marketable title to the Purchased Assets, free and clear of all Encumbrances other than the Permitted Encumbrances;

                  (iv) a Certificate signed by an authorized officer of each of the Seller and dated as of the Closing Date, certifying that the representations and warranties of Seller contained in this Agreement are true and correct on the Closing Date as if such representations and warranties were made on the Closing Date;

                  (v) an incumbency and specimen certificate with respect to the officer(s) of Seller executing the Transaction Documents to which such entity is a party;

                  (vi) a Certificate of Good Standing for Seller issued not
            earlier than thirty (30) days prior to the Closing Date by the Secretary of State of Delaware as applicable;

                  (vii) the Fairness Opinion;

                  (viii) The Solvency Opinion

                  (ix) a release of Liens as may be identified by the Buyer
            prior to the Closing;

                  (x) all of the required consents of third Persons set forth in
            Schedule 2.10(a)(x);

                  (xi) an executed employment contract between the buyer and the individual listed in Schedule 2.10(a)(xi) (the "Key Employee") (the "Key Employment Agreement");

                  (xii) executed copies of certain Confidentiality Agreements and Assignment of Invention Agreements by any Transferred Employees who are employed prior to Closing (the "Confidentiality Agreements");

                  (xiii) evidence satisfactory to the Buyer that the Seller has obtained releases with respect to all royalty agreements between the Company and the following individuals: (i) P. Elayne Wishart; (ii) Jane Swon; (iii) Jerry T. Swon; (iv) John Swon; (v) David Miller; and (vi) Carl Germano (collectively, the "Royalty Agreements"), provided, that the Buyer shall have the option to waive such requirement;

                  (xiv) an executed counterpart of the sublease under the
            Headquarters Lease, in form and substance satisfactory to Buyer (the "Sublease"); in a form reasonably acceptable to the Buyer and the Seller, pursuant to which Buyer subleases the premises covered by the Headquarters Lease;

                  (xv) an executed counterpart of the Patent Assignment
            Agreement (the "Patent Assignment Agreement") in a form reasonably acceptable to the Buyer and Seller, pursuant to which the Seller shall assign all of the patents contained in the Purchased Assets to Buyer;

                  (xvi) an executed counterpart of Trademark and Domain Name
            Assignment Agreement (the "Trademark and Domain Name Assignment Agreement") in a form reasonably acceptable to Buyer and Seller, pursuant to which the Seller shall assign all of the trademarks and domain names contained in the Purchased Assets to the Buyer;

                  (xvii) evidence satisfactory to the Buyer regarding payoff, conversion or release of all Indebtedness; and

                  (xviii) Operating Agreement executed by the Parent.

            (b) Deliveries by Buyer. At the Closing, Buyer shall deliver or cause to be delivered to Seller the following documents, instruments, certificates and agreements (which shall be in form and substance reasonably satisfactory to Seller and its counsel):

                  (i) a counterpart to the Bill of Sale, duly executed by Buyer;

                  (ii) a counterpart to the Assignment Agreement, duly executed by Buyer;

                  (iii) a certificate signed by an authorized officer of Buyer and dated as of the Closing Date, certifying that the representations and warranties of Buyer contained in this Agreement are true and correct in all material respects on the Closing Date as if such representations and warranties were made on the Closing Date;

                  (iv) an incumbency and specimen certificate with respect to the officer(s) of Buyer executing the Transaction Documents to which Buyer is party;

                  (v) a counterpart to the Patent Assignment Agreement;

                  (vi) a counterpart to the Trademark and Domain Name Assignment
            Agreement;

                  (vii) the LLC Interest;

                  (viii) a copy of the Warrant issued to the LLC;

                  (ix) a copy of the Operating Agreement, duly executed by
            Buyer;

                  (x) a counterpart to the Key Employment Agreement duly
            executed by Buyer;

                  (xi) a counterpart to the Sublease duly executed by Buyer;

                  (xii) evidence satisfactory to Seller that Buyer has been
            capitalized in an amount not less than $15 million through the sale of its Series A Convertible Preferred Stock in accordance with the Series A Preferred Stock Purchase Agreement by and among the Buyer and the purchasers named therein (the "Stock Purchase Agreement").

                                   ARTICLE III
                     REPRESENTATION AND WARRANTIES OF SELLER

      Each of Parent and Seller represent and warrant to Buyer as of the Effective Date and agree to represent and warrant to Buyer as of the Closing Date as follows:

      Section 3.1 Organization. The Company is a corporation duly organized and validly existing under the Laws of the State of Delaware. Subsidiary is a corporation duly organized and validly existing under the laws of the State of Delaware. Both Company and Subsidiary have (i) the requisite power and authority to conduct the Business as now conducted and (ii) the necessary corporate power and authority to execute, deliver and perform their obligations under the Transaction Documents and to consummate the transactions contemplated herein and therein. Complete and correct copies of the Certificates of Incorporation and Bylaws of Company and of Subsidiary have previously been delivered to Buyer (such documents, the "Organizational Documents"). Each of Company and Subsidiary are is duly qualified to do business in every jurisdiction in which the nature of its business makes such qualifications necessary, except where such failure would not have a Material Adverse Effect. Each of Company and Subsidiary have the full right, power, and authority to engage in the Business as it is now conducted, and has all necessary licenses and permits to operate the Business as it is presently being operated.

      Section 3.2 Authority. Each of Company and Subsidiary now have, or will have, all requisite organizational authority to execute, deliver and perform each Transaction Document to which it is a party, and to perform its obligations and consummate the transactions contemplated under the Transaction Documents to which it is a party, subject to receipt of shareholder approval, if the Board of Directors of the Company determines that such approval is required. Subject to receipt of shareholder approval, the execution and the delivery of each Transaction Document to which either Company or Subsidiary is a party, and the performance of the transactions contemplated by such Transaction Documents, have been duly authorized by each of Company and Subsidiary and all necessary corporate or organizational actions by each of Company and Subsidiary for the execution, delivery and performance of each Transaction Document to which such Company or Subsidiary is a party and the consummation of the transactions contemplated hereby and thereby have been taken, and no further corporate or organizational authorization will be necessary to authorize the execution and delivery by each of Company and Subsidiary, and the performance of its obligations under, each Transaction Document to which such Company or Subsidiary is a party.

      Section 3.3 Execution and Delivery. Each Transaction Document to which either Company or Subsidiary is a party has been validly executed and delivered by such party and constitutes valid and binding obligations of each such party, enforceable against each such party in accordance with its terms, except (i) as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) as such obligations are subject to general principles of equity and (iii) as rights to indemnity may he limited by federal or state securities laws or by public policy.

      Section 3.4 SEC Reports. The Seller has timely filed all forms, reports, statements and documents required to be filed by it with the SEC and with any other governmental body, agency, official or authority (collectively, the "SEC Reports"). Each SEC Report (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder
(ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the financial statements (including, in each case, any notes thereto) contained in the SEC Reports was prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the absence of footnotes and subject to normal year end adjustments, which adjustments are not material) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly the financial position of Buyer as at the respective dates thereof, and results of operations, stockholders' equity and cash flows for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments).

      Section 3.5 Financial Statements. Seller has delivered the balance sheet of the Parent as of June 30, 2006 and the related statements of income, stockholders' equity, changes in financial position and cash flow (the "Financial Statements"). Seller represent that, to Seller's actual knowledge, and subject to adjustments recommended by Seller's independent auditors, the Financial Statements (i) are true and correct: in accordance with the books of account and records of Parent and Subsidiary in all material respects; and (ii) accurately and fairly reflect in all material respects all assets and liabilities of Parent and Subsidiary. To Seller's actual knowledge, neither Parent nor Subsidiary has any indebtedness or liability, absolute or contingent, which is not reflected in the financial statements, or that has not been specifically identified herein to Buyer, other than liabilities or indebtedness incurred in the ordinary course of business.

      Section 3.6 No Conflict or Default. The execution and performance of this Agreement, the compliance with its provisions by each of Company and Subsidiary, and the transfer of the Purchased Assets to Buyer on the Closing Date will not conflict with or result in any breach of any of the terms, conditions, or provisions of any agreement, indenture, mortgage, or other instrument to which either Seller is a party or by which it is bound, except for any such breach which would not in the aggregate reasonably be expected to have a Material Adverse Effect or as set forth in Schedule 3.6. Further, subject to shareholder approval, the execution and performance of this Agreement, the compliance with its provisions by Seller, and the transfer of the Purchased Assets to Buyer on the Closing Date will materially comply with all Laws of any Governmental Authority applicable to the Business or any of the Purchased Assets and will not conflict with, or result in, the breach of any of the terms of any Organizational Documents. Except as set forth in Schedule 3.6, the consummation of the transactions contemplated by this Agreement will not require the consent of any Person with respect to the rights, licenses, franchises, leases, contracts or agreements (including but not limited to the Contracts) of Seller and will not have a Material Adverse Effect upon any such rights, licenses, franchises, leases or agreements.

      Section 3.7 Title to Assets. Seller has or shall have good and marketable title, or valid leasehold rights (in the case of leased property) to all of the Purchased Assets, free and clear of all security interests, liabilities, conditions, pledges, liens, mortgages, licenses in favor of any Person other than either Seller, conditional sales contracts, attachments, hypothecations, judgments, easements, claims, and encumbrances of every kind and nature (collectively, "Encumbrances"), except for those set forth in Schedule 3.7 (the "Permitted Encumbrances"). At the Closing, Seller will sell, assign, transfer, convey, and deliver good and marketable title to the Purchased Assets, or, in the case of assets constituting Purchased Assets which are leased or licensed by either Seller pursuant to Personal Property Leases or other Contracts, valid leasehold interests or licenses to such Personal Property Leases or other Contracts, free and clear of all Encumbrances other than Permitted Encumbrances.

      Section 3.8 Contracts. All of the Contracts are in full force and are enforceable against Company or Subsidiary, as the case may be, in accordance with their terms. To the Company's and Subsidiary's knowledge and except as set forth in Schedule 3.8 and except a default or breach which is capable of being, and shall be, cured prior to the Closing, (i) none of the Contracts is in breach or default due to the action of Company or Subsidiary, or to Seller's knowledge, of any other party thereto; and (ii) no event exists which is a default or breach due to the action of Company or Subsidiary, under any of the Contracts, or which after the passage of time or giving of notice or both would constitute a breach or default, due to the action of Company or Subsidiary. Except as set forth in Schedule 3.8, all duties and obligations required to be performed by any party to the Contracts prior to Closing have been so performed or will be performed prior to Closing. Except as set forth in Schedule 3.8, the Contracts are freely assignable, or if the consent of the contracting party to the assignment is required, Seller shall have obtained such consent prior to Closing, or if the giving of notice of such assignment is required, Seller has provided such notice prior to the Closing. To Seller's actual knowledge: (x) no party to any of the Contracts is threatened with insolvency; and (y) there exists no fact or circumstance which may cause a party to one of the Contracts to fail to perform such Contract. The execution, delivery, consummation and performance of this Agreement and the transactions contemplated herein will not cause either Seller to be in breach or default of any of the Contracts. Schedules 2.1(a), (b), (c), and (f) collectively constitute accurate, correct and complete lists of the Contracts.

      Section 3.9 No Other Contracts. Other than the Contracts or the Excluded Assets, there are no written or oral or contractual commitments, contracts or agreements that relate to the Business to which Seller is a party that will be binding upon Buyer, or that will affect Buyer or the Purchased Assets, on or after the Closing.

      Section 3.10 Permits. Other than the Contracts or the Excluded Assets, the Permits listed in Schedule 2.1(g) constitute all of the licenses, permits, certificates, approvals, exemptions, franchises, registrations, variances, accreditations or authorizations related to, reasonably necessary in, currently used in or required for the operation of the Business. The Permits are valid and in full force and effect and there are no pending proceedings which could result in the termination, revocation, limitation or impairment of any of the Permits. The Seller has not received notice of any violations in respect of any of the Permits. Schedule 2.1(g) contains an accurate, correct and complete list of the Permits that are reasonably necessary in, currently used in or required for the operation of the Business.

      Section 3.11 Intellectual Property. Other than the Contracts or the Excluded Assets, the Business Intellectual Property listed in Schedule 2.1(h) constitutes all of the Intellectual Property owned or licensed by Seller that is currently used solely in the conduct of the Business, and any license for any of the foregoing in each case. Seller owns, or licenses or otherwise possesses, legally enforceable rights to use the Business Intellectual Property that is listed in Schedule 2.1(h) and such Business Intellectual Property is sufficient for the conduct of the Business of Seller as it is currently being conducted on the date hereof. Except as disclosed in Schedule 3.11, neither the manufacture, marketing, license, sale or intended use of any tangible product currently sold by the Business violates any license or agreement between either Seller and any third party relating to such product or, to Seller's knowledge, infringes any Intellectual Property right of any other party. The Seller has not received any written charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that either Seller must license or refrain from using any Intellectual Property rights of any Person relating to the Business Intellectual Property), nor is there any pending claim or litigation contesting the validity of the Business Intellectual Property or Seller's ownership or right to use, sell, license or dispose of the Business Intellectual Property. The Seller has not received any notice asserting that any of the Business Intellectual Property or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, and the Seller has not licensed the use of the Business Intellectual Property to any third party nor permitted the use by any third party of the same in a manner which would infringe the trademark rights of Seller. Seller will make available to Buyer complete and correct copies of all reasonably accessible user and technical documentation related to the Business Intellectual Property that is listed in Schedule 2.1(h). Except as disclosed in
Schedule 3.11, the Seller has not received any notice that any of their current or prior members, officers, employees or consultants claim an ownership interest in any of the Business Intellectual Property as a result of having been involved in the development of such property while employed by or consulting to the Business or otherwise.

      Section 3.12 Inventory. Except as set forth in Schedule 3.12, Sellers are not in possession of any inventory that is not owned by them. All of the Inventory has been valued at cost on a first-in, first-out basis.

      Section 3.13 No Real Property Owned by Seller. Seller owns no real property used in the Business. Except as set forth in Schedule 3.13, the Headquarters Lease may be freely assigned, assumed or sublet, is valid and in full force and effect, and to Seller's knowledge there is not pending or threatened any proceedings which could result in the termination revocation, limitation or impairment of the Headquarters Lease.

      Section 3.14 Litigation. Except as set forth in Schedule 3.14, there is no litigation, proceeding, or governmental investigation pending in front of any court, arbitration board, administrative agency, or tribunal against or relating to Seller that would prevent or affect the Purchased Assets, the Business, or the consummation of this Agreement or the sale, transfer or assignment of the Purchased Assets by Seller.

      Section 3.15 Compliance with Law. Except as set forth in Schedule 3.15, Seller has been and are in, and the Business has been and is being conducted in, compliance in all material respects with all Laws that are applicable to or binding upon the Business or the Purchased Assets, and Seller has not received any written or oral notice of any violation or alleged violation of any Law.

      Section 3.16 Investment Company. Seller is not an "investment company", or an "affiliated person" of an "investment company", or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, and Buyer is not an "investment adviser" or an "affiliated person" of an "investment adviser" as such terms are defined in the Investment Advisers Act of 1940, as amended.

      Section 3.17 Brokers' Fees. Except as set forth in Schedule 3.17, Seller has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by the Transaction Documents.

      Section 3.18 No Material Adverse Effect. Since June 30, 2006, there have been no changes that would have a Material Adverse Effect. Since June 30, 2006, Seller has operated the Business in the ordinary course of business consistent with past practices and Seller has used reasonable efforts to keep the Business intact.

      Section 3.19 Accounts Receivable. Except as set forth on Schedule 3.19, all Accounts Receivable of the Business arose from valid transactions and in the ordinary course of business for goods sold or services rendered and are not subject to any valid counterclaims or setoffs known to Seller with respect to any such Accounts Receivable. The list of Accounts Receivable listed in Schedule 2.1(k) is a true, accurate and complete list of such accounts generated in connection with the Business and existing as of the date thereof.

      Section 3.20 Taxes

            (a) Except as set forth in Schedule 3.20 (a), as of the Closing
      Date:

                  (i) The Seller has timely filed or, if not yet due, will
            timely file all Tax Returns required to be filed by them on or before the Closing Date and all such Tax Returns are or, in the case of Tax Returns not yet filed, will be, true, correct and complete in all respects.

                  (ii) The Seller has paid all Taxes with respect to all Taxable periods ending on or before the Closing Date and all Taxable periods starting before and ending after the Closing Date to the extent attributable to the portion of such periods up to and including the Closing Date, except to the extent the failure to pay any such Taxes would not reasonably expected to have a Material Adverse Effect.

                  (iii) The Seller has made or will make available to Buyer
            signed copies of all Tax Returns filed by the Seller relating to all Taxable periods ending on or before the Closing Date as to which the statute of limitations remains open.

                  (iv) No extension of time has been requested or granted for the Seller to file any Tax Return that has not yet been filed or to pay any Tax that has not yet been paid, and the Seller has not granted a power of attorney that remains outstanding with regard to any Tax matter.

                  (v) There is no pending or, to the knowledge of the Seller, threatened examination, investigation, audit, suit, action, claim or proceeding relating to Taxes (a "Tax Audit") of the Seller.

                  (vi) Buyer has received copies of all material audit reports and correspondence between the Seller and any Tax Authority and a true and complete summary of all oral communications between the Seller and any Tax Authority relating to any Tax Audit of the Seller, including without limitation any Tax Audit that is in progress or for which an extension of the statute of limitations was granted.

                  (vii) The Seller has not received notice of a determination by a Tax Authority that Taxes are owed by the Seller (such determination being referred to as a "Tax Deficiency") and, to the knowledge of the Seller, no Tax Deficiency is proposed or threatened.

                  (viii) All Tax Deficiency asserted against the Seller has been paid or finally settled and all amounts asserted in any Tax Deficiency to be owed have been paid.

                  (ix) There are no Liens arising from or related to Taxes on or pending against the Seller or any of their properties other than statutory Liens for personal property Taxes that are not yet due and payable.

                  (x) There are no presently outstanding waivers or extensions, or requests for waiver or extension, of the time within which a Tax Deficiency may be asserted or assessed against the Seller.

                  (xi) No issue has been raised in any Tax Audit of the Seller which, by application of similar principles to any past, present or future period as to which the statute of limitations remains open, would result in an adjustment to the amounts reported in such period.

                  (xii) The Seller has not changed a Tax accounting method
            during any Taxable year ending on or before the Closing Date. Seller has not taken any action, whether or not required, that has resulted or will result in deferring a liability for Taxes of the Seller from a Taxable period ending on or before the Closing Date to a Taxable period ending after such date.

                  (xiii) The Seller has not ever been required to include in income an adjustment pursuant to Section 481 of the Code and no Tax Authority has ever made or proposed any such adjustment. The Seller has not entered into a closing agreement described in Section 7121 of the Code, an advance pricing agreement or any other agreement with a Tax Authority relating to Taxes.

                  (xiv) The Seller does not own any property that is tax-exempt use property within the meaning of Section 168(h) of the Code, that is described in Section 168(f)(8) of the Code as in effect prior to its amendment by the Tax Reform Act of 1986, that is tax-exempt bond financed property within the meaning of Section 168(g) of the Code or that is "limited use property" within the meaning of Rev. Proc. 76-30.

                  (xv) The Seller is not party to any arrangement to which
            Section 162(m) or Section 280G of the Code might apply.

                  (xvi) The Seller has not filed a consent pursuant to Section
            341(f) of the Code or agreed to have Section 341(f)(2) apply to the disposition of any asset.

                  (xvii) The Seller has not participated in or cooperated with any international boycott within the meaning of Section 999 of the Code.

                  (xviii) The Seller is not now nor has ever been (a) an
            includable member of an "affiliated group" within the meaning of
            Section 1504(a) of the Code other than an affiliated group consisting only of the Seller and one or more of the current Parent subsidiaries or otherwise liable for the Taxes (or amounts in lieu of Taxes) of a person other than the Seller pursuant to Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Laws, whether or not as a transferee, a successor, by operation of law, by contract or otherwise, (b) a member of any consolidated, combined or unitary Tax Return filing group other than a group consisting only of the Seller and one or more of the current Parent subsidiaries, (c) a party to any Tax sharing agreement, Tax indemnity agreement or similar agreement, arrangement or practice with respect to Taxes, including an agreement that obligates it to make any payment computed by reference to the Taxes, Taxable income or Tax losses of any other individual or entity, (d) a personal holding company as defined in Section 542 of the Code, (e) the owner of an interest in an entity that is treated as a Tax partnership, trust, regulated investment company as defined in Section 851 of the Code or real estate investment trust as defined in Section 856 of the Code (f) a United States shareholder as defined in Section 951(b) of the Code of a controlled foreign corporation as defined in
            Section 957 of the Code, (g) a United States real property holding company within the meaning of Section 897(c)(2) of the Code or (h) a shareholder of a passive foreign investment company, as defined in
            Section 1297 of the Code.

                  (xix) Seller has not entered into a gain recognition or other agreement requiring it to take into account Taxable income or to incur a Tax liability that it would not have had to take into account or would not have had to incur but for such agreement.

                  (xx) Seller has not failed to disclose on its federal, state, local and foreign income Tax Returns all positions taken therein that could give rise to a penalty under Section 6662 of the Code or any corresponding provision of state, local or foreign Tax Laws.

                  (xxi) Seller has not ever participated, directly or
            indirectly, in a transaction which is described in Treasury Regulation Sections 1.6011-4(b)(2) or 1.6011-4(b)(3) nor has ever held "an interest" in a "tax shelter," as those terms are defined in Treasury Regulation Section 301.6112-1.

                  (xxii) Seller has not ever been a party to a transaction that gave rise to deferred intercompany gains or losses that have not been fully taken into income for income Tax purposes. (xxiii) To the knowledge of the Seller, no claim has ever been made by a Tax Authority in any jurisdiction that the Seller is or may be subject to Tax in a jurisdiction in which it does not currently pay Tax or file a Tax Return.

                  (xxiv) The Seller has not ever requested a private ruling from a Tax Authority on any matter.

                  (xxv) Seller has not been a "distributing corporation" or a
            "controlled corporation" in connection with a distribution described in Section 355 of the Code.

                  (xxvi) The Seller nor, to the knowledge of the Seller, any other Person, has taken any action or failed to take any action that would cause the Transaction to fail to qualify as a tax-free reorganization under Section 368(a) of the Code, and no facts exist that would cause the Transaction to fail to so qualify.

                  (xxvii) The net operating losses, alternative minimum tax net operating losses, net capital losses, alternative minimum tax net capital losses, Tax credits, alternative minimum tax credits and other Tax attributes of the Seller are not subject to any consolidated return limitation, limitation under Section 382 of the Code or any other limitation on their use, allowance or availability, other than a limitation arising from the transaction pursuant to this Agreement.

                  (xxviii) The Seller has retained all supporting and backup papers, receipts, spreadsheets and other information necessary for the preparation of all Tax Returns with respect to the Seller and the defense of Tax Audits involving all Taxable periods either ended on or during the six (6) years prior to the Closing Date or from which there are unutilized net operating loss, capital loss or investment tax credit carryovers.

                  (xxix) The Seller has collected, or will, on or before the
            Closing Date, collect, all sales and use, employment, excise and other Taxes that are required to have been or to be collected on or prior to the Closing Date and the Seller has remitted, or will, on or before the Closing Date, or as soon as practicable thereafter, but in no event after the date such Taxes are required to be remitted, remit to the appropriate Tax Authority all sales and use, employment, excise and other Taxes that were collected on or before the Closing Date or that are required to have been or to be remitted on or prior to the Closing Date.

                  (xxx) The Seller has maintained and has in its possession all records, supporting documents and exemption and resale certificates required by applicable sales and other Tax statutes and regulations to be retained in connection with the collection and remittance of Taxes or necessary to justify the amounts of such Taxes reported and paid in each case for all periods up to and including the Closing Date.

                  (xxxi) No Transfer Taxes or other Taxes are or will be imposed on Buyer, or the Seller or on any of their properties by reason of the Transaction pursuant to this Agreement.

                  (xxxii) The Seller is not subject to Tax in any foreign
            country and the Seller has complied with all applicable Tax Laws and regulations of all countries whose Tax laws to which they are subject.

            (b) Schedule 3.20(b) sets forth:

                  (i) A schedule of the filing dates of all Tax Returns required to be filed by the Seller;

                  (ii) A description of all past Tax Audits involving the
            Seller;

                  (iii) A list of all elections made by the Seller relating to
            Taxes;

                  (iv) A description of any change of accounting method of the
            Seller;

                  (v) A schedule of the Seller's Tax basis in each of its assets as of the Closing Date, and the recovery period and annual depreciation or amortization deduction for each such asset for each year of its remaining Tax recovery period and in the case of amortizable assets, a description of each asset; and

                  (vi) A schedule of the Tax attributes of the Seller
            (including, but not limited to, net operating losses, capital losses, investment credits, foreign tax credits and alternative minimum tax credits), together with a description of all limitations to which such Tax attributes are subject (e.g., limitations under Section 382 of the Code).

            (c) Each reference to a provision of law in this Section 3.20 shall be treated for state, local and foreign Tax purposes as a reference to all analogous and similar provisions of state, local and foreign Laws.

      Section 3.21 Accounts Payable. Except as set forth on Schedule 3.21, all accounts payable of Seller related to the Business are current and have been generated in the ordinary course of business. Except as set forth in Schedule 3.21, Seller has paid promptly, when due, all accounts payable related to the Business, including lease payments and rental fees, utility bills, and other obligations due as a result of the operation of the Business and the ownership of the Purchased Assets through the Closing Date.

      Section 3.22 No Undisclosed Liabilities. Except as disclosed on Schedule 3.22, Seller has no material liability related to the operation of the Business, except for liabilities reflected in the Financial Statements and for current liabilities incurred in the ordinary course of business. Seller has no liability or obligation to refund any economic development incentives received from any governmental entity.

      Section 3.23 Environmental, Health & Safety Compliance. To Seller's knowledge, neither the conduct nor operation of the Business, nor any condition of the Headquarters Lease, nor the premises leased by the Headquarters Lease, violates any Law or common law concerning public health and safety, worker health and safety, and pollution or protection of the environment ("Environmental, Health, and Safety Requirements"), where such violation would reasonably be expected to have a Material Adverse Effect and Seller has not received any notice stating that the operation or condition of any real property presently leased or operated in connection with the Business is in violation of any Environmental, Health, and Safety Requirements, where such violation would reasonably be expected to have a Material Adverse Effect.

      Section 3.24 Government Authorizations. The governmental authorizations listed in Schedule 3.24 collectively constitute all of the authorizations of any Governmental Authority necessary to permit Seller to lawfully conduct and operate the business in the manner in which they currently conduct and operate the business and to permit Seller to own and use the Purchased Assets in the manner in which they currently own and use such Purchased Assets, except where the failure to do so would not have a Material Adverse Effect.

      Section 3.25 Relationships with Affiliates. Neither Seller nor any of their Affiliates has any interest in, has owned, of record or as a beneficial owner, or has an equity interest or any other financial or profit interest in any Person that has (a) had business dealings or a material financial interest in any transaction with either Seller other than business dealings or transactions disclosed in Schedule 3.25 or (b) engaged in competition with Seller with respect to the Business in any market presently served by Seller. Except as set forth in Schedule 3.25, neither Seller nor any of their Affiliates is a party to any Contract with, or has any claim or right against, either Seller, (i) providing for the furnishing of services by, (ii) providing for the rental of real or personal property from, or (iii) otherwise requiring payments to (other than for services as managers, officers, directors or employees of the Business), any such person or any corporation, partnership, trust or other entity in which any such person has a substantial interest as a stockholder, officer, director, trustee or partner.

      Section 3.26 ERISA. Neither Seller nor any ERISA Affiliate maintains or contributes to or has or had any obligation to maintain or contribute to any employee pension benefit plan within the meaning of Section 3(2) of ERISA that
(i) is subject to minimum funding standards of the Code or ERISA; or (ii) is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

      Section 3.27 Employees.

            (a) Each Employee Benefit Plan maintained by the Seller is listed in
      Schedule 3.27(a) and copies or descriptions of each such Employee Benefit Plan have been delivered to Buyer. Buyer will not have, as a consequence of the transactions contemplated hereby, any liability or obligation with respect to or under any agreement between either Seller and any of the Employees, except for the Transferred Employees (as such term is defined herein) to the extent contemplated by Section 6.1 hereof.

            (b) Each Employee Benefit Plan maintained by Seller with respect to the Business Employees has been maintained and administered at all times in material compliance with its terms and all applicable Laws.

            (c) Schedule 3.27(c) contains: (i) a list of the Business Employees;
      (ii) the current annual compensation provided by Seller to each such Business Employee as of the Closing Date; (iii) a list of any increase presently scheduled (including the effective date thereof) in the rate of compensation of any the Business Employees; (iv) the title and location of each such Business Employee; and (v) a job description for each Business Employee.

            (d) Neither Seller is a party to or bound by any union contract or collective bargaining agreement and has not experienced any strike, grievance or any arbitration proceeding, claim of unfair labor practices filed or, to Seller's knowledge, threatened to be filed or any other material labor difficulty.

            (e) All of the Business Employees are United States citizens, or lawful residents of the United States.

      Section 3.28 No Disputes. Except as set forth on Schedule 3.28, to Seller's knowledge, there are no material conflicts or problems with any officer, manager or Key Employee of Seller that would likely result in the termination or resignation of employment of any such individual. To Seller's knowledge, there are no material disputes with suppliers that would likely result in the termination of the source of supply of a material product and there are no long term commitments with suppliers.

      Section 3.29 Insurance Coverage. Except as set forth in Schedule 3.29, Seller maintains insurance policies for fire, liability and other forms of insurance covering the Business and the Purchased Assets in amounts and against such losses and risks as are generally maintained for comparable businesses and properties and such insurance will be maintained through Closing.

      Section 3.30 Consents and Approvals. Except for consents with respect to the Consent Contracts, no material consent, approval, waiver or authorization is required to be given or made by any Government Authority or other Person in connection with the execution, delivery and performance of this Agreement by the Seller.

      Section 3.31 Assets of the Business. The Seller (and not any third party or Affiliate of any Seller) is the beneficial owner of the Purchased Assets, other than the leased Purchased Assets, and has (and, at the Closing, the Buyer will receive) good and marketable title to such Purchased Assets, or, in the case of leased Purchased Assets, valid and enforceable rights to use such Purchased Assets, free and clear of all Liens other than Permitted Encumbrances. All the Purchased Assets that are tangible assets are in good operating condition and repair for the purpose in which they are intended, subject only to ordinary wear and tear. The Purchased Assets constitute all of the assets (whether real or personal, tangible or intangible) that are required to operate the Business as currently being operated by the Seller prior to the Closing other than the assets listed on Schedule 3.31.

      Section 3.32 Product Warranties. Each product manufactured, licensed or sold by Seller has been in substantial conformity with all contractual commitments and express warranties applicable to Seller, all of which are described in Schedule 3.32, as well as with all warranties implied by law.

      Section 3.33 Solvency. Seller will be Solvent immediately following the Closing. Seller will not fail to be Solvent as a result of the execution and delivery of the Transaction Documents. "Solvent" shall mean, when used with respect to any person or entity, that at the time of determination: (i) its assets exceed its liabilities; (ii) it is then able and expects to be able to pay its debts as they mature; and (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represents and warrants to Seller as of the Effective Date and agrees to represent and warrant to Seller as of the Closing Date as follows:

      Section 4.1 Organization. Buyer is a corporation duly organized and validly existing under the laws of the State of Delaware. Buyer has (i) all requisite power and authority to carry on respective business as it is now being conducted and as contemplated to be conducted immediately following the Closing, and (ii) the necessary corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents and to consummate the transactions contemplated herein and therein.

      Section 4.2 Authority. Buyer now has, and at Closing will have, all requisite organizational authority to execute, deliver and perform the Transaction Documents and to perform its obligations and consummate the transactions contemplated under the Transaction Documents to which it is a party. The execution and the delivery of the Transaction Documents to which Buyer is a party and the performance of the transactions contemplated by such Transaction Documents have been duly authorized by Buyer, as the case may be, and all necessary corporate or organizational actions by Buyer for the execution, delivery and performance of the Transaction Documents to which either of them is a party and the consummation of the transactions contemplated hereby and thereby have been taken, and no further corporate or organizational authorization will be necessary to authorize the execution and delivery by Buyer of, and the performance of its obligations under, each Transaction Document to which Buyer is a party. Each Transaction Document to which Buyer is a party has been validly executed and delivered by Buyer, as the case may be, and constitutes valid and binding obligations of Buyer, enforceable against Buyer in accordance with its terms, except (i) as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) as such obligations are subject to general principles of equity and (iii) as rights to indemnity may be limited by federal or state securities laws or by public policy.

      Section 4.3 Approvals. No third-party action, waiver, consent or approval is required of any Person for the execution, delivery and performance of the Transaction Documents by Buyer, and the execution, delivery or performance, and the consummation of the transactions contemplated herein or therein do not breach any provision of Buyer's Certificate of Incorporations and Bylaws. No action, waiver, consent or approval by any Governmental Authority is necessary to make this Agreement a valid instrument binding on Buyer in accordance with its terms.

      Section 4.4 Broker or Finder's Fee. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

      Section 4.5 No Conflict or Default. The execution and performance of this Agreement, the compliance with its provisions by Buyer, and the transfer of the Purchased Assets to Buyer on the Closing Date will not conflict with or result in any breach of any of the terms, conditions, or provisions of any agreement, indenture, mortgage, or other instrument to which either Buyer is a party or by which it is bound. Further, the execution and performance of this Agreement, the compliance with its provisions by Buyer, and the transfer of the Purchased Assets to Buyer on the Closing Date will materially comply with all Laws of any Governmental Authority applicable to the Business or any of the Purchased Assets and will not conflict with, or result in the breach of any of the terms of any of Buyers' Organizational Documents. The consummation of the transactions contemplated by this Agreement will not require the consent of any Person with respect to the rights, licenses, franchises, leases, contracts or agreements (including but not limited to the Contracts) of Buyer.

      Section 4.6 Litigation. There is no litigation, proceeding or governmental investigation pending in front of any court, arbitration board, administrative agency or tribunal against or relating to Buyer.

      Section 4.7 No Default. Buyer is not in default with respect to any indebtedness, note, indenture, loan agreement, mortgage, lease, deed or other agreement to which Buyer is a party or by which it is bound and neither Buyer nor Parent has received any notice or demands with respect to the same that would prevent or affect the transactions contemplated by the Transaction Documents.

      Section 4.8 Capitalization. Immediately following the Closing and after giving effect to the transactions contemplated in this Agreement and the Stock Purchase Agreement, (a) the authorized capital stock of the Buyer will consist of: (i) an aggregate of 75,000,000 shares of Buyer Common Stock, of which up to 10,000,000 shares will have been issued and outstanding pursuant to this Agreement and (ii) an aggregate of 27,000,000 shares of Series A Convertible Preferred Stock of which 15,000,000 shares will have been issued and outstanding pursuant to the Stock Purchase Agreement; and (b) there will be no options, warrants, conversion privileges or other rights outstanding to purchase or otherwise acquire from the Buyer any capital stock or other securities of the Buyer, or any other agreements to issue any such securities or rights other than
(i) the Warrant, (ii) the issued and outstanding shares of the Series A Convertible Preferred Stock, (iii) pursuant to the Stock Purchase Agreement and
(iv) a stock option plan covering 5,303,030 shares of Buyer Common Stock.

                                    ARTICLE V
                            PARENT & SELLER COVENANTS

      The Parent and Seller hereby covenant and agree as follows:

      Section 5.1 Maintenance of the Purchased Assets. Until the Closing Date, Seller shall not lease, sell, or dispose of any of the Purchased Assets other than in the ordinary course of business consistent with past practice or otherwise except with the prior written consent of Buyer.

      Section 5.2 Update of Disclosure Schedule. Prior to the Closing Date, Seller shall supplement or amend all relevant Schedules and/or notify Buyer with respect to any matter thereafter arising or discovered which, if existing or known on the Effective Date of this Agreement, would have been required to be set forth or described in such Schedule(s) or would have been required to be disclosed to Buyer under this Agreement. At the Closing Date, Seller shall deliver to Buyer a complete Disclosure Schedule, marked to show all of the changes since the Effective Date (the "Updated Schedules").

      Section 5.3 Conduct of Business. From the date hereof to the Closing Date, except (i) for entering into and performing this Agreement, and the other Transaction Documents; (ii) for the effect of the consummation of the transactions contemplated hereby and thereby; (iii) repayment, conversion or satisfaction of its liabilities and Indebtedness; (iv) the transactions contemplated in that certain Securities Purchase Agreement, dated August 16, 2006, among the Parent and the Purchasers identified therein; or (v) as otherwise consented to by Buyer in writing, the Seller shall conduct the Business in the ordinary course in substantially the same manner in which it has previously been conducted, and shall take or refrain from taking (as appropriate) the following actions:

            (a) Seller will use its best efforts to maintain and preserve relationships with its current customers and suppliers of the Business and Transferred Employees;

            (b) Seller will maintain the books, accounts and records on a basis consistent with that of prior periods and said books, accounts and records will accurately reflect activities of Seller with respect to the Business;

            (c) Seller will not do any act or omit to do any act or permit any act or omission to act that will cause a material breach of any contract, commitment or obligation of either Seller, including but not limited to the Contracts, where such breach would reasonably likely have a Material Adverse Effect;

            (d) Seller will use its best efforts to prevent the occurrence of any change or event which would prevent any of its representations and warranties contained herein from being true at and as of the Closing Date;

            (e) Seller will maintain in full force and effect the insurance coverage under the policies set forth in Section 3.29;

            (f) Seller will give Buyer and Buyer's Representatives access during normal business hours, without unreasonable interference with business operations, to all of the facilities, properties, books, contracts, commitments and records of Seller and shall make Seller's officers and employees available to Buyer as Buyer shall from time to time reasonably request. Buyer and its Representatives will be furnished the information concerning Seller relating to the Business which Buyer reasonably requests.

            (g) Seller will not enter into any settlement of any material litigation or proceeding relating to the Purchased Assets, the Business or the Assumed Obligations;

            (h) Seller will not incur any material obligation or liability or enter into any transaction material to the Business without the prior written consent of the Buyer;

            (i) Seller will discharge or satisfy any known encumbrance or pay or satisfy any known obligation or liability (whether absolute, accrued, contingent or otherwise), other than Permitted Encumbrances, liabilities being contested in good faith and for which adequate reserve have been provided and Encumbrances, obligations and liabilities arising in the ordinary course of business that do not, individually or in the aggregate, materially interfere with the use, operation, or marketability of any of the Purchased Assets or which may be discharged or satisfied at Closing with a portion of the Purchase Price.

            (j) Seller will not mortgage, pledge or subject to any Encumbrance any of the Purchased Assets, except for Permitted Encumbrances and Encumbrances arising in the ordinary course of business and consistent with past practice and liens for Taxes not yet due and payable;

            (k) Seller will not dispose of any of the Purchased Assets or enter into any material contracts relating to the Business, except in the ordinary course of business and consistent with past practices, without the prior written consent of the Buyer;

            (l) Seller will not become or remain in breach or default on any material obligation other than such breach or default which can and shall be cured prior to the Closing;

            (m) Seller will not write-off as uncollectible any of its Accounts Receivable relating to the Business or any portion thereof unless otherwise advised by Seller's independent accountants;

            (n) Seller will not discontinue the sales of any products of the Business;

            (o) Seller will not increase any salary or wage of any Transferred Employee, other than regularly scheduled salary increases agreed upon by the board of directors of the Company or the Subsidiary (which shall not exceed two percent (2%) in the aggregate, per annum), or as agreed to prior to the Effective Date, declare or pay any bonus, revise, amend, institute, or terminate any employee benefit of any Employee other than previously disclosed to Buyer;

            (p) Seller will not enter into any agreement or make any commitment to do any of the foregoing;

            (q) Seller will assist in the transfer of Transferred Employees needed for the Business; and

            (r) Seller shall assist Buyer with reasonable integration efforts and transition.

      Section 5.4 Notification. Seller shall promptly notify Buyer in writing if it becomes aware of (a) any fact or condition that, in Seller's reasonable determination, causes or constitutes a material breach of any of Seller's representations and warranties made as of the Effective Date or (b) the occurrence after the Effective Date of any fact or condition that, in Seller's reasonable determination, would or would be reasonably likely to (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of, or Seller's discovery of, such fact or condition.

      Section 5.5 Interim Financial Statements. Until the Closing Date, Seller shall deliver to Buyer within ten (10) Business Days after the end of each month a copy of the unaudited financial statements of Subsidiary or such month prepared in accordance with GAAP, consistently applied, in a manner and containing information consistent with Seller's current practices.

      Section 5.6 Compliance with Laws. Seller shall duly comply with all Laws applicable to the Business or the Purchased Assets (including, without limitation, all environmental Laws) or as may be required for the valid and effective transfer and assignment of the Purchased Assets.

      Section 5.7 Notice of Developments. Seller will give prompt written notice to the Buyer of any material development affecting the assets, liabilities, business, financial condition, operations, results of operations, or future prospects of Seller. Seller will give prompt written notice to Buyer of any material development affecting the ability of Seller to consummate the transactions contemplated by the Agreement. No disclosure by Seller pursuant to this Section 5.7, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or covenant.

      Section 5.8 Meeting of Company Stockholders.

            (a) In connection with obtaining the approval of the holders of Company's common stock, par value $0.001 (the "Company Common Stock", and such holders, the "Company Stockholders"), the Company will take all action necessary in accordance with applicable law and regulations and its Certificate of Incorporation and Bylaws to duly call, give notice of, convene and hold, as promptly as reasonably practicable after the date hereof, a meeting (the "Stockholders' Meeting") of the Company Stockholders for the purpose of obtaining approval of this Agreement and the Transaction and shall submit this Agreement and the Transaction for approval by the Company Stockholders at such meeting or any adjournment thereof.

            (b) Company, through its board of directors, shall recommend approval of the Transactions by the Company Stockholders at the Stockholders' Meeting or any adjournment thereof, shall include such recommendation in the Proxy Statement and shall use all commercially reasonable efforts to obtain the approval of the Company Stockholders.

            (c) Within fourteen (14) days of the execution of this Agreement, Company shall prepare and file with the Securities and Exchange Commission ("SEC") proxy materials as required by applicable law to solicit from the Company Stockholders proxies in favor of the adoption of this Agreement and the approval of the Transaction (the "Proxy Statement"), and shall use reasonable efforts to have the Proxy Statement cleared by the SEC. The Proxy Statement shall comply with applicable provisions of the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act and the rules and regulations thereunder. If at any time prior to the Stockholder's Meeting any event shall occur that should be set forth in an amendment of or a supplement to the Proxy Statement, Company shall prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable. Buyer and Company shall cooperate with each other in the preparation of the Proxy Statement, and Company shall notify Buyer of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information, and shall provide to Buyer promptly copies of all correspondence between Company or any representative of Company and the SEC with respect to the Proxy Statement. Buyer and its counsel shall have the right to review the Proxy Statement and all responses to requests for additional information by and replies to comments of the SEC before their being filed with, or sent to, the SEC. Each of Company and Buyer agrees to use commercially reasonable efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC in an effort to cause the Proxy Statement to be mailed to the holders of Company Common Stock entitled to vote at the Stockholders' Meeting at the earliest practicable time. Company agrees that the information provided by it for inclusion in the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Stockholders' Meeting, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      Section 5.9 Tax Matters.

            (a) Tax Returns. The Seller shall prepare and shall timely file with the appropriate Tax Authority all Tax Returns with respect to Taxable periods ending on or before the Closing Date. In the event of Tax Returns whose due date is after the Closing Date, taking into account all extensions that are properly obtained, at least ten (10) business days prior to filing a Tax Return, the Seller shall provide or cause to be provided to Buyer a copy thereof and such Tax Return shall not be filed if Buyer notifies the Seller in writing within such ten (10) day period of its material objection to any material aspect of such Tax Return.

            (b) Liability for Taxes. Seller shall indemnify and hold harmless the Buyer, from and against all Taxes of or with respect to the Seller, any its business, its assets or its capital, which are owed for any Taxable period ending on or before the Closing Date, or the portion of any Straddle Period up to and including the Closing Date.

            (c) Allocation of Taxes.

                  (i) Taxable Periods Ending on the Closing Date. Seller shall, whenever required or permitted to do so, end its taxable period on the Closing Date, including without limitation the federal income tax period ending on the Closing Date and begin a new taxable period on the day after the Closing Date.

                  (ii) Straddle Periods. In the case of a Taxable period that begins on or before the Closing Date and ends after the Closing Date (a "Straddle Period"), items shall be allocated between the portion of the Straddle Period up to and including the Closing Date and the portion of the Straddle Period after the Closing Date, on the basis of a "closing of the books" by allocating to each such portion of the Straddle Period: (A) sales Taxes in proportion to the Taxable sales which take place in each portion of the Straddle Period, (B) use Taxes in proportion to the Taxable purchases which take place in each portion of the Straddle Period, (C) Taxes based on gross receipts in proportion to the gross receipts accrued in each portion of the Straddle Period, (D) Taxes which accrue over time (including without limitation, property Taxes) in proportion to the number of days in each portion of the Straddle Period and (E) in the case of all other Taxes, on a reasonable basis that gives effect to a "closing of the books."

                  (iii) Cooperation. Parent, the Seller, and the Buyer shall reasonably cooperate, and shall cause their Representatives and agents reasonably to cooperate, in the preparation of Tax Returns, the payment of Taxes and the resolution of Tax Audits and Tax Deficiencies, including maintaining and making available to each other all records necessary in connection therewith.

                  (iv) Section 368(a) Qualification. From and after the date hereof, neither Parent nor Seller will (i) knowingly take any action or fail to take any action that would cause the Transaction to fail to qualify as a tax-free reorganization under Section 368(a) or (ii) enter into any contract, agreement, commitment or arrangement the performance of which would result in any such action.

                  (v) FIRPTA Clearance. Buyer shall have received from the
            Seller a statement meeting the requirements of Treasury Regulation
            Section 1.1445-2(b)(2) that the Seller is not a foreign person.

                  (vi) Survival. The covenants set forth in this Section 5.9 shall survive the Closing and continue in full force and effect forever thereafter.

      Section 5.10 Liquidation. Promptly following the Closing, Parent shall cause Subsidiary to liquidate, dissolve, and distribute all of its remaining assets to Parent as sole stockholder of Subsidiary.

                                   ARTICLE VI
                                MUTUAL COVENANTS.

      Each of the parties hereto, as the case may be, hereby covenant and agree as follows:

      Section 6.1 Employee Matters.

            (a) Transferred Employees. Schedule 3.27(c) lists all of the Business Employees as of the date of this Agreement. Seller shall continue to employ all of the Employees until the Closing, except for any Employee who prior to the Closing (i) is terminated for cause; (ii) is terminated with the consent of Buyer, or (iii) voluntarily resigns. Within sixty (60) business days of the execution of this Agreement, Buyer shall deliver to Seller a list of those Business Employees who will be offered employment by Buyer on terms and conditions of employment to be determined in the sole discretion of the Buyer. From the date of this Agreement to the Closing Date, Seller shall permit Buyer to communicate with the Business Employees, at reasonable times and upon reasonable notice and to interview the Business Employees and review the personnel records and such other information concerning such employees as Buyer may reasonably (subject to obtaining any legally required written permission of any affected employee and to any other applicable law). Buyer's offer of employment shall be contingent upon and effective as of the Closing Date. The Business Employees who are offered and accept employment by the Buyer shall hereinafter be referred to as the "Transferred Employees." Business Employees to whom offers are made but who decline such offers, or who fail to perform one hour of service for Buyer after the Closing Date shall hereinafter be referred to as the "Terminated Employees." Seller and Buyer agree, with respect to Transferred Employees, to take the position that they are, respectively, a "predecessor" and "successor" as defined in Revenue Procedure 96-60 and Treasury Regulation Section 31.3 121(a)(l)-l(b). Seller and Buyer shall use the "Standard Procedure" described in Section 4 of Revenue Procedure 96-60 with respect to all Transferred Employees. Seller shall supply to Buyer, with respect to all Transferred Employees, all cumulative payroll information as of the Closing Date that Buyer shall reasonably request in order not to restart the wage base of Transferred Employees for social security and Medicare tax purposes.

            (b) Employment of the Transferred Employees with the Buyer shall be effective as of 12:01 a.m. on the date immediately following the Closing Date (the "Transfer Date"). As to the Transferred Employees, the Buyer will not cause any period of unemployment between the time employment with the Seller ends and the effective date of employment with the Buyer.

            (c) Except as specifically set forth below, the Seller shall retain sole liability for claims of the Business Employees and their dependents arising on or prior to the Closing Date. Buyer shall have sole liability to the Transferred Employees and their dependents for any and all claims by the Transferred Employees and their dependents arising after the Closing Date. The Seller shall be solely responsible for and Buyer does not assume any liability for the Seller's actions in terminating the employment of any Business Employee, including but not limited to any obligation to pay any Business Employee a severance benefit.

            (d) The Seller shall retain sole liability for and shall pay all premiums, costs and expenses with respect to unemployment compensation obligations occurring during the Seller's employment of the Business Employees on and prior to the Closing Date. The Seller shall be liable for all work-related injury claims of Business Employees occurring on and prior to the Closing Date, including but not limited to those claims covered by workers' compensation statutes. The Buyer shall be solely liable for and shall pay all premiums, costs and expenses with respect to unemployment compensation obligations occurring during the Buyer's employment of the Transferred Employees. The Buyer shall be liable for all work-related injury claims of Transferred Employees occurring after the Closing Date, including but not limited to those claims covered by workers' compensation statutes.

            (e) Notwithstanding anything herein to the contrary, the Buyer shall not assume any liability or responsibility for any Employee Benefit Plans sponsored or maintained by the Seller, and Seller shall be solely responsible and liable for such Employee Benefit Plans, including, but not limited to:

            (f) Payment of any accrued but unused vacation benefits for Transferred Employees accruing on or prior to the Closing Date;

            (g) Payment of any severance pay or stay bonuses due to any Business Employees pursuant to any severance or stay bonus program or policy of the Seller in effect as of the Closing Date; or

            (h) Payment of benefits of the Business Employees attributable to Seller's 401(k) plan or other retirement or savings plan, whether qualified or non-qualified;

            (i) The Buyer shall recognize all service credited for the Transferred Employees on the Seller's records for purposes of eligibility for benefits (but not vesting or benefit accrual) under the Buyer's benefit plans and programs, but the Buyer shall not recognize service credited on the Seller's records to the extent that such recognition of service would result in duplication of benefits.

            (j) The Seller will retain responsibility for and continue to pay all hospital, medical, life insurance, disability and other welfare benefit plan expenses and benefits for each Employee with respect to claims incurred by such Employee or such Employee's covered dependents on or prior to the Closing Date. Hospital, life insurance and other welfare benefit plan expenses and benefits with respect to claims incurred by any Transferred Employee or such Transferred Employee's covered dependents after the Closing Date shall be the Buyer's responsibility in accordance with the terms of any applicable welfare benefit plan maintained by the Buyer for the Transferred Employee. For purposes of this paragraph, a claim is deemed incurred when the services giving rise to the claim were performed.

            (k) At the Buyer's discretion and expense, the Seller shall maintain coverage for the Transferred Employees and their covered dependents in the Seller's group medical and dental plans for up to sixty (60) days after the Closing Date. With respect to any period of coverage for the Transferred Employees in the Seller's group medical and dental plans after the Closing Date, the Seller will cause the Transferred Employees' medical and dental expenses to be paid under the Seller's plans. The Buyer shall promptly reimburse the Seller for the Seller's actual costs associated with the coverage of the Transferred Employees and their covered dependents and any applicable administrative costs during the period of coverage upon receipt of an invoice, supported by reasonable documentation, from the Seller for those costs.

            (l) The Transferred Employees and their eligible dependents who were participants in Seller's group health plan shall become participants in the group medical and dental plans offered by Buyer on the later of either
      (i) the Closing Date or (ii) the date of termination of coverage (other than coverage for COBRA purposes) under the Seller's group health plans pursuant to the preceding paragraph. The Transferred Employees and their eligible dependents who present certificates of creditable coverage to Buyer shall not be subject to any pre-existing conditions limitations under the Buyer's group health plans to the extent that such limitations did not apply under Seller's group health plans.

            (m) Seller shall retain and Buyer shall not assume liability for any of Seller's obligations under COBRA, including the obligation, if any, to provide notice and continuation of coverage to any "M&A qualified beneficiary" (as such term is defined in COBRA). Seller shall reimburse and indemnify Buyer for any costs or liabilities relating to Seller's COBRA responsibility with respect to any Business Employee or former employee of Seller.

            (n) Seller shall be responsible for and shall pay promptly after the Closing any remaining vacation under the Seller's vacation policy for the period prior to and including the Closing Date. The Transferred Employee shall be eligible for vacation under the Buyer's vacation policy beginning on the Transfer Date.

            (o) As of the Closing Date, each Transferred Employee will become fully vested in his interests in the Seller's 401(k) or other retirement or savings plan, whether qualified or unqualified, maintained by the Seller. The Seller shall cause the Seller's 401(k) plan or other retirement or savings plans to be amended, to the extent necessary, to accomplish the foregoing.

            (p) No provision of this Agreement shall create any rights in any Business Employee, former employee of the Seller, Transferred Employee (including any beneficiary or dependent thereof) or Terminated Employee with respect to continued employment (or resumed employment), and this Agreement shall not create any rights in any such persons with respect to any benefits that may be provided, directly or indirectly, under any employee benefit plan or arrangement sponsored by either the Seller or the Buyer.

            (q) No intention, implication or interpretation of this Agreement shall convey any guarantee of employment for any Transferred Employee for any particular period of time. The Transferred Employees shall be employees-at-will of the Buyer. Except as otherwise provided in this Agreement, the Buyer shall have the absolute discretion to establish and modify the terms and conditions of employment for any Transferred Employee.

            (r) Prior to and following the Closing Date, the Seller and the Buyer shall supply each other appropriate and reasonably necessary employee data and other records to carry out the purposes and terms of this Article VI, including but not limited to data appropriate to complete actuarial computations, evaluations, benefit reports, filings and claims analysis and government filings.

      Section 6.2 Payment of Liabilities. On or prior to the Closing Date, Seller shall pay or otherwise satisfy in the ordinary course of business all of its retained liabilities and other obligations associated with the Business, other than the Assumed Obligations.

      Section 6.3 Noncompetition, Nonsolicitation and Nondisparagement.

            (a) Noncompetition with Buyer. For a period of five (5) years after the Closing Date, Seller shall not anywhere in the world (the "Restricted Area"), directly or indirectly, invest in, own, manage, operate, finance, control, advise, aid or assist, act as a broker for, render services to, be employed by or guarantee the obligations of any Person engaged in or planning to become engaged in a business which competes with the Business. With respect to the covenants and agreements set forth in this Section 6.3, Seller agree that it may be impossible to measure in monetary terms the damages which will accrue to Buyer by reason of an actual breach by it of such covenants and agreements, that a violation of such covenants and agreements will cause irreparable injury to Buyer, and that Buyer shall be entitled, in addition to any other rights and remedies it may have, at law or in equity, to apply to a court of competent jurisdiction for an injunction to restrain Seller from violating, or continuing to violate, such covenants and agreements. Nothing in this Section 6.3 shall be deemed to limit Buyer's right to recover damages caused by any actual breach by Seller.

            (b) Nonsolicitation. Seller agrees that it shall not, for a period of two (2) years from the Closing Date, either directly or indirectly on its own behalf or in association with or on behalf of others, directly or indirectly, solicit, entice or induce any employee or independent consultant of Buyer to leave its service with Buyer or solicit, entice or induce for employment or employ, whether as an advisor, independent consultant or otherwise, any person who was, either at the Closing Date or within a period of three months prior thereto, an employee of Buyer. The geographic scope of this Section 6.3(b) shall extend worldwide to anywhere the Buyer or Seller is doing business, has done business or has plans to do business, or to such lesser geographic area as a court of competent jurisdiction may direct. The provisions of Section 6.3(b) shall not be deemed to apply to or include general solicitations of employment that are not specifically directed towards employees of the other party.

            (c) Nondisparagement. After the Closing Date, neither party will disparage any other party hereto or any of such party's Representatives.

            (d) Modification of Covenant. If a final judgment of a court or tribunal of competent jurisdiction determines that any term or provision contained in this Section 6.3(d) is invalid or unenforceable, then the parties agree that the court or tribunal will have the power to reduce the scope, duration or geographic area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. This Section 6.3(d) will be enforceable as so modified after the expiration of the time within which the judgment may be appealed. This Section 6.3(d) is reasonable and necessary to protect and preserve Buyer's legitimate business interests in the geographical locations in which the business operates and the value of the Purchased Assets and to prevent any unfair advantage conferred on Seller.

      Section 6.4 Further Assurances. Seller agrees to cooperate with Buyer and its authorized Representatives in connection with any steps required to be taken as part of Seller's respective obligations under this Agreement, and shall (i) furnish upon request to Seller such further information; (ii) execute and deliver to Seller such other documents; and (iii) do such other acts and things, all as Buyer may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions contemplated thereby.

      Section 6.5 Collection of Accounts Receivable. After the Closing Date, Buyer shall collect any Accounts Receivable that were generated in connection with the Business prior to the Closing Date. Seller shall promptly remit to Buyer any such payments on the Accounts Receivable received by Seller after the Closing Date. After the Closing Date, Buyer shall have the right to notify any customers who owe Seller any amounts properly payable to Buyer to send its payments directly to Buyer.

      Section 6.6 Necessary Action. Seller shall, at its own expense, use commercially reasonable efforts, both prior to and after the Closing, take all necessary action, obtain any consents, approvals and amendments of agreements required to carry out the transactions contemplated by this Agreement and to satisfy any conditions for which any of them is responsible hereunder.

                                   ARTICLE VII
                              CONDITIONS TO CLOSING

      Section 7.1 Conditions Precedent to Seller's Obligation to Perform. The obligation of Seller to consummate the transaction contemplated in this Agreement is subject to the satisfaction or express waiver by Seller at or prior to the Closing of the following conditions:

            (a) All representations and warranties by Buyer in this Agreement or in any document delivered by Buyer pursuant to this Agreement shall be true and correct in all material respects on and as of the Closing Date and the Effective Date;

            (b) All organizational approvals necessary to authorize the transactions contemplated herein shall have been obtained by Seller;

            (c) Buyer shall have performed, satisfied and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it on or before the Effective Date and the Closing Date;

            (d) Buyer shall have delivered all of the documents, agreements, instruments and other items that Buyer is required to deliver at the Closing pursuant to Section 2.10(b) of this Agreement;

            (e) Buyer shall have formed a limited liability company under the laws of Delaware (the "LLC") pursuant to an operating agreement in a form reasonably acceptable to Buyer and Seller (the "Operating Agreement");

            (f) Buyer shall have issued to the LLC a duly authorized stock certificate evidencing the number of shares of the Buyer Common Stock to be issued pursuant to the Buyer Common Stock Issuance Calculation;

            (g) Buyer shall have issued a duly authorized Warrant to the LLC;

            (h) All organizational approvals necessary to authorize Buyer to consummate the transactions contemplated under this Agreement shall have been obtained by Buyer (or obtained by Seller and evidence of such approval is delivered to Buyer);

            (i) Since the Effective Date, there shall not have been commenced or threatened against Buyer any proceeding (a) involving any challenge to, or seeking Damages or other relief in connection with, any of the transactions contemplated under this Agreement or (b) that may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with any of the transactions;

            (j) Buyer shall have not conducted any business other than entering into this Agreement and the other Transaction Documents and the transactions contemplated thereby;

            (k) Buyer shall not have any obligations or liabilities other than in connection with this Agreement and the other Transaction Documents;

            (l) Buyer shall have received financing in an amount not less than $15 million through the sale of its Series A Convertible Preferred Stock in accordance with the Stock Purchase Agreement; and

            (m) Since the Effective Date, there shall not have been any material adverse changes to Buyer or its assets.

      Section 7.2 Conditions Precedent to Buyer's Obligation to Perform. The obligation of Buyer to consummate the transaction contemplated in this Agreement is subject to the satisfaction or express waiver by Buyer at or prior to the Closing of the following conditions:

            (a) All organizational approvals necessary to authorize the transaction contemplated under this Agreement shall have been obtained by Buyer (or obtained by Seller and evidence of such approval is delivered to Buyer), including without limitation either (i) an opinion reasonably acceptable to the Seller and Buyer, of Delaware counsel that is reasonably acceptable to the Seller and the Buyer, stating the approval by the Company Stockholders is not required under Law for the consummation of the transactions contemplated herein; or (ii) the approval of the transactions contemplated herein by proxy or written consent of a majority of the holders of the outstanding shares of Common Stock or securities convertible or exchangeable into Common Stock and having the right to vote in such matter in a form and substance reasonably acceptable to the Buyer;

            (b) All necessary consents of third parties to the transaction contemplated by the Transaction Documents shall have been obtained by Seller or Buyer, as applicable, including, without limitation, (i) any required consents in the Contracts, and (ii) any required consents of creditors, lessors, suppliers and Governmental Authorities including without limitation those listed in Schedule 3.24, attached hereto;

            (c) All representations and warranties by Seller in this Agreement or in any document delivered by Seller pursuant to this Agreement shall be true and correct in all respects on and as of the Effective Date and the Closing Date;

            (d) Buyer shall have received approval from Aisling Capital II, L.P.'s internal investment committee to take all actions contemplated by this Agreement and the Stock Purchase Agreement;

            (e) Qualified Liabilities do not exceed $500,000;

            (f) Seller shall have performed, satisfied and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date;

            (g) Seller shall have delivered all of the documents, agreements, instruments and other items that Seller is required to deliver at the Closing pursuant to Section 2.10(a) of this Agreement;

            (h) Buyer shall have entered into the Key Employment Agreement with the Key Employee;

            (i) Subject to Section 2.10(a)(xii), Seller shall have obtained releases with respect to all of the Royalty Agreements;

            (j) Seller shall have paid off, converted or released all of its Indebtedness;

            (k) Seller shall have received an opinion from a financial advisor, in form and substance reasonably acceptable to Buyer that this transaction is fair from a financial point of view to the Company Stockholders (the "Fairness Opinion");

            (l) Seller shall have received an opinion from a financial advisor, in form and substance reasonably acceptable to Buyer that Seller is not insolvent as of the Closing Date, and the sale of the Purchased Assets will not cause Seller to be insolvent immediately following the Closing (the "Solvency Opinion");

            (m) Since the Effective Date, there shall not have been any material adverse changes to the Business;

            (n) Since the Effective Date, there shall not have been commenced or threatened against Buyer, or against any Affiliate of Buyer, any proceeding (a) involving any challenge to, or seeking Damages or other relief in connection with, any of the transactions contemplated under this Agreement or (b) that may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with any of the transactions; and

            (o) Seller shall have provided assistance as reasonably requested by Buyer in obtaining, and Buyer shall have obtained, appropriate amendments to or terminations of any third party agreements that Buyer and Seller mutually agree appropriate in their reasonable discretion, provided, however, Seller shall not be required to make any payment in connection herewith.

                                  ARTICLE VIII
                                  TERMINATION

      Section 8.1 Termination by Seller. Seller may, on or prior to the Closing Date, terminate this Agreement without liability if:

            (a) there shall have been a material breach of any representations or warranties set forth in this Agreement on the part of Buyer or if any representations or warranties of Buyer shall have become untrue, provided that Seller has not materially breached any of its obligations hereunder; or

            (b) there shall have been a material breach by Buyer of any of its covenants or agreements hereunder and such breach would result in a material adverse effect on Buyer or on the ability of Buyer or Seller to consummate the transactions contemplated by this Agreement, and Buyer has not cured such breach within ten (10) Business Days after notice by Seller thereof setting forth in reasonable detail the nature of such breach; provided that Seller has not materially breached any of its obligations hereunder; or

            (c) the approval of the Company's stockholders required by Section
      5.8 shall not have been obtained at a meeting duly convened thereafter or at any adjournment or postponement thereof; or

            (d) the Closing has not occurred by January 31, 2007, unless such date shall have been extended by the mutual written consent of Seller and Buyer; provided, however, that this right to terminate shall not be available to Seller if Seller's failure to fulfill in any material respect any covenant or obligation under this Agreement has been the cause of, or results in, the failure of the Closing to occur on or before the Closing Date; or any court of competent jurisdiction in the United States or other United States federal or state governmental entity shall have issued a final order, decree or ruling, or taken any other final action, restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action is or shall have become non-appealable, and if this Agreement is terminated under this Section 8.1(d), neither Buyer nor Seller shall have any liability hereunder; or

            (e) in the exercise of its good faith judgment and to its fiduciary duties to its stockholders imposed by law, the Board of Directors of this Company determines that such termination is required.

      Section 8.2 Termination by Buyer. Buyer may, on or prior to the Closing Date, terminate this Agreement without liability if:

            (a) If prior to the Closing Date, the interim financial statements delivered pursuant to Section 5.5 indicate that the operating revenues of the Business for the fourth quarter of 2006 are less than $175,000; or

            (b) there shall have been a material breach of any representations or warranties set forth in this Agreement on the part of the Seller or if any representations or warranties of the Seller shall have become untrue provided that Buyer has not materially breached any of its obligations hereunder; or

            (c) there shall have been a material breach by Seller of one or more of its covenants or agreements hereunder having a Material Adverse Effect on Seller or materially adversely affecting (or materially delaying) the ability of Seller and Buyer to consummate transactions contemplated by this Agreement, and Seller has not cured such breach within ten (10) Business Days after notice by Buyer thereof setting forth in reasonable detail the nature of such breach, provided that Buyer has not materially breached any of its obligations hereunder; or

            (d) the approval of the Company's stockholders required by Section
      5.8 shall not have been obtained at a meeting duly convened thereafter or at any adjournment or postponement thereof; or

            (e) the Closing has not occurred by January 31, 2007, unless such date shall have been extended by the mutual written consent of Seller and Buyer; provided, however, that this right to terminate shall not be available to Buyer if Buyer's failure to fulfill in any material respect any covenant or obligation under this Agreement has been the cause of, or results in, the failure of the Closing to occur on or before the Closing Date; or any court of competent jurisdiction in the United States or other United States federal or state governmental entity shall have issued a final order, decree or ruling, or taken any other final action, restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action is or shall have become non-appealable, and if this Agreement is terminated under this Section 8.2(e), neither Buyer nor Seller shall have any liability hereunder; or

            (f) Buyer shall not have entered into the Key Employment Agreement with the Key Employee;

            (g) the Board of Directors shall have withdrawn or modified in any manner adverse to Buyer its approval of this Agreement and the transactions contemplated hereby; or

            (h) Buyer shall have failed to receive financing in an amount not less than $15 million through the sale of its Series A Convertible Preferred Stock in accordance with the Stock Purchase Agreement.

      Section 8.3 Termination by Mutual Consent. This Agreement may be terminated by mutual written consent of Seller and Buyer (in which case neither Buyer not Seller shall have any liability hereunder).

      Section 8.4 Procedures Upon Termination. In the event of termination pursuant to this Article VIII, written notice shall forthwith be given to the other party or parties, and the transactions contemplated hereby shall be abandoned, without further action by any party hereto; provided, however, that nothing contained herein shall be construed to prevent any parties hereto from pursuing any remedy available at law or in equity for any breach, violation, default or other failure of performance of any other party hereto prior to Closing.

      Section 8.5 Expense Reimbursement.

      If this Agreement is terminated pursuant to Section 8.2 (other than Section 8.2(f), (h) or (e) (except, with regard to (e), where such termination is due to any material breach of any representation, warranty, covenant or agreement hereunder by Seller or Parent)), the Seller shall pay the Buyer an amount equal to the lesser of (i) Buyer's reasonable, actual out-of-pocket costs and expenses incurred in connection with preparing this Agreement and the transaction contemplated hereby, including, without limitation, the expenses of legal counsel or (ii) $350,000.

                                   ARTICLE IX
                                Indemnification.

      Section 9.1 Seller Indemnification. Seller agrees to protect, defend, indemnify and hold harmless Buyer and its directors, officers, employees, agents, managers, shareholders, members, successors and assigns, from any and all losses, claims, liabilities, obligations, deficiencies, assessments, fines, costs, and damages (including, without limitation, interest, penalties, reasonable legal fees and reasonable accounting fees), whether fixed or contingent, liquidated or unliquidated, matured or unmatured and all demands, assessments and judgments (collectively, "Damages"), resulting from, arising from or relating to: (a) any liability of Seller or the Business arising on or before the Closing Date other than the Assumed Obligations; (b) any events relating to the Business occurring on or before the Closing Date, other than the Assumed Obligations; (c) any misrepresentation, inaccuracy or breach of any warranty or representation by Seller in this Agreement; (d) any material failure of Seller to perform any covenant or agreement in the Transaction Documents in a timely manner and the failure of which remains uncured for a period of ten (10) Business Days after receipt of written notice from Buyer setting forth in reasonable detail the nature of such material failure; or (e) any forfeitures, fines, penalties, or other sanctions imposed as a result of noncompliance by Seller prior to the Closing Date with any Laws applicable to the Business or the Purchased Assets.

      Section 9.2 Buyer Indemnification. Buyer shall protect, defend, indemnify and hold harmless Seller and its directors, officers, employees, agents, managers, shareholders, partners, members, successors and assigns, from and against any and all Damages resulting from, arising from or relating to: (a) the Assumed Obligations; (b) any misrepresentation, inaccuracy or breach of any warranty or representation by Buyer in this Agreement; (c) the operation or ownership of the Business and the Purchased Assets after the Closing Date; (d) any events relating to the Business occurring after the Closing Date; and (e) any material failure of Buyer to perform any covenant or agreement in Transaction Documents in a timely manner and the failure of which remains uncured for a period of ten (10) Business Days after the receipt of written notice front Seller setting forth in reasonable detail the nature of such material failure; provided, however, Buyer shall not indemnify Seller for any Damages which arising out of a termination of this Agreement pursuant to Section 8.2(d).

      Section 9.3 Exclusive Remedy. The parties hereby acknowledge and agree that, from and after the Closing, the sole remedy with respect to any and all claims arising under this Agreement shall be pursuant to the indemnification provisions set forth in this Article IX. In furtherance of the foregoing, the parties hereby waive, from and after the Closing, to the fullest extent permitted by Law, any and all other rights, claims and causes of action they may have against the other parties hereto, or any of the other parties' Representatives and Affiliates relating to any misrepresentation in or breach of any representation or warranty or nonfulfillment of any covenant, agreement or other obligation contained in the Transaction Documents .

      Section 9.4 Survival.

            (a) With respect to any and all claims among the parties hereto arising in connection with this Agreement, the representations, warranties, covenants and agreements that are set forth in this Agreement shall be continuing and shall survive the Closing for a period of three
      (3) years except (1) the representations and warranties set out in Sections 3.20, 3.23, 3.26 and 3.32, which shall survive for the period of the applicable statute of limitations plus thirty (30) days; (2) the representations and warranties set out in Sections 3.3, 3.7 and 4.2 shall indefinitely survive the Closing; and (3) in the case of a claim for any breach of any of the representations and warranties contained in this Agreement involving fraud or fraudulent misrepresentation shall survive and continue in full force and effect without limitation of time, subject only to applicable limitation periods imposed by Law (the period during which the representations and warranties and covenants and agreements shall survive being referred to herein with respect to such representations and warranties and covenants and agreements as the "Survival Period"), but shall thereafter terminate and be of no further force and effect unless a written notice asserting a claim shall have been made pursuant to this Section 9.4(a) within the Survival Period with respect to such matter

            (b) All claims made hereunder prior to the expiration of the applicable survival period stated above, but which are not yet settled, shall be subject to the indemnification provisions hereunder.

      Section 9.5 Procedure for Indemnification. If a party entitled to indemnification under this Agreement (an "Indemnitee") asserts that a party obligated to indemnify it under this Agreement (an "Indemnitor'") has become obligated to such Indemnitee pursuant to this Agreement, or if any suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Indemnitor may become obligated to an Indemnitee hereunder, such Indemnitee shall promptly give written notice to the Indemnitor. The Indemnitor agrees to defend, contest or otherwise protect the Indemnitee against any such suit, action, investigation, claim or proceeding at its sole cost and expense. The Indemnitee shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of the Indemnitee's choice and shall in any event cooperate with and assist the Indemnitor to the extent reasonably possible. If the Indemnitor fails timely to defend, contest or otherwise protect against such suit, action, investigation, claim or proceeding, the Indemnitee shall have the right to do so, including, without limitation, the right to make any compromise or settlement thereof, and the Indemnitee shall be entitled to recover the entire cost thereof from the Indemnitor, including, without limitation, reasonable attorneys' fees, disbursements and amounts paid as the result of such suit, action, investigation, claim or proceeding. The parties shall in no case settle or compromise the other's claim or consent to the entry of judgment, in either case other than solely for money damages, without the prior written consent of the other party if such settlement, compromise or judgment would adversely affect the rights of the other party in any continuing manner.

                                    ARTICLE X
                                 MISCELLANEOUS

      Section 10.1 No Negotiation. (a)Except as specifically set forth in
Section 10.1(a), (b), (c), (d) or (e) hereof, until the earlier of the Closing or the termination of this Agreement pursuant to Section 8 hereof (the "Exclusivity Period"), Seller shall not directly or indirectly, individually or through any of their respective officers, directors, stockholders, employees, representatives, agents, affiliates, or otherwise (collectively, the "Representatives") initiate, solicit or encourage, consider, evaluate, or respond to (other than to say that Seller is contractually obligated not to respond, and referring such party to public disclosure regarding this Agreement, but shall not otherwise respond, including, without limitation, by way of furnishing non-public information or assistance) any proposals, inquiries or offers from any person or entity, ("Third Party"), or enter into any confidentiality agreement, due diligence agreement, letter of intent, purchase agreement, merger agreement or other arrangement, regarding any proposed sale of all or any portion of the Purchased Assets or control thereof, whether by means of a sale or exchange of shares, sale of assets, whether in whole or in part, merger, recapitalization, liquidation or otherwise ("Third Party Acquisition"). Except as specifically set forth in Sections 10.1(a), (b), (c), (d) or (e) hereof, during the Exclusivity Period, Seller shall not have, and shall take reasonable efforts to cause its Representatives not to have, any discussions, conversations, negotiations or other communications relating to any Third Party Acquisition with any Third Party expressing interest therein, and shall immediately discontinue negotiations with any Third Party with which it heretofore has engaged in negotiations or discussions regarding any Third Party Acquisition. During the Exclusivity Period, Seller shall immediately notify Buyer of all terms of any written inquiry, contact, communication, or proposal by any Third Party with respect to any Third Party Acquisition that is received by Seller or any of its Representatives (including Seller's response thereto), and immediately shall provide Buyer with a copy of any such written inquiry, contact, communication or proposal. With respect to any oral inquiry, contact, communication or proposal, Seller shall document the same in writing (including Seller's response thereto) and reasonably promptly provide Buyer with a copy of the same. Seller agrees that if the Seller shall breach and fail to cure promptly any material provision of this Section 10.1 and within twelve (12) months thereafter enter into any definitive agreement with a Third Party, including any of its affiliates, with whom Seller breached this Section 10.1 regarding a Third Party Acquisition, then upon the consummation of such acquisition, Seller immediately shall pay to Buyer by wire transfer (in readily available funds) $300,000 (the "Fee"), which Seller acknowledges is reasonable under the circumstances and designed to compensate Buyer for the lost opportunity to consummate the Transaction. The Fee will serve as the exclusive remedy to Buyer hereunder in the event of a breach by Seller of the exclusivity arrangement set forth herein, including, but not limited to, Buyer's damages relative to its efforts, expenses and costs incurred in evaluating the Transaction. The parties acknowledge that the foregoing provisions do not necessarily require Seller to provide Buyer a written summary of on-going discussions with a third party, nor shall Seller be required to document to Buyer any oral inquiry, contact, communication or proposal that does not materially change any inquiry, contact, communication or proposal previously provided by Buyer.

            (b) The parties acknowledge that prior to the Closing, in response to a bona fide unsolicited written proposal for a Third Party Acquisition that did not result from the breach of this Section 10.1 (a "Third Party Proposal") and following delivery to Buyer of notice and a copy of the Third Party Proposal in compliance with its obligations under Section 10.1(a) hereof, the Seller may participate in discussions or negotiations with or furnish information (pursuant to a confidentiality agreement with customary terms comparable to those in place between Buyer and Seller) to any Third Party which makes a bona fide written Third Party Proposal if, and only if, prior to taking such action: (i) a majority of the Company's board of directors reasonably determines in good faith that the transactions contemplated by such Third Party Proposal are capable of being completed and would, if consummated, result in a Superior Transaction (as hereinafter defined) and (ii) a majority of Company's board of directors determines in good faith (after receiving the written advice of outside legal counsel) that it is necessary to pursue such Superior Proposal in order to comply with its fiduciary duties to its shareholders under applicable law and (iii) Seller complies with the information and notice obligations set forth in Section 10.1(a).

      For purposes of this Agreement, "Superior Proposal" means a bona fide Third Party Proposal to purchase at least two-thirds of the outstanding equity securities of Seller pursuant to a tender offer or exchange offer or to effect any merger, consolidation, business combination or sale of all or substantially all of the Purchased Assets, recapitalization or similar transaction involving the Seller, on terms which a majority of Company's board of directors determines in good faith to be superior to the Company and its shareholders (in their capacity as shareholders) from a financial point of view (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and identity of the offeror) as compared to (i) the transactions contemplated hereby and (ii) any alternative proposed by Buyer in accordance with Section 10.1(e) which is reasonably capable of being consummated (any such transaction being referred to herein as a "Superior Transaction").

            (c) The Seller and Buyer agree that, notwithstanding anything to the contrary herein, prior to the Closing, the Company and/or its board of directors may take the actions otherwise prohibited by Section 10.1(a), subject to the conditions of and as limited by Section 10.1(b), if and only if: (i) (A) a Third Party makes a Superior Proposal, and (B) the Company complies with its obligations under Section 10.1(b) and (c) and its disclosure obligations under Section 10.1(a), (ii) all of the conditions to Company's board of directors' right to withhold or withdraw its recommendation of this Transaction in accordance with Section 10.1(e) hereof have been complied with (including the expiration of the six (6) Business Day period described therein) with the exception of compliance with the requirement to pay the amounts contemplated pursuant to Section 10.1(e) hereof), which amount shall be paid when due pursuant to the terms thereof; and (iii) simultaneously therewith, the Company's board of directors withholds or withdraws its recommendation of this Agreement in accordance with Section 10.1(e) hereof.

            (d) Buyer agrees that nothing contained in this Section 10.1 shall prohibit Company from taking and disclosing to its shareholders a position contemplated by Rule 14d-9 and Rule 14e-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to any tender offer.

            (e) If at any time prior to the Closing a Superior Proposal is received by the Seller and the board of directors of the Company reasonably determines in good faith (after receiving the advice of outside legal counsel) that it is necessary to withhold or withdraw the board's recommendation of this Transaction and to enter into an agreement to effect the Superior Proposal in order to comply with its fiduciary duties to its shareholders under applicable law, then the Company's board of directors may withhold or withdraw its recommendation of this Transaction; provided that the Company Board of directors may not withdraw its recommendation pursuant to this Section 10.1(e) unless and until (i) six
      (6) Business Days have elapsed following delivery to Buyer of a written notice of such determination by the board of directors of Company, and during such six Business Day period the Company has fully cooperated with Buyer, including, without limitation, informing Buyer of the terms and conditions of such Superior Proposal and the identity of the Third Party making such Superior Proposal and providing to Buyer copies of all documents required by Section 10.1(a), with the intent of enabling the parties hereto to agree to a modification of the terms and conditions of this Agreement to provide substantially equivalent value to the Seller as determined in the reasonable and good faith exercise of the discretion of the board of directors of Company, so that the transactions contemplated hereby may be effected, it being the intent that Buyer be given the opportunity to consummate the Transaction on substantially equivalent financial terms as any Superior Proposal, without any requirement to provide more favorable terms thereto; (ii) at the end of such six Business Day period the Third Party Proposal continues in the good faith judgment of the board of directors of Company to constitute a Superior Proposal compared to this Transaction or any other offer made by Buyer and the Board of directors of Company confirms its determination (after receiving the advice of outside legal counsel) that it is necessary to withhold or withdraw its recommendation of the Transaction and enter into an agreement to effect the Superior Proposal to comply with its fiduciary duties to its shareholders under applicable law; and (iii) immediately following such withdrawal, the Seller enter into a definitive acquisition, merger or similar agreement to effect the Superior Proposal and immediately following the execution of a definitive agreement for the Superior Transaction, Buyer is paid the Fee by wire transfer of immediately available funds.

      Section 10.2 Time is of the Essence. Buyer, as a party on the one hand, and Seller and Parent, on the other hand, hereby agree that the time is of the essence with respect to closing of the Transaction contemplated by this Agreement. Therefore, it is understood by Buyer, on the one hand, and Seller and Parent, on the other hand, that timing conditions set forth in Sections 2.9 and
8.2 of this Agreement are a material inducement to Buyer in entering this Agreement and the Transaction, and, accordingly, the extension thereof shall be solely in the Buyer's discretion and business judgment. The Buyer's refusal to extend any such timing conditions shall not be viewed as a bad faith action.

      Section 10.3 Confidentiality. Buyer, as a party on the one hand, and Seller, as a party on the other, agree that it will treat in confidence all documents, materials and other information which it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated by this Agreement (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents, and, in the event that such transactions shall not be consummated, each party will return to the other party all copies of nonpublic documents and materials which have been furnished in connection therewith. Such documents, materials and information shall not be communicated to any third Person (other than, in the case of Buyer, to its counsel, accountants, financial advisors or lenders, and in the case of Seller. to its counsel, accountants or financial advisors). No Person shall use any confidential information, including, without limitation, with respect to the Business, any information relating to the Business or customers, suppliers, contractors, subcontractors and licensors, in any manner whatsoever except for (a) the purpose of evaluating the proposed purchase and sale of the Purchases Assets or the negotiation or enforcement of this Agreement or any agreement contemplated hereby; (b) where the disclosure of any portion thereof is required by applicable law or determined to be necessary to comply with any court order or Governmental Authorization (but only to the extent so required); provided, however, that such party shall first notify the other party of any such requirement and, if the other party desires, shall cooperate with that party to seek approval to prevent or limit such disclosure; (c) where the disclosure of any portion thereof is required in order to obtain any of the consents contemplated hereby, and both parties agree in writing that such disclosure is necessary; (d) where the information becomes generally available to the public other than as a result of a disclosure by Buyer or Seller; or (e) where the information is or becomes lawfully available to Buyer from a source other than Seller who is authorized to make such disclosure without restriction. Notwithstanding the foregoing, after the Closing, Buyer may use or disclose any confidential information related to the Purchased Assets or the Business. Notwithstanding the foregoing, the parties hereto hereby reaffirm the confidentiality provisions set forth in the Letter of Intent. The parties acknowledge and agree that this Agreement and a description hereof will be made publicly available by Company upon its execution, but only to the extent required by applicable federal securities law.

      Section 10.4 Governing Law. This Agreement and all claims arising out of or relating to this Agreement shall be governed by and construed in accordance with the Laws of the State of New York.

      Section 10.5 Jurisdiction and Venue. Any process against Buyer, Parent or Seller in, or in connection with, any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement may be served personally or by certified mail at the address set forth in this Section 10.5 with the same effect as though served on it personally. Buyer, Parent and Seller hereby irrevocably submit in any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement to the exclusive jurisdiction and venue of the United States District Court for the Southern District of New York or any court of the State of New York located in Manhattan and irrevocably waive any and all objections to jurisdiction and review or venue that each may have under the Laws of New York or the United States.

      Section 10.6 Notices. Any notices or demands to another party under the terms of this Agreement shall be sent (a) by personal service, (b) by United States registered or certified mail, postage prepaid and return receipt requested, or (c) by a nationally recognized overnight courier, and shall be deemed effective (a) immediately upon personal delivery or (b) five Business Days after deposit in the mail or (c) one Business Day after deposit with the courier, and addressed to:

If to Buyer:

RAC Nutrition Corporation
888 Seventh Avenue - 30th Floor
New York, NY 10106
Attention: Andrew N. Schiff, M.D.

With a copy to (which copy shall not constitute Notice):

Andrews Kurth LLP
450 Lexington Avenue, 15th Floor
New York, NY 10017
Attention: David Concannon

If to Seller:

Millennium Biotechnologies Group, Inc.
665 Martinsville Road, Suite 219
Basking Ridge, NJ 07920
Attention: President

With a copy to (which copy shall not constitute a Notice):

Silverman Sclar Shin & Byrne PLLC
381 Park Avenue South, 16th Floor
New York, NY 10016
Attention: Peter Silverman

Any party may change the address to which notices are to he addressed by giving the other party notice in the manner set forth herein.

      Section 10.7 No Assignment. This Agreement, and the covenants herein contained, shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties hereto and their respective successors and permitted assigns. Neither Party may assign this Agreement, either in part or in whole, without the prior written consent of the other party; provided that Buyer may assign its rights to any affiliate having an equal or greater net worth.

      Section 10.8 Public Announcements. Any public announcement, press release or similar publicity with respect to this Agreement will be issued, if at all, at such time and in such manner as the parties may mutually determine. Seller and Buyer will consult with each other concerning the means by which Seller's employees, customers, suppliers and others having dealings with Seller will be informed of the transactions contemplated by this Agreement, and Buyer will have the right to be present for any such communication. Notwithstanding the foregoing, the parties acknowledge that Company will disclose this Agreement, its terms and conditions, including a copy thereof, but only to the extent required pursuant to federal securities law.

      Section 10.9 Waiver. The waiver by either party to this Agreement of any breach of any provision of this Agreement shall not constitute a continuing waiver or a waiver of any breach of any other provision of this Agreement.

      Section 10.10 Severability. If any provision of this Agreement is held to be unenforceable for any reason, the remainder of this Agreement shall, nevertheless, remain in full force and effect.

      Section 10.11 Captions. Section captions used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

      Section 10.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed on original, but all of which taken together shall constitute one Agreement.

      Section 10.13 Entire Agreement; Amendment. This Agreement, together with the Schedules and Exhibits attached hereto, supersedes all, other agreements and understandings between the parties, either oral or written, constitutes the entire agreement of the parties with respect to the subject matter hereof, and may be amended only by an instrument in writing executed by all of the parties hereto.

      Section 10.14 Consents to Assignments. Subject to Section 2.5 hereof, nothing in this Agreement or the documents to be executed and delivered at the Closing shall be deemed to constitute an assignment or an attempt to assign any Permit, Contract or other agreement to which Seller is a party, if the attempted assignment thereof without the consent of the other party to such Permit, Contract or other agreement would constitute a breach thereof or affect in any way the rights of Seller thereunder.

      Section 10.15 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and, to the extent provided in Article IX, the Persons indemnified thereunder, and no provision of this Agreement shall be deemed to confer upon any other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

      Section 10.16 Exculpation. Seller and Parent recognize that the Buyer and their respective affiliates, directors, officers and consultants have participated in, directly or indirectly, and will continue to participate in, including managing and/or making venture capital and other direct investments in corporations, partnerships, joint ventures, limited liability companies and other entities and other similar transactions (the "Other Businesses"). In such Other Businesses, the Buyers, may encounter business opportunities that may be in direct or indirect competition with the Business. Recognizing such, in the event that this Agreement is terminated pursuant to Section 8.2, the Seller and Parent hereby waive and release, on behalf of themselves, their stockholders, subsidiaries and agents, any and all claims for Damages that they may have against the Buyer and its directors, officers, employees, agents, managers, shareholders, members, consultants, successors and assigns in connection with or arising out of Buyer's, or any such affiliates', directors', officers' or consultants', involvement in Other Businesses.

      Section 10.17 Expenses. Except as otherwise set forth herein, each party to this Agreement shall pay all fees and expenses incurred by it in connection with this Agreement and the transactions contemplated by this Agreement.






                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                                    RAC NUTRITION CORPORATION


                                    By: /s/ Dennis Purcell
                                    ---------------------------------------
                                    Name:  Dennis Purcell
                                    Title:


                                    MILLENNIUM BIOTECHNOLOGIES  GROUP, INC.


                                    By: /s/ Jerry Swon
                                    ---------------------------------------
                                    Name: Jerry Swon
                                    Title:   Chief Executive Officer


                                    MILLENNIUM BIOTECHNOLOGIES, INC.


                                    By: /s/ Jerry Swon
                                    ---------------------------------------
                                    Name: Jerry Swon
                                    Title:   Chief Executive Officer


                                    RAC NUTRITION HOLDINGS LLC


                                    By: /s/ Dennis Purcell
                                    ---------------------------------------
                                    Name: Dennis Purcell
                                    Title:

                                    ANNEX II

                                 BERWYN CAPITAL
                           494 LANTERN LANE, SUITE 100
                              BERWYN, PA 19312-2047

December 7, 2006

Board of Directors
Millennium Biotechnologies Group, Inc.
665 Martinsville Road, Suite 219
Basking Ridge, NJ 07920

Dear Sirs:

We understand that Millennium Biotechnologies Group, Inc. ("Millennium" or the "Company") proposes to enter into an Asset Purchase Agreement (the "Purchase Agreement"), which provides, among other things, the sale (the "Asset Sale") of all of the assets of the Company and its wholly owned subsidiary used in its nutraceutical business, which assets constitute substantially all of the assets of the Company, to RAC Nutrition Corporation ("RAC Corp"), a new newly formed company in exchange for common stock (the "Common Stock") of RAC Corp. The terms and conditions of the Asset Sale are more fully set forth in the Purchase Agreement and the other agreements contemplated thereby (the "Transaction Documents").

The Company proposes to sell the assets used in its nutraceutical business to RAC Corp., which will be capitalized with $15 million from certain investors including Aisling Capital II, LP and Menemsha Capital Partners, Ltd (collectively, the "Investors"). Subject to certain adjustments described below, the Investors will own approximately 60% of RAC Corp. in the form of 10% Series A Convertible Preferred Stock (the "Preferred Stock"), and Millennium, through a newly formed limited liability company of which Millennium will be the sole member, will own approximately 40% of RAC Corp. in the form of Common Stock. Millenium has an option to purchase up to $2 million of the Preferred Stock at a subsequent funding. In addition, the number of shares of Common Stock to be issued by RAC Corp. in consideration for the purchased assets will be reduced by one share per each $1.00 of liabilities assumed by RAC Corp. in excess of $300,000.

We have been asked by the company to render our opinion as to whether the transaction is fair from a financial point of view, to Millenium shareholders. We have been engaged for this purpose only and not for any other purpose. Further, we have not been asked to address, nor does this opinion address the Company's underlying business decision to effect this transaction.

                                 BERWYN CAPITAL
                           494 LANTERN LANE, SUITE 100
                              BERWYN, PA 19312-2047

In the course of our analyses for rendering this opinion, we have:

      1. Reviewed drafts of the Purchase Agreement and the other Transaction Documents provided to us;

      2. Reviewed Millenium's audited financial statements for the fiscal years ended December 31, 2004 and December 31, 2005 and its unaudited interim financial statements for the period ended March 31, 2005 and June 30, 2006.

      3. Reviewed certain operating and financial information, including projections, provided to us by management relating to the Company's business prospects.

      4. Met with certain members of Millenium senior and operating management to discuss the Company's operations, historical financial results and future prospects.

      5.    Evaluated the stock price history and reported events of Millenium.

      6.    Visited the Company's facilities in Basking Ridge.

      7. Considered publicly available data and stock market performance data of public companies we deem comparable to Millenium and conducted such other studies, analyses, inquiries, investigations, as we deemed appropriate.

In the course of our investigation, we have assumed and relied upon the accuracy and completeness of the financial and other information provided and represented to us by management and we have further relied upon the assurances of management that they were unaware of any facts that would make the information provided to us incomplete or misleading. We have not assumed any responsibility for independent verification of such information or assurances.

In arriving at our opinion, we have not performed any independent appraisal of the assets of the Millenium business. Our analysis does not constitute an examination, review of or compilation of prospective financial statements.

We do not express an opinion or any other form of assurance on the reasonableness of the underlying assumptions or whether any of the prospective financial statements, if used, are presented in conformity with accepted guidelines. Further, there will usually be differences between prospective and actual results because events and circumstances frequently do not occur as expected and those differences may be material. We have also assumed the Company is not currently involved in any material transaction other than the Asset Sale and those activities undertaken in the ordinary course of conducting its business.

                                 BERWYN CAPITAL
                           494 LANTERN LANE, SUITE 100
                              BERWYN, PA 19312-2047

This opinion is furnished solely for your benefit and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the transaction. This opinion is delivered subject to the conditions, scope of engagement, limitations and understanding set forth in its opinion and subject to the understanding that the obligations of Berwyn Capital in the Asset Sale are solely corporate obligations. Furthermore, no officer, director, employee or shareholder of Berwyn Capital shall be subjected to any personal liability whatsoever in person, nor will any such claim be asserted by or on behalf of you or your affiliates.

On the basis of the forgoing, it is our opinion that the Asset Sale is fair, from a financial point of view, to the shareholders of Millenium Biotechnologies Group, Inc.

Respectfully,


Conrad Huss

                                    Exhibit A
                            CERTIFICATE OF AMENDMENT
                                     TO THE
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                     MILLENNIUM BIOTECHNOLOGIES GROUP, INC.

The above corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: By unanimous consent of the Board of Directors of MILLENNIUM BIOTECHNOLOGIES GROUP, INC. (the "Company") resolutions were duly adopted setting forth a proposed amendment of the Company's Amended and Restated Certificate of Incorporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Company for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that it is recommended to the Company's stockholders that Paragraph B of Article FOURTH of the Company's Amended and Restated Certificate of Incorporation, which sets forth the Company's capitalization, be amended and, as amended, read as follows:

"B. AUTHORIZED SHARES.

The aggregate number of shares of all classes of capital stock which the Corporation shall have authority to issue shall be Four Hundred Million Five Hundred Thousand (400,500,000) shares, consisting of:

(1) Five Hundred Thousand (500,000) shares of preferred stock, par value $1.00 per share ("Preferred Stock"); and (2) Four Hundred Million (400,000,000) shares of common stock, par value $0.001 per share."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this certificate to be signed this __ day of ____________ 2007.


                                      By:
                                          --------------------------------------
                                          Jerry E. Swon, Chief Executive Officer

                                    Exhibit B

                                   FORM 10-QSB

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549
              |X| QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d)
            OF THE SECURITIES EXCHANGE ACT OF 1934 For Quarter Ended
                               September 30, 2006

                                       OR

              | | TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                For the Transition Period from _______ to _______

                          Commission file number 0-3338

                     MILLENNIUM BIOTECHNOLOGIES GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

                Delaware                                22-1558317
              ------------                         --------------------
     (State or other Jurisdiction of                   (IRS Employer
      Incorporation or Organization)                Identification No.)

            665 Martinsville Road, Suite 219, Basking Ridge, NJ 07920
               (Address of Principal Executive Office)       (Zip Code)

                                 (908) 604-2500 (Registrant's telephone number
               including area code)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. Yes |x| No | |

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).
                                                                   Yes| | No |x|

The number of shares of Registrant's Common Stock, $0.001 par value, outstanding as of October 31, 2006, was 68,618,293 shares.

              MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY

                                      INDEX

                                                                                         Page
                                                                                       Number
PART 1-FINANCIAL INFORMATION

Item 1 Financial Statements (unaudited)

        Consolidated Balance Sheet
        - September 30, 2006 ............................................................    3

        Consolidated Statements of Operations
        - Three and nine months ended September 30, 2006 and 2005 .......................    4

        Consolidated Statements of Cash Flows
        - Nine months ended September 30, 2006 and 2005 .................................    5

        Notes to Consolidated Financial Statements ...................................... 6-15

Item 2 Management's Discussion and Analysis of Financial Conditionand
        Results of Operations ...........................................................   16

Item 3 Controls and Procedures ..........................................................   22

PART II-OTHER INFORMATION ...............................................................22-23

SIGNATURES ..............................................................................   24

PART I  - Item 1

              MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                               September 30, 2006
                                   (Unaudited)

Assets
Current Assets
   Cash ...........................................................................  $        45,193
   Accounts receivable, net of allowance for
      doubtful accounts of $20,000 ................................................          186,690
   Inventories . ..................................................................          553,025
   Prepaid expenses ...............................................................           83,462
   Miscellaneous receivables ......................................................          105,131
                                                                                     ---------------
      Total Current Assets ........................................................          973,501
   Property and equipment, net of accumulated
      depreciation of $116,656 ....................................................           13,672
   Patents, net of accumulated amortization of $2,975 .............................            8,542
   Deposits .......................................................................           18,352
                                                                                     ---------------
      Total Assets ................................................................        1,014,067
                                                                                     ===============
Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
   Accounts payable and accrued expenses ..........................................        3,249,212
   Short term debt ................................................................        4,106,267
   Current maturities of long term debt ...........................................           50,000
                                                                                     ---------------
      Total Current Liabilities ...................................................        7,405,479
   Accrued royalties, long-term portion ...........................................           16,250
                                                                                     ---------------
      Total Liabilities ...........................................................        7,421,729

Stockholders' Equity (Deficit)
   Preferred Stock, $1 par value, 810,360 shares authorized:
   Convertible, Series B, non-voting, 65,141 shares issued and
      outstanding, at redemption value ............................................          130,283
   Cumulative, Series C, non-voting, 64,762 shares issued and outstanding .........           64,762
   Convertible, Series D, 0 shares issued and outstanding .........................               --
   Common Stock, $0.001 par value, 200,000,000 shares authorized,
   68,618,293 shares issued and outstanding .......................................           68,618
   Additional paid-in capital .....................................................       26,646,819
   Accumulated deficit ............................................................      (33,292,050)
   Deferred compensation ..........................................................          (26,094)
      Total Stockholders' Equity (Deficit) ........................................       (6,407,662)

      Total Liabilities and Stockholders Equity (Deficit) .........................  $     1,014,067
                                                                                     ===============

The accompanying notes are an integral part of the consolidated financial statements.

              MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                    Three Months Ended September 30,      Nine Months Ended September 30,
                                                   ----------------------------------    ---------------------------------
                                                         2006              2005               2006               2005
                                                   ---------------    ---------------    ---------------    ---------------
Total Revenues ................................    $       239,239    $       184,279    $       658,632    $       634,868
    Cost of Goods Sold ........................            169,780            113,575            477,392            380,854
                                                   ---------------    ---------------    ---------------    ---------------
Gross Profit ..................................             69,459             70,704            181,240            254,014

Research and development cost .................             26,425             30,326             51,917             38,239
Selling, general & administrative expenses ....          2,080,905          1,077,874          8,081,575          2,739,210
                                                   ---------------    ---------------    ---------------    ---------------
Total operating expenses ......................          2,107,330          1,108,200          8,133,492          2,777,449

Loss from Operations ..........................        (2,037,871)        (1,037,496)        (7,952,252)        (2,523,435)

Other Income (Expense)
    Miscellaneous expense .....................               (877)            (7,050)            (2,395)          (181,069)
    Interest expense, net .....................         (1,097,988)          (342,523)        (2,500,661)          (470,011)
                                                   ---------------    ---------------    ---------------    ---------------
Total Other Income (Expense) ..................         (1,098,865)          (349,573)        (2,503,056)          (651,080)
                                                   ---------------    ---------------    ---------------    ---------------
Loss before Provision for Income taxes ........    $    (3,136,736    $    (1,387,069)   $   (10,455,308)   $    (3,174,515)

    Provision for Income Taxes ................                 --                 --              2,351                 --

Net Loss ......................................    $    (3,136,736)   $    (1,387,069)   $   (10,457,659)   $    (3,174,515)
                                                   ===============    ===============    ===============    ===============
Net Loss per Common Share .....................    $         (0.05)   $         (0.03)   $         (0.16)   $         (0.07)
                                                   ===============    ===============    ===============    ===============
Weighted Average Number of
    Common Shares Outstanding .................         68,105,677         49,786,803         65,465,851         46,043,862
                                                   ===============    ===============    ===============    ===============

The accompanying notes are an integral part of the consolidated financial statements.

              MILLENIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                         Nine Months Ended September 30,
                                                       ----------------------------------
                                                              2006               2005
                                                       ---------------    ---------------
Cash Flows from Operating Activities
   Net (Loss) ........................................ $   (10,457,659)   $    (3,174,515)
   Adjustments to Reconcile Net (Loss) to
   Net Cash (used by) Operations
      Depreciation and amortization ..................          14,176             19,740
      Securities issued for various expenses .........       3,015,890            878,400
      Securities issued for compensation .............       1,011,572            113,436
      Amortization of note discount ..................              --              7,039
      Amortization of deferred compensation ..........         256,141                 --
      Convertible feature of notes ...................         521,557                 --
   Decreases (Increases) in Assets
      Accounts receivable ............................          13,844           (122,282)
      Inventories ....................................         409,756           (271,472)
      Prepaid expenses ...............................          (7,077)          (369,121)
      Other assets ...................................          (2,143)           (26,668)
   Increases (Decreases) in Liabilities
      Accounts payable and accrued expenses ..........         516,781            574,829
      Notes offset against miscellaneous receivables .          80,000           (176,250)
                                                       ---------------    ---------------
Net Cash (Used by) Operating Activities ..............      (4,627,162)        (2,546,864)

Cash Flows from Financing Activities
   Proceeds from loans and notes payable .............       3,206,000          1,650,000
   Repayment of loans and notes payable ..............        (899,515)          (274,000)
   Liabilities for stock to be issued ................        (660,851)                --
   Changes in long term royalties obligation .........          (2,500)            (3,750)
   Issuance of common stock ..........................       2,975,116          1,313,575
                                                       ---------------    ---------------
Net Cash Provided by Financing Activities ............       4,618,250          2,685,825

Net (Decrease) Increase in Cash ......................          (8,912)           138,961
Cash at beginning of period ..........................          54,105             23,087
                                                       ---------------    ---------------
Cash at end of period ................................ $        45,193    $       162,048
                                                       ===============    ===============

The accompanying notes are an integral part of the consolidated financial statements.

              MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Organization

      Millennium   Biotechnologies  Group,  Inc.  (the  Company  or  "Millennium
      Group"), formerly Regent Group, Inc., is a holding company for its subsidiary Millennium Biotechnologies, Inc. ("Millennium").

      Millennium was incorporated in the State of Delaware on November 9, 2000 and is located in New Jersey. Millennium is a research based bio-nutraceutical corporation involved in the field of nutritional science. Millennium's principal source of revenue is from sales of its nutraceutical supplements, RESURGEX(R) RESURGEX PLUS(R) and Defenzyme(TM) which serve as a nutritional support for immuno-compromised individuals undergoing medical treatment for chronic debilitating diseases.

      The Company acquired Millennium on July 27, 2001, when it completed a merger with Millennium. In the merger, new Convertible Preferred Series D stock was issued in exchange for all the outstanding stock of Millennium. Such preferred shares were convertible into approximately 96% of the outstanding common stock of the Company at the time of issuance. Under the terms of the Agreement and Plan of Reorganization, a new wholly-owned Millennium Group subsidiary merged into Millennium. For accounting purposes, the merger has been treated as an acquisition of Millennium Group by Millennium, and a re-capitalization of Millennium. The financial statements are those of the Company and its wholly-owned subsidiary Millennium on a consolidated basis.

   Basis of Presentation

      The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements and with the instructions to Form 10-QSB and
      Article 10 of Regulation S-X. Accordingly, they do not include all of the information and disclosures required for annual financial statements. These financial statements should be read in conjunction with the consolidated financial statements and related footnotes included in the Company's annual report on Form 10-KSB for the year ended December 31, 2005, and the quarterly reports on Form 10-QSB for the periods ended March 31, 2006 and June 30, 2006.

      In the opinion of the Company's management, all adjustments (consisting of normal recurring accruals) necessary to present fairly the Company's financial position as of September 30, 2006, the results of operations for the three and nine months periods ended September 30, 2006 and 2005, and the cash flows for the nine months ended September 30, 2006 and 2005, have been included.

   Principles of Consolidation

      The Company's operations presently consist almost exclusively of the operations of Millennium. The consolidated financial statements include the accounts of the Company and its subsidiary from the acquisition date and/or through their respective disposition dates. All significant inter-company transactions and balances have been eliminated.

   Use of Estimates

      The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Property and Equipment

      Property and equipment are stated at cost less accumulated depreciation. Depreciation, which includes amortization of assets under capital leases, is calculated using the straight-line method over the estimated useful lives of the assets: 3-8 years for machinery and equipment, leasehold improvements are amortized over the shorter of the estimated useful lives of the underlying lease term. Repairs and maintenance expenditures which do not extend the useful lives of related assets are expensed as incurred. For Federal income tax purposes, depreciation is computed under accelerated methods over the assets class life.

              MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

   Patents

      Patents are capitalized and amortized over 240 months. Amortization expense was $432 and $432, for the quarters ended September 30, 2006 and 2005, respectively.

   Evaluation of Long-Lived Assets

      Long-lived assets are assessed for recoverability on an ongoing basis. In evaluating the fair value and future benefits of long-lived assets, their carrying value would be reduced by the excess, if any, of the long-lived asset over management's estimate of the anticipated undiscounted future net cash flows of the related long-lived asset.

   Revenue Recognition

      Revenue is recognized at the date of shipment to customers provided that the resulting receivable is deemed probable of collection.

   Advertising costs

      Advertising costs are charged to operations when incurred. Advertising expense was $5,769 and $27,008 and $37,459 and $31,016 for the quarters and nine months periods, respectively, ended September 30, 2006 and 2005.

   Stock-Based Compensation

      The Company recognizes compensation expense for grants of stock, stock option and other equity instruments to employees as well as non-employees based on fair value. The fair market value of the Company's stock on the date of stock issuance or option grant is used.

   Income Taxes

      The Company provides for income taxes based on enacted tax law and statutory tax rates at which items of income and expenses are expected to be settled in the Company's income tax return. Certain items of revenue and expense are reported for Federal income tax purposes in different periods than for financial reporting purposes, thereby resulting in deferred income taxes. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company has incurred net operating losses for financial-reporting and tax-reporting purposes. Accordingly, for Federal and state income tax purposes, the benefit for income taxes has been offset entirely by a valuation allowance against the related federal and state deferred tax asset for the year ended December 31, 2005.

   Loss Per Common Share

      Basic and diluted loss per common share are computed by dividing net loss by the weighted average number of common shares outstanding during the periods. Potential common shares used in computing diluted earnings per share related to stock options, warrants, convertible preferred stock and convertible debt which, if exercised, would have an anti- dilutive effect on earnings per share, have not been included.

   Fair Value of Financial Instruments

      For financial instruments including cash, prepaid expenses and other current assets, short-term debt, accounts payable and accrued expenses, it was assumed that the carrying values approximated fair value because of their short-term maturities.

              MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

   Limitations

      Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial statement. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

   Reclassification

      Certain reclassifications have been made to prior year balances to conform to the current year's presentation.

2. GOING CONCERN

      The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company had incurred substantial losses during the last two fiscal years, that there existed a working capital deficit, and that the ability of the Company to continue as a going concern was dependent on increasing sales and obtaining additional capital and financing. The accompanying financial statements do not include any adjustments that might be necessary if the Company were unable to continue as a going concern. Management's plans are to fund future operations by seeking additional working capital through equity and debt placements with private and institutional investors, until cash flow from operations grows to a level sufficient to supply adequate working capital. These factors all raise substantial doubt about the ability of the Company to continue as a going concern.

3. CONCENTRATIONS OF BUSINESS AND CREDIT RISK

      The Company maintains cash balances in several financial institutions which are insured by the Federal Deposit Insurance Corporation up to $100,000. Balances in these accounts may, at times, exceed the federally insured limits.

      The Company provides credit in the normal course of business to customers located throughout the U. S. The Company performs ongoing credit evaluations of its customers and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.

4. PREPAID EXPENSES

      Prepaid expenses consists $66,400 advance salaries and $17,062 prepaid rent and miscellaneous expenses.

              MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006

5. INVENTORIES

      Inventories consist of work-in-process and finished goods for the Company's RESURGEX(R) and RESURGEX PLUS(R) product lines. Cost-of-goods sold are calculated using the average costing method. Inventories at September 30, 2006 consist of the following:

        Raw Materials                               $        23,957
        Work in Process                                      23,260
        Samples                                             170,377
            Finished Goods                                  419,184
        Packaging                                             3,286
                                                    ---------------
                                                            640,064
        Less: Reserve for losses                            (87,039)
                                                    ---------------
          Total                                     $       553,025
                                                    ===============

6. PROPERTY AND EQUIPMENT

      Property and equipment at cost, less accumulated depreciation, at September 30, 2006, consists of the following:

        Furniture                                   $        46,127
        Equipment                                            22,445
        Leasehold improvements                               61,756
                                                    ---------------
            Subtotal                                        130,328
        Less accumulated depreciation                      (116,656)
                                                    ---------------
            Total                                   $        13,672
                                                    ===============

      Depreciation expense charged to operations was $4,267 and $14,176, and $7,716 and $7,716 for the quarters and nine months periods ended September 30, 2006 and 2005, respectively

              MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006

7. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

      Accounts payable and accrued expenses consisted of the following at
      September 30, 2006:
         Accounts payable                              $     2,416,772
         Accrued interest                                      232,158
         Accrued salaries, bonuses and payroll taxes           111,794
         Accrued royalties                                     139,323
         Accrued professional fees                              36,000
         Accrued minimum purchase obligations                  265,209
         Miscellaneous accruals                                 47,956
                                                       ---------------
                                                       $     3,249,212
                                                       ===============

8.  DEBT
     Short-term debt at September 30, 2006, is as follows:

      Cash advances by three accredited investors,  due on demand,  non-interest
      bearing.                                                                           $ 4,440

      Promissory note dated December 17, 2002,  originally for $50,000 issued to an accredited  investor,  maturing September 28, 2003, bearing interest at the rate of 10% per annum.  The note has been  changed to be due on demand and remains  outstanding  at September 31, 2006. The holder of the note is entitled to convert all or a portion of the  principal and interest at any time after the maturity date into shares of common stock of the Company at a price equal to $.10/share of the principal if the principal and interest is not fully repaid on or before the maturity date.  Management has repaid
      $25,000 in  December  2003 and is  presently  negotiating  to convert  the remaining  $25,000 into equity.  The Company  issued 125,000 5-year common stock purchase  warrants in conjunction with the note which were exercised at a rate of  $0.01  per  share.  The  computed  discount  (computed  with
      Black-Scholes)  related to the detachable stock purchase warrants has been
      fully amortized.                                                                    25,000

      Promissory note dated October 17, 2002 in the amount of $125,000,  bearing interest  at 12% per annum,  originally  maturing  February  17, 2003 less discount.  The 12%  interest  per annum  accrued to date on the  principal amount  outstanding  is to be paid  weekly  with 25% of all cash  receipts received by the Company.  The Company  issued  70,000  3-year common stock purchase  warrants  exercisable at $.50 per share in conjunction  with the note and has recorded a discount for the fair market value (computed under
      Black-Scholes) for the warrant. The maturity date on the note was extended to September  17, 2003 and  subsequently  to March 26, 2004.  The note has been  changed  to be due on demand  and  $15,342  remains  outstanding  at
      September 30, 2006.                                                                 15,342

      Promissory  convertible  note  dated  February  21,  2003,  issued  to  an accredited investor originally due on August 21, 2003, bearing interest at
      8% per annum payable in stock.  The note was extended to December 31, 2004 and was made non-interest bearing, and has subsequently been changed to be due on demand.  The note is convertible  into restricted  common shares at
      the rate of $0.25 per share, at the option of the holder.                           10,000

              MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006

DEBT (Continued)

      Originally  formulated as a $150,000  promissory note dated March 5, 2003, bearing  interest  payable  in the form of  100,000  shares of  restricted common stock,  issued to an accredited  investor and  originally  maturing
      April 5, 2003.  The note was  initially  extended to October 5, 2003.  The note was subsequently  extended to March 26, 2004 bearing 12% interest per annum, and has  subsequently  been changed to be due on demand and remains outstanding at September 30, 2006. The balance of $150,000 has been folded into a grid note which,  at September  30, 2006,  has a total  outstanding
      balance of $411,000                                                                411,000

      Convertible  Promissory Note to an accredited investor dated May 20, 2003, maturing May 20, 2004,  bearing interest at a rate 8% per annum payable in restrictedshares of common stock at a rate of $0.25 per share. The note is convertible at the option of the holder into  restricted  shares of common stock at a rate of $0.25 per share. The note has been changed to be due on
      demand and remains outstanding at September 30, 2006.                               30,000

      Convertible promissory note dated July 3, 2003 originally due December 31,
      2003, bearing interest at 12% per year payable in restricted common stock, extended through December 31, 2004. The note has subsequently been changed to be due on demand and remains  outstanding  at September  30, 2006.  The note is  convertible  at the option of the holder into  restricted  common
      stock at the rate of $0.20 per share.                                               50,000

      Two demand loans extended by two investors in March 2004 and January 2005,
      bearing no interest.                                                                25,000

      Promissory  note issued to an  accredited  investor  on October 26,  2004, originally maturing December 31, 2004 which was subsequently changed to be due on demand.  The note carries  interest at the rate of 15% per year and is secured by a pledge of the  proceeds  to the  Company  from the sale of current and future tax-loss  carry-forwards  under the New Jersey Emerging
      Technology  and  Biotechnology  Financial  Assistance  Act.  A portion  of
      $125,000 was converted onto stock at the rate of $0.25 per share.                   25,000

      Promissory note issued to an accredited  investor on December 13, 2004 and maturing December 13, 2005. The note was subsequently changed to be due on demand and carries  interest at the rate of 8% per year and is convertible at the option of the holder  into  common  shares at the rate of $0.25 per
      share.                                                                              25,000

      Promissory note issued to an accredited investor on February 18, 2005 and maturing June 18, 2005, presently carrying penalty interest at the rate of $6,000 per month. The note remains open at September 30, 2006 and is now due on demand. 100,000

              MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006

DEBT (Continued)

      Promissory  note  issued to an  accredited  investor on March 17, 2005 and maturing June 15, 2005,  carrying interest at the rate of 10% per year. In the event of default by debtor,  the  interest  rate  increases to 20% per year.  $112,515  were repaid during the second  quarter 2006,  and $20,000 during the third quarter 2006, with maturity of the remainder  extended to
      December 15, 2006. The note was subject to a $20,000  origination  fee and
      assumption of $3,000 related legal expenses.                                        87,485

      Promissory note for $100,000 issued to an accredited  investor on July 19,
      2005 and maturing December 31, 2005,  carrying interest at the rate of 10%
      per year.  $20,000  were repaid in December  2005,  $5,000 in May 2006 and
      $10,000 during the third quarter 2006,  with the maturity of the remainder extended to December 31, 2006. The note is convertible  into common shares
      of the Company at the option of the holder, at $0.25 per share.                     65,000

      Promissory note for $200,000 issued to an accredited investor on July 12, 2005 and maturing December 31, 2005, carrying interest at the rate of 10% per year. The note is presently due on demand. The note is convertible into common shares of the Company at the option of the holder, at $0.25 per share. 200,000

      Two promissory notes for $100,000 each issued to an accredited investor on
      August 15 and September 1, 2005 and maturing  December 31, 2005,  carrying interest  at the rate of 10% per  year.  The notes  are  presently  due on demand. In connection with this change 50,000 5-year warrants, exercisable at $0.25/share have been issued to the investor. The notes are convertible into common  shares of the  Company at the option of the holder,  at $0.25
      per share.                                                                         200,000

      Two promissory notes for $100,000 each issued to an accredited investor on
      August 17 and August 31, 2005 and maturing  December  31,  2005,  carrying interest  at the rate of 10% per year.  The notes have been  changed to be due on demand.  In connection  with this change 150,000  5-year  warrants, exercisable at $0.38/share have been issued to the investor. The notes are convertible into common shares of the Company at the option of the holder,
      at $0.25 per share.                                                                200,000

      Two promissory notes issued to an accredited investor in February and
      March 2006, due on March 31, 2006, since changed to be due on demand. The notes carry interest at the rate of 10% per year. One note for $100,000 is convertible at the option of the holder into common stock at the rate of
      $0.25 per share. The other note had been accompanied by issuance of stock purchase warrants for 400,000 shares, exercisable at $0.25 per share.
      300,000

      Promissory note issued to an accredited investor in January 2006, maturing
      December 31, 2006. The note carries interest at the rate of 10% and convertible at the option of the holder into common stock at the rate of $0.25 per share. 220,000

      Promissory note issued to an accredited investor in March 2006, originally maturing May 30, 2006, and which since has been changed to be due on demand. The note carries interest computed at a lump sum of $8,916. The note had been accompanied by issuance of stock purchase warrants for 100,000 shares, exercisable at $0.25 per share. 214,000

      15  promissory  notes  issued  to 15  accredited  investors  in May  2006, originally  maturing June 16, 2006 and since extended to be due on demand.
      The notes carry  interest at the rate of 10% per year and are  convertible at the option of the  holder  into  common  stock at the rate of $0.25 per share. Eleven of these notes were accompanied by warrants for the purchase of between  100,000  and 200,000  shares  each,  exercisable  at $0.25 per
      share.                                                                             450,000

      Two promissory notes issued to an accredited investor in June 2006, originally maturing August 1, 2006, and which since have been changed to be due on demand. The notes carries interest computed at the rate of 10%
      per year and were accompanied by warrants for the purchase of a total
      2,000,000 shares, exercisable at $0.25 per share. 500,000
                                                                                     -----------

      Promissory  notes  issued  to eight  accredited  investors  in July  2006, originally  maturing between  September 15, 2006, and October 1, 2006, and which  since  have been  changed  to be due on  demand.  The  notes  carry interest  computed at the rate of 10% per year,  with the rate on $406,000 of such notes  changed to 14% at the  original  maturity  dates which same notes  also were  accompanied  by  warrants  for the  purchase  of a total
      1,624,000 shares, exercisable at $0.25 per share. $156,000 of the notes is
      convertible  into  common  shares at the rate of $0.25 per share.                  491,000
                                                                                     -----------

      Promissory  notes  issued to three  accredited  investors  in August 2006, originally maturing between September 15, 2006, and November 15, 2006, and which  since  have been  changed  to be due on  demand.  The  notes  carry interest computed at the rate of 10% per year, which changed to 14% at the original  maturity dates.  The notes were  accompanied by warrants for the purchase of a total 500,000 shares, exercisable at $0.25 per share and are
      convertible  into  common  shares at the rate of $0.25 per share.                  125,000
                                                                                     -----------

      Promissory notes issued to ten accredited investors in September 2006, maturing between November 2006 and January 2007. The notes carry interest computed at the rate of 10% per year which will change to 14% at maturity if not repaid at that time. The notes were accompanied by warrants for the purchase of a total 1,532,000 shares, exercisable at $0.25 per share and are convertible into common shares at the rate of $0.25 per share. 383,000
                                                                                     -----------
         Total Short Term Debt                                                       $ 4,156,267
                                                                                     ===========

9. LONG TERM DEBT

      Long-term debt at September 30, 2006 is as follows:

      Two convertible promissory notes to an accredited investor dated August 8,
      2003,  maturing $ 50,000  August 8, 2005,  bearing no interest.  The notes have been  changed to be due on demand and remain  open at June 30,  2006.
      The notes are convertible  into  restricted  shares of common stock at the
      option of the holder at a rate of $0.25 per share.                                  50,000

     Less Current Maturities                                                            (50,000)
                                                                                     -----------

     Total Long Term Debt                                                            $         0
                                                                                     ===========

              MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006

10. DEFERRED COMPENSATION

      Deferred compensation consists common stock and warrants issued to consultants for future services, and is amortized over the period of the agreements ranging from one to three years.

11. OPERATING LEASE COMMITMENTS

      The Company leases certain office space and equipment under operating leases.

      On October 2001, the Company signed a 5-year lease commencing in December 2002, for approximately 4,500 square feet of office space in Bernardsville, NJ at a monthly rental of $9,116 through November, 2004 and $9,876 thereafter, plus an allocated portion of certain operating expenses. The lease is personally guaranteed by the Company's Chief Executive Officer Jerry E. Swon.

      The following is a schedule of future minimum rental payments (exclusive of allocated expenses) required under operating leases that have initial or non-cancelable lease terms in excess of one year as of September 30, 2006:

                Year Ending December 31,
                ------------------------
                           2006                          29,629
                           2007                         108,636
                           2008                              --
                           2009                              --
                                                     ----------
              Total minimum payments required        $  138,265
                                                     ==========

12. RELATED PARTY TRANSACTIONS

      On January 11, 2001 Millennium entered into Royalty and Investment Agreements with Jane Swon (spouse of Jerry E. Swon, President and Chief Executive Officer of the Company) and P. Elayne Wishart (spouse of former Chief Operating Officer and Director Bruce Deichl). Pursuant to such agreements, Ms. Swon and Ms. Wishart were each issued 4,007,594 shares of Millennium common stock for consideration of $25,000 each. In addition, Ms. Swon and Ms. Wishart each paid Millennium $25,000 for a perpetual royalty pursuant to which they are each entitled to 3.3% of the gross sales of RESURGEX(R) and RESURGEX PLUS(R) and 3.3% of the gross profit from the sale of any additional products. The $50,000 consideration is being amortized over 10 years to additional paid-in-capital..

              MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006

13. COMMITMENTS

      On July 25, 2001, Millennium entered into an exclusive limited patent sublicense and distribution agreement with Isocell SA, a French company, which owns the rights to certain specialty ingredients. Pursuant to the License Agreement, Millennium is granted an exclusive sublicense to promote and distribute this product for use as a dietary supplement or functional food in certain defined medical market channels of distribution in North America involving direct sales of nutraceutical products to physicians for resale to their patients or through physician prescription for Medicaid/Medicare reimbursement for nutritional supplements.

      The License Agreement provides for the sale of the product to Millennium at stated unit prices subject to volume discounts. The term of the agreement is for five years, provided that Isocell may cancel the license (or make it non-exclusive) in the event that Millennium purchases of the product do not meet scheduled minimum quotas for any calendar quarter during the term. In such event, Millennium may avoid termination of the license by paying 50% of the prescribed purchase minimum. As of September 30, 2006 Millennium is due to pay Isocell $265,209 for licensing fees for calendar years 2004 and 2005. This amount is included in Accounts Payable and Accrued Expenses. This agreement expired in July 2006 Millennium and Aisling are in the process of negotiating a long term extension.

14. SUBSEQUENT EVENTS

      On October 25, 2006, Millennium Biotechnologies Group, Inc. (the "Company") and its wholly owned subsidiary, Millennium Biotechnology, Inc. (the "Subsidiary"), entered into an Asset Purchase (the "Purchase Agreement") with RAC Nutrition Corporation ("RAC Corp.") and RAC Nutrition Holdings LLC ("RAC LLC") as contemplated by the previously announced letter of intent with Aisling Capital II, LP ("Aisling").

Item 2.
                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement Pursuant To "Safe Harbor" Provisions
Of Section 21e Of The Securities Exchange Act Of 1934

Except for historical information, the Company's reports to the Securities and Exchange Commission on Form 10-KSB and Form 10-QSB and periodic press releases, as well as other public documents and statements, contain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the statements. These risks and uncertainties include general economic and business conditions, development and market acceptance of the Company's products, current dependence on the willingness of investors to continue to fund operations of the Company and other risks and uncertainties identified in the risk factors discussed below and in the Company's other reports to the Securities and Exchange Commission, periodic press releases, or other public documents or statements.

Readers are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to republish or revise forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events.

Results of Operations for the Quarter Ended September 30, 2006:

Total revenues generated from the sales of RESURGEX(R), RESURGEX PLUS(R) and RESURGEX SELELCT(TM) for the quarter ended September 30, 2006 were $239,239 an increase of approximately 30% from the third quarter in 2005 which had total revenues of $184,279. This increase is largely attributed increasing sales from the Oncology market.

Gross profits for the quarter ended September 30, 2006 amounted to $69,459 for a 30% gross margin. This compares to $70,704 and 38%, respectively, for the third quarter in 2005. The decrease is due to smaller manufacturing runs associated with the lack of adequate levels working capital.

After deduction of selling, general and administrative expenses of $2,080,905 and research and development costs of $26,425, the Company realized an operating loss of $2,037,871. Included in selling, general and administrative expenses are $1,278,995 non-cash outlays in the form of restricted stock issued for compensation and services. As required by current SEC guidelines, the Company recorded such transactions at the fair market price on the date of issuance. Selling general and administrative expenses for the period showed an increase from the corresponding figure a year ago when such expenses totaled $1,077,874. Increased outlays for national sales and marketing efforts in the Oncology sector were the primary reason for the increase. Additional costs for outside professional services also contributed to the increase.

The net result for the quarter ended September 30, 2006 was a loss of $3,136,736 or $0.05 per share, compared to a loss of $1,387,069 or $0.03 per share for the respective quarter in the prior year.

Liquidity and Capital Resources

The Company's operations were generally financed by new debt and equity investments through private placements with accredited investors. During the second quarter of 2006, the Company obtained new working capital primarily though the issuance of common stock to accredited private investors and the placement of short-term debt. Together the capital supplied provided the majority of the funds that were needed to finance operations and provide capital required to finance the product launch into Oncology during the reporting period. Such transactions resulted in the receipt by the Company of $1,105,000. These funds were adequate to fund ongoing operations although they were not sufficient to build up a liquidity reserve. The Company's financial position at the end of the quarter shows a working capital showing a deficit of $6,431,978.

On October 25, 2006, as noted in the Company's Current Report on Form 8-K filed with the SEC on October 30, 2006, the Company entered into an Asset Purchase Agreement with an investment fund which, if consummated, would result in the exchange by Millennium's wholly owned subsidiary of all of the assets used in Millennium's nutraceutical business to a newly formed company in exchange for equity in the new company. The newly formed company would be initially capitalized by the issuance of $15 million in convertible preferred stock. The Asset Purchase Agreement, which has been filed as an exhibit to the Current Report on Form 8-K, is binding however it is subject to various conditions, and approval by Millennium's stockholders.

On August 16, 2006, as noted in the Company's Current Report of Form 8-K filed with the SEC on August 17, 2006, the Company entered into a Securities Purchase Agreement ("Purchase Agreement") with 6 accredited investors for the sale of 13,000 Units for an aggregate purchase price of $2.6 million. Each Unit consists of (a) one share of the Company's new Series E Senior Convertible Preferred Stock, (b) warrants to acquire 800 shares of Common Stock at an exercise price of $.25 per share and (d) additional investment rights to acquire, at a purchase price of $200, one share of Series E Preferred Stock and warrants to acquire 800 shares of Common Stock. In addition, the lead investor, Iroquois Master Fund, Ltd. (the "Lead Investor") agreed to purchase 100 shares of the Company's new Series F Senior Convertible Preferred Stock for an aggregate purchase price of $100. Each share of the Series E Preferred Stock is initially convertible into 800 shares of Common Stock, and each share of the Series F Preferred Stock is initially convertible into one share of Common Stock. As the holder of the Series F Preferred Stock, the Lead Investor will have the right to elect 3 of the 5 members of the Company's board of directors. The closing of the transactions contemplated in the Purchase Agreement is to occur simultaneous with the consummation of anticipated sale by Millennium of all of the assets used in the its nutraceutical business. In addition to customary closing conditions, the purchasers' obligation to consummate the transactions contemplated by the Purchase Agreement is contingent upon the Company effectuating the conversion of at least $2,926,000 of its debt into the Units, the election of three members of the directors to be selected by the Lead Investor, the closing of the sale of the Company's nutraceutical business and the Company issuing 2,000 additional Units upon the same terms as set forth in the Purchase Agreement. For a more detailed description of the Purchase Agreement, see the Company's Current Report of Form 8-K filed with the SEC on August 17, 2006 and the exhibits filed therewith. The firm commitment for funding pursuant to the terms of the Purchase Agreement expired on September 30, 2006 a subsequent extension was agreed to which extended the commitment until January 31, 2007. The Company issued 400,000 shares of common stock as consideration for this extension to the institutional investors.

Management expects, but cannot assure, it will be able to successfully conclude the above transactions. See "We require additional funding to maintain our operations and to further develop our business. Our inability to obtain additional financing would have an adverse effect on our business" in "Risk Factors" below.

                                  RISK FACTORS

      The following cautionary statements identify important factors that could cause our actual result to differ materially form those projected in the forward-looking statements made in this report.

We have operated at a loss and cannot assure that we will be able to attain profitable operations.

      Although we are generating revenues, we continue to operate at a loss. During the quarter ended September 30, 2006, we generated revenues of $239,239 from sales of our products. However, during this period we realized net losses of $3,136,736. We expect to continue incurring operating losses until we are able to derive meaningful revenues from marketing our three products and other products we intend to bring to market. We cannot assure that we will be able to attain profitable operations.

We require additional funding to maintain our operations and to further develop our business. Our inability to obtain additional financing would have an adverse effect on our business.

Our success depends on our ability to develop a market for our three products and other nutraceutical supplements we intend to bring to market. This means having an adequate advertising and marketing budget and adequate funds to continue to promote our products. In the past, we have funded our operating needs by the issuance of equity and debt securities. We need to continue to raise funds to cover working capital requirements until we are able to raise revenues to a point of positive cash flow. However, there can be no assurance that any such financing would be possible or obtainable upon terms acceptable to us or at all. Financings may be on terms that are dilutive or potentially dilutive to our stockholders. In addition, pursuant to the Securities Purchase Agreement entered into by the Company on August 16, 2006, the Company is prohibited from offering or selling any equity securities or other rights convertible or exchangeable into equity securities or from incuring indebtedness, subject to certain exceptions. If financings are insufficient or unavailable, we will be required to modify our operating plans to the extent of available funding or suspend operations.

Our year end audited financial statements contain a "going concern" explanatory paragraph. Our inability to continue as a going concern would require a restatement of assets and liabilities on a liquidation basis, which would differ materially and adversely from the going concern basis on which our financial statements included in this report have been prepared.

Our consolidated financial statements for the year ended December 31, 2005 and the periods ended September 30, 2006 included herein have been prepared on the basis of accounting principles applicable to a going concern. Our auditors' report on the consolidated financial statements for the year ended December 31, 2005 included an additional explanatory paragraph following the opinion paragraph on our ability to continue as a going concern. A note to these consolidated financial statements describes the reasons why there is substantial doubt about our ability to continue as a going concern and our plans to address this issue. Our December 31, 2005 and September 30, 2006 consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our inability to continue as a going concern would require a restatement of assets and liabilities on a liquidation basis, which would differ materially and adversely from the going concern basis on which our consolidated financial statements have been prepared.

We are subject to significant government regulation.

      The packaging, labeling, advertising, promotion, distribution and sale of RESURGEX(R), RESURGEX Plus(TM) and RESURGEX SELECT(TM) and other products we plan to produce and market are subject to regulation by numerous governmental agencies, the most active of which is the U.S. Food and Drug Administration (the "FDA"), which regulates our products under the Federal Food, Drug and Cosmetic Act (the "FDCA") and regulations promulgated thereunder. Our products are also subject to regulation by, among other regulatory entities, the Consumer Product Safety Commission (the "CPSC"), the U.S. Department of Agriculture (the "USDA") and the Environmental Protection Agency (the "EPA"). Advertising and other forms of promotion and methods of marketing of our products are subject to regulation by the U.S. Federal Trade Commission (the "FTC"), which regulates these activities under the Federal Trade Commission Act (the "FTCA"). The manufacture, labeling and advertising of our products are also regulated by various state and local agencies. Failure to comply with applicable regulatory requirements may result in, among other things, injunctions, product withdrawals, recalls, product seizures, and fines.

Our involvement in defending product liability claims could have a detrimental effect on our operations.

      Like other retailers and distributors of products designed for human consumption, we face an inherent risk of exposure to product liability claims in the event that the use of our products results in injury. We may be subjected to various product liability claims, including, among others, that our products include inadequate instructions for use or inadequate warnings concerning possible side effects and interactions with other substances. We carry $10,000,000 of product liability insurance. Thus, any product liabilities exceeding our coverage relating to our products could have a material adverse effect on our business, financial condition and results of operations.

We face significant competition.

      The biotechnology and nutraceutical supplement industries are highly competitive and subject to significant and rapid technological change. Developments by our competitors may render our products obsolete or noncompetitive. Numerous companies compete in our market, many of which have greater size and financial, personnel, distribution and other resources greater than ours. Our principal competition in the distribution channels where we are marketing our current products and where we intend to market other products, comes from a limited number of large nationally known manufacturers and many smaller manufacturers of nutraceutical supplements. In addition, large pharmaceutical companies compete with us on a limited basis in the nutraceutical supplement market. Increased competition from such companies could have a material adverse effect on us because such companies have greater financial and other resources available to them and possess distribution and marketing capabilities far greater than ours. We also face competition in mass market distribution channels from private label nutraceutical supplements offered by health and natural food store chains and drugstore chains. We cannot assure that we will be able to compete.

If we are unable to protect our intellectual property or we infringe on intellectual property of others, our business and financial condition may be materially and adversely affected.

      We own all rights to the formulation of RESURGEX(R) and RESURGEX Plus(R), have a use and compositional patent with respect to RESURGEX(R) (which covers RESURGEX Plus(R)). We also have registered trademarks for the names "RESURGEX" and "RESURGEX Plus". We have filed patent applications internationally with regards to RESURGEX(R) AND RESURGEX Plus(R). No assurance can be given that patents will be issued from pending applications or that there rights, if issued and the rights from our existing patents and registered name will afford us adequate protections. In addition, we rely on trade secrets and unpatented proprietary technology. There is no assurance that others may not independently develop the same or similar technology or produce products which provide the same benefits as RESURGEX(R) and RESURGEX Plus(R) or our other proposed products. RESURGEX Select(TM) is currently patent pending and the Company has received trademark protection.

      Although we will seek to ensure that our products do not infringe the intellectual property rights of others, there can be no assurance that third parties will not assert intellectual property infringement claims against us. Any infringement claims by third parties against us may have a material adverse effect on our business, financial condition and results of operations.

There can be no assurance that we will be able to renew our license agreement with Isocell SA.

      On July 25, 2001, Millennium entered into an exclusive limited patent sublicense and distribution agreement with Isocell SA, a French company, which owns the rights to certain specialty ingredients. Pursuant to the License Agreement, Millennium is granted an exclusive sublicense to promote and distribute this product for use as a dietary supplement or functional food in certain defined medical market channels of distribution in North America involving direct sales of nutraceutical products to physicians for resale to their patients or through physician prescription for Medicaid/Medicare reimbursement for nutritional supplements. The License Agreement pursuant to its terms expired on July 25, 2006. Although we are currently negotiating the renewal of the License Agreement, there can be no assurance that we will be able to successfully renew the License Agreement upon terms acceptable to us.

Because our Board can issue common stock without stockholder approval, you could experience substantial dilution.

      Our Board of Directors has the authority to issue up to 200,000,000 shares of common stock and to issue options and warrants to purchase shares of our common stock without stockholder approval. As of September 30, 2006, approximately 102,000,000 shares are issued and outstanding or reserved for issuance on a fully-diluted basis. Future issuance of our additional shares of common stock could be at values substantially below the current market price of our common stock and, therefore, could represent substantial dilution to investors in this offering. In addition, our Board could issue large blocks of our common stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval.

If we consummate the private placement of our Series E Senior Convertible Preferred Stock and related warrants and additional investment rights, you will experience substantial dilution.

      Pursuant to the terms of the Securities Purchase Agreement, dated August 16, 2006, the Company has agreed to issue (a) 13,000 shares of Series E Senior Convertible Preferred Stock, which shares of preferred stock are convertible into 10,400,000 shares of Common Stock at a conversion price of $.25 per share,
(b) warrants to purchase 10,400,000 shares of Common Stock at an exercise price of $.25 per share, and (c) additional investment rights to purchase 13,000 additional shares of Series E Preferred Stock and warrants to purchase additional 10,400,000 shares of Common Stock. In addition, the Purchase Agreement contemplates the Company (a) converting $2,926,000 of its debt into 14,630 shares of Series E Preferred Stock and related warrants and additional investment rights and (b) issuing 2,000 additional shares of Series E Preferred Stock and related warrants and additional investment rights upon the same terms as set forth in the Purchase Agreement. As a result, assuming that the transactions contemplated in the Purchase Agreement are consummated and the holders thereof convert and/or exercise all their shares of Series E Preferred Stock, warrants and additional investment rights that are issued or issuable, the Company will be required to issue 94,816,000 shares of Common Stock. Assuming exercise of the warrants and additional investment rights the Company would receive approximately $16,000,000 in new capital.

If we consummate the private placement of the Series F Senior Convertible Preferred Stock, a change in control of the Company will occur.

      Pursuant to the terms of the Securities Purchase Agreement, dated August 16, 2006, and the terms of the contemplated Certificate of Designations of the Series F Senior Convertible Preferred Stock, the holder of the Series F Preferred Stock will be entitled to nominate and elect 3 of the 5 members of the board of directors of the Company and thereby resulting in a change in control of the Company.

If we consummate the Aisling transaction we will need to acquire a new business. Since we have not yet identified a potential new business, we cannot currently ascertain the merits or risks of the business which we may ultimately acquire.

      If we consummate the Aisling transaction we will need to acquire a new business. As of the date hereof, we have no specific business under consideration. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors.

Anti-takeover provisions of the Delaware General Corporation Law could discourage a merger or other type of corporate reorganization or a change in control even if they could be favorable to the interests of our stockholders.

      The Delaware General Corporation Law contains provisions which may enable our management to retain control and resist a takeover of us. These provisions generally prevent us from engaging in a broad range of business combinations with an owner of 15% or more of our outstanding voting stock for a period of three years from the date that this person acquires his stock. Accordingly, these provisions could discourage or make more difficult a change in control or a merger or other type of corporate reorganization even if they could be favorable to the interests of our stockholders.

We do not intend to pay cash dividends in the foreseeable future.

      We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our earnings, if any, for use in its business and do not anticipate paying any cash dividends in the foreseeable future. The payment of any future dividends will be at the discretion of our Board of Directors and will depend upon a number of factors, including future earnings, the success of our business activities, our general financial condition and future prospects, general business conditions and such other factors as the Board of Directors may deem relevant. In addition, no cash dividends may be declared or paid on our Common Stock if, and as long as, the Series B Preferred Stock is outstanding or there are unpaid dividends on outstanding shares of Series C Preferred Stock. No dividends may be declared on the Series C Preferred Stock if, and as long as, the Series B Preferred Stock is outstanding. Pursuant to the terms of the contemplated Series E Senior Convertible Preferred Stock, no dividends may be paid on our Common Stock so long as the Series E Preferred Stock is outstanding. Accordingly, it is unlikely that we will declare any cash dividends in the foreseeable future.

We cannot assure that there will be a sustained public market for our common stock.

      At present, our common stock is quoted on the OTC Bulletin Board and tradable in the over-the-counter market. Our common stock is not traded on a sustained basis or with significant volume. In addition, we currently do not meet the requirements for listing our common stock on NASDAQ or a national securities exchange and we cannot assure if or when our common stock will be listed on such an exchange. For the foregoing reasons, we cannot assure that there will be a significant and sustained public market for the sale of our common stock. Accordingly, if you purchase our common stock, you may be unable to resell it. In the absence of any readily available secondary market for our common stock, you may experience great difficulty in selling your shares at or near the price that you originally paid.

The market price of our common stock may be volatile.

      The market price of our common stock may fluctuate significantly in response to the following factors:

      o     variations in quarterly operating results;

      o our announcements of significant contracts, milestones, acquisitions;

      o     our relationships with other companies or capital commitments;

      o     additions or departures of key personnel;

      o     sales of common stock or termination of stock transfer restrictions;

      o     changes in financial estimates by securities analysts; and

      o     fluctuations in stock market price and volume.

Our stock price may be adversely affected if a significant amount of shares are sold in the public market.

As of October 31, 2006, approximately 68,618,293 shares of our common stock constituted "restricted securities" as defined in Rule 144 under the Securities Act of 1933. In addition, as of October 31, 2006, we had warrants outstanding for the purchase of an aggregate of 24,417,888 shares of our common stock, and stock options for 10,994,464 shares. If we consummate the transactions contemplated in the Securities Purchase Agreement, dated August 16, 2006, we will issue shares of Series E Senior Convertible Preferred Stock, warrants and additional investment rights which are exercisable and/or convertible into approximately 94,816,000 share of Common Stock. To the extent the exercise price of the warrants and conversion of the Series E Preferred Stock is less than the market price of the common stock, the holders of the warrants and the Series E Preferred Stock are likely to exercise them and sell the underlying shares of common stock and to the extent that the exercise price of the warrants are adjusted pursuant to anti-dilution protection, the warrants could be exercisable or convertible for even more shares of common stock. Moreover, some of the remaining restricted shares as well as shares resulting from the exercise of the other warrants and options may, after certain holding periods, enter the market, and we may issue additional shares to raise funding or compensate employees, consultants and/or directors. We are unable to estimate the amount, timing or nature of future sales of outstanding common stock. Sales of substantial amounts of our common stock in the public market could cause the market price for our common stock to decrease. Furthermore, a decline in the price of our common stock would likely impede our ability to raise capital through the issuance of additional shares of common stock or other equity securities.

Our shares are subject to the Penny Stock Reform Act.

      Our shares are subject to the Penny Stock Reform Act of 1990 which may potentially decrease your ability to easily transfer our shares. Broker-dealer practices in connection with transactions in "penny stocks" are regulated. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

      Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

New Accounting Pronouncements

In 2004, the FASB issued SFAS Statement No. 151, "Inventory Costs, an Amendment of ARB No. 43, Chapter 4". This Statement amends the guidance in ARB No. 43, Chapter 4 "Inventory Pricing" to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted materials (spoilage). His Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal". In addition, this Statement requires the allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement shall be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after the date this Statement is issued. The provisions of this Statement shall be applied prospectively. The adoption of this Statement is not expected to have a significant impact on the Company's results of operation or financial position.

Disclosure About Off-Balance Sheet Arrangements

We do not have any transactions, agreements or other contractual arrangements that constitute off-balance sheet arrangements.

Critical Accounting Policies

Our Management's Discussion and Analysis of Financial Condition and Results of Operations section discusses our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources. These accounting policies are described at relevant sections in this discussion and analysis and in the notes to the consolidated financial statements included in this report.

Revenue Recognition

Revenue is recognized at the date of shipment to customers provided that the resulting receivable is deemed probable of collection.

Item 3.    CONTROLS AND PROCEDURES

(a) Evaluation of Disclosure Controls and Procedures

The term "disclosure controls and procedures" is defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This term refers to the controls and procedures of a company that are designed to ensure that information required to be disclosed by a company in the reports that it files under the Exchange Act is recorded, processed, summarized, and reported within the required time periods. Our Chief Executive Officer and our Chief Financial Officer have evaluated the effectiveness of our disclosure controls and procedures as of the end of the period covered by this quarterly report. They have concluded that, as of that date, our disclosure controls an procedures were effective at ensuring that required information will be disclosed on a timely basis in our reports filed under the Exchange Act.

(b) Changes in Internal Control over Financial Reporting

No change in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) occurred during the period covered by this report that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting

PART II - OTHER INFORMATION

Item 1   Legal Proceedings

         -  None

Item 2   Unregistered Sales of Equity Securities and Use of Proceeds

      (a) Issuance of unregistered securities

During the quarter ended September 30, 2006, the Company issued the following unregistered securities, all of which were issued pursuant to the exemption from registration provided by Section 4(2), Rule 506 of Regulation D of the Securities Act of 1933:

      (i) 101,468 shares of its common stock to a creditor following his conversion of a promissory note and accrued interest totaling $25,367.

      (ii) 120,000 shares of its common stock to an investor pursuant to a private placement subscription which resulted in the receipt by the Company of $30,000 in cash.

      (iii) 158,190 shares of its common stock pursuant to the cashless exercise of warrants.

      (iv) 700,000 shares of its common stock to a consultant for services performed.

      (v) Warrants for 3,856,000 shares of its common stock, exercisable at $0.25 during three years, to twenty creditors in connection with the issue of convertible promissory notes.

      The Company changed the exercise price of warrants for 303,158 shares from $0.25 to $0.01 and extended the exercise period on a portion of such arrants, in return for a creditor agreeing to extended payment terms.

      The Company also cancelled 420,000 shares of common stock pursuant to the rescission of transactions involving conversion of promissory notes and the exercise of warrants

      (b)   Not Applicable

      (c)   Not Applicable

Item 3   Defaults Upon Senior Securities

         -  None

Item 4   Submission of Matters to a Vote of Securities' Holders

         -  None

Item 5   Other Information

         -  None

Item 6   Exhibits

      31.1  Certification of Jerry E. Swon, Chief Executive Officer, pursuant to
            Section 302 of the Sarbanes-Oxley Act of 2002.

      31.2  Certification of Frank Guarino, Chief Financial Officer, pursuant to
            Section 302 of the Sarbanes-Oxley Act of 2002.

      32.1 Certification of Jerry E. Swon, Chief Executive Officer, pursuant to Sections 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350.

      32.2 Certification of Frank Guarino, Chief Financial Officer, pursuant to Sections 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          MILLENNIUM BIOTECHNOLOGIES GROUP, INC.

Date:   November 20, 2006                 By: /s/  Frank Guarino
                                              ------------------
                                          Frank Guarino
                                          Chief Financial Officer
                                          Chief Accounting Officer

                                   Exhibit C

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-KSB

|X| ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                   For the Fiscal Year ended December 31, 2005

                                       OR

|_| TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE OF 1934

                        For the Transition Period From to

                          Commission file number 0-3338

                     MILLENNIUM BIOTECHNOLOGIES GROUP, INC.
                     --------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

               Delaware                               22-1558317
    ---------------------------------------------------------------
   (State or other Jurisdiction of                 (IRS Employer
    Incorporation or Organization)               Identification No.)

            665 Martinsville Road, Suite 219 Basking Ridge, NJ 07920
            --------------------------------------------------------
            (Address of Principal Executive Office)        (Zip Code)

                                 (908) 604-2500
                                 --------------
              (Registrant's telephone number including area code)

Securities registered pursuant to Section 12(b) of the Act:  None

Securities registered pursuant to Section 12(g) of the Act: Common Stock, $.001 par value

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
                                 Yes |X| No |_|

Check whether the issuer is not required to file reports pursuant to Section 13 or 15(d) of the Exchange Act. |_|

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-B is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. |_|

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes |_| No |X|

The Registrant's revenues for the fiscal year ended December 31, 2005, were $797,987.

Common stock, par value $.001 per share ("Common Stock"), was the only class of voting stock of the Registrant outstanding on March 31, 2006. Based on the closing price of the Common Stock on the OTC Electronic Bulletin Board as reported on March 31, 2006, ($0.45), the aggregate market value of the 50,891,263 shares of the Common Stock held by persons other than officers, directors and persons known to the Registrant to be the beneficial owners (as the term is defined under the rules of the Securities and Exchange Commission) of more than five percent of the Common Stock on March 31, 2006, was approximately $22,901,068. By the foregoing statements, the Registrant does not intend to imply that any of the officers, directors, or beneficial owners are affiliates of the registrant or that the aggregate market value, as computed pursuant to rules of the Securities and Exchange Commission, is in any way indicative of the amount which could be obtained for such shares of Common Stock.

As of March 31, 2006, 62,552,031 shares of Common Stock, $0.001 par value, 65,141 shares of Series B Convertible Preferred Stock, $1.00 par value, and 64,763 shares of Series C Cumulative Preferred Stock, $1.00 par value, were outstanding.

             DOCUMENTS INCORPORATED BY REFERENCE: SEE EXHIBIT INDEX

Transitional Small Business Disclosure Format: Yes |_| No  |X|

                     MILLENNIUM BIOTECHNOLOGIES GROUP, INC.
                                    CONTENTS

                                                                            Page
                                                                            ----
PART I.
      Item  1. usiness....................................................     2
      Item  2. roperties..................................................    16
      Item  3. egal Proceedings...........................................    16
      Item  4. ubmission of Matters to a Vote of Security Holders.........    16

PART II.
      Item 5. Market for Registrant's Common Equity, Related Stockholder Matters And Small business Issuer Purchases of Equity
                Securities ...............................................    17
      Item  6. Management's' Discussion and Analysis of Financial
                Condition and Results of Operations.......................    20
      Item  7. Financial Statements.......................................    24
      Item  8. Changes in and Disagreements with Accountants on Accounting
                and Financial Disclosure..................................    25
      Item 8A. Controls and Procedures....................................    25
      Item 8B. Other Information..........................................    25

PART III.
      Item 9.  Directors, Executive Officers, Promoters and Control Persons;
               Compliance with Section 16(a) of the Exchange Act..........    25
      Item 10. Executive Compensation.....................................    28
      Item 11. Security Ownership of Certain Beneficial Owners and
                Management and Related Stockholder Matters................    29
      Item 12. Certain Relationships and Related Transactions.............    30
      Item 13. Exhibits...................................................    31
      Item 14. Principal Accountant Fees and Services ....................    32

Signatures................................................................    34

               Exhibit Index..............................................

CAUTIONARY STATEMENT PURSUANT TO "SAFE HARBOR" PROVISIONS OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934

      Except for historical information, the Company's reports to the Securities and Exchange Commission on Form 10-KSB and Form 10-QSB and periodic press releases, as well as other public documents and statements, contain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the statements. These risks and uncertainties include general economic and business conditions, development and market acceptance of the Company's products, current dependence on the willingness of investors to continue to fund operations of the Company and other risks and uncertainties identified in the Company's reports to the Securities and Exchange Commission, periodic press releases, or other public documents or statements.

      Readers are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to republish or revise forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events.

                                     PART I

ITEM 1: BUSINESS

The Company

      Millennium   Biotechnologies  Group,  Inc.  (the  Company  or  "Millennium
Group"), formerly Regent Group, Inc., is a holding company for its subsidiary Millennium Biotechnologies, Inc. ("Millennium").

      Millennium was incorporated in the State of Delaware on November 9, 2000, and is located in New Jersey. Millennium is a research based bio-nutraceutical corporation involved in the field of nutritional science. Millennium's principal source of revenue is from sales of its nutraceutical supplements,RESURGEX SELECT(TM), RESURGEX(R), and RESURGEX PLUS(R), These three products create the Resurgex product line and are used by immuno-compromised individuals undergoing medical treatment for chronic debilitating diseases as well as healthy people searching for proper nutrition. In September of 2005, the Company contracted Cardinal Health's (Red Key Pharma Division) syndicated sales force and launched the Resurgex Product Line nationwide.

      The Company acquired Millennium on July 27, 2001, when it completed a merger with Millennium. During the year prior to the merger, the Company had no material operations. For more information on the Company's operations prior to the merger and the general terms of the merger we refer to the Company's report on Form 10-KSB for the period ended July 31, 2001, and related filings with the Securities and Exchange Commission. In the merger, new Convertible Preferred Series D stock was issued in exchange for all the outstanding stock of Millennium. Such preferred shares were subsequently converted into approximately 96% of the outstanding common stock of the Company. For accounting purpose, the merger has been treated as an acquisition of Millennium Group by Millennium, and a re-capitalization of Millennium. The historical financial statements prior to July 27, 2001, are those of Millennium. Subsequent to July 27, 2001, the financial statements are those of the Company and its wholly-owned subsidiary Millennium, on a consolidated basis. Narrative Description of Business

ABOUT MILLENNIUM

      Millennium's three nutritional formulas, RESURGEX(R) and RESURGEX PLUS(R)and RESURGEX Select form the company's Continuum of Care, which serves as a nutritional adjunct to the medical treatment for certain chronic immuno-compromising debilitating diseases such as cancer, Acquired Immune Deficiency Syndrome ("AIDS"), and hepatitis. . Those living with these diseases present a multitude of medical/nutritional problems, which include weight loss, immune dysfunction, free-radical pathology , loss of energy production, organ failure, and cachexia. The Resurgex Continuum of Care gives patients and practicioners the ability to choose a product from the Resurgex product line that addresses the specific needs of an individual. Millennium's growth and maturity as a company can be directly attributed to the evolution of the Resurgex product line.

      Millennium's development of the two patented nutritional formulas, RESURGEX(R) and RESURGEX PLUS(R), was the driving force in Millennium's first patient population HIV/ AIDS. People living with HIV/AIDS often experience loss of lean muscle (wasting), nutrient depletion, immune dificiencies, mitochondrial dysfunction (energy loss) and oxidative stress (free-radical damage). We believe that RESURGEX(R) and RESURGEX PLUS(TM) are the first multi-component nutritional supplements designed to deal with the multiple nutritional needs of the immuno-compromised individual. In addition to addressing the debilitating effects of HIV/ AIDS, RESURGEX(R) and RESURGEX PLUS'(TM) the taste and versatility of the products have provided the HIV/AIDS patients with a nutritional product that they enjoy taking. Our ability to prove the business model in HIV/AIDS assisted in the company's expansion into oncology.

      The American Cancer Society estimates that there will be 1,399,790 new cases of cancer in the United States in 2006, and due to the debilitating effects from cancer therapies, much like HIV/AIDS, there is a myriad of people living with cancer who rely on nutrional products to be a source of valuable nutrition. Millennium recognized the need for a product that was specific to people who were going through chemotherapy and radiation and formulated Resurgex Select. When Resurgex Select was created in September of `05, Millennium had completed its Continuum of Care for patients, with Resurgex Select designed to be utilized during cancer treatment and Resurgex and Resurgex Plus for post treatment. In our effort to launch their three products nationwide, Millennium contracted Cardinal Health's shared sales force. The key roles of the shared representative is to detail nurses, dieticians, and doctors on the unique qualities of the Resurgex products, and once a relationship has been established, the representative calls on the office to supply samples as well as Resurgex sales materials. Over 1,200 sampling stations called Taste and Learning Centers, that are strategically placed in waiting rooms and infusion rooms in cancer hospitals and cancer clinics throughout the United States.

      With the assistance of Cardinal Health's part time sales force Millennium has received national exposure, and moving forward Millennium will transition the sales force into a full time one. These full time sales representatives will work in the cities that are densely populated with Oncology practices. Intuitively these cities have the largest populations of people living with cancer.

      The professional and consumer acceptance of the Resurgex Continuum of Care is in response to Millennium's sales and marketing efforts in cancer and HIV/AID's. The comprehensive nutrition, great taste, and competitive pricing that the Resurgex products offer is a unique combination in the marketplace. The overall demand in the nutritional market for new innovative products further positions the Resurgex products for continued market penetration. Millennium's newly developed product line extensions of confectionary bars and freeze pops is another step in expanding the product line. The nutritional bars and freeze pops give options to those who want variety or may want a healthy snack on the go.

General Description

      RESURGEX SELECT(TM), RESURGEX(R), and RESURGEX PLUS(R) are unique multi-component nutritional formulas that were designed to address the multiple nutritional needs (oxidative stress, lean tissue loss, energy depletion, immune support, weight loss) of immuno-compromised conditions as an adjunct to medical treatment. They have been positioned to provide for a comprehensive, high quality alternative to traditional high sugar, high fat supplements that comprised primarily of corn oil, corn syrup and sucrose or the "single magic bullet" products that only address one of the several nutritional needs and concerns of the individual.

      RESURGEX SELECT(TM) is a whole foods based nutritional product that combines high protein(15g), low sugar (5g), dietary fiber (3g), with no added antioxidants to be a high calorie (350 calorie) supplement. The enteral nutritional formula (may be administered orally or may be fed through a gastro intestinal tube) provides multiple comprehensive nutritional regimens into one delicious and convenient drink.

      RESURGEX(R) is the first high protein(12g), low sugar (5g), low calorie (90 calorie), antioxidant rich, enteral nutritional formula (may be administered orally or may be fed through a gastro intestinal tube) to provide multiple comprehensive nutritional regimens into one delicious and convenient drink. It is commonly used as a nutritional supplement to meals.

      RESURGEX PLUS(R) is the first high protein (21g), high calorie (400 calorie), antioxidant rich, enteral nutritional formula to provide multiple comprehensive nutritional regimens into one delicious and convenient drink. It is commonly used as a meal replacement or can be used as a sole source of nutrition as directed by a physician. Concentrated calories are derived from high quality food sources as opposed to typical corn oil, sucrose and corn syrup found in other nutritional supplements.

      THE RESURGEX PRODUCT LINE OF RESURGEX SELECT(TM) , RESURGEX(R), and RESURGEX PLUS(R) form Millennium's Continuum of Care. RESURGEX SELECT(TM) contain a comprehensive mix of specialized nutrients that contribute to maintenance of lean muscle, immune support, and increased energy levels with no added antioxidants. RESURGEX(R), and RESURGEX PLUS(R) also contain a comprehensive mix of specialized nutrients that contribute to one or more aspects of support - immune, energy, antioxidant and maintenance of lean tissue with added anitoxidants. The Continuum of Care gives individuals or recommenders options, depending on the specific needs of a person. Millennium's research and development division recently created a compliment to the Resurgex Continuuum of Care in the form of delicious confectionary bars and refreshing freeze pops. These newly developed line extensions of the Resurgex beverage formulas will provide the same quality nutrition as the beverages with a variety of flavors. (Nutritional Facts?) Millennium anticipates that the bars and freeze pops are scheduled to be available for sale in the 4th quarter of 2006.

How The Products Work

      Essentially, there are several pathways and concerns that must be addressed when it comes to nutritional support in any major degenerative or immuno-compromised condition. While there are several "single magic bullet" products on the market, this approach will inevitably fail since it only focuses on one concern while neglecting the others. RESURGEX SELECT(TM), RESURGEX(R), and RESURGEX PLUS(R) were developed to address the major nutritional concerns that may be influenced by nutritional support as an adjunct to medical care. In addition, rather then providing significant amounts of calories from corn oil, sucrose and corn syrup combined with an inexpensive multivitamin blend, RESURGEX SELECT(TM), RESURGEX(R), and RESURGEX PLUS(R)were developed to provide a comprehensive and complex array of nutrients and nutraceuticals that play important roles in health and well being. These include:

      Mitochondrial (Energy) Support

      Mitochondria are tiny organelles found inside all human cells of the body. Essentially, they are the cell's "power plants" that produce energy (ATP) as well as involved in protein and fat processing. Several things can affect how well the mitochondria work. As people age, presence of infections or certain diseases, strenuous activity and certain medications hamper the efficiency and function of the mitochondria. These changes or mutations may damage the mitochondria (mitochondrial toxicity) and either disrupt the normal function or cause them to stop working altogether. Millennium has a patented blend of ingredients that help support the function of the mitochondria and assist in the production of energy in the cell. Some of these ingredients include:

      o Coenzyme Q10 (COQ10) - an essential component of cellular energy production and respiration since it participates in the mitochondrial electron transport system, which supplies energy (ATP) for a variety of physiological functions. Muscle mitochondria lack adequate COQ10 in several chronic conditions. (Found In RESURGEX(R), and RESURGEX Plus(R)).

      o L-Carnitine - functions primarily to regulate fat metabolism and also acts as a carrier of fatty acids into the mitochondria, where they are oxidized and converted into energy (ATP). It has been established in the literature that serum carnitine deficiency is common in certain conditions and several medications are associated with mitochondrial destruction. (Found In RESURGEX(R), and RESURGEX Plus(R)).

      o Ribose - a carbohydrate used by the cells to form the primary source of all the body's energy - ATP. Ribose plays a key role in the generation and recovery of ATP. Ribose can offer powerful complimentary support to other nutrients addressing energy depletion by aiding normal ATP production. (Found In RESURGEX(R), and RESURGEX Plus(R)).

Reduce Oxidative Stress (Free Radical Burden)

      Oxidative Stress in the body is caused by an imbalance or overload of oxidants (free radicals from air, food, metabolism, medications, stress, disease, etc.). Sustained oxidative stress disrupts the cell's structure and defenses resulting in damage or death to the cell and contributes to the pathophysiology of many diseases. As we age or encounter disease, proper antioxidant defense is essential for recovery. While there are many important antioxidants - Vitamin C, Vitamin E, zinc, selenium, polyphenols, carotenoids, etc, - the one that stands above all is the cell's master antioxidant defense enzyme called superoxide dismutase (SOD). The clinical relevancy of SOD has been demonstrated in numerous scientific studies in cardiology, immunology, oncology, inflammatory conditions, asthma, vision and liver support. Exclusive to Millennium, in the medical market, is the first orally effective vegetarian form of SOD as opposed to the injectable bovine material previously USED. Millennium has a blend of ingredients that help support the cell's ability to defend against oxidative stress. Some of these ingredients include:

      o (SOD/Gliadin) - SOD/Gliadin was shown to reduce oxidative stress in humans by reducing genetic damage to the cell and reducing isoprostanes. SOD helps to decrease oxidative stress - it is the master cellular defense enzyme of the cell and serves as significant support for the immune system, it can counter the harmful effects of free radicals, thereby diminishing their negative effects on the body. SOD has been shown to influence the negative effects of inflammatory cytokines, support immune function, and reduce oxidative stress. (Found In RESURGEX(R), and RESURGEX Plus(R)).

      o Undenatured Whey Protein - undenatured whey has been shown to assist in cellular defense by increasing available glutathione - another important cellular antioxidant required by the body to ward off the effects of oxidative stress. (Found In RESURGEX SELECT(TM), RESURGEX(R), and RESURGEX Plus(R)).

      o Beta Glucans -powerful antioxidant attributes, with heightened free-radical scavenging capabilities. (Found In RESURGEX(R), and RESURGEX Plus(R)).

      o Multi-Vitamin/Mineral Mix, Polyphenols - contain important accessory antioxidants. Coenzyme Q10 - a powerful cellular antioxidant with roles in preventing oxidation of fatty cell membranes and ultimately cell death. (Found In RESURGEX(R), and RESURGEX Plus(R)).

      Maintain Lean Muscle

      A common problem as we age and among many chronic degenerative or immuno-compromised conditions is lean muscle loss or wasting. This problem, also known as cachexia, can diminish the quality of life, and exacerbate illness. Several issues related to the loss of muscle during illness and aging include: inadequate caloric intake, problems with metabolism, elevations of inflammatory compounds that break down muscle (certain cytokines) or malabsorption. Nutritional supplementation has played an important role in boosting caloric intake, but in many conditions increasing calories may not be the only answer. Millennium has a blend of ingredients that help maintain lean tissue by providing high quality protein and compounds that assist in building muscle and prevent its breakdown. Some of these ingredients include:

      o Undenatured Whey - When it comes to nutritional support directed at maintaining lean mass, adequate calories and good quality protein is essential. By virtue of it's biological value (BV), whey protein has long been considered the best source of protein for building and retaining lean muscle mass, which is why it has become a nutritional staple for immuno-compromised patients. (Found In RESURGEX SELECT(TM), RESURGEX(R), and RESURGEX Plus(R)).

      o Ornithine alpha-ketoglutarate(OKG) - affects wasting through three primary mechanisms: as an anabolic agent (build-up of muscle tissue), as an anti-catabolic agent (prevents breakdown of muscle tissue), and as an inducer of protein synthesis. All three mechanisms contribute to muscular development and enhanced recovery. OKG also spares the loss of glutamine in muscle, which is essential for recovery and repair. (Found In RESURGEX(R), and RESURGEX Plus(R)).

      o Branched Chain Amino Acids (BCAA) - play a principle role in muscle recovery, muscle growth and energy maintenance and must be present in the muscle cells to promote protein synthesis. Why we need these special amino acids is simple: scientific evidence shows that branched-chain amino acids may help build and retain lean muscle mass. (Found In RESURGEX SELECT(TM), RESURGEX(R), and RESURGEX Plus(R)).

      o Nucleotides - building blocks of (DNA) and (RNA) dietary source is required to promote optimal tissue growth. (Found In RESURGEX(R), and RESURGEX Plus(R)).

      Immune Support

      Essentially, good nutritional support supplying essential macronutrients and micronutrients are critically important for maintaining a proper immune system. Nevertheless, if the cells of the immune system cannot produce energy efficiently (mitochondrial dysfunction), have poor antioxidant defenses (oxidative stress) and the body is losing important lean muscle, immune support cannot effectively be achieved. Millennium has developed as a modular component system that provides support in addressing these needs and issues. Millennium products contain a patented blend of ingredients that help support the immune system. Some of these ingredients include:

         o SOD/Gliadin (GliSODin(R)), Beta Glucans, Nucleotides, OKG, CoQ10 and Carnitine - (Found In RESURGEX(R), and RESURGEX Plus(R)).

         o Undenatured Whey high in Immunoglobulins, - (Found In RESURGEX SELECT(TM), RESURGEX(R), and RESURGEX Plus(R)).

         o Fruit and Vegetable Extract Blend - Equivalent to 1-2 servings per day. The phytonutrients found in fruits and vegetables directly contribute to a healthy immune system. (Found In RESURGEX SELECT(TM)).

Special Features of RESURGEX Continuum of Care

      Tastes Good

      o     VARIETY OF FLAVORS WITH GREAT TASTE

      o     Smooth Texture and juice like consistency

      Easy To Use

      o     Single-Serving Dosage

      o     Mixes Easily

      o     Convenient Anytime, Anywhere

      o They can be mixed in any cold liquid such as juice, milk, or water. They can also be mixed in foods like pudding, yogurt, apple sauce, or ice cream.

      o     Great For Travel

      o Includes SOD/Gliadin (GliSODin(TM)), a unique, vegetarian patented, orally effective form of superoxide dismutase derived from melon. (Found In RESURGEX(R), and RESURGEX Plus(R)).

      o RESURGEX(R) was awarded a use and composition patent (which covers RESURGEX PLUS(R)).

      o High Quality Undenatured Protein. (Found In RESURGEX SELECT(TM), RESURGEX(R), and RESURGEX Plus(R)).

      o Concentrated High Quality Calories in RESURGEX Plus(R) and RESURGEX SELECT(TM), Low Calories in RESURGEX(R)

      o Comprehensive Nutrient Mix. (Found In RESURGEX SELECT(TM), RESURGEX(R), and RESURGEX Plus(R)).

      o Low Sugar. ( Found in RESURGEX SELECT(TM), RESURGEX(R), and RESURGEX Plus(R)).

Principal Market

      Millennium's principal market is cancer. The American Cancer Society estimates that there are 13,000,000 million people in the United States living with cancer and there will be 1,399,790 new cases of cancer in the United States in 2006. Due to the challenging effects of cancer therapies such as taste aversion, weight loss, organ dysfunction, fatigue, and cachexia there's a high demand for nutritional products in cancer. Even when cancer patients complete their chemotherapy or radiation good nutrition is needed to combat post treatment fatigue and stay healthy. Thus the need for good nutrition throuought one's life is important and the Resurgex Continuum of Care provides the necessary quality calories.

      Particulary important to the cancer patient population is their challenges with taste aversion. Therapies can severly alter people's appetites, taste buds and cause nausea. Due to these factors many people are particular about what they eat. The Resurgex Continuum of Care was designed to taste great and give people the opportunity to make the products taste they way they would like. The Resurgex Products are powders and thus can be mixed in a variety of things such as milk, water, juice and foods like pudding, apple sauce, yogurt, cereal, and ice cream. The versatility of the Resurgex products can satisfy the difficulties oncology patients have with taste.

      Millennium also markets to patients infected by HIV/AIDS, whose immune systems have been compromised as a result of chronic and acute viral based infections and are receiving medical care. Management believes that there is a significant demand and expanding market for the Resurgex Continuum of Care because of the large population of HIV infected persons. Nutritional supplements are steadily becoming an important adjunct in the treatment of people living with HIV and AIDS. Both products are enteral nutritional supplements targeted to nutritionally support immuno-compromised individuals undergoing medical treatment for chronic debilitating conditions that cause tissue wasting (weight loss), oxidative stress, mitochondrial failure (fatigue/low energy) and immune dysfunction. In the long term, the Company plans to expand its focus on other patient populations such as nursing homes, and pediatrics. In addition, we plan to explore RESURGEX SELECT(R) , RESURGEX(R), and RESURGEX PLUS(R) applications to the health market as a supplement to enhancing health and well being.

Intellectual Property

      Millennium owns all rights to the formulations of RESURGEX(R) and RESURGEX PLUS(TM) and has filED A compositional patent application with respect to these formulations. RESURGEX(R) and RESURGEX PLUS(R) are registeRED trademarks and Millennium has received trademark protection approval for the name "RESURGEX SELECT(R)". RESURGEX SELECT(TM) is presently pending before the United States Patent and Trademark Office.

      On January 7, 2003, RESURGEX(R) was issued a Use and Composition Patent (United States Patent 6,503,506 Nutrient therapy for immuno-compromised patients).In addition, the Company relies on trade secrets and unpatented proprietary technology. There is no assurance that others may not independently try to develop the same or similar technology; however they would be infringing upon our patent and would not have access to an important proprieatary ingredient GliSODin(R). In addition they would not immediately have Federal HCPCS Codes or approval for reimbursement on formularies.

      On July 25, 2001, Millennium obtained an exclusive limited patent sublicense and distribution right from Isocell SA, a French company, which owns the rights to the combination of oral administrable SOD/gliadin (GLISODIN(R)). Isocell SA also owns the United States patent for Pharmaceutical compositions containing a Superoxide Dismutase which includes gliadin. Pursuant to the License Agreement with Isocell SA, Millennium is granted an exclusive sublicense to promote and distribute GliSODin(R) for use as a dietary supplement or functional food in certain defined medical market channels of distribution in North America involving direct sales of nutraceutical products to the medical markets.

      The License Agreement provides for the sale of GliSODin(R) to Millennium at stated unit prices subject to volume discounts. The term of the agreement is for five years, provided that Isocell may cancel the license (or make it non-exclusive) in the event that Millennium purchases of GliSODin(R) do not meet agreed upon terms any calendar quarter during the term. The 5-year term is scheduled to end in August of 2006 at such time Millennium will attempt but cannot ensure the contract will be extended.

      On March 20, 2006, Millennium received the Healthcare Common Procedure Coding System (HCPCS) coding for their new enteral nutritional formula, Resurgex Select(R). HCPCS is one of the formats in which nutritional formulas may be coded for Medicare reimbursement and is specifically required for Medicaid reimbursement in many states.

Regulatory Environment

      The manufacturing, processing, formulation, packaging, labeling and advertising of RESURGEX(R), RESURGEX PLUS(R) and RESURGEX SELECT(TM) are subject to regulation by federal agencies, including the Food and DrUG Administration (the "FDA"), the Federal Trade Commission, the Consumer Product Safety Commission, the United States Department of Agriculture, the United States Postal Service and the United States Environmental Protection Agency. These activities are also subject to regulation by various agencies of the states and localities in which the Company sells and plans to sell RESURGEX(R), RESURGEX PLUS(R) and RESURGEX SELECT(TM).

      The Dietary Supplement Health and Education Act of 1994 (the "Dietary Supplement Law") broadly regulates nutritional labeling, claims and manufacturing requirements for dietary supplements. The Dietary Supplement Law provides for regulation of Statements of Nutritional Support ("Statements"). These Statements may be made if they are truthful and not misleading and if "adequate" substantiation for the claims is available. Statements can describe claims of enhanced well-being from use of the dietary supplement or product statements that relate to affecting a structure or function of the body. However, Statements cannot claim to diagnose, treat, cure, or prevent any disease, regardless of the possible existence of scientific reports substantiating such claims.

      Statements appearing in dietary supplement labeling must be accompanied by disclaimer stating that the FDA has not evaluated the Statements. Notification to the FDA of these Statements is not considered approval of the Statements. If the FDA determines in possible future proceedings that dietary supplement Statements fail to meet the requirements of the Dietary Supplement Law, a product may be subject to regulation as a drug. The FDA retains all enforcement means available to it (i.e. seizure, civil or criminal penalties, etc.), when investigating or enforcing labeling claims.

      The Federal Trade Commission ("FTC") regulates advertising of dietary supplements such as RESURGEX(R), RESURGEX PLUS(R) AND RESURGEX SELECT(TM) The Federal Trade Commission Act prohibits unfair or deceptive traDE practices and false or misleading advertising. The FTC has recently been very active in its enforcement of advertising against manufacturers and distributors of nutritional dietary supplements having instituted several enforcement actions resulting in signed agreements and payment of large fines. Although the Company has not been the target of a FTC investigation, there can be no assurance that the FTC will not investigate the Company's advertising in the future.

      The Company is unable to predict the nature of any future laws, regulations, interpretations, or applications, nor can it predict what effect additional governmental regulations or administrative orders, when and if promulgated, would have on its business in the future. They could, however, require the reformulation of certain products not possible to be reformulated, imposition of additional record keeping requirements, expanded documentation of the properties of certain products, expanded or different labeling and scientific substantiation regarding product ingredients, safety or usefulness. Any or all such requirements could have a material adverse effect on the Company's results of operations and financial condition.

Medicaid Reimbursement

      Millennium has gained inclusion into the First Data Bank ("FDB"). FDB provides pharmaceutical and nutraceutical pricing and product information to most states, as well as the District of Columbia. FDB, a wholly owned subsidiary of the Hearst Corporation, is the world's leading supplier of healthcare knowledge databases, supplying drug knowledge to over 40,000 pharmacies, 4,000 hospitals, all 50 state Medicaid programs and virtually all major vendor and private drug benefit programs. The majority of drug wholesalers and manufacturers also use one or more of its products. Inclusion in FDB facilitates access to most state Medicaid programs, Managed Care Organizations and other important health care and reimbursement organizations.

      With inclusion in FDB, some state Medicaid organizations qualify RESURGEX(R) and RESURGEX PLUS(R) automatically under the open formulary system. Other states require a more formal application process, among them the State of New York. Millennium applied for approval by Medicaid and ADAP (Aids Drug Assistance Program) for the State of New York. Effective June 1, 2003, RESURGEX(R) was approved for Medicaid reimbursement in New YorK State, and is now reimbursed by additional state programs such as the ADAP program (the AIDS Drug Assistance Program) in New York.

Sales and Marketing Strategy

      The Company continued to market Resurgex(R) and Resurgex Plus(R) then commenced the marketing of Resurgex Select(TM) In the 4th quarter of 2005 in conjunction with its national sales launch into the oncology market with Cardinal Health's Shared Sales Force. The preparation for the launch began in July of 2005 and the actual launch began in the 4th quarter of 2005. The Cardinal Sales Force which markets products of the Company and others, gave the Company's products national exposure. This sales force dedicated approximately 20% of their sales efforts on Millennium's products.

      During the fourth quarter of 2005 the Company was actively engaged in the training and implementation phase associated with a national sales, marketing and distribution campaign to expand the market share of the products the Company manufactures. The national launch began early in the fourth quarter of 2005 and provided for an additional 165 non-dedicated sales representatives; 14 District Managers and 3 Regional Mangers nationwide. The product was accepted into the oncology marketplace proven by the acceptance of over 1,000 taste and learning stations in cancer institutions across the United States.

      The Company launched a new website as well during the third quarter of 2005. The site, which provides ordering and product information for patients and healthcare professionals on the Resurgex line of products, was designed by Blue Diesel, a leading interactive communications agency serving the healthcare industry. Blue Diesel is a subsidiary of inChord Communications Inc., one of the top ten largest healthcare marketing organizations in the world. The launch of the website was timed to coincide with the recent national launch of the Resurgex Select(TM) line of products that focus on the nutritional needs of the oncology patient undergoinG treatment.

Research and Development

      During 2004, the Company spent $65,272 on research and development of its products and, during 2005, the Company spent $66,391 on research and development of its products.

Competition

      There are many other nutraceutical products on the market that are reimbursed by Medicaid as dietary supplements in the field of immuno-deficiencies. These products tend to be of a high content of corn oil and corn syrup (fat and sugar). Millennium has found the nutritional market to be very receptive to our alternative to fat and sugar, which is the multi-component approach to nutritional supplementation (please read the section titled "How the Products Work" above for a full description) used in RESURGEX(R) RESURGEX PLUS(R) and RESURGEX SELECT(TM). Please see "Risk Factors- Competition" below.

Product Production

      All manufacturing, warehousing and distribution functions are outsourced to various vendors and suppliers.

Seasonality and Dependency

      The industry segment in which the Company does business is not seasonal.

Employees

      As of December 31, 2005, the Company employed nine persons, of whom two are primarily engaged in research and development and product support activities, three are primarily engaged in managerial functions associated with sales and marketing, and four are engaged in general administrative and managerial functions. The Company has no collective bargaining agreements with its employees.

                                  RISK FACTORS

      The following cautionary statements identify important factors that could cause our actual result to differ materially form those projected in the forward-looking statements made in this report.

WE HAVE OPERATED AT A LOSS AND CANNOT ASSURE THAT WE WILL BE ABLE TO ATTAIN PROFITABLE OPERATIONS.

      Although we are generating revenues, we continue to operate at a loss. During the year ended December 31, 2005, we generated revenues of $797,987 from sales of our three products. However, during this period we realized net losses of $6,949,472. We expect to continue incurring operating losses until we are able to derive meaningful revenues from marketing our three products and other products we intend to bring to market. We cannot assure that we will be able to attain profitable operations.

WE REQUIRE ADDITIONAL FUNDING TO MAINTAIN OUR OPERATIONS AND TO FURTHER DEVELOP OUR BUSINESS. OUR INABILITY TO OBTAIN ADDITIONAL FINANCING WOULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

      Our success depends on our ability to develop a market for our three products and other nutraceutical supplements we intend to bring to market. This means having an adequate advertising and marketing budget and adequate funds to continue to promote our products. Although our revenues have steadily increased prior to this years decrease due to the transition into the oncology market from the HIV market, our operating expenses are significantly greater than our revenues. During 2005, the Company obtained new equity capital that supplied the majority of the funds that were needed to finance operations during the reporting period. Such new investments resulted in the receipt by the Company of $2,319,142. However, because stock certificates for an aggregate 3,655,717 shares issuable for such investments as well as for conversion of promissory notes and for services rendered, had not yet been issued at December 31, 2005, the Company reclassified the related equity contributions as current liabilities at year-end. The Company obtained $1,011,750 from borrowings, net of debt repayments, through issuance of promissory notes, some of which are convertible at the option of the holders into common shares at a rate of $0.25 per share (see Note 8 to our audited Financial Statements below). These funds in conjunction with on going operating revenues provided adequate capital for our operating needs for 2005. We need to continue to raise funds to cover working capital requirements until we are able to raise revenues to a point of positive cash flow. We plan to do this, as before, through additional equity or debt financings. We may not be able to raise such funds on terms acceptable to us or at all. Financings may be on terms that are dilutive or potentially dilutive to our stockholders. If sources of financing are insufficient or unavailable, we will be required to modify our operating plans to the extent of available funding or curtail or suspend operations.

OUR YEAR END AUDITED FINANCIAL STATEMENTS CONTAIN A "GOING CONCERN" EXPLANATORY PARAGRAPH. OUR INABILITY TO CONTINUE AS A GOING CONCERN WOULD REQUIRE A RESTATEMENT OF ASSETS AND LIABILITIES ON A LIQUIDATION BASIS, WHICH WOULD DIFFER MATERIALLY AND ADVERSELY FROM THE GOING CONCERN BASIS ON WHICH OUR FINANCIAL STATEMENTS INCLUDED IN THIS REPORT HAVE BEEN PREPARED.

      Our consolidated financial statements for the year ended December 31, 2005 included herein have been prepared on the basis of accounting principles applicable to a going concern. Our auditors' report on the consolidated financial statements contained herein includes an additional explanatory paragraph following the opinion paragraph on our ability to continue as a going concern. A note to these consolidated financial statements describes the reasons why there is substantial doubt about our ability to continue as a going concern and our plans to address this issue. Our December 31, 2005 consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our inability to continue as a going concern would require a restatement of assets and liabilities on a liquidation basis, which would differ materially and adversely from the going concern basis on which our consolidated financial statements have been prepared. See, "Part

II. Item 6. Management's Discussion and Analysis of Financial Condition and Results of Operations; Liquidity and Capital Resources."

WE ARE SUBJECT TO SIGNIFICANT GOVERNMENT REGULATION.

      The packaging, labeling, advertising, promotion, distribution and sale of RESURGEX(R) and RESURGEX Plus(TM) and other products we plan to produce and market are subject to regulation by numerous governmental agencies, the most active of which is the U.S. Food and Drug Administration (the "FDA"), which regulates our products under the Federal Food, Drug and Cosmetic Act (the "FDCA") and regulations promulgated thereunder. Our products are also subject to regulation by, among other regulatory entities, the Consumer Product Safety Commission (the "CPSC"), the U.S. Department of Agriculture (the "USDA") and the Environmental Protection Agency (the "EPA"). Advertising and other forms of promotion and methods of marketing of our products are subject to regulation by the U.S. Federal Trade Commission (the "FTC"), which regulates these activities under the Federal Trade Commission Act (the "FTCA"). The manufacture, labeling and advertising of our products are also regulated by various state and local agencies. Failure to comply with applicable regulatory requirements may result in, among other things, injunctions, product withdrawals, recalls, product seizures, and fines.

OUR INVOLVEMENT IN DEFENDING PRODUCT LIABILITY CLAIMS COULD HAVE A DETRIMENTAL EFFECT ON OUR OPERATIONS.

      Like other retailers and distributors of products designed for human consumption, we face an inherent risk of exposure to product liability claims in the event that the use of our products results in injury. We may be subjected to various product liability claims, including, among others, that our products include inadequate instructions for use or inadequate warnings concerning possible side effects and interactions with other substances. We carry $10,000,000 of product liability insurance. Thus, any product liabilities exceeding our coverage relating to our products could have a material adverse effect on our business, financial condition and results of operations.

WE FACE SIGNIFICANT COMPETITION.

      The biotechnology and nutraceutical supplement industries are highly competitive and subject to significant and rapid technological change. Developments by our competitors may render our products obsolete or noncompetitive. Numerous companies compete in our market, many of which have greater size and financial, personnel, distribution and other resources greater than ours. Our principal competition in the distribution channels where we are marketing our current products and where we intend to market other products, comes from a limited number of large nationally known manufacturers and many smaller manufacturers of nutraceutical supplements. In addition, large pharmaceutical companies compete with us on a limited basis in the nutraceutical supplement market. Increased competition from such companies could have a material adverse effect on us because such companies have greater financial and other resources available to them and possess distribution and marketing capabilities far greater than ours. We also face competition in mass market distribution channels from private label nutraceutical supplements offered by health and natural food store chains and drugstore chains. We cannot assure that we will be able to compete.

IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY OR WE INFRINGE ON INTELLECTUAL PROPERTY OF OTHERS, OUR BUSINESS AND FINANCIAL CONDITION MAY BE MATERIALLY AND ADVERSELY AFFECTED.

      We own all rights to the formulation of RESURGEX(R) and RESURGEX Plus(R), have a use and compositioNAL patent with respect to RESURGEX(R) (which covers RESURGEX Plus(R)). We also have registered trademarks for the naMES "RESURGEX" and "RESURGEX Plus". We have filed patent applications internationally with regards to RESURGEX(R) AND RESURGEX Plus(R). No assurance can be given that patents will be issued from pending applications or that therE rights, if issued and the rights from our existing patents and registered name will afford us adequate protections. In addition, we rely on trade secrets and unpatented proprietary technology. There is no assurance that others may not independently develop the same or similar technology or produce products which provide the same benefits as RESURGEX(R) and RESURGEX Plus(R) or our other proposed products. RESURGEX Select(TM) is curRENtLy patent pending and the Company has received trademark protection.

      Although we will seek to ensure that our products do not infringe the intellectual property rights of others, there can be no assurance that third parties will not assert intellectual property infringement claims against us. Any infringement claims by third parties against us may have a material adverse effect on our business, financial condition and results of operations.

BECAUSE OUR BOARD CAN ISSUE COMMON STOCK WITHOUT STOCKHOLDER APPROVAL, YOU COULD EXPERIENCE SUBSTANTIAL DILUTION.

      Our Board of Directors has the authority to issue up to 200,000,000 shares of common stock and to issue options and warrants to purchase shares of our common stock without stockholder approval. As of March 31, 2006, 86,814,077 shares are issued and outstanding or reserved for issuance on a fully-diluted basis. Future issuance of our additional shares of common stock could be at values substantially below the current market price of our common stock and, therefore, could represent substantial dilution to investors in this offering. In addition, our Board could issue large blocks of our common stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval.

ANTI-TAKEOVER PROVISIONS OF THE DELAWARE GENERAL CORPORATION LAW COULD DISCOURAGE A MERGER OR OTHER TYPE OF CORPORATE REORGANIZATION OR A CHANGE IN CONTROL EVEN IF THEY COULD BE FAVORABLE TO THE INTERESTS OF OUR STOCKHOLDERS.

      The Delaware General Corporation Law contains provisions which may enable our management to retain control and resist a takeover of us. These provisions generally prevent us from engaging in a broad range of business combinations with an owner of 15% or more of our outstanding voting stock for a period of three years from the date that this person acquires his stock. Accordingly, these provisions could discourage or make more difficult a change in control or a merger or other type of corporate reorganization even if they could be favorable to the interests of our stockholders.

WE DO NOT INTEND TO PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

      We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our earnings, if any, for use in its business and do not anticipate paying any cash dividends in the foreseeable future. The payment of any future dividends will be at the discretion of our Board of Directors and will depend upon a number of factors, including future earnings, the success of our business activities, our general financial condition and future prospects, general business conditions and such other factors as the Board of Directors may deem relevant. In addition, no cash dividends may be declared or paid on our Common Stock if, and as long as, the Series B Preferred Stock is outstanding or there are unpaid dividends on outstanding shares of Series C Preferred Stock. No dividends may be declared on the Series C Preferred Stock if, and as long as, the Series B Preferred Stock is outstanding. Accordingly, it is unlikely that we will declare any cash dividends in the foreseeable future.

WE CANNOT ASSURE THAT THERE WILL BE A SUSTAINED PUBLIC MARKET FOR OUR COMMON STOCK.

      At present, our common stock is quoted on the OTC Bulletin Board and tradable in the over-the-counter market. Our common stock is not traded on a sustained basis or with significant volume. In addition, we currently do not meet the requirements for listing our common stock on NASDAQ or a national securities exchange and we cannot assure if or when our common stock will be listed on such an exchange. For the foregoing reasons, we cannot assure that there will be a significant and sustained public market for the sale of our common stock. Accordingly, if you purchase our common stock, you may be unable to resell it. In the absence of any readily available secondary market for our common stock, you may experience great difficulty in selling your shares at or near the price that you originally paid.

THE MARKET PRICE OF OUR COMMON STOCK MAY BE VOLATILE.

      The market price of our common stock may fluctuate significantly in response to the following factors:

      o     variations in quarterly operating results;

      o our announcements of significant contracts, milestones, acquisitions;

      o     our relationships with other companies or capital commitments;

      o     additions or departures of key personnel;

      o     sales of common stock or termination of stock transfer restrictions;

      o     changes in financial estimates by securities analysts; and

      o     fluctuations in stock market price and volume.

OUR STOCK PRICE MAY BE ADVERSELY AFFECTED IF A SIGNIFICANT AMOUNT OF SHARES ARE SOLD IN THE PUBLIC MARKET.

As of April 14, 2006, approximately 18,808,132 shares of our common stock constituted "restricted securities" as defined in Rule 144 under the Securities Act of 1933. In addition, as of April 14, 2006, we had warrants outstanding for the purchase of an aggregate of 13,893,763 shares of our common stock, and stock options for 10,368,283 shares. 9,241,761 of the shares issuable upon exercise of the warrants have been registered pursuant to agreements between us and the selling stockholders, requiring us to register their shares for resale under the Securities Act. Registration of the shares permits the sale of the shares of common stock in the open market or in privately negotiated transactions without compliance with the requirements of Rule 144. To the extent the exercise price of the warrants is less than the market price of the common stock, the holders of the warrants are likely to exercise them and sell the underlying shares of common stock and to the extent that the exercise price of the warrants are adjusted pursuant to anti-dilution protection, the warrants could be exercisable or convertible for even more shares of common stock. Moreover, some of the remaining restricted shares as well as shares resulting from the exercise of the other warrants and options may, after certain holding periods, enter the market, and we may issue additional shares to raise funding or compensate employees, consultants and/or directors. We are unable to estimate the amount, timing or nature of future sales of outstanding common stock. Sales of substantial amounts of our common stock in the public market could cause the market price for our common stock to decrease. Furthermore, a decline in the price of our common stock would likely impede our ability to raise capital through the issuance of additional shares of common stock or other equity securities.

OUR SHARES ARE SUBJECT TO THE PENNY STOCK REFORM ACT.

      Our shares are subject to the Penny Stock Reform Act of 1990 which may potentially decrease your ability to easily transfer our shares. Broker-dealer practices in connection with transactions in "penny stocks" are regulated. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

      Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

ITEM 2: PROPERTIES

      The Company leases certain office space and equipment under operating leases.

      In October 2001, the Company signed a 5-year lease commencing in December 2002, for approximately 4,500 square feet of office space at a monthly rental of $9,116 through November, 2004 and $9,876 per month thereafter, plus an allocated portion of certain operating expenses. The Company presently occupies these facilities. The lease is personally guaranteed by the Company's Chief Executive Officer.

ITEM 3: LEGAL PROCEEDINGS

      None

ITEM 4: SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

      No matters were submitted to a vote of the security holders during the fourth quarter of this fiscal period. However, at our Special Meeting of Stockholders on February 3, 2006, stockholders approved the following:

Approval of an amendment of our Certificate of Incorporation to increase the authorized number of shares of common stock from 75,000,000 shares to 200,000,000 shares.

For: 28,033,056           Against: 2,581,660           Abstain: 3,926

Total shares voted: 30,618,546 out of 55,318,497 eligible to vote.

As a result, on February 6, 2006, we amended our Certificate of Incorporation to increase the authorized number of shares of common stock from 75,000,000 shares to 200,000,000 shares.

                                     PART II

ITEM 5: MARKET FOR REGISTRANT'S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND SMALL BUSINESS ISSUER PURCHASES OF EQUITY SECURITIES

(a)   Market Information

      The Company's common stock currently trades in the OTC market and is quoted on the Electronic Bulletin Board of the OTC market, under the symbol MBTG. The following table sets forth, for the calendar quarters indicated during the last two fiscal years and the first quarter of fiscal 2005, the high and low quotations of the Company's common stock. The quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not represent actual transactions. The market for the common stock has been sporadic and there have been long periods during which there were few, if any, transactions in the common stock and no reported quotations. Accordingly, reliance should not be placed on the quotes listed below, as the trades and depth of the market may be limited, and therefore, such quotes may not be a true indication of the current market value of the Company's common stock.

                                                   OTC-BB
                                            -------------------
                                            High/Bid    Low/Bid
                                            --------    -------
2004
         First Quarter ...............      $   0.85    $  0.51
         Second Quarter ..............          0.87       0.44
         Third Quarter ...............          0.58       0.17
         Fourth Quarter ..............          0.35       0.18

2005
         First Quarter ...............      $   0.52    $  0.25
         Second Quarter ..............          0.60       0.32
         Third Quarter ...............          0.49       0.27
         Fourth Quarter ..............          0.48       0.28

2006
         First Quarter ...............      $   0.51    $  0.27

(b)   Stockholders

      As of April 12, 2006, there were approximately 534 stockholders of record for the Company's Common Stock. The number of record holders does not include stockholders whose securities are held in street names the Company estimates over 1,000 holders in street names. In addition, there were approximately 10 holders of record of the Company's Series B Convertible Preferred Stock and 67 holders of record of the Company's Series C Preferred Stock.

(c)   Dividends

      The Company has not declared or paid, nor has it any present intention to pay, cash dividends on its common stock. No cash dividends may be declared or paid on the Company's Common Stock if, and as long as, the Series B Preferred Stock is outstanding or there are unpaid dividends on outstanding shares of Series C Preferred Stock. No dividends may be declared on the Series C Preferred Stock if, and as long as, the Series B Preferred Stock is outstanding. Accordingly, it is unlikely the Company will declare any cash dividends in the foreseeable future.

Recent Issues of  Unregistered Securities

      During the fourth quarter of 2005 the Company issued the following unregistered securities )*:

      (i) 3,940,668 shares of common stock and warrants for the purchase of 550,000 common shares, exercisable at prices ranging from $0.35 to $0.42 per share, to twenty accredited investors pursuant to a private placement subscriptions under Section 4(2), Rule 506 of Regulation D of the Securities Act, which resulted in the receipt by the Company of $1,027,250 in cash.

      (ii) 16,000 shares of common stock and warrants for the purchase of 425,000 common shares, exercisable at prices ranging from $0.25 to $0.38 per share to five creditors in lieu of interest, and as consideration for the extension of the due date of notes payable.

      (iii) 100,000 shares of common stock pursuant to the conversion of a $25,000 convertible promissory note.

      (iv) 700,000 shares of common stock to a consultant for services performed.

      (v) Options for 9,977,979 shares of common stock, with simultaneous cancellation of options for 1,795,008 shares, to six officers and employees pursuant to the terms of their employment agreements.

The foregoing issuances of securities were private transactions and exempt from registration under section 4(2) of the Securities Act and/or regulation D rule 506 promulgated under the Securities Act.

At December 31, 2005, stock certificates for an aggregate 3,655,717 shares issuable for investments as well as for conversion of promissory notes and for services rendered, had not yet been issued and the Company reclassified the related equity contributions as current liabilities at year-end.

Information about common stock that may be issued upon the exercise of options and warrants is contained in the Notes to Consolidated Financial Statements attached hereto.

Securities authorized for issuance under equity compensation plans

                              NUMBER OF SECURITIES TO   WEIGHTED-AVERAGE       NUMBER OF SECURITIES
                              BE ISSUED UPON EXERCISE   EXERCISE PRICE OF      REMAINING AVAILABLE FOR
PLAN CATEGORY                 OF OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,   WARRANTFUTURERISSUANCE UNDER
                              WARRANTS AND RIGHTS       WARRANTS AND RIGHTS    EQUITY COMPENSATION PLANS
-------------------------------------------------------------------------------------------------------------
Equity compensation
plans approved by
security holders                                    0                     --                              0
-------------------------------------------------------------------------------------------------------------
Equity compensation
plans not approved by
security holders                                    0                     --                        500,000
-------------------------------------------------------------------------------------------------------------
                   Total                            0                     --                        500,000

Information about common stock that may be issued upon the exercise of options and warrants is contained in the Notes to Consolidated Financial Statements attached hereto.

Purchases of Equity Securities

None.

ITEM 6: MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The selected financial information presented below under the captions "Balance Sheet" and "Statement of Operations" for the years ended December 31, 2005 and 2004 is derived from the financial statements of the Company and should be read in conjunction with the financial statements and notes thereto.

      The financial data are those of Millennium Biotechnologies Group, Inc. including the operations of Millennium Biotechnologies, Inc. All inter-company accounts and transactions have been eliminated in consolidation.

     SELECTED FINANCIAL DATA

     Balance Sheet                               December 31,
                                                      2005
                                                 ------------
         Total assets .........................  $  1,451,534
         Current liabilities ..................     5,312,216
         Long-term liabilities ................        20,000
         Working capital  .....................    (3,915,425)
         Shareholders' equity (deficit) ...      $ (3,880,682)


     Statement of Operations                     For the Year Ended December 31,
                                                 ------------------------------
                                                     2005            2004
                                                 ------------    -------------

         Total revenues .......................  $    797,987    $   1,083,458
         Operating income (loss) ..............    (5,668,342)      (4,886,365)
         Net (loss) ...........................    (6,949,472)      (5,398,574)

         Net loss per common share ............  $      (0.14)   $       (0.14)
         Number of shares used in computing
         per share data .......................    48,010,461       38,034,860

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2005 COMPARED TO THE YEAR ENDED DECEMBER 31, 2004:

      During the third quarter of 2005 the Company announced the development of its latest product Resurgex Select(TM) which was designed to address the nutritional needs of those undergoing cancer treatments. ThIS comprehensive, high protein, high calorie, whole foods based nutritional formula is designed to provide essential high quality nutrients in efforts as an alternative to the poor quality ingredient formulas presently on the market. The Company the commenced the marketing of Resurgex Select(TM) in the 4th quarter of 2005 in conjunctiON with its national sales launch into the oncology market with Cardinal Health's Shared Sales Force. The Cardinal Shares Sales Force is shared with other companies resulting in approximately 20% of their time dedicated to Millennium's sales efforts.

      The Company launched a new website as well during the third quarter of 2005. The site, which provides ordering and product information for patients and healthcare professionals on the Resurgex line of products, was designed by Blue Diesel, a leading interactive communications agency serving the healthcare industry. Blue Diesel is a subsidiary of inChord Communications Inc., one of the top ten largest healthcare marketing organizations in the world. The launch of the website was timed to coincide with the recent national launch of the Resurgex Select(TM) line of products that focus on the nutritional needs of the oncology patient undergoinG treatment.

During the fourth quarter of 2005 the Company was actively engaged in the training and implementation phase associated with a national sales, marketing and distribution campaign to expand the market share of the products the Company manufactures. The national launch began early in the fourth quarter of 2005 and provided for an additional 165 non-dedicated sales representatives; 14 District Managers and 3 Regional Mangers nationwide. The product was accepted into the oncology marketplace proven by the acceptance of over 1,000 taste and learning stations in cancer institutions across the United States.

      Total revenues generated from the sales of RESURGEX(R), RESURGEX PLUS(R), and RESURGEX SELECT(TM) for thE YEar ended December 31, 2005 were $797,987 a decrease of 26% from last year. The decrease in total revenues is attributable to the redirection of the Company's resources into the oncology market.

      Total revenues generated from the sales of RESURGEX(R), RESURGEX PLUS(R) and RESURGEX SELECT(TM) foR THe quarter ended December 31, 2005 were $163,118.48, a decrease of $148,193 or 48% from the fourth quarter 2004 which had total revenues of $311,311.

      At this stage in the Company's development, revenues are not yet sufficient to cover ongoing operating expenses.

      Gross profits for the year ended December 31, 2005 amounted to $209,646 for a 27% gross margin. Gross profits decreased $152,298 or 42% for the year ended December 31, 2004 compared to $361,944 for the year ended December 31, 2004. The decrease in gross profits in 2005 was attributable to the decrease in sales earned during the period which was due to the redirection of resources to the oncology market.

      After deducting research and development costs of $66,391 and selling, general and administrative expenses of $5,811,597, the Company realized an operating loss of $5,668,342. Included in selling, general and administrative expenses are $2,438,071 non-cash outlays in the form of restricted stock and warrants issued for professional fees, interest and compensation. As required by current SEC guidelines the Company recorded such transactions at the fair market price on the date of issuance. Non-operating expenses totaled $1,512,008 for the year ended December 31, 2005.

      The net result for the year ended December 31, 2005 was a loss of $6,949,472 or $0.14 per share, compared to a loss of $5,398,574 or $0.14 per share for the prior year. The years' 2004 and 2005 net results were significantly affected by the need for expenditures in connection with setting up the required marketing and sales operations resulting in increased operating expenses. Management does not consider this atypical for a company engaged in launching new products into new sectors. The Company will continue to invest in further expanding its operations and a comprehensive marketing campaign with the goal of accelerating the education of potential clients and promoting the name and products of the Company. Given the fact that most of the operating expenses are fixed or have quasi-fixed character management expects them to significantly decrease as a percentage of revenues as revenues increase.

LIQUIDITY AND CAPITAL RESOURCES

      The Company's business operations generally have been financed by new equity investments through private placements with accredited investors. During 2005, the Company obtained new equity capital that supplied the majority of the funds that were needed to finance operations during the reporting period. Such new investments resulted in the receipt by the Company of $2,319,142. In addition, the Company obtained $1,011,750 from borrowings, net of debt repayments, through issuance of promissory notes, some of which are convertible at the option of the holders into common shares at a rate of $0.25 per share (see Note 8 to Financial Statements"). While these funds sufficed to compensate for the negative cash flow from operations they were not sufficient to build up a liquidity reserve. As a result, the Company's financial position at the end of the year was severely constrained, with working capital showing a deficit of $3,840,425. During the fourth quarter of 2005 and in the first quarter of 2006 the Company obtained new loans totaling $495,000 to fund ongoing working capital requirements. We need to continue to raise funds to cover working capital requirements until we are able to raise revenues to a point of positive cash flow. See "Risk Factors: We require additional funding to maintain our operations and to further develop our business. Our inability to obtain additional financing would have an adverse effect on our business" in Item 1. Business above.

On April 5, 2006, as noted in the Company's Current Report on Form 8-K filed with the SEC on April 6, 2006, the Company announced that it has entered into a letter of intent with an investment fund which, if consummated, would result in the sale by Millennium's wholly owned subsidiary of all of the assets used in Millennium's nutraceutical business to a newly formed company in exchange for shares of common stock of the new company. The newly formed company would be initially capitalized by the issuance of $15 million in convertible preferred stock. The letter of intent, which has been filed as an exhibit to the Current Report on Form 8-K, is nonbinding and is subject to various conditions, including completion of due diligence by the investment fund and approval by Millennium's stockholders.

NEW ACCOUNTING PRONOUNCEMENTS

      In 2004, the FASB issued SFAS Statement No. 151, "Inventory Costs, an Amendment of ARB No. 43, Chapter 4". This Statement amends the guidance in ARB No. 43, Chapter 4 "Inventory Pricing" to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted materials (spoilage). His Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal". In addition, this Statement requires the allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement shall be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after the date this Statement is issued. The provisions of this Statement shall be applied prospectively. The adoption of this Statement is not expected to have a significant impact on the Company's results of operation or financial position.

      In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 154, Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3. SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in nondiscretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS No. 154 also requires that a change in depreciation, amortization or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle.

      SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. Management does not expect the implementation of this new standard to have a material impact on the Company's financial position, results of operations and cash flows.

      In December 2004, the FASB issued SFAS No.123 (revised 2004), "Share-Based Payment". Statement 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements.

      That cost will be measured based on the fair value of the equity or liability instruments issued. Statement 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Statement 123(R) replaces FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. Statement 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that Statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply Statement 123(R) as of the first interim or annual reporting period that begins after June 15, 2005.

      In March 2005, the SEC released Staff Accounting Bulletin No. 107, "Share-Based Payment" ("SAB 107"), which provides interpretive guidance related to the interaction between SFAS 123(R) and certain SEC rules and regulations. It also provides the SEC staff's views regarding valuation of share-based payment arrangements. In April 2005, the SEC amended the compliance dates for SFAS 123(R), to allow companies to implement the standard at the beginning of their next fiscal year, instead of the next reporting period beginning after June 15, 2005.

      On August 31, 2005, the FASB issued FASB Staff Position FSP FAS 123R-1, "Classification and Measurement of Freestanding Financial Instruments Originally Issued in Exchange for Employee Services under FASB Statement No. 123R." In this FSP, the FASB decided to defer the requirements in FASB Statement No. 123 (Revised 2004), Share-Based Payment, that make a freestanding financial instrument subject to the recognition and measurement requirements of other GAAP when the rights conveyed by the instrument are no longer dependent on the holder being an employee. The guidance in this FSP should be applied upon initial adoption of Statement 123R. The FSP includes transition guidance for those entities that have already adopted Statement 123R in their financial statements.

      The Company does not expect that the adoption of SFAS 123(R) and the implementation of this new standard to have a material impact on the Company's financial position, results of operations and cash flows.

DISCLOSURE ABOUT OFF-BALANCE SHEET ARRANGEMENTS

      We do not have any transactions, agreements or other contractual arrangements that constitute off-balance sheet arrangements.

"CRITICAL ACCOUNTING POLICIES

      Our Management's Discussion and Analysis of Financial Condition and Results of Operations section discusses our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources. These accounting policies are described at relevant sections in this discussion and analysis and in the notes to the consolidated financial statements included in this Annual Report."]

REVENUE RECOGNITION

      Revenue is recognized at the date of shipment to customers provided that the resulting receivable is deemed probable of collection.

ITEM 7:  FINANCIAL STATEMENTS

      The Company's Financial Statements and Notes to Financial Statements have been prepared in accordance with the requirements of Item 310(a) of Regulation S-B and are and are included at the end of this Annual Report on Form 10-KSB.

ITEM 8: CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

      As disclosed in our Current Report on Form 8-K filed with the Commission on April 1, 2005, on March 31, 2005 Rosenberg Rich Baker Berman & Company ("RRBB") resigned as our principal independent registered public accounting firm and we engaged Bagell, Josephs & Company, L.L.C. as our independent registered public accounting firm to audit our financial statements. There were no disagreements with RRBB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RRBB, would have caused RRBB to make reference to the matter in its reports.

      Aside from the foregoing, there have been no changes in or disagreements with the Registrant's independent auditors during the last two years.

ITEM 8A: CONTROLS AND PROCEDURES

a) Evaluation of Disclosure Controls and Procedures

The term "disclosure controls and procedures" is defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This term refers to the controls and procedures of a company that are designed to ensure that information required to be disclosed by a company in the reports that it files under the Exchange Act is recorded, processed, summarized, and reported within the required time periods. Our Chief Executive Officer and our Chief Financial Officer have evaluated the effectiveness of our disclosure controls and procedures as of the end of the period covered by this annual report. They have concluded that, as of that date, our disclosure controls and procedures were effective at ensuring that required information will be disclosed on a timely basis in our reports filed under the Exchange Act.

(b) Changes in Internal Control over Financial Reporting

No change in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) occurred during the period covered by this report that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

ITEM 8 B: OTHER INFORMATION

None.

                                    PART III

ITEM 9: DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Information about all directors and executive officers of the Company are as follows:

      Name                            Position                  Term(s) of Office
---------------------    ------------------------------------   ------------------
Jerry E. Swon, 56        President, Chief Executive Officer,    Jul.27, 2001 until present
                         Chairman of the Board of the Company

Frank Guarino, 31        Chief Financial Officer                Oct.15, 2001 until present

Michael G. Martin, 54    Company Director                       Oct.15, 2001 until present

David Sargoy, 46         Company Director                       Oct.15, 2001 until present

Carl Germano, 51         Executive Vice President, Research     May 15, 2001 until present
                         and Product Development

----------
      There are no other family relationships among the Company's officers and directors. All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Vacancies on the Board of Directors may be filled by the remaining directors until the next annual stockholders' meeting. Officers serve at the discretion of the Board.

      A summary of the business experience for each of our officers and directors is as follows:

Jerry E. Swon

      Mr. Swon, a founder of Millennium, has been Millennium's President and Chief Executive Officer since its formation, and the Company's President, Chief Executive Officer and Chairman of the Board since July 27, 2001. Prior to joining Millennium, and since 1992, Mr. Swon was the Chief Executive Officer of Royal Capital Inc., a New Jersey based company, which provided financial consulting and corporate structuring services to private and public companies. In 1998, Mr. Swon served as Chief Executive Officer and as a Director of Magnitude Information Systems Inc., a company engaged in the design and development of ergonomic software for office uses. Mr. Swon was also co-founder of the Tax Transfer Corporation of New Jersey in 1999. Mr. Swon received a B.A. degree from Hamline University in 1972.

Frank Guarino

      Mr. Guarino has been Millennium's Chief Financial Officer since October 15, 2001. Mr. Guarino was previously employed from December 1997 through February 2001 as the Controller for First National Funding Corporation of America, a mortgage banking firm with 55 branches nationwide producing over $350 million dollars in annual volume at the time of his departure. Mr. Guarino earned a BS degree in Accounting from St. Peter's College in 1997

Michael G. Martin

      Mr. Martin was appointed a Director of the Company on October 15, 2001. In 1991, Mr. Martin founded Magnitude, Inc. (then known as Proformix, Inc.), a company engaged in the design and development of ergonomic software for office uses. Mr. Martin served as the Chairman and President of Magnitude, Inc. and its parent, Magnitude Information Systems Inc. from 1991 until 1999. Since June 2000, Mr. Martin has served as the director of business development for the Behrle Group, a regional interior office design company. Mr. Martin received a B.A. degree from Bloomsburg State College in 1972.

David Sargoy

      Mr. Sargoy was appointed a Director of the Company on October 15, 2001. From January 1997 to the present, Mr. Sargoy has been a Director of the commercial real estate division of Brown Harris Stevens. Prior to 1997, Mr. Sargoy was a partner in Willrock L.I. Inc., a commercial real estate company. Mr. Sargoy received a Bachelor of Science degree from Ithaca College in 1979 and an M.B.A. from Washington University in 1981.

Carl Germano

      Mr. Germano serves as Millennium's Executive Vice President of New Product Development & Research. He is a registered, certified and licensed nutritionist. Mr. Germano holds a master's degree in clinical nutrition from New York University and has over 22 years experience using innovative, complementary nutritional therapies in private practice. For the last 15 years he has dedicated his efforts to research and product development for the nutritional supplements industry, where he has been instrumental in bringing cutting-edge nutritional substances and formulations to the health/dietary supplement industry. From April 1999 to July 2001, Mr. Germano was Senior Vice President of Research and Product Development for Nutratech, Inc., a nutraceutical raw materials supplier. From 1992 to 1999, he was Vice President of Product Development and Research for Solgar Vitamin and Herb, a division of American Home Products Corporation.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      To our knowledge, based solely on a review of such materials as are required by the Securities and Exchange Commission, no officer, director or beneficial holder of more than ten percent of our issued and outstanding shares of common stock failed to file in a timely manner with the Securities and Exchange Commission any form or report required to be so filed pursuant to
Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended December 31, 2005 except for Messrs. Jerry E. Swon, David Sargoy, Michael Martin, Bruce Deichl, Frank Guarino who are currently late in filing forms 4 pertaining to certain security acquisitions from the Company in 2005.

Audit Committee and Audit Committee Expert

      Audit Committee. We have an audit committee consisting of 2 members. Our securities are not listed on a national securities exchange. Accordingly, all members of the audit committee are not required to be independent. We do not have a financial expert as defined in Securities and Exchange Commission rules on the committee in the true sense of the description. However, Mr. Martin is a businessman and has 20 years of experience working with budgets, analyzing financials and dealing with financial institutions.

Corporate Governance And Code Of Ethics

      The Company has always been committed to good corporate governance. In furtherance of this commitment, in February 2003 the Board of Directors appointed an Audit Committee whose duties specifically include responsibility and oversight of corporate governance matters and adherence to the Company's Code of Ethics.

      A copy of the Corporate Code of Ethics and Conduct was set forth as an exhibit to Form 10-KSB for the fiscal year ended December 31, 2002, and is included herein by reference. A copy may be obtained free of charge by submitting a request in writing to the Company at the address shown on the first page of this report.

ITEM 10: EXECUTIVE COMPENSATION

      The following table sets forth the cash compensation and executive capacities for the fiscal years ended December 31, 2005, December 31, 2004, and December 31, 2003, for the chief executive officer and for each executive officer whose aggregate cash remuneration exceeded $100,000:

---------------------------------------------------------------------------------------------------------------------------------
                                                                       Other                          Securities        All
                                                                       Annual          Restricted     Underlying       Other
         Name and                     Salary ($)    Directors     Compensation($)        Stock       Options ($)    Compens.($)
    Principal Position        Year       (1)         Fee ($)            (2)            Awards ($)        (3)            (6)
---------------------------------------------------------------------------------------------------------------------------------
Jerry E. Swon (4)            2005         300,000        25,000              18,000              --            --
Chief Executive Officer,     2004         310,577        25,000              18,000          43,125            --
President                    2003         274,293            --              18,000         122,885            --
---------------------------------------------------------------------------------------------------------------------------------
Carl Germano (5)             2005         200,000            --                  --              --            --             --
Exec. Vice President         2004         192,697            --               6,300              --            --             --
                             2003         127,576            --               2,700              --            --             --
---------------------------------------------------------------------------------------------------------------------------------

----------
(1) The value of other non-cash compensation, except for the items listed under (2), (3), (4) and (5), that was extended to or paid for individuals named above did not exceed 10% of the aggregate cash compensation paid to such individual, or to all executive officers as a group.
(2)   Consists of automobile expenses allowances.
(3) The Company did not expense options and warrants granted to the named executives in the years 2002 to 2004. Beginning with the year 2005 the Company recognized expenses for options and warrants granted to employees on the basis of fair value calculated using the Black-Scholes formula (see below).
(4) The "Salary" figure for 2004 include $8,955 which was paid by the Company for certain expenses incurred by Mr. Swon. Mr. Swon also received as remuneration for his services as a director of the Company in 2005 a payment of $25,000 and in 2004 a payment of $25,000, listed in the "Directors Fee" column, as well as 62,500 restricted common shares in 2004 which are listed in the "Restricted Stock Awards" column. The "Salary" figure for 2003 includes $127,947 paid in form of 492,104 restricted common shares. In 2005, Mr. Swon also received stock options for an aggregate 5,000,000 shares, exercisable at $0.50 per share which vest over time subject to the attainment by the Company of certain revenue goals. If fully vested such options, priced in accordance with the Black-Scholes formula, would be expensed at a total of $1,105,000.
(5) In 2005, Mr. Germano received options for a total of 1,708,979 shares, exercisable at prices between $0.01 and $0.25 per share. Such options are being expensed at a total of $576,897 in accordance with valuations pursuant to the Black-Scholes formula. Simultaneously with the grant of these options, previously issued options for 1,127,076 shares, exercisable at $0.37 per share, were cancelled. In 2004, Mr. Germano received warrants to purchase 150,000 common shares of the Company, exercisable at $0.25 per share, and pursuant to the terms of his employment agreement options to purchase 281,769 common shares, exercisable at $0.37 per share, and pursuant to an amendment of his employment agreement further 202,854 options, exercisable at $0.37 per share. In 2003, Mr. Germano received pursuant to the terms of his employment agreement, options to purchase 180,342 common shares, exercisable at $0.37 per share. Not included in the figures for 2003 are $72,424 deferred salary and $8,100 accrued unpaid automobile expense allowance.

STOCK OPTIONS /STOCK PURCHASE WARRANTS:

      The following table sets forth options and stock purchase warrants granted during 2005, to executive officers, certain other employees with highest remuneration, directors, and beneficial owners of more than 10 percent of any class of equity securities of the Company:

--------------------------------------------------------------------------------
                         Number of Common %      of Total Options/Warrants
                         Shares Underlying       Granted to Employees

                           Options and           and Directors              Exercise         Expiration
Name                       Warrants Granted      in FY 2005                 Price ($/Sh.)    Date
-------------------------------------------------------------------------------------------------------
Jerry E. Swon              5,000,000)*           50                         $0.50            11/11/10
Frank Guarino                600,000)**           6                         $0.01            11/11/08
Frank Guarino                334,000              3                         $0.37            11/11/10
Carl Germano               1,408,979             14                         $0.01            12/31/10
Carl Germano                 300,000              3                         $0.25            12/31/10

----------
)* vesting of these options subject to the attainment of certain revenue goals. )** in addition to 100,000 restricted common shares granted outright.

      There were no exercises of stock options or warrants during 2005 by executive officers, other employees with highest remuneration, directors or beneficial owners of more than 10 percent of any class of equity securities of the Company:

COMPENSATION OF OUR DIRECTORS

      During 2005, each of three directors was awarded a bonus of $25,000 for a total $75,000, of which $25,000 was paid in cash. The remainder, together with $50,000 bonus accrued from 2004, was paid in form of 466,532 restricted common shares.

EMPLOYMENT AGREEMENTS

      Certain employees have received employment agreements the details of which are outlined in the section "Employment Agreements" in the Notes to the Financial Statements attached as an exhibit to this report.


ITEM 11: SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

      The following table sets forth, as of March 31, 2006, the record and beneficial ownership of common stock of the Company by each executive officer and director, all executive officers and directors as a group, and each person known to the Company to own beneficially, or of record, five percent or more of the outstanding shares of the Company:

Title             Name and Address of                     Amount and Nature of        Percent
of Class          Beneficial Owner                        Beneficial Ownership (1)    of Class
---------         ----------------                        ------------------------    --------
Common            Jerry E. Swon                             1,870,390 (2)             3.3 %
Stock             Frank Guarino                               914,000 (3)             1.5 %
                  Carl Germano                              2,092,313 (4)             3.3 %
                  Michael G. Martin                           479,099 (5)             **
                  David Sargoy                                491,099 (6)             **
                  Jane Swon                                 3,295,177 (7)             5.2 %
                  P. Elayne Wishart                         4,573,289 (8)             7.2 %
                  Louis C. Rose                             3,422,430 (9)             5.5 %
                  All Directors and Executive Officers      5,846,901                 10.1 %
                  as a Group (5 persons)

Address of all persons above:  c/o the Company.

----------
(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock which such person has the right to acquire within 60 days of March 31, 2006. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within such date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnote to this table and pursuant to applicable community property laws, the Company believes based on information supplied by such persons, that the persons named in this table have sole voting and investment power with respect to all shares of common stock which they beneficially own.
(2) Includes 183,333 shares issuable upon exercise of options and warrants. These options and warrants have a cashless exercise provision and include certain piggyback registration rights. Does not include any securities owned by Jane Swon, Mr. Swon's spouse, as to which securities Mr. Swon disclaims beneficial ownership.
(3) Includes 764,000 shares issuable upon exercise of warrants. (4) Mr. Germano holds options to purchase 1,708,979 shares of the Company's common stock. Also included are shares issuable upon exercise of warrants to purchase 241,667 shares of Company common stock. All of these options and warrants have a cash-less exercise provision.
(5) Includes 183,333 shares issuable upon exercise of warrants. These warrants have a cash-less exercise provision and include certain piggyback registration rights.
(6) Includes 183,333 shares issuable upon exercise of warrants. These warrants have a cash-less exercise provision and include certain piggyback registration rights.
(7) Includes warrants to purchase 1,068,692 shares of the Company's common stock. Jerry E. Swon, Ms. Swon's husband, disclaims beneficial ownership of all Company securities owned by Ms. Swon.
(8) Includes warrants to purchase 1,068,692 shares of the Company's common stock. Does not include securities of the Company owned by Bruce Deichl, Ms. Wishart's husband, as to which securities Mrs. Wishart disclaims beneficial ownership.
(9)   Includes warrants to purchase 75,000 shares of the Company's common stock.

----------
**    Less than 1%

ITEM 12: CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On January 11, 2001 Millennium entered into an Investment and Assignment Agreement with David Miller, a founding shareholder of the Company. Pursuant to the agreement, Mr. Miller assigned to Millennium all of his rights, title and interest to all formulations, material and technologies made, invented or developed by him which relate in any way to nutraceutical supplements and also granted Millennium the exclusive right to patent and trademark any such inventions. In consideration of the assignment, Millennium issued 2,671,729 shares of its common stock to Mr. Miller and granted to him a perpetual royalty equal to 3.33% of the gross sales of RESURGEX(R) AND RESURGEX PLUS(R) and 3.3% of the gross profit from the sale of any additional products of Millennium. During the first quarter of 2005 Mr. Miller and Jane Swon entered into an agreement whereby among others Miller transferred $93,650 in accrued royalties and a promissory note for $50,000 to Jane Swon. In accordance with instructions by Jane Swon, the Company subsequently settled this note with payment of the principal to the Company's chief executive officer.

      On January 11, 2001 Millennium entered into Royalty and Investment Agreements with Jane Swon (spouse of Jerry E. Swon) and P. Elayne Wishart (spouse of former Chief Operating Officer and Director Bruce Deichl). Pursuant to such agreements, Ms. Swon and Ms. Wishart were each issued 4,007,594 shares of Millennium common stock for consideration of $25,000 each. In addition, Ms. Swon and Ms. Wishart each paid Millennium $25,000 for a perpetual royalty pursuant to which they are each entitled to 3.3% of the gross sales of RESURGEX(R) and RESURGEX PLUS(R) and 3.3% of the gross profit from the sale of any additional products. The $50,000 consideration is being amortized over 10 years to additional paid-in-capital.

ITEM 13: EXHIBITS

Exhibit   Description
-------   ----------------------------------------------------------------------

3.1       Certificate of Incorporation and Bylaws of the Company.(1)

3.2       Certificate of Incorporation and Bylaws of Millennium.*

4.1       Certificate of Designations filed July 26, 2001*

10.1 Agreement and Plan of Reorganization between the Company, Millennium and the Stockholders of Millennium dated July 26, 2001.(2)

10.2      License Agreement with Isocell SA.(3)

10.3 Royalty and Investment Agreement between Millennium and P. Elayne Wishart dated January 11, 2001.*

10.4 Royalty and Investment Agreement between Millennium and Jane Swon dated January 11, 2001.*

10.5 Royalty and Investment Agreement between Millennium and David Miller dated January 11, 2001.*

10.6 Employment Agreement between Millennium and Jerry E. Swon dated April 1, 2001.*

10.7 Employment Agreement between Millennium and Bruce Deichl dated April 1, 2001.*

10.8 Letter of Intent, among Millennium Biotechnologies Group, Inc., Millennium Biotechnologies Inc., Aisling Capital II, LP, dated April 5, 2006 (5)

21 Subsidiaries of the Company: (i) Millennium Biotechnologies, Inc. is a corporation formed under the laws of the State of Delaware and is the name under which it conducts business.

14        Corporate Code of Ethics and Business Conduct (4)

23.1 Consent of Bagell, Josephs & Company, L.L.C., Independent Registered Public Accounting Firm.

31.1      Certification of Jerry E. Swon, Chief Executive Officer, pursuant to
          Section 302 of the Sarbanes-Oxley Act of 2002.

31.2      Certification of Frank Guarino, Chief Financial Officer, pursuant to
          Section 302 of the Sarbanes-Oxley Act of 2002.

32.1 Certification of Jerry E. Swon, Chief Executive Officer, pursuant to Sections 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350.

32.2 Certification of Frank Guarino, Chief Financial Officer pursuant to Sections 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350.

----------
* Previously filed as an exhibit to the Company's Annual Report on Form 10-KSB for the fiscal year ended July 31, 2001.
(1) Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1981, and incorporated herein by reference.
(2) Previously filed as an exhibit to the Company's report on Form 8-K filed on August 10, 2001, and incorporated herein by reference.
(3) Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Securities and Commission pursuant to the Company's Application requesting Confidential Treatment under Rule 406 of the Securities Act of 1933.
(4) Previously filed as an exhibit to the Company's Annual report on Form 10-KSB for the fiscal year ended December 31, 2002.
(5) Previously filed as an exhibit to the Company's report on Form 8-K filed on April 5, 2006, and incorporated herein by reference.

ITEM 14: PRINCIPAL ACCOUNTANT FEES AND SERVICES

AUDIT FEES

      Rosenberg Rich Baker Berman & Company ("Rosenberg") billed us in the aggregate amount of $61,684 for professional services rendered for their reviews of the financial statements included in our Forms 10-QSB for the year ended December 31, 2004. Bagell, Josephs, & Company L.L.C. ("Bagell") billed us $26,000 for professional services rendered from their audits and reviews of our annual financial statements for the year ended December 31, 2005 included in this Form 10-KSB and $15,000 for audit services pertaining to the year 2004.

AUDIT-RELATED FEES

      Rosenberg and Bagell did not bill us for, nor perform professional services rendered for assurance and related services that were reasonably related to the performance of audit or review of the Company's financial statements for the fiscal years ended December 31, 2005 and December 31, 2004.

TAX FEES

      Rosenberg billed us in the aggregate amount of $3,433 for professional services rendered for tax related services for the fiscal year ended December 31, 2004. Bagell billed us in the aggregate amount of $0.00 for professional services rendered for tax related services for the fiscal year ended December 31, 2005.

ALL OTHER FEES

      The aggregate fees billed by Rosenberg for services rendered to the Company during the last two fiscal years, other than as reported above, were $0 and $0, respectively. The aggregate fees billed by Bagell for services rendered to the Company during the last two fiscal years, other than as reported above, were $0 and $0, respectively.

                                   SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act, the Registrant has caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

         MILLENNIUM BIOTECHNOLOGIES GROUP, INC.


         By: /s/ Jerry E. Swon                         Date:    April 17, 2006
             -------------------------------------
             Jerry E. Swon
             President and Chief Executive Officer
             (Principal Executive Officer),
             Chairman of the Board


         By: /s/ Frank Guarino                         Date:    April 17, 2006
             -------------------------------------
             Frank Guarino
             Chief Financial Officer
             (Principal Financial Officer)

In accordance with the requirements of the Securities Exchange Act, this Report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

         Name                                                      Date


         /s/ Jerry E. Swon                                     April 17, 2006
         ------------------------------
         Jerry E. Swon, Director


         /s/ Michael G. Martin                                 April 17, 2006
         ------------------------------
         Michael G. Martin, Director


         /s/ David Sargoy                                      April 17, 2006
         ------------------------------
         David Sargoy, Director

                     MILLENNIUM BIOTECHNOLOGIES GROUP, INC.
                                 AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2005 AND 2004

              MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                 INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS


                                                                            Page

Reports of Independent Registered Public Accounting Firm..................     1

Financial Statements
     Consolidated Balance Sheet...........................................     2
     Consolidated Statements of Operations................................     3
     Consolidated Statement of Stockholders' Equity (Deficit).............   4-5
     Consolidated Statements of Cash Flows................................   6-7
     Notes to the Consolidated Financial Statements.......................  8-28

                         BAGELL, JOSEPHS & COMPANY, LLC
                200 HADDONFIELD BERLIN ROAD, GIBBSBORO, NJ 08026
                       TEL: 856.346.2628 FAX: 856.346.2882

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders'
Millennium Biotechnologies Group, Inc.
Basking Ridge, NJ 07920

We have audited the accompanying consolidated balance sheets of Millennium Biotechnologies Group, Inc. and Subsidiary as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards established by the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Millennium Biotechnologies Group, Inc. and Subsidiary as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements for December 31, 2005 and 2004 have been prepared assuming the Company will continue as a going concern. As discussed in Note 8 to the consolidated financial statements, the Company has sustained operating loses and accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management's operating and financing plans in regard to these matters are also discussed in Note 8. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.


BAGELL, JOSEPHS & COMPANY, LLC
                         BAGELL, JOSEPHS & COMPANY, LLC
Gibbsboro, New Jersey
April 12, 2006

                     MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                                   CONSOLIDATED BALANCE SHEET
                                       DECEMBER 31, 2005

Assets
     Current Assets:
       Cash                                                                        $     54,105
       Accounts receivable, net of allowance for doubtful accounts of $20,000           195,689
       Inventories                                                                      962,782
       Prepaid expenses                                                                  76,384
       Miscellaneous receivables                                                        107,831
                                                                                   ------------
             Total Current Assets                                                     1,396,791

Property and equipment, net of accumulated depreciation of $102,912                      27,417
Patents, net of accumulated amortization of $2,543                                        8,974
Deposits                                                                                 18,352
                                                                                   ------------
         Total Assets                                                                 1,451,534
                                                                                   ============
Liabilities and Stockholders' Equity (Deficit)
     Current Liabilities:
       Accounts payable and accrued expenses                                          2,732,428
       Liability for stock issuances                                                    660,851
       Current maturities of long-term debt                                              83,750
       Short-term debt                                                                1,835,187
                                                                                   ------------
         Total Current Liabilities                                                    5,312,216
      Accrued royalties, long-term portion                                               20,000
                                                                                   ------------
         Total Liabilities                                                            5,332,216

Stockholders' Equity (Deficit)
     Preferred stock, par value $1,810,360 shares authorized, none issued and outstanding:
     Convertible Series B, 65,141 shares issued and outstanding;                        130,282
       at redemption value
     Cumulative Series C, non-voting 64,763 shares issued and outstanding                64,763
     Convertible Series D, voting, 0 shares issued and outstanding                           --
     Common stock, par value $0.001; authorized 200,000,000 shares; issued               52,961
       and outstanding 52,961,114 shares
     Additional paid-in capital                                                      18,987,939
     Deferred compensation                                                             (282,235)
     Accumulated Deficit                                                            (22,834,392)
                                                                                   ------------
       Total Stockholders' Equity (Deficit)                                          (3,880,682)
                                                                                   ------------
         Total Liabilities and Stockholders' Equity (Deficit)                      $  1,451,534
                                                                                   ============

The accompanying notes are an integral part of the consolidated financial statements.

               MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF OPERATIONS
                   FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                       ----------------------------
                                                            2005            2004
                                                       ------------    ------------
Net Sales                                              $    797,987    $  1,083,458
Cost of Sales                                               588,341         721,514
                                                       ------------    ------------
Gross Profit                                                209,646         361,944
Research and development costs                               66,391          65,272
Selling, general and administrative expenses              5,811,597       5,183,037
                                                       ------------    ------------

Loss from operations                                     (5,668,342)     (4,886,365)
                                                       ------------    ------------
Other expense
       Loss on disposal of assets                          (259,862)           (314)
       Miscellaneous non-operating expenses                (176,019)             --
     Interest and financing expense                        (665,687)       (722,523)
       Beneficial conversion feature                       (410,440)             --
                                                       ------------    ------------

Net loss before taxes                                    (7,180,350)     (5,609,202)
Benefit from income taxes                                   230,878         210,628
                                                       ------------    ------------

Net Loss                                                 (6,949,472)     (5,398,574)
                                                       ============    ============
Net Loss Per Common  Share                             $      (0.14)   $      (0.14)
                                                       ============    ============

Weighted average number of common shares outstanding     48,010,461      38,034,860
                                                       ============    ============

The accompanying notes are an integral part of the consolidated financial statements.

                                     MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                                   CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                                        FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


                                    Preferred Stock                       Common Stock
             --------------------------------------------------------- ------------------
             Convert- Convert-                       Convert- Convert-
               ible     ible   Cumulative Cumulative   ible    ible                       Additional
             Series B Series B  Series C   Series C  Series D Series D                      Paid in   Accumulated
              Shares   Amount    Shares     Amount    Shares   Amount    Shares    Amount   Capital     Deficit       Total
             -------- -------- ---------- ---------- -------- -------- ---------- ------- ----------- ------------  ----------
Balance,
 January 1,
 2004          65,141 $130,282     64,763 $   64,763       -- $     -- 30,286,819 $30,286  $9,325,358 $(10,486,345) $ (935,656)

Issuance
 of
 common                                                                 7,458,034   7,458   2,518,177                2,525,635
 stock -
 private
 placements
Issuance
 of
 common                                                                 1,401,981   1,402     282,571                  283,973
 stock
 pursuant
 to
 exercise
 of
 warrants
Issuance
 of
 common                                                                   387,559     388     260,531                  260,919
 stock
 for
 compensation
Issuance
 of
 common                                                                   699,999     700     242,300                  243,000
 stock
 pursuant
 to
 note
 conversion
Issuance
 of
 common                                                                   444,442     445     252,418                  252,863
 stock
 for
 interest
 and loan
 origination
 fees
Issuance
 of
 common                                                                 2,045,065   2,045   1,346,218                1,348,263
 stock
 for
 services
Repurchase
 and                                                                     (100,000)   (100)    (29,900)                 (30,000)
 cancellation
 of
 common
 shares
Issuance
 of stock                                                                                     437,112                  437,112
 warrants
 for
 services
Issuance
 of stock                                                                                       8,460                    8,460
 warrants
 for
 interest
Amortization
 of                                                                                             5,000                    5,000
 equity
 investment
 versus
 deferred
 royalties
Net (loss)                                                                                              (5,398,575) (5,398,575)
             -------- -------- ---------- ---------- -------- -------- ---------- ------- ----------- ------------  ----------
Balance,
 December      65,141 $130,282     64,763 $   64,763       -- $     -- 42,623,899 $42,624 $14,648,245 $(15,884,920) $ (999,006)
 31, 2004
             ======== ======== ========== ========== ======== ======== ========== ======= =========== ============  ==========

The accompanying notes are an integral part of the consolidated financial statements.

                                      MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                                     CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                                          FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


                              Preferred Stock                   Common Stock
             ----------------------------------------------- ------------------
             Conver- Conver- Cumul- Cumul- Conver- Conver- tible tible ative ative tible tible
             Series  Series   Series  Series Series  Series                     Deferred   Additional
                 B      B        C      C      D        D                        Compen-     Paid in    Accumulated
              Shares Amount   Shares  Amount Shares  Amount    Shares   Amount   sation      Capital       Deficit      Total
             ------- -------- ------ ------- ------- ------- ---------- ------- ---------  -----------  ------------  -----------
Balance,
 January 1,
 2005         65,141 $130,282 64,763 $64,763      -- $    -- 42,623,899 $42,624 $      --  $14,648,245 $(15,884,920)  $  (999,006)

Issuance
 of
 common
 stock -
 private
 placements                                                   4,321,702   4,322              1,118,098                  1,122,420
Issuance
 of
 common
 stock
 pursuant
 to
 exercise
 of
 warrants                                                     2,418,689   2,419                619,913                    622,332
Issuance
 of
 common
 stock
 for
 compensation                                                   466,532     466                 99,534                   100,000
Issuance
 of
 common
 stock
 pursuant
 to
 note
 conversion                                                     913,334     913                244,087                    245,000
Issuance
 of
 common
 stock
 for
 interest
 and loan
 origination
 fees                                                           466,952     467                206,666                    207,133
Issuance
 of
 common
 stock
 for
 services                                                     1,750,000   1,750                641,950                    643,700
Finder's
 fee paid                                                                                      (86,460)                   (86,460)
Emloyee
 stock
 options                                                                                       972,532                    972,532
Change in
 deferred
 compensation                                                                    (282,235)                               (282,235)
Issuance
 of stock
 warrants
 for note
 due date
 extensions                                                                                    107,934                    107,934
Beneficial
 conversion
                                    rights of
 convertible
 notes                                                                                         410,440                    410,440
Amortization
 of equity
 investment
 versus
 deferred
 royalties                                                                                       5,000                      5,000
Net (loss)                                                                                                (6,949,472)  (6,874,472)
             ------- -------- ------ ------- ------- ------- ---------- ------- ---------  -----------  ------------  -----------
Balance,
 December 31, 65,141 $130,282 64,763 $64,763      -- $    -- 52,961,114 $52,961 $(282,235) $18,987,939  $(22,834,392) $(3,880,682)
 2005
             ======= ======== ====== ======= ======= ======= ========== ======= =========  ===========  ============  ===========

The accompanying notes are an integral part of the consolidated financial statements.

                            MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
                                                                                   --------------------------
                                                                                      2005           2004
                                                                                   -----------    -----------
Cash Flows from Operating Activities:
     Net loss                                                                      $(6,949,472)   $(5,398,574)
     Adjustments to reconcile net (loss) to net cash provided (used)
        by Operating Activities:
       Depreciation and amortization                                                    26,794         28,993
       Stock issued for services                                                       606,200      1,785,375
       Stock issued for compensation                                                   100,000        260,919
       Convertible feature of notes                                                  1,490,905             --
       Amortization of deferred compensation                                          (282,235)            --
       Stock issued for interest                                                       207,133        261,322
       Amortization of note discount                                                     7,039        184,347
         Write-off of pending patent                                                        --         10,455
         Change in inventory reserve                                                        --        (15,953)
       Disposition of assets                                                                --            314
     Changes in assets and liabilities
       Decrease (Increase) in inventory                                               (673,236)        26,324
       Decrease (Increase) in accounts receivable                                      (96,792)         8,556
       Decrease in prepaid expenses                                                    448,096        592,624
       Decrease in deposits                                                                 --             --
       Increase in miscellaneous receivables                                           (42,700)       (48,541)
       Liability for stock to be issued                                                660,851             --
       Increase (Decrease) in accounts payable and accrued expenses                  1,858,394       (406,028)
                                                                                   -----------    -----------
           Net Cash (Used) by Operating Activities                                  (2,639,023)    (2,709,867)
                                                                                   -----------    -----------
     Cash Flows from Investing Activities:
       Decrease in due from related party                                                   --             --
       Repayments of notes payable - related party                                          --       (123,060)
       Purchases of property and equipment                                                  --        (14,328)
                                                                                   -----------    -----------
           Net Cash (Used) Provided by Investing Activities                                 --       (137,388)
                                                                                   -----------    -----------
     Cash Flows from Financing Activities:
       Proceeds from borrowings                                                      2,112,000      1,135,000
       Repayment of loans and notes                                                 (1,100,250)      (950,000)
       Increase (Decrease) in due to officers                                               --       (122,594)
       Repurchase and cancellation of stock                                                 --        (30,000)
       Proceeds from issuance of common and preferred stock                          1,658,291      2,809,609
                                                                                   -----------    -----------
           Net Cash Provided by Financing Activities                                 2,670,041      2,842,015
                                                                                   -----------    -----------
     Net (Decrease) in Cash                                                             31,018         (5,240)
     Cash - beginning of year                                                           23,087         28,327
                                                                                   -----------    -----------
     Cash - end of year                                                            $    54,105    $    23,087
                                                                                   ===========    ===========

Supplemental information:
     Cash paid during the year for:
       Interest                                                                    $   166,870    $   106,893
                                                                                   ===========    ===========
       Income taxes                                                                $        --    $        62
                                                                                   ===========    ===========

The accompanying notes are an integral part of the consolidated financial statements.

                            MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

Schedule of non-cash investing and financing activities:                               2005           2004
                                                                                   -----------    -----------
In connection with consideration for services, 1,750,000 common
       shares were issued                                                          $   643,700
                                                                                   ===========
In connection with consideration for compensation, 466,532 common
       shares were issued                                                          $   100,000
                                                                                   ===========
In connection with consideration for interest and loan origination fees,
       466,952 common shares were issued                                           $   207,133
                                                                                   ===========
In connection with conversion of convertible notes, 913,334 common
       shares were issued                                                          $   245,000
                                                                                   ===========
     In connection with consideration for services, 2,045,065 common
       shares were issued                                                                         $ 1,348,263
                                                                                                  ===========
     In connection with consideration for compensation, 387,559 common
       shares were issued                                                                         $   260,919
                                                                                                  ===========
     In connection with consideration for interest and loan origination fees,
       444,442 common shares were issued                                                          $   252,863
                                                                                                  ===========
     In connection with conversion of convertible notes, 699,999 common
       shares were issued                                                                         $   243,000
                                                                                                  ===========
       In connection with consideration for services, 758,238 common
       stock purchase warrants were issued                                                        $   437,112
                                                                                                  ===========
     In connection with consideration for interest,
        the exercise price on 300,000 warrants was changed                                        $     8,460
                                                                                                  ===========

The accompanying notes are an integral part of the consolidated financial statements.

              MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Organization
      Millennium   Biotechnologies  Group,  Inc.  (the  Company  or  "Millennium
      Group"), formerly Regent Group, Inc., is a holding company for its subsidiary Millennium Biotechnologies, Inc. ("Millennium").

      Millennium was incorporated in the State of Delaware on November 9, 2000 and is located in New Jersey. Millennium is a research based bio-nutraceutical corporation involved in the field of nutritional science. Millennium's principal source of revenue is from sales of its nutraceutical supplements, RESURGEX(TM) and RESURGEX PLUS(TM) which serve as a nutritional support for immuno-compromised individuals undergoing medical treatment for chronic debilitating diseases.

      The Company acquired Millennium on July 27, 2001, when it completed a merger with Millennium. In the merger, new Convertible Preferred Series D stock was issued in exchange for all the outstanding stock of Millennium. Such preferred shares were convertible into approximately 96% of the outstanding common stock of the Company at the time of issuance. Under the terms of the Agreement and Plan of Reorganization, a new wholly-owned Millennium Group subsidiary merged into Millennium. For accounting purposes, the merger has been treated as an acquisition of Millennium Group by Millennium, and a re-capitalization of Millennium. The financial statements are those of the Company and its wholly-owned subsidiary Millennium on a consolidated basis.

    Principles of Consolidation
      The Company's operations presently consist almost exclusively of the operations of Millennium. The consolidated financial statements include the accounts of the Company and its subsidiary from the acquisition date and/or through their respective disposition dates. All significant inter-company transactions and balances have been eliminated.

    Use of Estimates
      The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Property and Equipment
      Property and equipment are stated at cost less accumulated depreciation. Depreciation, which includes amortization of assets under capital leases, is calculated using the straight-line method over the estimated useful lives of the assets: 3-8 years for machinery and equipment, leasehold improvements are amortized over the shorter of the estimated useful lives of the underlying lease term. Repairs and maintenance expenditures which do not extend the useful lives of related assets are expensed as incurred. For Federal income tax purposes, depreciation is computed under accelerated methods over the assets class life.

    Patents
      Patents are capitalized and amortized over 240 months. Amortization expense was $576 and $576 for 2005 and 2004, respectively.

              MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued
    Evaluation of Long-Lived Assets
      Long-lived assets are assessed for recoverability on an ongoing basis. In evaluating the fair value and future benefits of long-lived assets, their carrying value would be reduced by the excess, if any, of the long-lived asset over management's estimate of the anticipated undiscounted future net cash flows of the related long-lived asset.

    Revenue Recognition
      Revenue is recognized at the date of shipment to customers provided that the resulting receivable is deemed probable of collection.

    Advertising costs
      Advertising costs are charged to operations when incurred. Advertising expense was $65,421 and $73,066 for the years ended December 31, 2005 and 2004, respectively.

    Shipping and Handling Costs
      Shipping and handling costs are included in cost of sales. Shipping and handling costs were $55,278 and $25,832 for the years ended December 31, 2005 and 2004, respectively.

    Stock-Based Compensation
      The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation". The standard encourages, but does not require, companies to recognize compensation expense for grants of stock, stock option and other equity instruments to employees based on fair value. For non-employees, the fair market value of the Company's stock on the date of stock issuance or option grant is used.

    Income Taxes
      The Company provides for income taxes based on enacted tax law and statutory tax rates at which items of income and expenses are expected to be settled in the Company's income tax return. Certain items of revenue and expense are reported for Federal income tax purposes in different periods than for financial reporting purposes, thereby resulting in deferred income taxes. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company has incurred net operating losses for financial-reporting and tax-reporting purposes. Accordingly, for Federal and state income tax purposes, the benefit for income taxes has been offset entirely by a valuation allowance against the related federal and state deferred tax asset for the year ended December 31, 2005.

    Loss Per Common Share
      Basic and diluted loss per common share are computed by dividing net loss by the weighted average number of common shares outstanding during the periods. Potential common shares used in computing diluted earnings per share related to stock options, warrants, convertible preferred stock and convertible debt which, if exercised, would have an anti- dilutive effect on earnings per share, have not been included.

    Fair Value of Financial Instruments
      For financial instruments including cash, prepaid expenses and other current assets, short-term debt, accounts payable and accrued expenses, it was assumed that the carrying values approximated fair value because of their short-term maturities.

              MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued
    Limitations
      Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial statement. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

    Reclassification
      Certain reclassifications have been made to prior year balances to conform to the current year's presentation.

2. GOING CONCERN

      As shown in the accompanying consolidated financial statements, the Company incurred substantial net losses for the year ended December 31, 2005. There is no guarantee whether the Company will be able to generate enough revenue and/or raise capital to support those operations. This raises substantial doubt about the Company's ability to continue as a going concern.

      The Company's future success is dependent upon its ability to achieve profitable operations and generate cash from operating activities, and upon additional financing. There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations. Management believes they can raise the appropriate funds needed to support their business plan and acquire an operating, cash flow positive company.

      The consolidated financial statements do not include any adjustments relating to the recoverability or classification of recorded assets and liabilities that might result should the Company be unable to continue as a going concern.

3. CONCENTRATIONS OF BUSINESS AND CREDIT RISK

      The Company maintains cash balances in several financial institutions which are insured by the Federal Deposit Insurance Corporation up to $100,000. Balances in these accounts may, at times, exceed the federally insured limits.

      The Company provides credit in the normal course of business to customers located throughout the U. S. The Company performs ongoing credit evaluations of its customers and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.

4. ACQUISITIONS AND MERGERS

      On July 27, 2001, pursuant to an Agreement and Plan of Reorganization, Millennium paid Regent $146,000, which was used to pay certain indebtedness of Millennium. In addition, in November and December, 2001, the Company paid off pre-merger Millennium Group liabilities of $91,640. Each share of common stock of Millennium was converted into preferred Series D shares of Millennium Group at a rate of .025 preferred shares for each common share of Millennium. Each of these preferred Series D shares is convertible into 641.215 common shares of Millennium and is entitled to
      641.215 votes. The preferred Series D shares have been converted into common shares on April 1, 2002.

              MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

5. INVENTORIES

      Inventories consist of work-in-process and finished goods for the Company's RESURGEX(TM) and RESURGEX PLUS(TM) product lines. Cost-of-goods sold are calculated using the average costing method. Inventories at December 31, 2005, consist of the following:

         Raw Materials                            $     23,957
         Work in Process                               267,166
         Samples                                       113,122
         Finished Goods                                642,290
         Packaging                                       3,286
                                                  ------------
                                                     1,049,822
         Less: Reserve for losses                      (87,039)
                                                  ------------
           Total                                  $    962,782
                                                  ============

6. PROPERTY AND EQUIPMENT

      Property and equipment at cost, less accumulated depreciation, at December 31, 2005, consists of the following:

     Furniture                                    $     46,127
     Equipment                                          22,445
     Leasehold improvements                             61,757
                                                  ------------
         Subtotal                                      130,329
     Less accumulated depreciation                    (102,912)
                                                  ------------
         Total                                    $     27,417
                                                  ============

      Depreciation expense charged to operations was $26,218 and $28,417 for the years ended December 31, 2005 and 2004, respectively.

              MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

7. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

      Accounts payable and accrued expenses consisted of the following at December 31, 2005:

       Accounts payable                                 $    1,582,952
       Accrued interest                                        135,440
       Accrued salaries, bonuses and payroll taxes             113,694
       Accrued royalties                                       138,982
       Accrued professional fees                               473,711
       Accrued minimum purchase obligations                    265,209
       Miscellaneous accruals                                   22,440
                                                        --------------
                                                        $    2,732,428
                                                        ==============

8.  DEBT

    Short-term debt at December 30, 2005, is as follows:

       Cash  advances  by three  accredited  investors,  due on
       demand,  non-interest  bearing  except for $46,000 which
       carries interest at 12% per year.                            $    50,440

       Promissory note dated December 17, 2002,  originally for
       $50,000  issued  to  an  accredited  investor,  maturing
       September 28, 2003,  bearing interest at the rate of 10%
       per annum. The note has been changed to be due on demand
       and remains outstanding at December 31, 2005. The holder
       of the note is  entitled  to convert all or a portion of
       the  principal  and  interest  at  any  time  after  the
       maturity date into shares of common stock of the Company
       at a price equal to  $.10/share  of the principal if the
       principal  and interest is not fully repaid on or before
       the  maturity  date.  Management  has repaid  $25,000 in
       December  2003 and is presently  negotiating  to convert
       the remaining  $25,000 into equity.  The Company  issued
       125,000  5-year  common  stock   purchase   warrants  in
       conjunction with the note which were exercised at a rate
       of $0.01 per share. The computed discount (computed with
       Black-Scholes)  related to the detachable stock purchase
       warrants has been fully amortized.                                25,000

       Promissory  note dated October 17, 2002 in the amount of
       $125,000,  bearing interest at 12% per annum, originally
       maturing  February  17,  2003  less  discount.  The  12%
       interest  per  annum  accrued  to date on the  principal
       amount  outstanding is to be paid weekly with 25% of all
       cash  receipts  received  by the  Company.  The  Company
       issued  70,000  3-year  common stock  purchase  warrants
       exercisable  at $.50 per share in  conjunction  with the
       note and has  recorded  a discount  for the fair  market
       value  (computed under  Black-Scholes)  for the warrant.
       The maturity  date on the note was extended to September
       17, 2003 and  subsequently  to March 26, 2004.  The note
       has been changed to be due on demand and $27,747  remain
       outstanding at December 31, 2005.                                 27,747

       Promissory  convertible  note dated  February  21, 2003,
       issued  to an  accredited  investor  originally  due  on
       August  21,  2003,  bearing  interest  at 8%  per  annum
       payable in stock.  The note was extended to December 31,
       2004  and  was  made  non-interest   bearing,   and  has
       subsequently been changed to be due on demand.  The note
       is convertible into restricted common shares at the rate
       of $0.25 per share, at the option of the holder.                  10,000

              MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

DEBT (Continued)

       Promissory  note dated March 5, 2003,  bearing  interest
       payable  in the form of  100,000  shares  of  restricted
       common  stock,  issued  to an  accredited  investor  and
       originally   maturing   April  5,  2003.  The  note  was
       initially  extended  to October  5,  2003.  The note was
       subsequently  extended  to March 26,  2004  bearing  12%
       interest per annum, and has subsequently been changed to
       be due on demand and remains outstanding at December 31,
       2005.                                                            150,000

       Convertible  Promissory  Note to an accredited  investor
       dated  May 20,  2003,  maturing  May 20,  2004,  bearing
       interest   at  a  rate   8%   per   annum   payable   in
       restrictedshares  of common stock at a rate of $0.25 per
       share.  The note is  convertible  at the  option  of the
       holder into restricted  shares of common stock at a rate
       of $0.25 per share.  The note has been changed to be due
       on demand and remains outstanding at December 31, 2005.           30,000

       Convertible   promissory   note   dated   July  3,  2003
       originally  due December 31, 2003,  bearing  interest at
       12%  per  year  payable  in  restricted   common  stock,
       extended   through  December  31,  2004.  The  note  has
       subsequently  been  changed  to be  due  on  demand  and
       remains  outstanding  at December 31, 2005.  The note is
       convertible at the option of the holder into  restricted
       common stock at the rate of $0.20 per share.                      50,000

       Two demand loans extended by two investors in March 2004 and January 2005, bearing no interest. 25,000

       Promissory  note  issued to an  accredited  investor  on
       October 26, 2004,  originally maturing December 31, 2004
       which was subsequently  changed to be due on demand. The
       note carries interest at the rate of 15% per year and is
       secured by a pledge of the  proceeds to the Company from
       the sale of current and future  tax-loss  carry-forwards
       under   the   New   Jersey   Emerging   Technology   and
       Biotechnology Financial Assistance Act.                          150,000

       Promissory  note  issued to an  accredited  investor  on
       December  13, 2004 and maturing  December 13, 2005.  The
       note was  subsequently  changed  to be due on demand and
       carries  interest  at the  rate  of 8% per  year  and is
       convertible  at the  option of the  holder  into  common
       shares at the rate of $0.25 per share.                            25,000

       Promissory  grid note issued to one accredited  investor
       for demand loans extended between September and December
       2004.  The note carries  interest at the rate of 10% per
       year.  Of the amounts  originally  loaned,  $225,000 had
       been repaid in October and December 2004, $80,000 during
       the third quarter in 2005 and $145,000 during the fourth
       quarter in 2005.                                                  20,000

       Promissory note issued to an accredited investor on February 18, 2005 and maturing June 18, 2005, carrying interest at the rate of 12% per year. The note remains open at December 31, 2005 and is now due on demand. 100,000

              MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

DEBT (Continued)

       Promissory  note  issued to an  accredited  investor  on
       March 17,  2005 and  maturing  June 15,  2005,  carrying
       interest  at the rate of 10% per  year.  In the event of
       default by debtor,  the interest  rate  increases to 20%
       per year. The note remains open at December 31, 2005 and
       is  in  default.  The  note  was  subject  to a  $20,000
       origination  fee and  assumption of $3,000 related legal
       expenses.                                                        220,000

       Promissory  note for  $200,000  issued to an  accredited
       investor  on July 19,  2005 and  maturing  December  31,
       2005,  carrying  interest  at the rate of 10% per  year.
       $20,000 were repaid in December 2005,  with the maturity
       of the remainder extended to December 31, 2006. The note
       is convertible  into common shares of the Company at the
       option of the holder, at $0.25 per share.                        180,000

       Promissory note for $100,000 issued to an accredited investor on July 12, 2005 and maturing December 31, 2005, carrying interest at the rate of 10% per year. The note is presently due on demand. The note is convertible into common shares of the Company at the option of the holder, at $0.25 per share. 100,000

       Two  promissory  notes for  $100,000  each  issued to an
       accredited  investor on August 15 and  September 1, 2005
       and maturing December 31, 2005, carrying interest at the
       rate of 10% per year.  The notes  are  presently  due on
       demand.  In  connection  with this change  50,000 5-year
       warrants, exercisable at $0.25/share have been issued to
       the  investor.  The notes are  convertible  into  common
       shares of the  Company at the option of the  holder,  at
       $0.25 per share.                                                 200,000

       Two  promissory  notes for  $100,000  each  issued to an
       accredited investor on August 17 and August 31, 2005 and
       maturing  December  31, 2005,  carrying  interest at the
       rate of 10% per year.  The notes have been changed to be
       due on demand.  In connection  with this change  150,000
       5-year  warrants,  exercisable at $0.38/share  have been
       issued to the investor.  The notes are convertible  into
       common  shares  of  the  Company  at the  option  of the
       holder, at $0.25 per share.                                      200,000

       Promissory  grid note,  originally for $60,000 issued to
       an  accredited  investor on December  22,  2005,  due on
       demand. The note carries interest at the rate of 12% per
       year and has an open  balance of $22,000 on December 31,
       2005.                                                             22,000

       Three promissory notes totaling $250,000 issued to three accredited investors on December 7, 2005 and maturing January 10, 2006. The investors were issued a total 225,000 warrants in lieu of interest, exercisable during five years at $0.25 /share. 250,000
                                                                    -----------
       Total Short Term Debt                                        $ 1,835,187
                                                                    ===========

              MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

9. LONG TERM DEBT

       Long-term debt at December 31, 2005 is as follows:           $    33,750

       Five non-interest bearing convertible notes dated between October 22, 2002 and December 30, 2002 issued to five accredited investors, maturing between October 22,2004 and December 30, 2004, he option of the holders into common shares at the rate of $.25/share. All of these notes have been converted into an aggregate 135,000 common shares during the first quarter in 2006.

       Two  convertible   promissory  notes  to  an  accredited
       investor dated August 8, 2003,  maturing August 8, 2005,
       bearing no  interest.  The notes have been changed to be
       due on demand and remain open at December 31, 2005.  The
       notes are convertible  into restricted  shares of common
       stock at the option of the holder at a rate of $0.25 per
       share.                                                       $    50,000
                                                                    -----------
                                                                          83,750
       Less Current Maturities                                          (83,750)
                                                                    -----------
       Total Long Term Debt                                         $         0
                                                                    ===========

10. INCOME TAX

      The income tax provision (benefit) is comprised of the following:

                                                   Year Ended December 31,
                                                   ------------------------
                                                      2005          2004
                                                   ----------   -----------
       State current provision (benefit)           $ (230,878)  $  (210,628)
       State deferred provision (benefit)                  --            --
                                                   ----------   -----------
                                                   $ (230,878)  $  (210,628)
                                                   ==========   ===========

      In 1998, the State of New Jersey enacted legislation allowing emerging technology and/or biotechnology companies to sell their unused New Jersey Net Operating Loss ("NOL") Carryover and Research and Development Tax Credits ("R&D Credits") to corporate taxpayers in New Jersey. The Company entered into an agreement under which it retained unrelated intermediaries to identify a buyer for Millennium's 2005 and 2004 NOL Carryovers. The total tax benefit of this transaction was $230,878 in 2005 and $210,628 in 2004.

      The Company's total deferred tax asset and valuation allowance are as follows:

                                                   Year Ended December 31,
                                                  -------------------------
                                                     2005           2004
                                                  -----------   -----------
       Total deferred tax asset, non-current      $(9,133,757)  $ 6,110,000
       Less valuation allowance                                  (6,110,000)
                                                  -----------   -----------
       Net deferred tax asset, non-current        $(9,133,757)  $        --
                                                  ===========   ===========

              MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

      The difference between income tax benefits in the financial statements and the tax benefit computed at the combined state and U. S. Federal statutory rate of 40% are as follows:

                                                   Year Ended December 31,
                                                   ------------------------
                                                     2005           2004
                                                   ----------   -----------
       Tax benefit                                         40%           40%
       Valuation allowance                                 40%           40%
                                                   ----------   -----------
       Effective tax rate                                  --            --
                                                   ==========   ===========

      At December 31, 2005, the Company has available approximately $22,800,000 of net operating losses to carry-forward and which may be used to reduce future federal taxable income and expire between December 31, 2020 and 2025.

      At December 31, 2005, the Company has available approximately $3,340,000 of net operating losses to carry-forward and which may be used to reduce future state taxable income which expire December 31, 2011.

      The Company and Millennium file separate tax returns and have different tax years. The Company files on a fiscal year ended July 31; Millennium has a calendar year end.

      At July 31, 2001, the Company had a net operating loss ("NOL") carry-forward of approximately $11,126,000 for tax purposes expiring in the years 2003 through 2021. The Tax Reform Act of 1986 provided for a limitation on the use of NOL carry-forwards, following certain ownership changes. As a result of transactions in the Company's stock during the year ended July 31, 1999 and July 31, 2001, a change in ownership of greater than 50%, as defined, had occurred. Under such circumstances, the potential benefits from utilization of tax carry-forwards may be substantially limited or reduced on an annual basis. Accordingly, the Company has not reflected any benefit of such net operating loss carry-forward in the deferred tax asset and valuation allowance computation.

              MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

11. EMPLOYMENT AGREEMENTS

      Pursuant to a first amendment dated November 11, 2005 to his original employment agreement, dated April 1, 2001, between Millennium and the Company's President and CEO, Jerry Swon, Mr. Swon is entitled to a base salary of $300,000 per year. Immediately following the first fiscal quarter in which the Company shall have achieved annualized revenues in excess of $5,000,000, the Base Salary shall be increased to the rate of $400,000 per annum. Immediately following the first fiscal quarter in which the Company shall have achieved annualized revenues in excess of $10,000,000, the Base Salary shall be increased to the rate of $500,000 per annum. In addition to a base salary Millennium shall pay a discretionary bonus, payable annually during each year of the term, at the sole and exclusive discretion of Millennium. Mr. Swon also receives a monthly expense allowance. Pursuant to the amendment Mr. Swon is to receive Options exercisable at a rate of $0.50 per share to purchase 5,000,000 shares of common stock of which (a) Options for the first 1,000,000 shares shall vest and become exercisable immediately following the first fiscal year in which the Company shall have achieved annual revenues in excess of $5,000,000; (b) Options for the second 1,000,000 shares shall vest and become exercisable immediately following the first year in which the Company shall have achieved annual revenues in excess of $10,000,000; (c) Options for the third 1,000,000 shares shall vest and become exercisable immediately following the first year in which the Company shall have achieved annual revenues in excess of $15,000,000; (d) Options for the fourth 1,000,000 shares shall vest and become exercisable immediately following the first year in which the Company shall have achieved annual revenues in excess of $20,000,000; and (e) Options for the fifth 1,000,000 shares shall vest and become exercisable immediately following the first year in which the Company shall have achieved annual revenues in excess of $25,000,000.

      Pursuant to a five year amended employment agreement, dated December 22, 2005, with Millennium, Carl Germano who has been serving since May 2001 and continues to serve as Executive Vice President of Product Development & Research is entitled to a base salary of $200,000 per year. In addition to the base salary Mr. Germano was initially granted as stock option by Millennium to purchase an aggregate of 1,408,979 shares of common stock of Group at an exercise price of $.37 per share in 2001, the exercise period of which option shall be extended to December 31, 2010. Provided the Executive is continually employed under the terms of the amended employment agreement by the Company through January 15, 2006, the exercise price for the Group Stock Options shall be reduced to $.01 per share effective as of that date. The terms for Mr. Germano to receive this Option are as follows: Mr. Germano must adhere to the non-complete clause ending on the earlier of (i) May 18, 2011 or (ii) such date as the Company terminates the Executive's Employment without cause. In the event that Mr. Germano terminates the Agreement at any time during the five year period commencing upon the date if the Second Amendment, Executive shall immediately and automatically forfeit and return to the Company such number of Group Stock Options as determined by the following formula: If such termination occurs prior to the first anniversary of this Second Amendment -- 100% of the Group Stock Options; if such termination occurs, respectively, prior to the second, third, fourth or fifth anniversary of this Second Amendment -- 80%, 60%, 40% or 20%, respectively, of the Group Stock Option. In lieu of delivering the requisite number of Group Stock Options and,or to the extent that Executive has exercised the Group Stock Option and, as a result, is unable to return the requisite number of the Group Stock Options, Executive shall pay the Company an amount equal to $0.36 times the number of Group Stock Options that the Executive is required to return but does not return. If, at any time after the second anniversary of this Second Amendment, there is a Change of Control and Executive does not voluntarily terminate the Agreement prior to the date of the Change of Control, the provisions of this subsection (b) shall be null and void and of no further effect.

              MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

EMPLOYMENT AGREEMENTS (Continued)

      Pursuant to a five year employment agreement dated November 11, 2005 with Millennium, Frank Guarino who has served as the Chief Financial Officer since October, 2001 and continues to serve as CFO is entitled to a base salary of $98,000 per year. Immediately following the first fiscal quarter in which the Company shall have achieved revenues in excess of $1,250,000, the Base Salary shall be increased to the rate of $125,000 per annum. Immediately following the first quarter in which the Company shall have achieved revenues in excess of $2,500,000, the Base Salary shall be increased to the rate of $150,000 per annum. Immediately following the first quarter in which the Company shall have achieved revenues in excess of $3,750,000, the Base Salary shall be increased to the rate of $200,000 per annum. Pursuant to the amendment Mr. Guarino is to receive: a) Options to purchase 334,000 shares of common stock at an exercise price of $.37 for a term of five years from the date hereof, which Options shall vest on January 1, 2006; and (b) Option to purchase an additional 600,000 shares of common stock at an exercise price of $.01, for a term of three years from the date hereof, of which (a) Options for 400,000 shares shall vest and become exercisable only in the event the Executive is continually employed under the terms of this Agreement by the Company through January 15, 2006; and (b) Options for the remaining 200,000 shares shall vest and become exercisable only in the event the Executive is continually employed under the terms of this Agreement through January 15, 2007.

      Pursuant to a five year employment agreement dated November 11, 2005 with Millennium, John Swon who was a co-founder of the Millennium in November 2000 and is currently serving as a National Sales Manager is entitled to a base salary of $98,000 per year. Immediately following the first fiscal quarter in which the Company shall have achieved revenues in excess of $1,250,000, the Base Salary shall be increased to the rate of $125,000 per annum. Immediately following the first quarter in which the Company shall have achieved revenues in excess of $2,500,000, the Base Salary shall be increased to the rate of $150,000 per annum. Immediately following the first quarter in which the Company shall have achieved revenues in excess of $3,750,000, the Base Salary shall be increased to the rate of $200,000 per annum. Pursuant to the amendment Mr. Swon is to receive: a) Options to purchase 334,000 shares of common stock at an exercise price of $.37 for a term of five years from the date hereof, which Options shall vest on January 1, 2006; and (b) Option to purchase an additional 600,000 shares of common stock at an exercise price of $.01, for a term of three years from the date hereof, of which (a) Options for 400,000 shares shall vest and become exercisable only in the event the Executive is continually employed under the terms of this Agreement by the Company through January 15, 2006; and (b) Options for the remaining 200,000 shares shall vest and become exercisable only in the event the Executive is continually employed under the terms of this Agreement through January 15, 2007.

      Pursuant to a five year employment agreement dated November 11, 2005 with Millennium, Jerry T. Swon who was a co-founder of Millennium in November 2000 and is currently serving as a National Sales Manager is entitled to a base salary of $98,000 per year. Immediately following the first fiscal quarter in which the Company shall have achieved revenues in excess of $1,250,000, the Base Salary shall be increased to the rate of $125,000 per annum. Immediately following the first quarter in which the Company shall have achieved revenues in excess of $2,500,000, the Base Salary shall be increased to the rate of $150,000 per annum. Immediately following the first quarter in which the Company shall have achieved revenues in excess of $3,750,000, the Base Salary shall be increased to the rate of

              MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

EMPLOYMENT AGREEMENTS (Continued)

      $200,000 per annum. Pursuant to the amendment Mr. Swon is to receive: a) Options to purchase 334,000 shares of common stock at an exercise price of $.37 for a term of five years from the date hereof, which Options shall vest on January 1, 2006; and (b) Option to purchase an additional 600,000 shares of common stock at an exercise price of $.01, for a term of three years from the date hereof, of which (a) Options for 400,000 shares shall vest and become exercisable only in the event the Executive is continually employed under the terms of this Agreement by the Company through January 15, 2006; and (b) Options for the remaining 200,000 shares shall vest and become exercisable only in the event the Executive is continually employed under the terms of this Agreement through January 15, 2007.

      Pursuant to a five year employment agreement dated November 11, 2005 with Millennium, Christopher Swon who is currently serving as a Regional Sales Manager is entitled to a base salary of $60,000 per year. Immediately following the first fiscal quarter in which the Company shall have achieved revenues in excess of $1,250,000, the Base Salary shall be increased to the rate of $75,000 per annum. Immediately following the first quarter in which the Company shall have achieved revenues in excess of $2,500,000, the Base Salary shall be increased to the rate of $100,000 per annum. Immediately following the first quarter in which the Company shall have achieved revenues in excess of $3,750,000, the Base Salary shall be increased to the rate of $125,000 per annum. Pursuant to the amendment Mr. Swon is to receive: (a) Options to purchase 167,000 shares of common stock at an exercise price of $.37 for a term of five years from the date hereof, which Options shall vest on January 1, 2006; and (b) Option to purchase an additional 300,000 shares of common stock at an exercise price of $.01, for a term of three years from the date hereof, of which (a) Options for 200,000 shares shall vest and become exercisable only in the event the Executive is continually employed under the terms of this Agreement by the Company through January 15, 2006; and (b) Options for the remaining 100,000 shares shall vest and become exercisable only in the event the Executive is continually employed under the terms of this Agreement through January 15, 2007.

12. CAPITAL STOCK

    a) Preferred Stock
        Convertible Series B preferred shares ("Series B") are non-dividend bearing, and are convertible into shares of the Company's common stock at any time at the option of the holder and are subject to adjustment in accordance with certain anti-dilution clauses. Cumulative Series C preferred shares ("Series C") are not convertible but are entitled to cumulative cash dividends at the rate of $.65 per share per annum, payable in each year commencing the year after all the shares of Series B are retired. Convertible Series D preferred shares ("Series D") are non-dividend bearing and are convertible into shares of the Company's common stock at the option of the Company and are subject to adjustment in accordance with certain anti-dilution clauses. Pursuant to the Agreement and Plan of Reorganization with Millennium, 237,049.7 Series D shares were issued in exchange for all outstanding common stock of Millennium. An additional 4,148.8 shares were issued in July 2001 at prices between $24.00 and $36.00 per share to four individual accredited investors. All Series D Preferred Shares were converted into common stock in April 2002.

    b) Voting Rights
        The holders of Series B and Series C preferred stock have no voting rights. Each share of common stock is entitled to one vote.

              MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

CAPITAL STOCK (Continued

    c) Dividend Restrictions
        No cash dividends may be declared or paid on the Company's common stock if, and as long as, Series B preferred stock is still outstanding or there are dividends in arrears on outstanding shares of Series C preferred stock. No dividends may be declared on Series C shares if, and as long as, any Series B shares are outstanding.

    d) Other information is summarized as follows:

                                                                             Convertible      Cumulative       Convertible
                                                                               Series B        Series C         Series D
                                                                            ---------------  --------------   --------------
         Number of common shares to be issued upon                                      10            None          641.215
          conversion of each preferred share
         Redemption price and involuntary liquidation value per
         preferred shares (if redeemed, ranking would be
         Convertible Series D then , Convertible Series B then
         Cumulative Series C)                                               $         2.00   $     10.00 (1)  $          1.00

         ----------
         (1) Plus any dividend in arrears.

      Because the Series B preferred stock had mandatory redemption requirements at the time of its issuance (which are no longer applicable), these shares are stated at redemption value. Series B shares are stated at par value.

              MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

13. OPTIONS AND WARRANTS

      The Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" (FAS No. 123). Accordingly, no compensation cost for employees has been recognized for the stock options and warrants awarded.

      In February 2000, Millennium adopted its 2001 Stock Option Plan ("The 2001 Plan"). The 2001 Plan provides that certain options granted thereunder are intended to qualify as "Incentive Stock Options" (ISO) within the meaning of Section 422A of the United States Internal Revenue Code of 1986, while non-qualified options may also be granted under the Plan. The Plan provided for the grant of options for up to 500,000 shares. The purchase price per common stock deliverable upon exercise of each ISO shall not be less than 100% of the fair market value of the common stock on the date such option is granted. If an ISO is issued to an individual who owns, at the time of grant, more than 10% of the total enhanced voting power of all classes of Millennium's common stock, the exercise price of such option shall be at least 110% of the fair market value of the common stock on the date of grant and the term of the option shall not exceed five years from the date of grant. The purchase price of shares subject to non-qualified stock options shall be determined by a committee established by the Board of Directors with the condition that such prices shall not be less than 85% of the fair market value of the common stock at the time of grant. Millennium had no options issued pursuant to this Plan as of December 31, 2005.

      The granting of the following Company stock options was not under a formal stock option plan.

      Information regarding the Company's stock options and warrants for fiscal years ended December 31, 2005 and 2004 is as follows:

                                                                         December 31, 2005             December 31, 2004
                                                                   ----------------------------  ----------------------------
                                                                                    Weighted                      Weighted
                                                                                    Average                       Average
                                                                                    Exercise                      Exercise
                                                                      Shares         Price          Shares         Price
                                                                   -------------  -------------  -------------  -------------
     Options outstanding - beginning of year                           2,255,312  $        0.36      1,538,920  $        0.36
     Options expired                                                     (70,000)          0.50             --             --
     Options granted                                                   9,977,979           0.30        766,392           0.37
     Options cancelled                                                (1,795,008)          0.37        (50,000)          0.50
                                                                   -------------  -------------  -------------  -------------
     Options outstanding - end of year                                10,368,283  $        0.31      2,255,612  $        0.36
                                                                   =============  =============  =============  =============

     Option price at end of year                                              $0.31                         $0.36


                                    MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                  DECEMBER 31, 2005 AND 2004

OPTIONS AND WARRANTS, Continued

                                                                         December 31, 2005            December 31, 2004
                                                                   ----------------------------  ----------------------------
                                                                                    Weighted                      Weighted
                                                                                    Average                       Average
                                                                                    Exercise                      Exercise
                                                                      Shares         Price          Shares         Price
                                                                   -------------  -------------  -------------  -------------
     Option price range for                                            N/A            N/A            N/A            N/A
       exercised shares
     Options available for                                             N/A            N/A            N/A            N/A
       grant at end of year

     Warrants outstanding - beginning of year                         17,968,913           0.61      9,082,796  $        0.43
     Warrants exercised                                               (2,514,434)          0.25     (1,401,981)          0.20
     Warrants granted                                                    975,000           0.34     11,121,431           0.63
     Warrants expired                                                 (2,535,716)          0.45       (833,333)          0.42
                                                                   -------------  -------------  -------------  -------------
     Warrants outstanding - end of year                               13,893,763           0.64     17,968,913  $        0.61
                                                                   =============  =============  =============  =============

     Warrants price range at end of year                                 $0.17 - $2.65                  $0.17 - $2.65

     Warrants price for
       exercised shares                                                   $ 0.25-0.40                   $ 0.17-0.30
     Warrants available for
       grant at end of year                                            N/A            N/A            N/A            N/A

     The weighted exercise price and weighted fair value of options and warrants granted by the Company for years ended 2005 and 2004, are as follows:

                                                                        December 31, 2005             December 31, 2004
                                                                   ----------------------------  ----------------------------
                                                                     Weighted       Weighted       Weighted       Weighted
                                                                     Average                       Average
                                                                     Exercise       Average        Exercise       Average
                                                                      Price        Fair Value       Price        Fair Value
                                                                   -------------  -------------  -------------  -------------

     Weighted average of options and warrants granted
     during the year whose  exercise  price  exceeded
     fair market value at the date of grant                        $        0.47  $        0.22  $        1.24  $        0.59

     Weighted average of options and warrants granted during the year whose exercise price was equal or lower than fair market value at the date of
     grant                                                         $        0.07  $        0.33  $        0.60  $        0.75

              MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

OPTIONS AND WARRANTS, Continued

      The following table summarizes information about fixed-price stock options and warrants outstanding at December 31, 2005.

                            Number         Average                         Number
                        Outstanding at    Remaining      Weighted      Exercisable at      Weighted
    Range of Exercise    December 31,    Contractual     Average        December 31,        Average
          Prices             2005           Life      Exercise Price        2005        Exercise Price
    -----------------   --------------   -----------  --------------   --------------   --------------
    $    0.01 - 0.25         5,396,356     38 Mo's    $         0.09        1,587,377   $         0.24
    $    0.35 - 0.50        12,429,060     36 Mo's    $         0.45        6,928,060   $         0.43
    $    0.75 - 3.00         6,436,631     34 Mo's    $         0.92        6,436,631   $         0.92
                        --------------                                 --------------
                            24,262,047                                     14,952,068
                        ==============                                 ==============

      The Company has used the fair value based method of accounting for its employee stock options beginning with the year ended December 31, 2005, as prescribed by Statement of Financial Accounting Standards No. 123. It has not restated its results for the year ended December 31, 2004. Compensation cost in net loss for the year ended December 31, 2004 would have increased by $448,525, resulting in net loss of $5,847,099 net of tax and loss per share of $.15. The value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: expected dividend, 0%; risk-free interest rate, 5%; and expected volatility 80%.

      Total compensation cost recognized in the income statement for stock-based employee and directors' compensation awards was $1,174,531 and $260,919 in 2005 and 2004, respectively. In addition, the Company notes a contingent liability from the fair value of unvested options granted to certain employees where vesting is conditional upon the Company reaching certain revenue targets (see "Employment Agreements"). Such contingent liabilities amount to $$1,486,299.

14. OPERATING LEASE COMMITMENTS

      The Company leases certain office space and equipment under operating leases.

      The Company's previous administrative facilities were located in approximately 2,200 square feet of leased office space in Bernardsville, New Jersey, as to which Millennium entered into a 5 year lease, starting January 1, 2001. The lease was for a monthly rent of $5,807 plus allocated expenses and was personally guaranteed by certain officers of the Company. The Company was released from this lease in June, 2003.

      On October 2001, the Company signed a 5-year lease commencing in December 2002, for approximately 4,500 square feet of office space in Bernardsville, NJ at a monthly rental of $9,116 through November, 2004 and $9,876 thereafter, plus an allocated portion of certain operating expenses. The lease is personally guaranteed by the Company's Chief Executive Officer Jerry E. Swon.

              MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

OPERATING LEASE COMMITMENTS, Continued

      The following is a schedule of future minimum rental payments (exclusive of allocated expenses) required under operating leases that have initial or non-cancelable lease terms in excess of one year as of December 31, 2005:

                     Year Ending December 31,
                              2006                            118,512
                              2007                            108,636
                              2008                                 --
                              2009                                 --
                                                           ----------
                  Total minimum payments required          $  226,748
                                                           ==========

      Rent expense for the Company under operating leases for the years ended December 31, 2005 and 2004 was $118,325 and $102,183, respectively.

15. NEW ACCOUNTING PRONOUNCEMENTS.

      In 2004, the FASB issued SFAS Statement No. 151, "Inventory Costs, an Amendment of ARB No. 43, Chapter 4". This Statement amends the guidance in ARB No. 43, Chapter 4 "Inventory Pricing" to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted materials (spoilage). His Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal". In addition, this Statement requires the allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement shall be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after the date this Statement is issued. The provisions of this Statement shall be applied prospectively. The adoption of this Statement is not expected to have a significant impact on the Company's results of operation or financial position.

      In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 154, Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3. SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in nondiscretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS No. 154 also requires that a change in depreciation, amortization or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle.

      SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. Management does not expect the implementation of this new standard to have a material impact on the Company's financial position, results of operations and cash flows.

              MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NEW ACCOUNTING PRONOUNCEMENTS (continued)

      In December 2004, the FASB issued SFAS No.123 (revised 2004), "Share-Based Payment". Statement 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements.

      That cost will be measured based on the fair value of the equity or liability instruments issued. Statement 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Statement 123(R) replaces FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. Statement 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that Statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply Statement 123(R) as of the first interim or annual reporting period that begins after June 15, 2005.

      In March 2005, the SEC released Staff Accounting Bulletin No. 107, "Share-Based Payment" ("SAB 107"), which provides interpretive guidance related to the interaction between SFAS 123(R) and certain SEC rules and regulations. It also provides the SEC staff's views regarding valuation of share-based payment arrangements. In April 2005, the SEC amended the compliance dates for SFAS 123(R), to allow companies to implement the standard at the beginning of their next fiscal year, instead of the next reporting period beginning after June 15, 2005.

      On August 31, 2005, the FASB issued FASB Staff Position FSP FAS 123R-1, "Classification and Measurement of Freestanding Financial Instruments Originally Issued in Exchange for Employee Services under FASB Statement No. 123R." In this FSP, the FASB decided to defer the requirements in FASB Statement No. 123 (Revised 2004), Share-Based Payment, that make a freestanding financial instrument subject to the recognition and measurement requirements of other GAAP when the rights conveyed by the instrument are no longer dependent on the holder being an employee. The guidance in this FSP should be applied upon initial adoption of Statement 123R. The FSP includes transition guidance for those entities that have already adopted Statement 123R in their financial statements.

      The Company does not expect that the adoption of SFAS 123(R) and the implementation of this new standard to have a material impact on the Company's financial position, results of operations and cash flows.

              MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

16. RELATED PARTY TRANSACTIONS

      On January 11, 2001 Millennium entered into an Investment and Assignment Agreement with David Miller, a founding shareholder of the Company. Pursuant to the agreement, Mr. Miller assigned to Millennium all of his rights, title and interest to all formulations, material and technologies made, invented or developed by him which relate in any way to nutraceutical supplements and also granted Millennium the exclusive right to patent and trademark any such inventions. In consideration of the assignment, Millennium issued 2,671,729 shares of its common stock to Mr. Miller and granted to him a perpetual royalty equal to 3.33% of the gross sales of RESURGEX(R) AND RESURGEX PLUS(R) and 3.3% of the gross profit from the sale of any additional products of Millennium. During the first quarter of 2005 Mr. Miller and Jane Swon entered into an agreement whereby among others Miller transferred $93,650 in accrued royalties and a promissory note for $50,000 to Jane Swon. In accordance with instructions by Jane Swon, the Company subsequently settled this note with payment of the principal to the Company's chief executive officer.

      On January 11, 2001 Millennium entered into Royalty and Investment Agreements with Jane Swon (spouse of Jerry E. Swon) and P. Elayne Wishart (spouse of former Chief Operating Officer and Director Bruce Deichl). Pursuant to such agreements, Ms. Swon and Ms. Wishart were each issued 4,007,594 shares of Millennium common stock for consideration of $25,000 each. In addition, Ms. Swon and Ms. Wishart each paid Millennium $25,000 for a perpetual royalty pursuant to which they are each entitled to 3.3% of the gross sales of RESURGEX(R) and RESURGEX PLUS(R) and 3.3% of the gross profit from the sale of any additional products. The $50,000 consideration is being amortized over 10 years to additional paid-in-capital.

              MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

17. CONVERTIBLE NOTES

      At December 31, 2005 the Company had an aggregate of $853,750 payable in seventeen convertible notes of which $83,750 are non-interest bearing, $65,000 bear interest at 8% per annum, $525,000 at 10% per annum and $180,000 bear interest at 18% per annum. The terms of the Company's convertible notes generally provide that the holder of the note is entitled, at its option at any time on or before the maturity date, to convert all or a portion of the principal amount into shares of common stock of the Company at a fixed price. The holding period for the shares would be one year from the funding of the convertible note.

      The Company follows EITF 98-5 in accounting for convertible notes with "beneficial conversion features" (i.e., the notes may be converted into common stock at the lower of a fixed rate at the commitment date or a fixed discount to the market price of the underlying common stock at the conversion date). Because the Company's convertible notes contained a beneficial conversion feature on the date of issuance, the Company measured and recognized the intrinsic value of the beneficial conversion feature of the convertible notes when the convertible notes were issued. During the years ended December 31, 2005 and 2004, interest expense of $440,000 and $0 respectively, was recognized as the intrinsic value of the beneficial conversion feature of the convertible notes that were issued during such periods.

              MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

18. MAJOR VENDORS

      For the sourcing of raw materials, procurement of inherent specialty ingredients, manufacture of bulk product; quality control and testing; and contact research assistance, the Company has retained the services of one vendor.

19. COMMITMENTS

      On July 25, 2001, Millennium entered into an exclusive limited patent sublicense and distribution agreement with Isocell SA, a French company, which owns the rights to certain specialty ingredients. Pursuant to the License Agreement, Millennium is granted an exclusive sublicense to promote and distribute this product for use as a dietary supplement or functional food in certain defined medical market channels of distribution in North America involving direct sales of nutraceutical products to physicians for resale to their patients or through physician prescription for Medicaid/Medicare reimbursement for nutritional supplements.

      The License Agreement provides for the sale of the product to Millennium at stated unit prices subject to volume discounts. The term of the agreement is for five years, provided that Isocell may cancel the license (or make it non-exclusive) in the event that Millennium purchases of the product do not meet scheduled minimum quotas for any calendar quarter during the term. In such event, Millennium may avoid termination of the license by paying 50% of the prescribed purchase minimum. Expenses of $123,994 and $409,731 were incurred under the terms of this agreement for the years ended December 31, 2005 and 2004, respectively, and are included in selling, general and administrative expenses. As of December 31, 2005 Millennium is due to pay Isocell $263,209 for licensing fees for calendar year 2005. This amount is included in Accounts Payable and Accrued Expenses.

21. LITIGATION

      None

22. SUBSEQUENT EVENTS

      On April 5, 2006, as noted in the Company's Current Report on Form 8-K filed with the SEC on April 6, 2006, the Company announced that it has entered into a letter of intent with an investment fund which, if consummated, would result in the sale by Millennium's wholly owned subsidiary of all of the assets used in Millennium's nutraceutical business to a newly formed company in exchange for shares of common stock of the new company. The newly formed company would be initially capitalized by the issuance of $15 million in convertible preferred stock. The letter of intent, which has been filed as an exhibit to the Current Report on Form 8-K, is nonbinding and is subject to various conditions, including completion of due diligence by the investment fund and approval by Millennium's stockholders.

                     MILLENNIUM BIOTECHNOLOGIES GROUP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                               February 13, 2007

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jerry E. Swon, with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders to be held at The Somerset Hills Hotel, located at 200 Liberty Corner Road, Warren, NJ 07059 on the 13th day of February, 2007, at 8:00 a.m. local time and at any adjournment thereof, and to vote all of the shares of common stock of Millennium Biotechnologies Group, Inc. the undersigned would be entitled to vote if personally present, upon the following matters:

Please mark box in blue or black ink.

1. Proposal No.1 - for approval of the sale by Millennium Biotechnologies, Inc. to sell substantially all of its assets, which sale will constitute the sale of substantially all of the assets of Millennium Biotechnologies Group Inc. under Delaware law.

                          o For   o Against   o Abstain

2. Proposal No.2 - for approval of the amendment to the Certificate of Incorporation of Millennium Biotechnologies Group Inc. to increase the number of shares of authorized common stock from 200,000,000 to 400,000,000.

                          o For   o Against   o Abstain


3. Proposal No.3 - for ratification and approval of Josephs Levine & Company, L.L.C., as the independent public accountants of Millennium
      Biotechnologies Group, Inc., to audit its financial statements for the fiscal year ending December 31, 2006.


                          o For   o Against   o Abstain

In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS NO. 1-3 AND, IN THE DISCRETION OF THE PROXY, ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                        Please date, sign as name appears at
                                        left, and return promptly. If the stock
                                        is registered in the name of two or more persons, each should sign. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee, or Guardian, please give full title. Please note any change in your address alongside the address as it appears in the Proxy.

                                        Dated:
                                               ---------------------------------


                                               ---------------------------------
                                                           Signature

                                               ---------------------------------
                                                         (Print Name)

      SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE